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INDEX TO FINANCIAL STATEMENTS

As filed with the Securities and Exchange Commission on November 7, 2019.

Registration No. 333-234242

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	6021 (Primary Standard Industrial Classification Code Number)	36-3161078 (IRS Employer Identification Number)

8750 West Bryn Mawr Avenue, Suite 1300
Chicago, Illinois 60631
(708) 831-7483
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices)

Nicholas J. Chulos
Executive Vice President, General Counsel and Corporate Secretary
Steven C. Babinski
Senior Vice President and Senior Assistant General Counsel
First Midwest Bancorp, Inc.
8750 West Bryn Mawr Avenue, Suite 1300
Chicago, Illinois 60631
(708) 831-7260
(708) 831-7229
(Name, Address, Including Zip Code, and Telephone Number,Including Area Code, of Agent for Service)

Copies to:
John J. Martin William C. Hermann Chapman and Cutler LLP 111 W. Monroe Street Chicago, IL 60603 (312) 845-3000	P. Michael Mahoney President and Chairman of the Board Bankmanagers Corp. 330 East Kilbourn Avenue Milwaukee, Wisconsin 53202 (414) 270-3207	John E. Freechack Abdul R. Mitha Barack Ferrazzano Kirschbaum & Nagelberg LLP 200 West Madison Street, Suite 3900 Chicago, Illinois 60606 (312) 984-3100

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this Registration Statement becomes effective and upon completion of the merger described in the enclosed document.

             If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:    ☐

             If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

             If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

             If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

             If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

             Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

             Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $0.01	4,930,253 shares(1)	N/A	$14,801,864(2)	$1,921.28(3)(4)

(1)
Represents the estimated maximum number of shares of First Midwest Bancorp, Inc. ("First Midwest") common stock to be issued upon completion of the merger described in the proxy statement/prospectus contained herein. This number is based upon the product of (x) 164,520, which represents the shares of common stock, par value $5.00 per share, of Bankmanagers Corp. outstanding or deemed to be outstanding as of October 17, 2019, multiplied by (y) 29.9675, which is the number of shares of First Midwest common stock to be issued per share of Bankmanagers Corp. common stock under the Agreement and Plan of Merger, dated as of August 27, 2019, between Bankmanagers Corp. and First Midwest, which is attached to the proxy statement/prospectus as Appendix A. Under certain circumstances as described herein, First Midwest could issue a larger or smaller number of shares, the exact number of which is not determinable at this time. Such additional indeterminable number of shares are also hereby registered.

(2)
Pursuant to Rule 457(f)(2) and (3), and solely for the purpose of calculating the registration fee, the proposed maximum offering price was computed on the basis of $14,801,864, which is the result of (i) $117,301,115, which is the product of the maximum number of shares of common stock of Bankmanagers Corp. that may be received by First Midwest pursuant to the merger (164,520 shares) multiplied by the book value per share of common stock of Bankmanagers Corp. as of June 30, 2019 ($712.99), minus (ii) $102,499,251, the estimated cash to be paid by First Midwest in connection with the transaction.

(3)
Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by First Midwest by 0.0001298.

(4)
Previously paid.

             The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained in this preliminary proxy statement/prospectus is not complete and may be changed. A registration statement relating to First Midwest Bancorp, Inc.'s common stock to be offered in this transaction has been filed with the Securities and Exchange Commission. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This preliminary proxy statement/prospectus shall not constitute an offer to sell, or the solicitation of an offer to buy, in any jurisdiction in which such offer, solicitation or sale would be unlawful.

 PRELIMINARY—SUBJECT TO COMPLETION—DATED NOVEMBER 7, 2019

BANKMANAGERS CORP.

November 12, 2019

Dear Shareholders of Bankmanagers Corp.:

        On August 27, 2019, First Midwest Bancorp, Inc. ("First Midwest") and Bankmanagers Corp. ("Bankmanagers") entered into an Agreement and Plan of Merger ("merger agreement") that provides for the combination of the two companies. Bankmanagers will hold a special meeting of its shareholders at which holders of shares of Bankmanagers common stock will be asked to vote to approve the merger agreement and the transactions contemplated thereby, as described in the accompanying proxy statement/prospectus.

        Under the merger agreement, Bankmanagers will merge with and into First Midwest, with First Midwest being the surviving company (the "merger"). Following the merger at such time as First Midwest determines, Park Bank, a wholly owned subsidiary of Bankmanagers, will merge with and into First Midwest Bank, a wholly owned subsidiary of First Midwest, with First Midwest Bank being the surviving bank (the "bank merger"). Following the bank merger, First Midwest Bank will continue its existence as a commercial bank, with its primary federal banking regulator being the Board of Governors of the Federal Reserve System.

        Upon completion of the merger, each holder of shares of Bankmanagers common stock will receive, for each share of Bankmanagers common stock held immediately prior to completion of the merger, 29.9675 shares (the "exchange ratio") of First Midwest common stock, plus $623.02 of cash, which amount of cash is subject to potential reduction based on the amount of the retained earnings dividend that may be paid to Bankmanagers shareholders immediately prior to the closing of the merger (the "retained earnings dividend") as provided in the merger agreement (as adjusted, the "cash consideration" and, collectively with the First Midwest common stock to be received by the Bankmanagers shareholders, the "merger consideration").

        Due to the fact that the retained earnings dividend will not be determinable at the time Bankmanagers shareholders vote on the merger agreement at the special meeting, Bankmanagers shareholders may not know the amount of cash consideration they will receive as part of the merger consideration. Based on the information available as of the date of the accompanying proxy statement/prospectus, the reduction to the cash consideration of $623.02 per share of Bankmanagers common stock is reasonably expected to be within a range of a decrease of $334 per share and $346 per share of Bankmanagers common stock. The reduction will be equal to the amount of the retained earnings dividend paid per share of Bankmanagers common stock, which will be paid to Bankmanagers shareholders immediately prior to the closing of the merger. For example, if the retained earnings dividend is $346 per share, Bankmanagers shareholders will receive that amount immediately prior to the closing of the merger and $277.02 per share in cash consideration at the closing of the merger, for a total of $623.02 per share in cash distributions considering both the retained earnings dividend and the cash consideration to be received in the merger. Bankmanagers intends to declare and pay the retained earnings dividend immediately prior to the completion of the merger only if the merger is approved by Bankmanagers shareholders.

        First Midwest common stock trades on the Nasdaq Stock Market under the symbol "FMBI." The following table shows the implied per share value of the merger consideration that would be received by Bankmanagers shareholders if the per share price of First Midwest common stock was $18.52, which was the closing per share price of First Midwest common stock on the Nasdaq Stock Market on August 27, 2019, the last completed trading day before the announcement of the merger, and if such price was $21.90, which was the closing per share price of First Midwest common stock on the Nasdaq Stock Market on November 6, 2019.

	Closing Price of First Midwest Common Stock on Nasdaq	Exchange Ratio	Cash Consideration Per Share of Bankmanagers Common Stock*	Total Consideration Per Share of Bankmanagers Common Stock**
August 27, 2019	$18.52	29.9675	$623.02	$1,178.02
November 6, 2019	$21.90	29.9675	$623.02	$1,279.31

*
The cash consideration is subject to a potential reduction based on the amount of the retained earnings dividend paid by Bankmanagers to Bankmanagers shareholders immediately prior to the closing of the merger. Based on the information available as of the date of this proxy statement/prospectus, an adjustment to the cash consideration of $623.02 per share of Bankmanagers common stock is reasonably expected to be within a range of a decrease of $334 per share and $346 per share of Bankmanagers common stock.

**
The information presented does not reflect the actual value of the merger consideration that will be received by Bankmanagers shareholders in the merger. This amount assumes no adjustments to the cash consideration of $623.02 per share. The merger consideration is subject to adjustment as described in the accompanying proxy statement/prospectus. The value of the merger consideration at the closing of the merger will be based partially on the price of First Midwest common stock on the date the merger is completed. The information presented above solely illustrates the implied value of the merger consideration based on the price of First Midwest common stock on August 27, 2019 and on November 6, 2019 and the assumed cash consideration of $623.02 per share of Bankmanagers common stock (without adjustment).

        Based on the number of shares of Bankmanagers common stock outstanding we expect that payment of the merger consideration will require First Midwest to issue approximately 4,930,253 shares of First Midwest common stock. In addition, based on the number of shares of First Midwest common stock and Bankmanagers common stock outstanding on October 4, 2019 and the exchange ratio of 29.9675, holders of shares of Bankmanagers common stock as of immediately prior to the closing of the merger will hold, in the aggregate, approximately 4.3% of the shares of First Midwest common stock outstanding immediately following completion of the merger.

        The board of directors of Bankmanagers has unanimously approved the merger agreement and the transactions contemplated thereby. Approval of the merger agreement and the transactions contemplated thereby requires the affirmative vote of the holders of at least a majority of the outstanding shares of Bankmanagers common stock.

        All of the directors and certain executive officers of Bankmanagers, collectively holding an aggregate of 78,096 shares of Bankmanagers common stock (or approximately 47.5% of the outstanding shares), and certain other Bankmanagers shareholders who collectively own an additional 29,221 shares of Bankmanagers common stock (or approximately 17.8% of the outstanding shares of Bankmanagers common stock), as of the Bankmanagers record date, have signed voting agreements or have agreed to sign voting agreements with First Midwest to vote for approval of the merger agreement and the transactions contemplated thereby. Accordingly, the holders of approximately 65.3% of the outstanding shares of Bankmanagers common stock entitled to vote on the merger have signed or agreed to sign voting agreements with First Midwest to vote for approval of the merger agreement and the transactions contemplated thereby.

        The special meeting of Bankmanagers shareholders will be held at The Milwaukee Club located at 706 North Jefferson Street, Milwaukee, Wisconsin 53202 on December 20, 2019, at 11:00 a.m. Central Time.

        Bankmanagers' board of directors unanimously recommends that Bankmanagers shareholders vote "FOR" the approval of the merger agreement and the transactions contemplated thereby and "FOR" one or more adjournments of the Bankmanagers special meeting, including adjournments to permit the further solicitation of proxies in favor of the foregoing proposals.

        We cannot complete the merger without the approval of the merger agreement and the transactions contemplated thereby by Bankmanagers shareholders. It is important that your shares be represented and voted regardless of the size of your holdings. Whether or not you plan to attend the Bankmanagers special meeting, we urge you to submit a proxy to have your shares voted in advance of the special meeting by using one of the methods described in the accompanying proxy statement/prospectus.

        The accompanying proxy statement/prospectus provides important information regarding the special meeting and a detailed description of the merger agreement, the merger, certain related transactions and agreements and the matters to be presented at the special meeting. We encourage you to read the entire proxy statement/prospectus carefully (including any documents incorporated therein by reference). Please pay particular attention to the section titled "Risk Factors" in the proxy statement/prospectus for a discussion of certain risks relating to the proposed merger.

        We hope to see you at the special meeting and look forward to the successful completion of the merger. If you have any questions, or if you would like any additional information, please do not hesitate to give me a call at (414) 270-3207, or email me at mikem@parkbankonline.com.

Sincerely,
P. Michael Mahoney President and Chairman of the Board Bankmanagers Corp.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities to be issued in the merger or determined if this document is accurate or adequate. It is illegal to tell you otherwise. The securities to be issued in the merger are not savings or deposit accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

        The date of the accompanying proxy statement/prospectus is [                  ], 2019, and it is first being mailed or otherwise delivered to Bankmanagers shareholders on or about [                  ], 2019.

BANKMANAGERS CORP.

330 East Kilbourn Avenue
Milwaukee, Wisconsin 53202

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 20, 2019

To the Shareholders of Bankmanagers Corp.:

        NOTICE IS HEREBY GIVEN that a special meeting of the holders of common stock of Bankmanagers Corp., a Wisconsin corporation ("Bankmanagers"), will be held at The Milwaukee Club, located at 706 North Jefferson Street, Milwaukee, Wisconsin 53202 on December 20, 2019, at 11:00 a.m. Central Time (the "Bankmanagers special meeting"), for the purpose of considering and voting upon the following matters:

          1.    Merger Proposal.    Approval by the holders of Bankmanagers common stock, $5.00 par value per share ("Bankmanagers common stock"), of the Agreement and Plan of Merger, dated as of August 27, 2019, by and between First Midwest Bancorp. Inc. ("First Midwest") and Bankmanagers (the "merger agreement"), a copy of which is attached as Appendix A to the accompanying proxy statement/prospectus, and the transactions contemplated thereby, including the merger of Bankmanagers with and into First Midwest, with First Midwest being the surviving corporation (the "merger");

          2.    Adjournment Proposal.    Approval by the holders of Bankmanagers common stock of one or more adjournments of the Bankmanagers special meeting, if determined necessary and advisable, including adjournments to permit the further solicitation of proxies for approval of the merger proposal; and

          3.    Other Business.    Transaction of such other business as may properly come before the Bankmanagers special meeting and any adjournments or postponements thereof.

        We have fixed the close of business on November 11, 2019, as the record date (the "Bankmanagers record date") for determining those shareholders entitled to notice of and to vote at the Bankmanagers special meeting and any adjournments of the Bankmanagers special meeting. Only holders of record of Bankmanagers common stock at the close of business on that date are entitled to notice of and to vote on the proposals at the Bankmanagers special meeting and any adjournments of the Bankmanagers special meeting.

        Approval of the merger proposal requires the affirmative vote of a majority of the outstanding shares of Bankmanagers common stock. Abstentions and failures to instruct your fiduciary as to shares held in a fiduciary capacity will have the same effect as votes against the merger proposal. Approval of the adjournment proposal requires the affirmative vote of a majority of the shares of Bankmanagers common stock present in person or represented by proxy at the Bankmanagers special meeting. Abstentions and failures to instruct your fiduciary as to shares held in a fiduciary capacity will have the same effect as votes against the Bankmanagers adjournment proposal.

        All of the directors and certain executive officers of Bankmanagers, collectively holding an aggregate of 78,096 shares of Bankmanagers common stock (or approximately 47.5% of the outstanding shares of Bankmanagers common stock) and certain other Bankmanagers shareholders who collectively own an additional 29,221 shares of Bankmanagers common stock (or approximately 17.8% of the outstanding shares of Bankmanagers common stock), as of the Bankmanagers record date, have signed voting agreements with First Midwest or have agreed to sign voting agreements with First Midwest to vote for approval of the merger agreement and the transactions contemplated thereby. Accordingly, the holders of approximately 65.3% of the outstanding shares of Bankmanagers common stock entitled to vote on the merger have signed or agreed to sign voting agreements with First Midwest to vote for approval of the merger agreement and the transactions contemplated thereby.

        If you wish to attend the Bankmanagers special meeting and your shares are held in the name of a fiduciary or other nominee, you must bring with you an account statement showing that you owned shares of Bankmanagers common stock as of the record date and a "legal proxy" form from the fiduciary or other nominee to confirm your beneficial ownership of the shares.

        If the merger is completed, Bankmanagers shareholders who do not vote for the merger proposal and who follow certain procedures as required by Wisconsin law and described in the accompanying proxy statement/prospectus will be entitled to exercise dissenters' rights and receive the fair value of their shares in cash under Wisconsin law. If you assert and perfect your dissenters' rights, you will not receive any merger consideration, but you will instead be entitled to receive the fair value of your shares of Bankmanagers common stock in cash as determined in accordance with Wisconsin law. The fair value of your shares of Bankmanagers common stock may be more or less than the consideration paid in the merger. Attached as Appendix C to the accompanying proxy statement/prospectus are the relevant provisions of Wisconsin law regarding these rights and procedures. In addition, a summary of the procedures to be followed in order to obtain payment for dissenting shares is set forth under the section titled "The Merger Agreement—Dissenters' Rights of Appraisal of Holders of Bankmanagers Common Stock" in the accompanying proxy statement/prospectus.

        Your vote is very important. Whether or not you plan to attend the Bankmanagers special meeting in person, please complete, date, sign and return the enclosed proxy card in the enclosed envelope to ensure that your shares of Bankmanagers common stock will be represented at the Bankmanagers special meeting if you are unable to attend.

        The board of directors of Bankmanagers has unanimously approved the merger agreement and the merger, has determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of Bankmanagers and its shareholders, as well as Bankmanagers' other respective constituencies, and unanimously recommends that holders of Bankmanagers common stock vote "FOR" the merger proposal and vote "FOR" the adjournment proposal.

        We encourage you to read the entire accompanying proxy statement/prospectus carefully (including any documents incorporated therein by reference). Please pay particular attention to the section titled "Risk Factors" in the proxy statement/prospectus for a discussion of the risks relating to the proposed merger.

        If you have any questions, or if you would like any additional information, please do not hesitate to give Mike Mahoney a call at (414) 270-3207, or email him at mikem@parkbankonline.com.

By Order of the Board of Directors,
Robert J. Makowski, Jr. Vice President, Treasurer and Secretary

Milwaukee, Wisconsin
November 12, 2019

 ADDITIONAL INFORMATION

        This proxy statement/prospectus incorporates by reference important business and financial information about First Midwest from documents filed with the Securities and Exchange Commission ("SEC") that are not included in or delivered with this proxy statement/prospectus. You can obtain any of the documents filed with or furnished to the SEC by First Midwest at no cost from the SEC's website at http://www.sec.gov. You may also request copies of these documents, including documents incorporated by reference into this proxy statement/prospectus, at no cost by contacting First Midwest in writing at the address, by telephone, or from the website as specified below:

First Midwest Bancorp, Inc.
Attention: Corporate Secretary
8750 West Bryn Mawr Avenue, Suite 1300
Chicago, Illinois 60631
www.firstmidwest.com
(708) 831-7483

        You will not be charged for any of these documents that you request. In order to receive timely delivery of the documents before the Bankmanagers special meeting, you must request them no later than December 13, 2019.

        See the section titled "Where You Can Find More Information."

ABOUT THIS PROXY STATEMENT/PROSPECTUS

        This proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed with the SEC, constitutes a prospectus of First Midwest under Section 5 of the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of First Midwest common stock to be issued to Bankmanagers shareholders as consideration in the merger of Bankmanagers with and into First Midwest, as more fully described herein. This proxy statement/prospectus also constitutes a proxy statement for Bankmanagers in connection with the solicitation of proxies to be used at the special meeting of shareholders at which Bankmanagers shareholders will be asked to vote to approve the merger agreement and the transactions contemplated thereby, as more fully described herein. In addition, it constitutes a notice of meeting with respect to the special meeting of Bankmanagers shareholders.

        You should rely only on the information contained in, or incorporated by reference into, this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated [                        ], 2019, and you should assume that the information in this proxy statement/prospectus is accurate only as of such date. You should assume that the information incorporated by reference into this proxy statement/prospectus is accurate only as of the date of such incorporated document. Neither the mailing of this proxy statement/prospectus to Bankmanagers shareholders nor the issuance by First Midwest of shares of First Midwest common stock in connection with the merger will create any implication to the contrary.

        This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

i

EXPERTS	80
OTHER MATTERS	80
WHERE YOU CAN FIND MORE INFORMATION	80
INDEX TO FINANCIAL STATEMENTS	F-1

ii

SUMMARY

        This summary highlights selected information from this proxy statement/prospectus and may not contain all the information that is important to you. We urge you to carefully read this entire proxy statement/prospectus and the documents referenced herein for a more complete understanding of the merger between First Midwest and Bankmanagers. In addition, we incorporate by reference into this proxy statement/prospectus important business and financial information about First Midwest. You may obtain the information incorporated by reference into this document without charge by following the instructions in the section titled "Where You Can Find More Information." Each item in this summary includes a page reference directing you to a more complete description of that item.

        Unless the context otherwise requires, references in this proxy statement/prospectus to "First Midwest" refer to First Midwest Bancorp, Inc., a Delaware corporation; references to "First Midwest Bank" refer to First Midwest Bank, an Illinois state chartered bank and wholly owned subsidiary of First Midwest; references to "Bankmanagers" refer to Bankmanagers Corp., a Wisconsin corporation; references to "Park Bank" refer to Park Bank, a Wisconsin state chartered bank and wholly owned subsidiary of Bankmanagers; and references to "we," "our" or "us" refer to First Midwest and Bankmanagers.

We Propose a Merger of First Midwest and Bankmanagers (Page 24)

        We propose that Bankmanagers will merge with and into First Midwest, with First Midwest being the surviving company (the "merger"). As a result of the merger, the separate existence of Bankmanagers will terminate. Following the merger at such time as First Midwest determines, Bankmanagers' wholly owned bank subsidiary, Park Bank, will merge with and into First Midwest's wholly owned bank subsidiary, First Midwest Bank, with First Midwest Bank being the surviving bank (the "bank merger"). Following the bank merger, First Midwest Bank will continue its existence as a commercial bank organized under the laws of the State of Illinois and with its primary federal banking regulator being the Board of Governors of the Federal Reserve System. We expect to complete the merger and the bank merger in the first quarter of 2020, subject to the receipt of required approvals and customary closing conditions, although delays may occur.

Special Meeting of Bankmanagers (Page 20)

        Bankmanagers plans to hold its special meeting of shareholders at The Milwaukee Club, located at 706 North Jefferson Street, Milwaukee, Wisconsin 53202, on December 20, 2019 at 11:00 a.m. Central Time (the "Bankmanagers special meeting"). At the Bankmanagers special meeting, holders of Bankmanagers common stock, par value $5.00 per share ("Bankmanagers common stock"), will be asked to approve the merger agreement and the transactions contemplated thereby, including the merger (the "merger proposal").

        You can vote at the Bankmanagers special meeting to approve the merger proposal if you owned Bankmanagers common stock at the close of business on November 11, 2019 (the "Bankmanagers record date"). As of that date, there were 164,520 shares of Bankmanagers common stock outstanding and entitled to vote. A holder of Bankmanagers common stock is entitled to cast one vote for each share of Bankmanagers common stock owned on that date.

Bankmanagers' Board of Directors Unanimously Approved the Merger Proposal and Recommends That Holders of Bankmanagers Common Stock Vote "FOR" the Merger Proposal (Page 20)

        Bankmanagers' board of directors (i) believes that the Agreement and Plan of Merger, dated as of August 27, 2019, between Bankmanagers and First Midwest (the "merger agreement") and the transactions contemplated thereby are advisable, fair to and in the best interests of Bankmanagers and its shareholders, as well as Bankmanagers' other respective constituencies, (ii) has unanimously approved and adopted the merger agreement and the transactions contemplated thereby, and

(iii) unanimously recommends that holders of Bankmanagers common stock vote "FOR" the merger proposal.

        All of the directors and certain executive officers of Bankmanagers, collectively holding an aggregate of 78,096 shares of Bankmanagers common stock (or approximately 47.5% of the outstanding shares), and certain other Bankmanagers shareholders who collectively own an additional 29,221 shares of Bankmanagers common stock (or approximately 17.8% of the outstanding shares of Bankmanagers common stock), as of the Bankmanagers record date, have signed or have agreed to sign voting agreements with First Midwest, under which they agree to vote for approval of the merger agreement and the transactions contemplated thereby. Accordingly, the holders of approximately 65.3% of the outstanding shares entitled to vote on the merger have signed or have agreed to sign voting agreements with First Midwest to vote for approval of the merger proposal.

Bankmanagers Shareholders Will Receive Shares of First Midwest Common Stock in the Merger (Page 47)

        Upon completion of the merger, each holder of Bankmanagers common stock will receive, for each share of Bankmanagers common stock held immediately prior to completion of the merger, 29.9675 shares (the "exchange ratio") of First Midwest common stock, par value $0.01 per share ("First Midwest common stock"), plus $623.02 of cash, which amount of cash is subject to potential reduction based on the amount of the retained earnings dividend paid immediately prior to the closing of the merger (the "retained earnings dividend") as provided in the merger agreement (as adjusted, the "cash consideration" and, collectively with the First Midwest common stock, the "merger consideration").

        Due to the fact that the retained earnings dividend will not be determinable at the time Bankmanagers shareholders vote on the merger agreement at the special meeting, Bankmanagers shareholders may not know the amount of cash consideration they will receive as part of the merger consideration. Based on the information available as of the date of this proxy statement/prospectus, the reduction to the cash consideration of $623.02 per share of Bankmanagers common stock is reasonably expected to be within a range of a decrease of $334 per share and $346 per share of Bankmanagers common stock. The reduction will be equal to the amount of the retained earnings dividend paid per share of Bankmanagers common stock, which will be paid to Bankmanagers shareholders immediately prior to the closing of the merger. For example, if the retained earnings dividend is $346 per share, Bankmanagers shareholders will receive that amount immediately prior to the closing of the merger and $277.02 per share in cash consideration at the closing of the merger, for a total of $623.02 per share in cash distributions considering both the retained earnings dividend and the cash consideration to be received in the merger. Bankmanagers intends to declare and pay the retained earnings dividend immediately prior to the completion of the merger only if the merger is approved by Bankmanagers shareholders.

        The exchange ratio is not subject to adjustment based on the value of First Midwest common stock but the value of the First Midwest common stock to be received by Bankmanagers shareholders in the merger will fluctuate based on the trading price of First Midwest common stock. The cash consideration of $623.02 per share of Bankmanagers common stock may also be subject to adjustment if certain environmental conditions exist with respect to Bankmanagers' real property and/or title defects exist with respect to any of Bankmanagers' real property and the total cost to remediate and/or cure such conditions or defects is greater than $750,000 (such excess amount, the "real property adjustment amount"). In that case, the cash consideration per share of Bankmanagers common stock will be reduced by an amount equal to the result of: (i) the amount of the real property adjustment amount up to an aggregate amount of $1,000,000, divided by (ii) the aggregate number of outstanding shares of Bankmanagers common stock immediately preceding the merger. If the real property adjustment amount is greater than $1,000,000, First Midwest may elect to reduce the cash consideration per share of Bankmanagers common stock by $1,000,000 divided by the aggregate number of outstanding shares of Bankmanagers common stock immediately preceding the merger or terminate the merger agreement.

        Instead of fractional shares of First Midwest common stock, Bankmanagers shareholders will receive cash for any fractional shares based on the per share closing price of First Midwest common stock on the Nasdaq Stock Market on the trading day immediately preceding the closing date of the merger.

        The following table shows the implied per share value of the merger consideration that would be received by Bankmanagers shareholders if the per share price of a share of First Midwest common stock was $18.52, which was the closing per share price of First Midwest common stock on the Nasdaq Stock Market on August 27, 2019, the last completed trading day before the announcement of the merger, and if such price was $21.90, which was the closing per share price of First Midwest common stock on the Nasdaq Stock Market on November 6, 2019.

	Price of First Midwest Common Stock on Nasdaq	Exchange Ratio	Cash Consideration Per Share of Bankmanagers Common Stock*	Total Consideration Per Share of Bankmanagers Common Stock**
August 27, 2019	$18.52	29.9675	$623.02	$1,178.02
November 6, 2019	$21.90	29.9675	$623.02	$1,279.31

*
The cash consideration is subject to a potential reduction based on the amount of the retained earnings dividend paid by Bankmanagers to Bankmanagers shareholders immediately prior to the closing of the merger. Based on the information available as of the date of this proxy statement/prospectus, an adjustment to the cash consideration of $623.02 per share of Bankmanagers common stock is reasonably expected to be within a range of a decrease of $334 per share and $346 per share of Bankmanagers common stock.

**
The information presented does not reflect the actual value of the merger consideration that will be received by Bankmanagers shareholders in the merger. This amount assumes no adjustments to the cash consideration of $623.02 per share. The merger consideration is subject to adjustment as described in this proxy statement/prospectus. The value of the merger consideration at the closing of the merger will be based partially on the price of First Midwest common stock on the date the merger is completed plus the cash consideration. The information presented above solely illustrates the implied value of the merger consideration based on the price of First Midwest common stock on August 27, 2019 and on November 6, 2019 and the assumed cash consideration of $623.02 per share of Bankmanagers common stock (without adjustment).

Federal Income Tax Consequences of the Merger (Page 39)

        Subject to certain circumstances described below, and based on certain representations, covenants and assumptions, all of which must continue to be true and accurate in all material respects as of the effective time of the merger, in the opinion of Chapman and Cutler LLP ("Chapman and Cutler") and Barack Ferrazzano Kirschbaum & Nagelberg LLP ("Barack Ferrazzano"), for United States federal income tax purposes, the merger will be treated as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). No ruling will be obtained from the Internal Revenue Service in this respect and there is no guarantee that the Internal Revenue Service will treat the merger as a "reorganization" within the meaning of Section 368(a) of the Code or that a court would not sustain a position to the contrary to any of the positions set forth herein.

        Provided that the merger qualifies as a reorganization for United States federal income tax purposes, you may recognize gain, but you will not recognize loss, upon the exchange of your shares of

Bankmanagers common stock for shares of First Midwest common stock and cash. If the sum of the fair market value of the First Midwest common stock and the amount of cash you receive in exchange for your shares of Bankmanagers common stock (excluding any cash received in lieu of a fractional share of First Midwest common stock) exceeds the adjusted basis of your shares of Bankmanagers common stock, you will recognize taxable gain equal to the lesser of the amount of such excess or the amount of cash you receive in the exchange (excluding any cash received in lieu of a fractional share of First Midwest common stock). Generally, any gain recognized upon the exchange will be capital gain, and any such capital gain will be long-term capital gain if you have established a holding period of more than one year for your shares of Bankmanagers common stock. Depending on certain facts specific to you, any gain could instead be characterized as ordinary dividend income. In addition, you generally will recognize gain or loss with respect to cash received in lieu of a fractional share.

        Although the matter is not free from doubt and no ruling will be obtained from the Internal Revenue Service in this respect, Bankmanagers intends to take the position (and this discussion assumes) that the retained earnings dividend will be treated as a dividend for U.S. federal income tax purposes and not as cash consideration received pursuant to the merger. If the retained earnings dividend is treated as a distribution with respect to Bankmanagers common stock, the distribution of the retained earnings dividend will reduce the basis of the shareholder, if any, in his, her or its shares of Bankmanagers common stock and will be treated as gain from the sale or exchange of property to the extent it exceeds the shareholder's basis in his, her or its shares of Bankmanagers common stock. The reduction of the shareholder's basis from the retained earnings dividend, if any, in his, her or its shares of Bankmanagers common stock may increase the gain the shareholder recognizes in the subsequent merger transaction with respect to such shares. Bankmanagers shareholders are encouraged to consult their tax advisors regarding any alternative characterization of the retained earnings dividend.

        For a complete description of the material United States federal income tax consequences of the transaction, see "The Merger—Material Federal Income Tax Consequences of the Merger." The tax consequences of the merger to each Bankmanagers shareholder will depend on the Bankmanagers shareholder's own situation. You should consult your own tax advisor for a full understanding of the tax consequences of the merger to you.

Prohibition on Bankmanagers Dividends; First Midwest's Dividend Policy Will Continue After the Merger (Pages 63 and 67)

        Bankmanagers is generally prohibited from paying cash dividends to holders of its common stock prior to completion of the merger. However, Bankmanagers has historically paid a dividend of $10 per share of Bankmanagers common stock once per quarter in order to provide income to shareholders to pay applicable taxes and will be allowed to continue paying these tax distribution dividends through the closing of the merger. Additionally, Bankmanagers may pay the retained earnings dividend to Bankmanagers shareholders in an aggregate amount equal to Bankmanagers subchapter S corporation accumulated adjustment accounts up to a maximum aggregate amount of $102,500,000 ($623.02 per share). Based on the information available as of the date hereof, the retained earnings dividend is reasonably expected to be within a range of $334 per share to $346 per share of Bankmanagers common stock. Bankmanagers intends to declare and pay the retained earnings dividend immediately prior to the completion of the merger only if the merger is approved by Bankmanagers shareholders.

        First Midwest expects to continue its common stock dividend practice after the merger, but this practice is subject to the determination and discretion of First Midwest's board of directors and may change at any time. This determination depends on a variety of factors, including cash requirements, financial condition and earnings, legal and regulatory considerations and other factors. In the first quarter of 2019, First Midwest declared a quarterly cash dividend of $0.12 per share of First Midwest common stock and in each of the second and third quarters of 2019, First Midwest declared a quarterly cash dividend of $0.14 per share of First Midwest common stock.

The Merger Will Be Accounted for as a Purchase (Page 43)

        The merger will be treated as a purchase by First Midwest of Bankmanagers under generally accepted accounting principles ("GAAP").

First Midwest's Reasons for the Merger (Page 29)

        For a discussion of the factors considered by First Midwest's board of directors in reaching its decision to approve the merger agreement and the transactions contemplated thereby, including the merger, see "The Merger—First Midwest's Reasons for the Merger."

Bankmanagers' Reasons for the Merger (Page 31)

        For a discussion of the factors considered by Bankmanagers' board of directors in reaching its decision to approve the merger agreement and the transactions contemplated thereby, including the merger, see "The Merger—Bankmanagers' Reasons for the Merger and Recommendation of the Board of Directors of Bankmanagers."

Opinion of Bankmanagers' Financial Advisor (Page 33)

        On August 21, 2019, Stephens, Inc. ("Stephens") rendered its written opinion to the board of directors of Bankmanagers that, as of such date and based upon and subject to the various factors, assumptions and limitations set forth in such opinion, the merger consideration was fair, from a financial point of view, to the Bankmanagers shareholders.

        The full text of Stephens' written opinion, dated August 21, 2019, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken, is attached as Appendix B to this proxy statement/prospectus and is incorporated herein by reference. The summary of Stephens' opinion set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion. Bankmanagers shareholders are urged to read the opinion in its entirety. Stephens' written opinion was addressed to the board of directors of Bankmanagers (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed merger and was directed only to the merger consideration in the proposed merger and did not address any other aspect of the merger. Stephens expressed no opinion as to the fairness of the consideration to the holders of any other class of securities, creditors or other constituencies of Bankmanagers or as to the underlying decision by Bankmanagers to engage in the merger. The issuance of Stephens' opinion was approved by its fairness opinion committee. The opinion does not constitute a recommendation to any Bankmanagers shareholder as to how the shareholder should vote with respect to the merger or any other matter.

Certain Directors and Executive Officers May Have Interests in the Merger That Differ from Your Interests (Page 44)

        Certain directors and executive officers of Bankmanagers and/or Park Bank have interests in the merger that differ from the interests of Bankmanagers shareholders generally, including:

  •
  To the extent an executive officer is entitled to receive benefits under the Bankmanagers Corp. Executive Change in Control Severance Plan (the "Severance Plan"), such executive officers are expected to receive such benefits upon completion of the merger.

  •
  Pursuant to the terms of the merger agreement, directors and officers of Bankmanagers will be entitled to certain ongoing indemnification and may be entitled to certain ongoing coverage under directors' and officers' liability insurance policies following the merger.

  •
  First Midwest has entered into an agreement for employment with David P. Werner contingent upon completion of the merger and offer letters with Robert Makowski, Jerome Schlitz and Troy Bartoshevich. Mr. Werner, Mr. Makowski, Mr. Schlitz and Mr. Bartoshevich will receive cash and stock payments in consideration for their agreement to enter into new confidentiality and restrictive covenant agreements.

        Bankmanagers' board of directors was aware of these additional interests and considered them when they adopted the merger agreement and approved the merger. These additional interests of directors and officers are discussed further below in "The Merger—Interests of Certain Persons in the Merger."

Holders of Bankmanagers Common Stock Have Dissenters' Rights of Appraisal (Page 63)

        If the merger is completed, Bankmanagers shareholders who do not vote for the merger proposal and who follow certain procedures as required by Wisconsin law and described in this proxy statement/prospectus will be entitled to exercise dissenters' rights and receive the fair value of their shares in cash under Wisconsin law. If you assert and perfect your dissenters' rights, you will not receive any merger consideration, but you will be entitled to receive the fair value of your shares of Bankmanagers common stock in cash as determined in accordance with Wisconsin law. The fair value of your shares of Bankmanagers common stock may be more or less than the consideration paid in the merger. Attached as Appendix C to this proxy statement/prospectus are the relevant provisions of Wisconsin law regarding these rights and procedures. In addition, a summary of the procedures to be followed in order to obtain payment for dissenting shares is set forth under the section titled "The Merger Agreement—Dissenters' Rights of Appraisal of Holders of Bankmanagers Common Stock" in this proxy statement/prospectus.

        You will not know when you vote or decide whether to exercise dissenters' rights either the exact value of the shares of First Midwest common stock or the amount of cash that you will receive in the merger. The market value of First Midwest common stock at the time of the merger and afterwards could be substantially higher or lower than the current market value. You are urged to obtain current market quotations for First Midwest common stock and to consult with your financial advisors before you vote or decide to exercise dissenters' rights.

We Have Agreed When and How Bankmanagers Can Consider Third-Party Acquisition Proposals (Page 53)

        We have agreed that Bankmanagers will not, and will cause its subsidiaries and its subsidiaries' representatives, agents, advisors and affiliates not to, solicit or encourage proposals from other parties regarding acquiring Bankmanagers or its businesses. In addition, we have agreed that Bankmanagers will not engage in negotiations with or provide confidential information to any third party regarding acquiring Bankmanagers or its businesses. However, if Bankmanagers receives an unsolicited acquisition proposal from a third party, Bankmanagers can participate in negotiations with and provide confidential information to the third party if, among other steps, Bankmanagers' board of directors concludes in good faith that the proposal is superior to First Midwest's merger proposal. Bankmanagers' receipt of a superior proposal or participation in such negotiations does not give Bankmanagers the right to terminate the merger agreement.

Approval of the Merger Agreement and the Transactions Contemplated Thereby Requires the Affirmative Vote of the Holders of a Majority of the Outstanding Shares of Bankmanagers Common Stock and Certain Bankmanagers Shareholders Have Agreed to Vote Their Shares "FOR" the Merger (Page 65 and Annex 1-B to Appendix A)

        In order to approve the merger agreement and the transactions contemplated thereby, including the merger, the holders of a majority of the outstanding shares of Bankmanagers common stock as of the record date of November 11, 2019, must vote in favor of that matter. As of that date, Bankmanagers' directors and executive officers collectively held an aggregate of 79,096 shares of Bankmanagers common stock (or approximately 48.1% of the outstanding shares) entitled to vote at the special meeting. As an inducement to and condition of First Midwest's willingness to enter into the merger agreement, all of the directors and certain executive officers of Bankmanagers, collectively holding an aggregate of 78,096 shares of Bankmanagers common stock (or approximately 47.5% of the outstanding shares), and certain other Bankmanagers shareholders who collectively own an additional 29,221 shares of Bankmanagers common stock (or approximately 17.8% of the outstanding shares of Bankmanagers common stock), as of the record date, have signed or have agreed to sign voting agreements, pursuant to which, among other things, they agreed or will agree to vote all of their shares of Bankmanagers common stock for approval of the merger agreement and the transactions contemplated thereby and the other matters required to be approved or adopted to effect the merger and any other transactions contemplated by the merger agreement. Accordingly, the holders of approximately 65.3% of the outstanding shares of Bankmanagers common stock entitled to vote on the merger have signed or agreed to sign voting agreements with First Midwest to vote for approval of the merger agreement and the transactions contemplated thereby.

        For a list of the number of shares of Bankmanagers common stock held by (i) each director and executive officer of Bankmanagers, and (ii) all directors and executive officers of Bankmanagers as a group, see "Security Ownership of Certain Bankmanagers Beneficial Owners and Management."

We Must Meet Several Conditions to Complete the Merger (Page 57)

        Our obligations to complete the merger depend on a number of conditions being met, including but not limited to:

  •
  the approval of the merger agreement and the transactions contemplated thereby by holders of a majority of the shares of Bankmanagers common stock;

  •
  the receipt of the required approvals of federal and state regulatory authorities;

  •
  the effectiveness of the registration statement on Form S-4, of which this proxy statement/prospectus is a part, for the registration of the shares of First Midwest common stock to be issued in the merger;

  •
  with regard to First Midwest's obligation (but not Bankmanagers'), the number of dissenting shares of Bankmanagers common stock must not exceed 7.5% of the outstanding shares of Bankmanagers common stock; and

  •
  with regard to First Midwest's obligation (but not Bankmanagers'), the receipt by Bankmanagers of certain required third-party approvals.

        For a description of each of the conditions that must be met for us to complete the merger, please see the section titled "Conditions to Completion of the Merger" in this proxy statement/prospectus.

        Where the law permits, either of First Midwest or Bankmanagers could choose to waive a condition to its obligation to complete the merger even when that condition has not been satisfied. We cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed. Although the merger agreement allows both parties to waive the tax opinion condition, neither party currently anticipates doing so.

We Must Obtain Regulatory Approvals to Complete the Merger (Page 61)

        The merger and the related transactions require approval from the Board of Governors of the Federal Reserve System (the "Federal Reserve"), and our application for approval was filed on September 25, 2019. The merger and the bank merger must also be approved by the Wisconsin Department of Financial Institutions (the "WDFI"), and our application for approval was filed on September 27, 2019. The Illinois Department of Financial and Professional Regulation (the "IDFPR") must also approve the bank merger and our application for approval was filed on September 25, 2019.

We May Terminate the Merger Agreement (Page 59)

        We can mutually agree at any time to terminate the merger agreement without completing the merger, even if Bankmanagers has received approval of the merger agreement and the transactions contemplated thereby by its shareholders. Also, either of us can decide, without the consent of the other, to terminate the merger agreement in certain circumstances, including but not limited to:

  •
  if there is a continuing breach of the merger agreement by a party, and the breaching party has not cured the breach within 15 days after delivery of written notice to such breaching party, as long as that breach would entitle the non-breaching party not to complete the merger;

  •
  if there is a final denial of a required regulatory approval or an application for a required regulatory approval has been withdrawn upon the request or recommendation of the applicable governmental authority and such governmental authority would not accept the refiling of such application;

  •
  if the merger is not completed on or before the 12-month anniversary of the date of the signing of the merger agreement; or

  •
  if a material adverse effect, as defined in the merger agreement, occurs with respect to the other party.

        In addition, First Midwest may terminate the merger agreement:

  •
  if holders of the requisite Bankmanagers common stock fail to approve the merger proposal;

  •
  if Bankmanagers' board of directors fails to recommend approval of the merger agreement and the transactions contemplated thereby, including the merger, to Bankmanagers shareholders, or withdraws or materially and adversely modifies its recommendation;

  •
  if Bankmanagers' board of directors recommends an acquisition proposal other than the merger, or if Bankmanagers' board of directors negotiates or authorizes negotiations with a third party regarding an acquisition proposal other than the merger and those negotiations continue for at least 10 business days;

  •
  if Bankmanagers has breached its covenant not to solicit or encourage inquiries or proposals with respect to any acquisition proposal, in circumstances not permitted under the merger agreement;

  •
  if the number of dissenting shares exceeds 7.5% of the outstanding shares of Bankmanagers common stock; or

  •
  if the real property adjustment amount is greater than $1,000,000.

        Whether or not the merger is completed, we will each pay our own fees and expenses, except that we will each pay one-half of the costs and expenses that we incur in copying, printing and distributing this proxy statement/prospectus and all listing, filing or registration fees, including fees paid for filing the registration statement of which this proxy statement/prospectus is a part with the SEC and any other fees paid for filings with governmental authorities, except fees paid to counsel, financial advisors and accountants.

        The merger agreement also provides that Bankmanagers must pay First Midwest a fee and reimburse expenses in certain situations. In particular, Bankmanagers will pay First Midwest a fee of $8,200,000 plus reasonable and documented out-of-pocket expenses incurred by First Midwest in connection with the transactions contemplated by the merger agreement if the merger agreement is terminated and, at or prior to the termination of the merger agreement or the 12-month anniversary of the termination of the merger agreement in certain circumstances set forth in the merger agreement, certain events occur. For a complete description of each of the events that may trigger the payment of the fee by Bankmanagers to First Midwest, please see the section titled "Termination of the Merger Agreement" in this proxy statement/prospectus.

We May Amend or Waive Merger Agreement Provisions (Page 61)

        At any time before completion of the merger, either First Midwest or Bankmanagers may, to the extent legally allowed, waive in writing compliance by the other with any provision contained in the merger agreement. However, once Bankmanagers shareholders have approved the merger proposal, no waiver of any condition may be made that would require further approval by Bankmanagers shareholders unless that approval is obtained.

        First Midwest may also change the structure of the merger or the method of effecting the merger before the effective time of the merger, by notice to Bankmanagers at least five business days prior to the approval of the merger agreement and the transactions contemplated thereby, including the merger, by all requisite votes of the Bankmanagers shareholders, subject to certain restrictions.

The Rights of Bankmanagers Shareholders Following the Merger Will Be Different (Page 73)

        The rights of First Midwest stockholders are governed by Delaware law and by First Midwest's restated certificate of incorporation, as amended from time to time ("First Midwest's certificate of incorporation"), and amended and restated by-laws ("First Midwest's by-laws"). The rights of Bankmanagers shareholders are governed by Wisconsin law and by Bankmanagers' articles of incorporation, as amended ("Bankmanagers' articles of incorporation"), and its amended and restated by-laws ("Bankmanagers' by-laws"). Upon completion of the merger, the rights of both stockholder groups will be governed by Delaware law and First Midwest's certificate of incorporation and First Midwest's by-laws.

Information About the Companies (Page 69)

  First Midwest Bancorp, Inc.
  8750 West Bryn Mawr Avenue, Suite 1300
  Chicago, Illinois 60631
  (708) 831-7483

        First Midwest is a relationship-focused financial institution and one of the largest independent publicly-traded bank holding companies based on assets headquartered in the Midwest, with approximately $18 billion of assets and $12 billion of assets under management. First Midwest's principal subsidiary, First Midwest Bank, and other affiliates provide a full range of commercial, treasury management, equipment leasing, consumer, wealth management, trust and private banking products and services through locations in metropolitan Chicago, southeast Wisconsin, northwest Indiana, central and western Illinois, and eastern Iowa. First Midwest common stock is traded on the Nasdaq Stock Market under the symbol "FMBI."

  Bankmanagers Corp.
  330 East Kilbourn Avenue
  Milwaukee, Wisconsin 53202
  (414) 270-3207

        Bankmanagers is a single-bank holding company, incorporated in 1970 under the laws of the State of Wisconsin. Its primary business is operating its bank subsidiary, Park Bank, a Wisconsin state chartered bank headquartered in Milwaukee, Wisconsin. Park Bank traces its history back over 100 years to 1915. Today, Park Bank has five branch locations throughout the Milwaukee, Wisconsin area and is committed to providing its clients quality financial services with an individualized approach through a complete line of loan, deposit, treasury management, private banking and wealth management services. As of September 30, 2019, Bankmanagers and Park Bank had approximately $1 billion of total assets, $873 million of deposits and $701 million of total loans.

SELECTED CONSOLIDATED FINANCIAL DATA OF FIRST MIDWEST

        You should read the selected consolidated financial data set forth below in conjunction with First Midwest's Management's Discussion and Analysis of Financial Condition and Results of Operations and the First Midwest consolidated financial statements and related notes incorporated by reference into this proxy statement/prospectus. The financial data as of and for the years ended December 31, 2018, 2017, 2016, 2015 and 2014 is derived from First Midwest's audited financial statements. The financial data as of and for the nine month periods ended September 30, 2019 and 2018 is derived from First Midwest's unaudited financial statements incorporated by reference into this proxy statement/prospectus, which have been prepared on the same basis as First Midwest's audited financial statements, except for the adoption of accounting standards update ("ASU") 2014-09, Revenue from Contracts with Customers on January 1, 2018, ASU 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities on January 1, 2018, ASU 2016-02, Leases, on January 1, 2019 and ASU 2018-02, Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income on January 1, 2018. See "Where You Can Find More Information." First Midwest's historical results may not be indicative of First Midwest's future performance. In addition, results for the nine month periods ended September 30, 2019 and 2018 may not be indicative of the results that may be expected for the full fiscal year or future periods.

	As of or for the nine months ended September 30,		As of or for the years ended December 31,
	2019	2018	2018	2017	2016	2015	2014
	(dollars in thousands, except per share information)
Operating Results
Net income	$147,617	$116,462	$157,870	$98,387	$92,349	$82,064	$69,306
Net income applicable to common shares	146,360	115,470	156,558	97,471	91,306	81,182	68,470
Per Common Share Data
Basic earnings per common share	$1.36	$1.13	$1.52	$0.96	$1.14	$1.05	$0.92
Diluted earnings per common share	1.35	1.13	1.52	0.96	1.14	1.05	0.92
Common dividends declared	0.40	0.33	0.45	0.39	0.36	0.36	0.31
Book value at period end	21.27	18.61	19.32	18.16	15.46	14.70	14.17
Market price at period end	19.48	26.59	19.81	24.01	25.23	18.43	17.11
Performance Ratios
Return on average common equity(1)	8.75%	8.16%	8.14%	5.32%	7.38%	7.17%	6.56%
Return on average tangible common equity(1)	14.55%	14.03%	13.87%	9.44%	10.77%	10.44%	9.32%
Return on average assets(1)	1.18%	1.07%	1.07%	0.70%	0.84%	0.85%	0.80%
Tax-equivalent net interest margin(1)(2)	3.97%	3.88%	3.90%	3.87%	3.60%	3.68%	3.69%
Non-performing loans to total loans	0.64%	0.61%	0.57%	0.68%	0.78%	0.45%	1.07%
Non-performing assets to total loans plus foreclosed assets(3)	0.85%	0.74%	0.70%	0.89%	1.12%	0.88%	1.64%
Balance Sheet Highlights
Total assets	$18,013,454	$14,961,499	$15,505,649	$14,077,052	$11,422,555	$9,732,676	$9,445,139
Total loans	12,773,319	11,050,548	11,446,783	10,437,812	8,254,145	7,161,715	6,736,853
Deposits	13,440,927	11,527,114	12,084,112	11,053,325	8,828,603	8,097,738	7,887,758
Senior and subordinated debt	233,743	195,595	203,808	195,170	194,603	201,208	200,869
Stockholders' equity	2,339,599	1,917,675	2,054,998	1,864,874	1,257,080	1,146,268	1,100,775
Financial Ratios
Allowance for credit losses to total loans(4)	0.86%	0.91%	0.90%	0.93%	1.06%	1.05%	1.11%
Net loan charge-offs to average loans, annualized(1)	0.31%	0.42%	0.38%	0.21%	0.24%	0.29%	0.52%
First Midwest Regulatory Ratios(5)
Total capital to risk-weighted assets	12.62%	12.32%	12.62%	12.15%	12.23%	11.15%	11.23%
Tier 1 capital to risk-weighted assets	10.18%	10.34%	10.20%	10.10%	9.90%	10.28%	10.19%
Common equity Tier 1 ("CET1") to risk-weighted assets	10.18%	9.93%	10.20%	9.68%	9.39%	9.73%	N/M
Tier 1 capital to average assets	8.67%	9.10%	8.90%	8.99%	8.99%	9.40%	9.03%

N/M—Not meaningful.

(1)
Annualized based on the actual number of days for the nine months ended September 30, 2019 and 2018.

(2)
Presented on a tax-equivalent basis, assuming the applicable federal income tax rate for each period presented. As a result, interest income and yields on tax-exempt securities and loans subsequent to December 31, 2017 are presented using the current federal income tax rate of 21% and prior periods are computed using the federal income tax rate at that time of 35%.

(3)
Foreclosed assets consists of OREO and other foreclosed assets acquired in partial or total satisfaction of defaulted loans. Other foreclosed assets are included in other assets in the Consolidated Statements of Financial Condition.

(4)
This ratio includes acquired loans that are recorded at fair value through an acquisition adjustment, which incorporates credit risk, as of the acquisition date with no allowance for credit losses being established at that time. As the acquisition adjustment is accreted into income over future periods, an allowance for credit losses is established on acquired loans as necessary to reflect credit deterioration.

(5)
Basel III Capital Rules became effective for the Company on January 1, 2015. These rules revise the risk-based capital requirements and introduce a new capital measure, CET1 to risk-weighted assets. As a result, ratios subsequent to December 31, 2014 are computed using the new rules and prior periods presented are reported using the regulatory guidance applicable at that time.

SELECTED CONSOLIDATED FINANCIAL DATA OF BANKMANAGERS

        You should read the selected consolidated financial data set forth below in conjunction with Bankmanagers' Consolidated Financial Statements and related notes included elsewhere in this proxy statement/prospectus. The financial data as of and for the year ended December 31, 2018, which have been audited by Plante & Moran, PLLC, and for the years ended 2017, 2016, 2015 and 2014, which have been audited by RSM US LLP, is derived from Bankmanagers' audited financial statements. The financial data as of and for the nine month periods ended September 30, 2019 and 2018 is derived from Bankmanagers' unaudited financial statements, which have been prepared on the same basis as Bankmanagers' audited financial statements. Bankmanagers' historical results may not be indicative of Bankmanagers' future performance. In addition, results for the nine month periods ended September 30, 2019 and 2018 have not been audited and may not be indicative of the results that may be expected for the full fiscal year or future periods.

	As of or for the nine months ended September 30,		As of or for the years ended December 31,
	2019	2018	2018	2017	2016	2015	2014
	(dollars in thousands, except per share information)
Operating Results
Net income	$12,680	$11,171	$15,317	$13,591	$10,943	$8,542	$6,329
Net income applicable to common shares	12,680	11,171	15,317	13,591	10,943	8,542	6,329
Per Common Share Data
Basic earnings per common share	$77.07	$67.95	$93.16	$82.66	$66.55	$51.95	$38.49
Diluted earnings per common share	77.07	67.95	93.16	82.66	66.55	51.95	38.49
Common dividends declared	4,935	6,412	8,550	7,234	5,261	4,439	2,960
Book value at period end	734.42	624.52	655.30	618.10	579.05	562.94	540.68
Performance Ratios
Return on average common equity(1)	14.83%	14.71%	14.99%	13.64%	11.09%	9.23%	7.23%
Return on average assets(1)	1.74%	1.65%	1.65%	1.50%	1.20%	0.97%	0.74%
Tax-equivalent net interest margin(1)	3.76%	3.64%	3.92%	3.62%	3.44%	3.45%	3.72%
Non-performing loans to total loans	1.07%	1.01%	0.80%	0.00%	0.04%	0.09%	0.66%
Non-performing assets to total loans plus OREO	1.33%	1.11%	0.91%	0.11%	0.22%	0.82%	1.38%
Balance Sheet Highlights
Total assets	$1,014,339	$947,426	$1,010,492	$946,666	$947,006	$901,858	$861,898
Total loans	701,449	671,362	659,334	631,709	559,229	562,996	574,697
Deposits	872,545	824,914	866,741	809,126	816,856	780,771	723,476
Senior and subordinated debt	—	—	—	—	—	—	—
Shareholders' equity	120,826	102,683	107,744	101,627	95,207	92,558	88,899
Financial Ratios
Allowance for credit losses to total loans	1.18%	1.51%	1.38%	1.57%	1.65%	1.50%	1.83%
Net loan charge-offs to average loans, annualized(1)	0.16%	–0.04%	0.13%	–0.12%	–0.28%	0.74%	1.16%
Park Bank Regulatory Ratios(2)
Total capital to risk-weighted assets	15.32%	14.93%	15.20%	14.60%	15.00%	13.80%	14.90%
Tier 1 capital to risk-weighted assets	14.31%	13.68%	14.00%	13.30%	13.80%	12.70%	13.60%
CET1 to risk-weighted assets	14.31%	13.68%	14.00%	13.30%	13.80%	12.70%	13.60%
Tier 1 capital to average assets	11.90%	11.38%	11.00%	11.10%	10.20%	9.90%	10.00%

(1)
Annualized based on the actual number of days for the nine months ended September 30, 2019 and 2018.

(2)
Basel III Capital Rules became effective for Park Bank on January 1, 2015. These rules revise the risk-based capital requirements and introduce a new capital measure, CET1 to risk-weighted assets. As a result, ratios subsequent to December 31, 2014 are computed using the new rules, and prior periods presented are reported using the regulatory guidance applicable at that time.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement/prospectus, as well as First Midwest's other filings with the SEC, Bankmanagers' other communications with its shareholders and any oral statements made by or on behalf of First Midwest or Bankmanagers, may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). These statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any results, levels of activity, performance, or achievements expressed or implied by any forward-looking statement. These factors include, among other things, the factors listed below.

        In some cases, forward-looking statements can be identified by the use of words such as "may," "might," "will," "would," "should," "could," "expect," "plan," "intend," "anticipate," "believe," "estimate," "outlook," "predict," "project," "probable," "potential," "possible," "target," "continue," "look forward," or "assume" and words of similar import. Forward-looking statements are not historical facts or guarantees of future performance or outcomes, but instead express only management's beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management's control. It is possible that actual results and events may differ, possibly materially, from the anticipated results or events indicated in these forward-looking statements. We caution you not to place undue reliance on these statements. Forward-looking statements are made only as of the date of this proxy statement/prospectus, and First Midwest and Bankmanagers undertake no obligation to update any forward-looking statements to reflect new information or events or conditions after the date hereof.

        In connection with the safe harbor provisions of the PSLRA, we are hereby identifying important factors that could affect our financial performance and could cause our actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any forward-looking statements.

        Among the factors that could impact our ability to achieve operating results, growth plan goals, and the beliefs expressed or implied in forward-looking statements are:

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  the risk that the businesses of First Midwest and Bankmanagers will not be integrated successfully, or such integration may be more difficult, time consuming or costly than expected;

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  expected revenue synergies, cost savings and other financial or other benefits of the proposed transaction between First Midwest and Bankmanagers might not be realized within the expected time frames or might be less than projected;

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  revenues following the merger may be lower than expected;

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  deposit or loan attrition, operating costs, customer loss and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected;

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  the ability to obtain governmental approvals of the merger, or the ability to obtain such regulatory approvals in a timely manner;

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  the potential impact of announcement or completion of the merger on relationships with third parties, including customers, employees, and competitors;

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  business disruption following the merger, including diversion of management's attention from ongoing business operations and opportunities;

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  the failure of Bankmanagers shareholders to approve the merger proposal;

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  changes in the level of non-performing assets and charge offs;

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  First Midwest's potential exposure to unknown contingent liabilities of Bankmanagers;

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  any interruption or breach of security resulting in failures or disruptions in customer account management, general ledger, deposit, loan, or other systems;

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  changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements;

  •
  changes in First Midwest's stock price before closing, including as a result of Bankmanagers' financial performance prior to closing;

  •
  inflation, interest rate, securities market and monetary fluctuations;

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  credit and interest rate risks associated with First Midwest's and Bankmanagers' respective businesses, customer borrowing, repayment, investment and deposit practices;

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  general economic conditions, either internationally, nationally or in the market areas in which First Midwest and Bankmanagers operate or anticipate doing business, may be less favorable than expected;

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  changes in the economic environment, competition or other factors that may influence the anticipated growth of loans and deposits, the quality of the loan portfolio and loan and deposit pricing;

  •
  changes in the competitive environment among financial holding companies and banks;

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  new regulatory or legal requirements or obligations with which First Midwest and Bankmanagers must comply; and

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  other economic, competitive, governmental, regulatory and technological factors affecting First Midwest's and Bankmanagers' operations, products, services and prices.

        The foregoing list of important factors may not be all inclusive, and we specifically decline to undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. For a further discussion of these and other risks, uncertainties and other factors applicable to First Midwest and Bankmanagers, see "Risk Factors" in this proxy statement/prospectus and First Midwest's other filings with the SEC incorporated by reference into this proxy statement/prospectus.

RISK FACTORS

        In addition to the other information contained in or incorporated by reference into this proxy statement/prospectus, including the matters addressed under the heading "Cautionary Statement Regarding Forward-Looking Statements," you should carefully consider the following risk factors in deciding how to vote on the proposals presented in this proxy statement/prospectus. You should also consider the other information in, and the other documents incorporated by reference into, this proxy statement/prospectus, including in particular the risk factors associated with First Midwest's business contained under the heading "Risk Factors" in First Midwest's Annual Report on Form 10-K for the year ended December 31, 2018. See "Where You Can Find More Information."

Because a portion of the merger consideration will be paid in shares of First Midwest common stock and the market price of First Midwest common stock will fluctuate, Bankmanagers shareholders cannot be certain of the market value of the merger consideration they will receive.

        Upon completion of the merger, each holder of Bankmanagers common stock will receive a number of shares of First Midwest common stock in exchange for each share of Bankmanagers common stock held immediately prior to the completion of the merger calculated based on the exchange ratio, plus the cash consideration, which amount of cash consideration is subject to adjustment as provided in the merger agreement. Any change to the market price of First Midwest common stock prior to completion of the merger will affect the value of any shares of First Midwest common stock Bankmanagers shareholders receive as consideration in the merger. The market price of First Midwest common stock may fluctuate as a result of a variety of factors, including general market and economic conditions, changes in our respective businesses, operations and prospects, and regulatory considerations. Many of these factors are outside of our control. Accordingly, at the time of the Bankmanagers special meeting, Bankmanagers shareholders will not know or be able to calculate the market value of First Midwest common stock that they will receive upon completion of the merger.

Bankmanagers will be subject to business uncertainties and contractual restrictions while the merger is pending.

        Uncertainty about the effect of the merger on employees and customers may have an adverse effect on Bankmanagers and consequently on First Midwest. These uncertainties may impair Bankmanagers' ability to attract, retain and motivate key personnel until the merger is completed, and could cause customers and others that do business with Bankmanagers to seek to change existing business relationships with Bankmanagers. Retention of certain employees may be challenging during the pendency of the merger, as employees may experience uncertainty about their future roles with First Midwest. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with First Midwest, First Midwest's business following the merger could be harmed. In addition, the merger agreement restricts Bankmanagers from making certain acquisitions and taking other specified actions without First Midwest's consent, and generally requires Bankmanagers to continue its operations in the ordinary course, until the merger occurs. These restrictions may prevent Bankmanagers from pursuing attractive business opportunities that may arise prior to the completion of the merger. For a description of the restrictive covenants to which Bankmanagers is subject, see "The Merger Agreement—Conduct of Business Pending the Merger."

Combining our two companies may be more difficult, costly or time-consuming than we currently expect, and we may fail to realize the anticipated benefits and cost savings of the merger.

        First Midwest and Bankmanagers have operated and, until the completion of the merger, will continue to operate independently. The success of the merger, including the realization of anticipated benefits and cost savings, will depend, in part, on First Midwest's ability to successfully combine and integrate the Bankmanagers business into its own in a manner that permits growth opportunities and does not materially disrupt existing customer relationships or result in decreased revenues due to loss of customers. It is possible that the integration process could result in the loss of key employees, the disruption of either company's ongoing business or inconsistencies in standards, controls, procedures and policies that adversely affect our ability to maintain relationships with customers and employees. As with any merger of banking institutions, there also may be business disruptions that cause us to lose customers or cause customers to take their deposits or loans out of our banks. The success of the combined company following the merger and the bank merger may depend, in part, on the ability of First Midwest to integrate the two businesses, business models and cultures. If First Midwest experiences difficulties in the integration process, including those listed above, First Midwest may fail to realize the anticipated benefits of the merger in a timely manner or at all. First Midwest's business or results of operations or the value of its common stock may be materially and adversely affected as a result.

The market price of First Midwest common stock after the merger may be affected by factors different from those currently affecting First Midwest common stock.

        The businesses of First Midwest and Bankmanagers differ in some respects and, accordingly, the results of operations of the combined company and the market price of First Midwest common stock after the merger may be affected by factors different from those currently affecting the independent results of operations of each of First Midwest or Bankmanagers. For a discussion of the business of First Midwest and of certain factors to consider in connection with the business of First Midwest, see the documents incorporated by reference into this proxy statement/prospectus and referred to under "Where You Can Find More Information," including, in particular, the section titled "Risk Factors" in First Midwest's Annual Report on Form 10-K for the year ended December 31, 2018.

Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated or that could have an adverse effect on the combined company following the merger.

        Before the merger and the bank merger may be completed, First Midwest and Bankmanagers must obtain approvals from the Federal Reserve, the WDFI and the IDFPR, which applications have been submitted. Other approvals, waivers or consents from regulators may also be required. In determining whether to grant these approvals the regulators consider a variety of factors, including the regulatory standing of each party and the factors described under "The Merger Agreement—Regulatory Approvals Required for the Merger." An adverse development in either party's regulatory standing or these factors could result in a delay of or an inability to obtain regulatory approval. The regulators may impose conditions on the completion of the merger or the bank merger or require changes to the terms of the merger or the bank merger. Such conditions or changes could have the effect of delaying or preventing completion of the merger or the bank merger or imposing additional costs on or limiting the revenues of the combined company following the merger and the bank merger, any of which might have an adverse effect on the combined company following the merger. See "The Merger Agreement—Regulatory Approvals Required for the Merger." Regulatory approvals could also be adversely impacted based on the status of any ongoing investigation of either party or its customers, including subpoenas to provide information or investigations by a federal, state or local governmental agency. We cannot guarantee that we will be able to obtain all required regulatory approvals, the timing of those approvals or whether any conditions will be imposed.

Some Bankmanagers directors and officers may have interests and arrangements that may have influenced their decisions to support or recommend that you approve the merger.

        Bankmanagers' shareholders should be aware that some of Bankmanagers' directors and executive officers have interests in the merger and have arrangements that are different from, or in addition to, those of Bankmanagers' shareholders generally. These interests and arrangements may create potential conflicts of interest. Bankmanagers' board of directors was aware of these interests and considered these interests, among other matters, when making its decision to approve the merger agreement, and in recommending that Bankmanagers shareholders vote for approval of the merger proposal.

        For a more complete description of these interests, see "The Merger—Interests of Certain Persons in the Merger."

The merger agreement limits Bankmanagers' ability to pursue alternatives to the merger.

        The merger agreement contains provisions that limit Bankmanagers' ability to solicit, encourage or discuss competing third-party proposals to acquire all or a significant part of Bankmanagers. These provisions, which include the assessment of an $8,200,000 termination fee under certain circumstances, might discourage a potential competing acquiror that might have an interest in acquiring all or a significant part of Bankmanagers from considering or proposing that acquisition, even if it were prepared to pay consideration with a higher per share market price than that proposed in the merger, or might result in a potential competing acquiror proposing to pay a lower per share price to acquire Bankmanagers than it might otherwise have proposed to pay.

Termination of the merger agreement could negatively impact First Midwest or Bankmanagers.

        If the merger agreement is terminated, First Midwest's or Bankmanagers' business may be adversely impacted by the failure to pursue other beneficial opportunities due to the focus of management on the merger. The market price of First Midwest common stock might decline to the extent that the current market price reflects a market assumption that the merger will be completed. If the merger agreement is terminated and Bankmanagers' board of directors seeks another merger or business combination, Bankmanagers shareholders cannot be certain that Bankmanagers will be able to find a party willing to offer equivalent or more attractive consideration than the merger consideration provided in the merger. If the merger agreement is terminated under certain circumstances, Bankmanagers may be required to pay First Midwest a termination fee of $8,200,000. If the merger agreement is terminated, First Midwest or Bankmanagers may experience negative reactions from its customers, vendors and employees. See "The Merger Agreement—Termination of the Merger Agreement."

If the merger is not completed, First Midwest and Bankmanagers will have incurred substantial expenses without realizing the expected benefits of the merger.

        Each of First Midwest and Bankmanagers has incurred and will incur substantial expenses in connection with the negotiation and completion of the transactions contemplated by the merger agreement, as well as the costs and expenses of filing, printing and mailing this proxy statement/prospectus and all filing and other fees paid to the SEC in connection with the merger. If the merger is not completed, First Midwest and Bankmanagers would have to recognize these expenses without realizing the expected benefits of the merger.

Bankmanagers shareholders will have a reduced ownership and voting interest after the merger and will exercise less influence over management.

        Bankmanagers shareholders currently have the right to vote on matters affecting Bankmanagers. Upon the completion of the merger, each Bankmanagers shareholder who receives shares of First Midwest common stock will become a First Midwest stockholder with a percentage ownership of First Midwest with respect to such shares that is smaller than the shareholder's current percentage ownership of Bankmanagers. Assuming that the exchange ratio is 29.9675 of a share of First Midwest common stock per each issued and outstanding share of Bankmanagers common stock, following the effective time of the merger, the former shareholders of Bankmanagers as a group would receive shares in the merger constituting approximately 4.3% of the outstanding shares of First Midwest common stock immediately after the merger based on the number of shares of First Midwest common stock and Bankmanagers common stock outstanding as of October 4, 2019. Because of this, Bankmanagers shareholders will have less influence on the management and policies of First Midwest than they now have on the management and policies of Bankmanagers.

The opinion of Bankmanagers' financial advisor will not reflect changes in circumstances between the signing of the merger agreement and the completion of the merger.

        Bankmanagers has not obtained an updated opinion from Stephens, its financial advisor, as of the date of this proxy statement/prospectus. Stephens' opinion was based on certain facts and assumptions regarding the operations and prospects of First Midwest and Bankmanagers, general market and economic conditions and other factors. Changes in the operations and prospects of First Midwest or Bankmanagers, general market and economic conditions and other factors that may be beyond the control of First Midwest or Bankmanagers may significantly alter the value of First Midwest or Bankmanagers, the price of shares of First Midwest common stock by the time the merger is completed or the future price at which First Midwest common stock trades. Stephens' opinion does not speak as of the time the merger will be completed or as of any date other than the date of such opinion. The opinion will not address the fairness of the merger consideration from a financial point of view at the time a Bankmanagers shareholder votes or at the time the merger is completed. However, Bankmanagers' board of directors' recommendation that Bankmanagers shareholders vote "FOR" adoption of the merger agreement is made as of the date of this proxy statement/prospectus. For a description of the opinion that Bankmanagers received from Stephens, please refer to "The Merger—Opinion of Bankmanagers' Financial Advisor".

The shares of First Midwest common stock that Bankmanagers shareholders will receive as a result of the merger will have different rights from shares of Bankmanagers common stock.

        The rights associated with Bankmanagers common stock are different from the rights associated with First Midwest common stock. For a discussion of the different rights associated with First Midwest common stock, see "Comparison of Stockholder Rights."

Under certain circumstances, the merger consideration may be reduced due to environmental conditions and/or title defects on Bankmanagers' real property.

        The merger consideration may be subject to adjustment if certain environmental conditions and/or title defects exist with respect to Bankmanagers' real property and the real property adjustment amount is greater than $750,000. In that case, the cash consideration per share of Bankmanagers common stock will be reduced by an amount equal to the result of: (i) the amount of the real property adjustment amount up to an aggregate amount of $1,000,000, divided by (ii) the aggregate number of outstanding shares of Bankmanagers common stock immediately preceding the merger. If the real property adjustment amount is greater than $1,000,000, First Midwest may elect to reduce the cash consideration per share of Bankmanagers common stock by $1,000,000 divided by the aggregate number of outstanding shares of Bankmanagers common stock immediately preceding the merger or terminate the merger agreement. See "The Merger Agreement—Merger Consideration."

Completion of the merger is subject to certain conditions, and if these conditions are not satisfied or waived, the merger will not be completed.

        The obligations of First Midwest and Bankmanagers to complete the merger are subject to the satisfaction or waiver (if permitted) of a number of conditions. The satisfaction of all of the required conditions could delay the completion of the merger for a significant period of time or prevent it from occurring. Any delay in completing the merger could cause the combined company not to realize some or all of the benefits that the combined company expects to achieve if the merger is successfully completed within its expected time frame. Further, there can be no assurance that the conditions to the closing of the merger will be satisfied or waived or that the merger will be completed. See "The Merger Agreement—Conditions to Completion of the Merger."

        In addition, if the merger is not completed on or before August 27, 2020, either First Midwest or Bankmanagers may choose not to proceed with the merger. First Midwest and/or Bankmanagers may also terminate the merger agreement under certain circumstances. See "The Merger Agreement—Termination of the Merger Agreement."

BANKMANAGERS SPECIAL MEETING

        This section contains information about the special meeting Bankmanagers has called to consider and approve the merger agreement and the transactions contemplated thereby by Bankmanagers shareholders. On or about                        , 2019, Bankmanagers commenced mailing of this proxy statement/prospectus to Bankmanagers shareholders. Together with this proxy statement/prospectus, we are also sending to Bankmanagers shareholders a notice of the Bankmanagers special meeting and a form of proxy card that Bankmanagers' board of directors is soliciting for use at the special meeting of Bankmanagers shareholders and at any adjournments of the meeting.

        This proxy statement/prospectus is also being furnished by First Midwest to Bankmanagers shareholders as a prospectus in connection with the issuance of shares of First Midwest common stock upon completion of the merger.

Date, Time and Place

        The Bankmanagers special meeting will be held at The Milwaukee Club, located at 706 North Jefferson Street, Milwaukee, Wisconsin 53202 on December 20, 2019 at 11:00 a.m. Central Time.

Matters to Be Considered

        At the Bankmanagers special meeting, Bankmanagers shareholders as of the Bankmanagers record date will be asked to consider and vote on the following matters:

  •
  Merger Proposal.  Approval by the holders of Bankmanagers common stock of the merger agreement, a copy of which is attached as Appendix A to this proxy statement/prospectus, and the transactions contemplated thereby, including the merger;

  •
  Adjournment Proposal.  Approval by the holders of Bankmanagers common stock of one or more adjournments of the Bankmanagers special meeting, if determined necessary and advisable, including adjournments to permit further solicitation of proxies for approval of the merger proposal (the "Bankmanagers adjournment proposal"); and

  •
  Other Business.  Transaction of such other business as may properly come before the Bankmanagers special meeting and any adjournments or postponements thereof.

Recommendation of Bankmanagers' Board of Directors

        After careful consideration, the Bankmanagers board of directors unanimously approved the merger agreement and the transactions contemplated thereby, and unanimously determined that the merger agreement and the transactions contemplated thereby are advisable and in the best interests of Bankmanagers and its shareholders.

        The board of directors of Bankmanagers recommends that Bankmanagers shareholders vote "FOR" the merger proposal and "FOR" the Bankmanagers adjournment proposal. Please see the section titled "The Merger—Bankmanagers' Reasons for the Merger and Recommendation of the Board of Directors of Bankmanagers."

        All of the directors and certain executive officers of Bankmanagers, collectively holding an aggregate of 78,096 shares of Bankmanagers common stock (or approximately 47.5% of the outstanding shares), as of the Bankmanagers record date, have signed voting agreements with First Midwest to vote for approval of the merger agreement and the transactions contemplated thereby. Additionally, certain other Bankmanagers shareholders who collectively own an additional 29,221 shares of Bankmanagers common stock (or approximately 17.8% of the outstanding shares of Bankmanagers common stock), as of the Bankmanagers record date, have agreed to sign voting agreements with First Midwest to vote for approval of the merger agreement and the transactions contemplated thereby. Accordingly, the holders of approximately 65.3% of the outstanding shares of Bankmanagers common stock entitled to vote on the merger have signed or have agreed to sign voting agreements with First Midwest to vote for approval of the merger agreement and the transactions contemplated thereby.

Bankmanagers Record Date and Quorum

  Record Date

        Bankmanagers' board of directors has fixed the close of business on November 11, 2019, as the Bankmanagers record date for determining the Bankmanagers shareholders entitled to receive notice of and to vote at the Bankmanagers special meeting.

        As of the close of business on the Bankmanagers record date, 164,520 shares of Bankmanagers common stock were issued and outstanding and held by approximately 47 record holders. Each share of Bankmanagers common stock held of record at the close of business on the Bankmanagers record date entitles the holder thereof to one vote on each matter considered and voted on by Bankmanagers shareholders at the Bankmanagers special meeting.

  Quorum Requirements

        A quorum is required to transact business and consider each proposal at the Bankmanagers special meeting. The presence at the special meeting, in person or by proxy, of holders of a majority of the outstanding shares of Bankmanagers common stock entitled to vote at the special meeting will constitute a quorum for the transaction of business. All shares of Bankmanagers common stock present in person or represented by proxy, including abstentions, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the Bankmanagers special meeting.

Vote Required; Treatment of Abstentions and Failure to Vote

  Merger Proposal

        Approval of the merger proposal requires the affirmative vote of Bankmanagers shareholders representing a majority of the outstanding shares of Bankmanagers common stock as of the close of business on the Bankmanagers record date. If you fail to submit a proxy card or vote in person at the Bankmanagers special meeting or mark "ABSTAIN" on your proxy card or fail to instruct your fiduciary as to shares held in a fiduciary capacity with respect to the proposal to approve the merger proposal, it will have the same effect as a vote "AGAINST" approval of the merger proposal. The merger proposal will not require the approval of First Midwest stockholders under the General Corporation Law of the State of Delaware (the "DGCL") or applicable rules of the Nasdaq Stock Market.

  Bankmanagers Adjournment Proposal

        Approval of the Bankmanagers adjournment proposal requires the affirmative vote of a majority of the shares of Bankmanagers common stock present in person or represented by proxy at the Bankmanagers special meeting. If you mark "ABSTAIN" or fail to instruct your fiduciary as to shares held in a fiduciary capacity with respect to the Bankmanagers adjournment proposal, it will have the same effect as a vote "AGAINST" the Bankmanagers adjournment proposal.

Shares Held by Directors and Officers

        Each of the directors and certain executive officers of Bankmanagers, in his or her capacity as a beneficial owner of shares of Bankmanagers common stock, has entered into a voting agreement with First Midwest, the form of which is attached to this proxy statement/prospectus as Annex 1-B to Appendix A, in which each director and certain executive officers have agreed to vote all shares of Bankmanagers voting common stock that he or she beneficially owns and has the power to vote for approval of the merger proposal and any other matter that is required to be approved by the Bankmanagers shareholders to facilitate the transactions contemplated by the merger agreement. The directors and certain executive officers also agreed to vote against any proposal made in opposition to the approval of the merger or in competition with the merger agreement and against any other acquisition proposal. See "The Merger Agreement—Voting Agreements."

        As of the close of business on the Bankmanagers record date, Bankmanagers' directors and executive officers and their affiliates collectively held approximately an aggregate of 79,096 shares of Bankmanagers common stock (or approximately 48.1% of the outstanding shares of Bankmanagers common stock) entitled to vote at the Bankmanagers special meeting.

        As of the Bankmanagers record date, First Midwest and its subsidiaries held no shares of Bankmanagers common stock, and none of its directors and executive officers and their affiliates held shares of Bankmanagers common stock.

Solicitation of Proxies; Payment of Solicitation Expenses

        Proxies are being solicited by Bankmanagers' board of directors from Bankmanagers shareholders. Shares of Bankmanagers common stock represented by properly executed proxies, and that have not been revoked, will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, such proxies representing shares of Bankmanagers common stock will be voted "FOR" the merger proposal and "FOR" the Bankmanagers adjournment proposal, and in the discretion of the individuals named as proxies as to any other matter that may come before the Bankmanagers special meeting.

        First Midwest and Bankmanagers have agreed to each pay for one-half of the costs and expenses (excluding the fees and disbursements of counsel, financial advisors and accountants) of copying, printing and distributing this proxy statement/prospectus and all listing, filing or registration fees, including fees paid for filing the registration statement of which this proxy statement/prospectus is a part with the SEC and any other fees paid for filings with governmental authorities. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers or employees of Bankmanagers or its affiliates telephonically, electronically or by other means of communication. Directors, officers and employees will receive no additional compensation for such solicitation. Although Bankmanagers does not anticipate using a paid proxy solicitor in connection with the special meeting, Bankmanagers may do so if determined to be appropriate.

Voting Your Shares

        Bankmanagers shareholders may vote in person or by proxy at the Bankmanagers special meeting on the proposals upon which they are entitled to vote. Bankmanagers shareholders may also vote by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. To be valid, your vote by mail must be received by the deadline specified on the proxy card.

        YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES OF BANKMANAGERS COMMON STOCK YOU OWN. ACCORDINGLY, YOU SHOULD SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE BANKMANAGERS SPECIAL MEETING IN PERSON.

Revocability of Proxies and Changes to a Bankmanagers Shareholder's Vote

        A Bankmanagers shareholder who has submitted a proxy may revoke it or change his, her or its vote at any time before its proxy is voted at the Bankmanagers special meeting. A Bankmanagers shareholder may revoke her, her or its proxy by (i) giving a written notice of revocation to Robert J. Makowski, Vice President, Treasurer and Secretary of Bankmanagers, (ii) attending the Bankmanagers special meeting in person and voting by ballot at the Bankmanagers special meeting, or (iii) by properly submitting to Bankmanagers a duly executed proxy bearing a later date. All written notices of revocation and other communications with respect to revocation of proxies should be addressed to Bankmanagers as follows: 7540 West Capitol Drive, Milwaukee, Wisconsin 53216, Attention: Robert J. Makowski, Vice President, Treasurer and Secretary.

Attending the Bankmanagers Special Meeting

        The Bankmanagers special meeting will be held at The Milwaukee Club, located at 706 North Jefferson Street, Milwaukee, Wisconsin 53202, on December 20, 2019, at 11:00 a.m. Central Time. Subject to space availability, all Bankmanagers shareholders, including shareholders of record and shareholders who hold their shares through a fiduciary or any other holder of record, are invited to attend the Bankmanagers special meeting.

        Any representative of a shareholder who wishes to attend the special meeting must present acceptable documentation evidencing his or her authority, acceptable evidence of ownership by the holder of shares of Bankmanagers common stock and an acceptable form of identification.

  Questions and Additional Information

        If you have any questions or need assistance in voting your shares, please call P. Michael Mahoney, Chairman of the Board of Directors of Bankmanagers, at (414) 270-3207.

THE MERGER

        The following discussion describes certain material information about the merger. We urge you to read carefully this entire document, including the merger agreement and the financial advisor opinion of Stephens delivered to the board of directors of Bankmanagers, attached as Appendices A and B, respectively, to this proxy statement/prospectus, for a more complete understanding of the merger.

Terms of the Merger

        First Midwest's board of directors and Bankmanagers' board of directors have each unanimously approved and adopted the merger agreement and the transactions contemplated thereby, including the merger. The merger agreement provides for combining our companies through the merger of Bankmanagers with and into First Midwest, with First Midwest as the surviving corporation. As a result, the separate existence of Bankmanagers will terminate. Following the merger at such time as First Midwest determines, Park Bank, Bankmanagers' wholly owned bank subsidiary, will merge with and into First Midwest Bank, First Midwest's wholly owned bank subsidiary, with First Midwest Bank being the surviving bank. Following the bank merger, First Midwest Bank will continue its existence as a commercial bank, with its primary federal banking regulator being the Board of Governors of the Federal Reserve System. We expect to complete the merger and the bank merger in the first quarter of 2020, subject to the receipt of required approvals and customary closing conditions, although delays may occur.

        Upon completion of the merger, each Bankmanagers shareholder will receive a number of shares of First Midwest common stock in exchange for each share of Bankmanagers common stock held immediately prior to the completion of the merger, which consideration will be calculated based on the exchange ratio, plus the cash consideration, which amount of cash consideration is subject to a potential reduction as provided in the merger agreement.

        The exchange ratio of 29.9675 is not subject to adjustment but the value of the First Midwest common stock to be received by Bankmanagers shareholders in the merger will fluctuate based on the trading price of First Midwest common stock. The cash consideration of $623.02 per share of Bankmanagers common stock is subject to a potential reduction based on the amount of the retained earnings dividend paid by Bankmanagers to Bankmanagers shareholders immediately prior to the closing of the merger, which amount may be paid only to the extent that neither Bankmanagers nor Park Bank will be less than adequately capitalized as described in the merger agreement. Based on the information available as of the date of this proxy statement/prospectus, an adjustment to the cash consideration of $623.02 per share of Bankmanagers common stock is reasonably expected to be within a range of a decrease of $334 per share and $346 per share of Bankmanagers common stock. The reduction will be equal to the amount of the retained earnings dividend paid per share of Bankmanagers common stock, which will be paid to Bankmanagers shareholders immediately prior to the closing of the merger. For example, if the retained earnings dividend is $346 per share, Bankmanagers shareholders will receive that amount immediately prior to the closing of the merger and $277.02 per share in cash consideration at the closing of the merger, for a total of $623.02 per share in cash distributions considering both the retained earnings dividend and the cash consideration to be received in the merger. Bankmanagers intends to declare and pay the retained earnings dividend immediately prior to the completion of the merger only if the merger is approved by Bankmanagers shareholders.

        The cash consideration of $623.02 may also be subject to adjustment if certain environmental conditions and/or title defects exist with respect to Bankmanagers' real property and the real property adjustment amount is greater than $750,000. In that case, the cash consideration per share of Bankmanagers common stock will be reduced by an amount equal to the result of: (i) the amount of the real property adjustment amount up to an aggregate amount of $1,000,000, divided by (ii) the aggregate number of outstanding shares of Bankmanagers common stock immediately preceding the merger. If the real property adjustment amount is greater than $1,000,000, First Midwest may elect to reduce the cash consideration per share of Bankmanagers common stock by $1,000,000 divided by the aggregate number of outstanding shares of Bankmanagers common stock immediately preceding the merger or terminate the merger agreement.

        Any change in the market price of First Midwest common stock prior to completion of the merger will affect the value of any shares of First Midwest common stock Bankmanagers shareholders receive as consideration in the merger. The market price of First Midwest common stock may fluctuate as a result of a variety of factors, including general market and economic conditions, changes in our respective businesses, operations and prospects, and regulatory considerations. Many of these factors are outside our control. Accordingly, at the time of the Bankmanagers special meeting, Bankmanagers shareholders will not know or be able to calculate the market price of First Midwest common stock that they will receive upon completion of the merger.

        For additional and more detailed information regarding the legal documents that govern the merger, including information about the conditions to the merger and the provisions for terminating or amending the merger agreement, see "The Merger Agreement."

Background of the Merger

        As part of its ongoing consideration and evaluation of Bankmanagers' long-term business strategy, the board of directors of Bankmanagers has engaged in periodic reviews during which the board discussed Bankmanagers' strategic direction, performance and prospects in the context of trends and developments in the markets that Bankmanagers serves, the banking industry and the regulatory environment. As part of these strategic reviews, the Bankmanagers board consulted with its financial and legal advisors. Among other things, these discussions have focused on the highly competitive landscape, increased regulatory and technology requirements and recent bank acquisition transactions in the Milwaukee and Chicago metropolitan markets, as well as possible strategic alternatives available to Bankmanagers.

        In late 2015, at the invitation of Michael Scudder, First Midwest's Chairman of the Board and Chief Executive Officer, Michael Mahoney, Bankmanagers' Chairman of the Board and President, and Michael Kelly, Bankmanagers' Vice President and General Counsel, met with Mr. Scudder. At this meeting, they discussed First Midwest's level of interest in the Milwaukee market, the state of the banking industry and their respective organizations and strategies. Mr. Scudder expressed First Midwest's interest in exploring a strategic transaction if Bankmanagers had interest. Messrs. Mahoney and Kelly subsequently updated the Bankmanagers board of directors on their meeting with Mr. Scudder.

        On January 25, 2016, Bankmanagers entered into an engagement letter with Stephens to serve as Bankmanagers' financial advisor to assist in its evaluation of strategic alternatives, including with respect to any acquisition proposals received from First Midwest. As part of this review, Stephens met with Bankmanagers to discuss the possible current valuation of Bankmanagers and the possible interested strategic partners for Bankmanagers. During this discussion, Bankmanagers expressed concerns about confidentiality and the impact on the employees of Park Bank in an in-market merger. After weighing the various alternatives, Bankmanagers concluded that exploring a negotiated transaction with First Midwest was their preferred avenue at the time and instructed Stephens to initiate that discussion.

        On January 27, 2016, Messrs. Mahoney and Kelly met with representatives of Barack Ferrazzano to discuss various legal matters related to the exploration of Bankmanagers' strategic options, including the fiduciary duties of boards of directors, obligations under federal and state securities laws, the due diligence process and the importance of maintaining confidentiality throughout the process.

        At the end of January 2016, First Midwest submitted its initial due diligence requests to Stephens. On February 2, 2016, Bankmanagers and First Midwest entered into a standard confidentiality agreement allowing First Midwest to begin its initial due diligence review of Bankmanagers. In February 2016, Bankmanagers, with the assistance of Stephens, opened an online data room for First Midwest to conduct due diligence and began developing an executive summary to highlight the nature of Bankmanagers' business and its strengths for delivery to First Midwest.

        At its meeting on February 17, 2016, the Bankmanagers board of directors met with representatives of Stephens and Barack Ferrazzano regarding Bankmanagers' strategic alternatives. Barack Ferrazzano reviewed with the directors the board's fiduciary duties in connection with their consideration of Bankmanagers' strategic options, including a transaction with First Midwest. At the conclusion of the meeting, the board of directors of Bankmanagers approved the formation of a capital committee to oversee Bankmanagers' management and financial and legal advisors throughout the strategic process and authorized the capital committee to continue evaluating and negotiating a potential proposal with First Midwest. The capital committee consisted of Michael Mahoney, Michael Kelly and Patrick Kelly. Additionally, the board formally ratified the engagement of Stephens as Bankmanagers' financial advisor and Barack Ferrazzano as Bankmanagers' legal advisor in the strategic process. Throughout the first quarter of 2016, Bankmanagers' management and capital committee met with representatives of Stephens to discuss the general merger and acquisition market and with representatives of Barack Ferrazzano to discuss pre-transaction planning matters.

        On March 28, 2016, First Midwest delivered a non-binding indication of interest with respect to a business combination in which First Midwest would acquire Bankmanagers for consideration consisting of First Midwest common stock and cash, depending on the results of First Midwest's due diligence. After consulting with its advisors, for a number of reasons, including Bankmanagers' business prospects, the possible future valuation of the company and attending to the defense of certain litigation matters, Bankmanagers determined that it would continue to pursue its strategy to operate as an independent company but would continue to evaluate its strategic options and stay in contact with First Midwest.

        From time to time from April 2016 to April 2018, members of the Bankmanagers and First Midwest management teams and their respective financial advisors continued to discuss their respective organizations and opportunities to work together. Also during this time, the Bankmanagers board of directors and certain members of its management team continued their general discussions of Bankmanagers' strategic alternatives. Bankmanagers retained the online data room through which it periodically provided First Midwest updates of Bankmanagers' financial and operating results. On August 17, 2018, Bankmanagers re-engaged Stephens to serve as Bankmanagers' financial advisor through its evaluation of strategic alternatives. On September 5, 2018, representatives of Stephens provided the capital committee of the Bankmanagers board of directors with an update on the current market for mergers and acquisitions of financial institutions in the United States and in the Milwaukee metropolitan market and Bankmanagers' strategic options, including a possible transaction with First Midwest.

        On September 28, 2018, Messrs. Mahoney and Kelly discussed with representatives of Barack Ferrazzano various legal matters related to the exploration of the company's strategic options, including the board's fiduciary duties, benefits and compensation matters, the due diligence process and maintaining confidentiality throughout the process. Throughout late 2018 and early 2019, Bankmanagers' management provided regular, quarterly financial updates to First Midwest, and representatives of Stephens began having regular dialogue with First Midwest and its advisors about a possible business combination.

        Between February 2019 and April 2019, Bankmanagers and Stephens worked to update the preliminary due diligence materials provided to First Midwest in 2016, including an updated executive summary to highlight the nature of Bankmanagers' business and its strengths. Throughout the first quarter of 2019, Bankmanagers' management and its capital committee met with representatives of Stephens to discuss the general merger and acquisition market and with representatives of Barack Ferrazzano to discuss pre-transaction planning matters. In April 2019, Bankmanagers and Stephens responded to follow up informational requests from First Midwest.

        On May 2, 2019, First Midwest delivered a non-binding indication of interest with respect to a business combination in which First Midwest would acquire Bankmanagers for aggregate consideration of approximately $194 million based on First Midwest's closing stock price on April 30, 2019 of $21.47 per share, consisting of 80% First Midwest common stock and 20% cash. The indication of interest also contained other standard and customary preliminary terms, including a request that Bankmanagers would grant First Midwest an exclusivity period during which Bankmanagers would not be allowed to discuss a possible transaction with another financial institution. Bankmanagers' capital committee reviewed the indication of interest with its financial and legal advisors and directed representatives of Stephens to contact First Midwest to determine whether terms of the indication of interest could be improved.

        On May 29, 2019, First Midwest delivered a revised non-binding indication of interest with a proposed aggregate consideration of $205 million based on First Midwest's closing stock price on April 30, 2019 of $21.47 per share, consisting of 70% First Midwest common stock and 30% cash. However, First Midwest common stock had traded lower over the intervening time, so the proposal had an aggregate value of approximately $195 million based on First Midwest's average closing stock price over the 30 days ending on May 28, 2019 of $20.79 per share. After further discussions between the parties and their financial advisors, on June 3, 2019, First Midwest delivered a further revised non-binding indication of interest for aggregate consideration of $205 million based on First Midwest's average closing stock price over the 30 days ending on May 28, 2019 of $20.79 per share, consisting of 50% First Midwest common stock and 50% cash, with the cash component to be allocated between a special pre-closing dividend from Bankmanagers to its shareholders and payment from First Midwest.

        On June 6, 2019, the board of directors of Bankmanagers met to discuss First Midwest's indication of interest. During the meeting, the capital committee updated the board on the ongoing matters with First Midwest and the board held a detailed and lengthy discussion regarding First Midwest's indication of interest. Representatives from Barack Ferrazzano and Stephens participated in the meeting and led a discussion about various legal and financial considerations regarding the indication of interest. Upon the recommendation of the capital committee, the board of directors authorized management to execute an exclusivity agreement with First Midwest and to proceed with negotiating the terms of a definitive merger agreement.

        On June 7, 2019, Bankmanagers and First Midwest signed a 60-day exclusivity agreement. During June 2019, First Midwest began a fulsome due diligence review of Bankmanagers. In addition, Bankmanagers and First Midwest negotiated the material terms of the transaction, including the proposed merger consideration and potential purchase price adjustments, including potential downward adjustments.

        On July 2, 2019, First Midwest and its outside counsel, Chapman and Cutler, provided an initial draft of the merger agreement to Barack Ferrazzano. This draft also included drafts of a form voting agreement, pursuant to which Bankmanagers directors, certain executive officers and certain other Bankmanagers shareholders would vote in favor of the merger and other matters to be voted on in connection with the merger, and a form confidentiality, non-solicitation and non-competition agreement, which all of the directors and certain executive officers of Bankmanagers would be required to execute.

        Throughout July and August 2019, First Midwest continued to conduct due diligence on Bankmanagers, including an on-site management due diligence session between the parties on

August 6, 2019. During this time, the parties also continued to negotiate the material terms of the proposed transaction and exchange drafts of a proposed merger agreement.

        On July 17, 2019, Barack Ferrazzano provided Chapman and Cutler with comments to the merger agreement. On July 25, 2019, First Midwest and Bankmanagers extended the term of the exclusivity agreement through August 31, 2019 in order for the parties to conclude their respective due diligence and the negotiation of the merger agreement. On July 29, 2019, Chapman and Cutler provided Barack Ferrazzano with an updated draft of the merger agreement and certain other ancillary documents, including the proposed forms of the voting and lockup agreements and the confidentiality, non-solicitation and non-competition agreement.

        Throughout August 2019, the parties continued to negotiate the material terms of the proposed transaction, including exchanging various drafts of the merger agreement and ancillary documents. By the end of these negotiations, the parties resolved, among other items, the contents of the representations and warranties, certain adjustments relating to the cash component of the per share merger consideration, including the impact of a special dividend to Bankmanagers shareholders at closing, closing conditions, covenants regarding real estate, certain employment matters, certain tax matters and the terms of the voting, lock-up and confidentiality, non-solicitation and non-competition agreements. During this time, the parties agreed to purchase price adjustments at closing with respect to environmental and title matters as to Bankmanagers' existing real estate and any other real estate acquired after the date of the merger agreement.

        On August 21, 2019, First Midwest's board of directors met with members of First Midwest's executive management team. At this meeting, First Midwest's board of directors considered the proposed transaction and discussed, among other things, the then-current draft of the merger agreement, the strategic rationale, financial terms, consideration and integration risk for the transaction. First Midwest's executive management team communicated, and the board of directors also considered the advice of Sandler O'Neill + Partners, L.P. ("Sandler"), First Midwest's financial advisor, and Chapman and Cutler, First Midwest's legal advisor, with respect to the proposed transaction. Following these discussions, First Midwest's board of directors unanimously approved and adopted the merger agreement and the transactions contemplated thereby, and declared the merger and other transactions contemplated by the merger agreement to be advisable and in the best interests of First Midwest and its stockholders. First Midwest's board of directors then directed management and its advisors to finalize and execute a definitive merger agreement, subject to final approval by First Midwest's Chairman of the board of directors. First Midwest's Chairman of the board of directors subsequently confirmed approval of the merger agreement prior to execution on August 27, 2019. The board of directors of First Midwest Bank also unanimously approved the bank merger and recommended to its sole stockholder, First Midwest, that it approve the bank merger, which was subsequently approved by First Midwest.

        On August 21, 2019, Bankmanagers' board of directors held a special meeting to consider the terms of the proposed merger with First Midwest and the then-current definitive transaction documents, including the draft of the merger agreement. As an initial matter, Barack Ferrazzano directed the attention of Bankmanagers' board of directors to a memorandum summarizing the board of directors' fiduciary duties and reviewed with the directors the memorandum, their fiduciary duties in connection with their review and consideration of the transaction and the terms of the proposed merger with First Midwest. The Bankmanagers' board of directors was reminded that this information regarding the board of directors' fiduciary duties had been provided and discussed at prior board meetings.

        After further discussion among members of Bankmanagers' board of directors, Barack Ferrazzano led a comprehensive review of the definitive transaction documents, including the merger agreement, directing the attention of the board of directors of Bankmanagers to a memorandum summarizing the terms of the merger agreement, the voting and lock up agreements, and the confidentiality, non-solicitation and non-competition agreements that had been previously provided to each member of the board.

        Following this discussion, representatives of Stephens reviewed the financial aspects of the proposed merger and discussed in detail their financial analyses as of the date of the meeting, including those described under "—Opinion of Bankmanagers' Financial Advisor." At this meeting, Stephens delivered an oral opinion to the board (which was subsequently confirmed in a written opinion, dated as of August 21, 2019) to the effect that as of August 21, 2019, and, based upon and subject to various assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken as described in its opinion, the per share merger consideration was fair, from a financial point of view, to the holders of Bankmanagers common stock, as described under "—Opinion of Bankmanagers' Financial Advisor."

        During the meeting, Bankmanagers' management and legal advisors reported on, and the board of directors of Bankmanagers discussed in detail, the reverse due diligence process undertaken by Bankmanagers and its advisors with respect to First Midwest. Bankmanagers' management reported favorably regarding the complementary culture and business objectives of First Midwest and Bankmanagers, noting that the respective customer focus, geographic coverage and historical relationships with borrowers and customers of First Midwest and Bankmanagers evidenced that the two companies shared a similar business orientation.

        Following extensive discussion and after considering the foregoing and the proposed terms of the transaction documents, and taking into account the strategic rationale, financial terms, consideration, integration risk and business rationale of consummating a merger with First Midwest, including the factors described in the section titled "—Bankmanagers' Reasons for the Merger and Recommendation of the Board of Directors of Bankmanagers," the board of directors, having determined that the terms of First Midwest's proposal, the related merger agreement and the transactions contemplated thereby, including the merger, were fair to and in the best interests of Bankmanagers and its shareholders, unanimously approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger and the exchange ratio, at the meeting. The board directed that the merger agreement be submitted to Bankmanagers shareholders for approval, and recommended that Bankmanagers shareholders vote in favor of the approval of the merger agreement and the transactions contemplated thereby.

        The merger agreement and related documents were executed by the parties on August 27, 2019. The transaction was announced the morning of August 28, 2019 in a press release issued by First Midwest.

First Midwest's Reasons for the Merger

        In reaching its decision to adopt and approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, First Midwest's board of directors evaluated the merger in consultation with First Midwest management and considered information provided by First Midwest's financial and legal advisors, as well as a number of factors, including the following material factors:

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  management's view that the acquisition of Bankmanagers provides an attractive opportunity to expand First Midwest's presence in the Milwaukee and southeastern Wisconsin markets;

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  Park Bank's client-focused banking orientation and its compatibility with First Midwest and its subsidiaries;

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  management's assessment that Park Bank presents a strong banking franchise that is consistent with First Midwest Bank's relationship-based banking model while adding talent and depth to First Midwest Bank's operations;

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  management's review of the business, operations, earnings and financial condition, including capital levels and asset quality, of Bankmanagers and Park Bank;

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  management's review of Park Bank's loan portfolio and asset quality;

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  management's belief that Park Bank's core deposit base is strong;

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  management's due diligence review of Bankmanagers and Park Bank and the discussions with Sandler and Chapman and Cutler related thereto and to other transactional matters;

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  the projected earnings per share accretion expected to occur as a result of the proposed transaction;

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  the projected tangible book value earn-back period of the proposed merger;

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  management's expectation that First Midwest will maintain its strong capital ratios upon completion of the proposed transactions;

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  the fact that Bankmanagers shareholders will have an opportunity to approve the merger;

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  projected efficiencies, including reductions in Bankmanagers' total non-interest expense base, to come from integrating certain of Bankmanagers' operations into First Midwest's existing operations;

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  the financial and other terms of the merger agreement, including the exchange ratio for the merger consideration, the expected tax treatment and the deal protection and termination fee provisions, which First Midwest reviewed with its outside financial and legal advisors;

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  Park Bank's compatibility with First Midwest Bank, which First Midwest management believes should facilitate integration and implementation of the merger and the bank merger and should provide the opportunity to mitigate integration risks and increase potential returns;

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  the fact that key members of Bankmanagers' and Park Bank's executive management are expected to become employees of the combined organization following the merger and the bank merger;

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  the fact that, concurrently with the execution of the merger agreement, all of the directors and certain executive officers of Bankmanagers who beneficially owned in the aggregate approximately 47.5% of Bankmanagers' outstanding common stock as of August 27, 2019, were signing (i) voting agreements with First Midwest agreeing to vote for approval of the merger agreement and the transactions contemplated thereby and (ii) confidentiality, non-solicitation and non-competition agreements with First Midwest;

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  the fact that, concurrently with the execution of the merger agreement, certain shareholders of Bankmanagers who beneficially owned in the aggregate an additional approximately 17.8% of Bankmanagers' outstanding common stock as of August 27, 2019, have agreed to sign voting agreements with First Midwest agreeing to vote for approval of the merger agreement and the transactions contemplated thereby; and

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  the regulatory and other approvals required in connection with the transactions and the expected likelihood that such regulatory approvals will be received in a reasonably timely manner and without the imposition of unacceptable conditions.

        First Midwest's board of directors believes that the merger and the merger agreement are advisable and in the best interests of First Midwest and its stockholders.

        The foregoing discussion of the information and factors considered by First Midwest's board of directors is not intended to be exhaustive, but includes a summary of the material factors considered by First Midwest's board of directors. First Midwest's board of directors further considered various risks and uncertainties related to each of these factors and the ability to complete the merger. In view of the wide variety of factors considered by First Midwest's board of directors in connection with its evaluation of the merger, First Midwest's board of directors did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered. In considering the factors described above, individual directors may have given differing weights to different factors. First Midwest's board of directors collectively made its determination with respect to the merger based on the conclusion reached by its members, based on the factors that each of them considered appropriate, that the merger is in the best interests of First Midwest stockholders and that the benefits expected to be achieved from the merger were achievable and outweigh the potential risks and vulnerabilities.

        It should be noted that this explanation of the First Midwest board of directors' reasoning and all other information presented in this section includes information that is forward-looking in nature, and, therefore, should be read in light of the factors discussed under the heading "Cautionary Statement Regarding Forward-Looking Statements."

Bankmanagers' Reasons for the Merger and Recommendation of the Board of Directors of Bankmanagers

        Bankmanagers' board of directors has concluded that the merger offers Bankmanagers shareholders an attractive opportunity to achieve the board's strategic business objectives, including increasing shareholder value, growing the size of the business and enhancing liquidity for Bankmanagers shareholders. In addition, Bankmanagers' board of directors believes that the customers and communities served by Park Bank will benefit from the merger.

        In deciding to approve the merger agreement and the transactions contemplated thereby, Bankmanagers' board of directors consulted with Bankmanagers' management, as well as its legal counsel, Barack Ferrazzano, and financial advisor, Stephens, and considered numerous factors, including the following:

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  information with respect to the businesses, earnings, operations, financial condition, prospects, capital levels and asset quality of Bankmanagers and First Midwest, both individually and as a combined company;

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  the value to be received by Bankmanagers shareholders in the merger as compared to shareholder value projected for Bankmanagers as an independent entity;

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  the enhanced liquidity for Bankmanagers shareholders, including with respect to the First Midwest common stock to be received in the merger;

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  the compatibility of Bankmanagers' geographical footprint with that of First Midwest and the expansion of product and service availability to the communities currently served by Bankmanagers;

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  the market value of First Midwest common stock prior to the execution of the merger agreement and the prospects for future appreciation as a result of First Midwest's strategic initiatives;

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  the perceived risks and uncertainties attendant to Bankmanagers' operation as an independent banking organization, including the risks and uncertainties related to the continuing low-interest rate environment, competition in Bankmanagers' market area, increased operating and regulatory costs and increased capital requirements;

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  the Bankmanagers' board of directors' belief that combining with a larger financial institution will benefit shareholders and customers in that the combined organization will be better equipped to respond to economic and industry developments and should be better positioned to develop and build on its position in existing markets;

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  the financial presentation of Bankmanagers' financial advisor, Stephens, to the board of directors of Bankmanagers on August 21, 2019, and the delivery of the written opinion of Stephens, dated August 21, 2019, to the board of directors of Bankmanagers, stating that the merger consideration to be received by the holders of Bankmanagers common stock in the transaction pursuant to the merger agreement is fair to shareholders from a financial point of view, based upon and subject to the qualifications, assumptions and other matters considered in connection with the preparation of its opinion, as further described under "—Opinion of Bankmanagers' Financial Advisor";

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  the evaluation by the board of directors of Bankmanagers, with the assistance of management and Stephens, of strategic alternatives available to Bankmanagers for facilitating liquidity and enhancing value over the long term for Bankmanagers shareholders and the potential risks, rewards and uncertainties associated with such alternatives, and the board of directors of Bankmanagers' belief that the proposed merger with First Midwest was the best option available to Bankmanagers and its shareholders;

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  the fact that First Midwest is publicly held and the merger would provide access to a public trading market for Bankmanagers shareholders whose investment is currently in a company with a very limited trading market;

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  the effects of the merger on Bankmanagers' employees, including the number of employees to be retained following the merger and their ability to participate in First Midwest's benefit plans;

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  the status of First Midwest as a regular participant in the mergers and acquisitions market within the banking industry and the likelihood that its sophistication in such matters would allow Bankmanagers to capture efficiencies in connection therewith;

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  the likelihood that the merger will be approved by Bankmanagers shareholders;

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  the complementary aspects of Bankmanagers' and First Midwest's businesses, including customer focus, business orientation and operations, First Midwest's strong deposit market share and First Midwest's strengths in relationship-based commercial lending;

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  the potential risk of diverting management's attention and resources from the operation of Bankmanagers' business to the merger, and the possibility of employee attrition or adverse effects on customer and business relationships as a result of the announcement and pendency of the merger;

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  the potential risks and costs associated with successfully integrating Bankmanagers' business, operations and employees with those of First Midwest, including the risk of not realizing all of the anticipated benefits of the merger or not realizing them in the expected time frame;

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  the quality and experience of First Midwest's management team;

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  the dividend payment history of First Midwest;

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  the satisfactory results of Bankmanagers' management's reverse due diligence of First Midwest;

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  the right of Bankmanagers shareholders to exercise dissenters' rights, as further described under "Dissenters' Rights of Appraisal of Holders of Bankmanagers Common Stock";

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  the fact that the directors and certain executive officers of Bankmanagers have interests in the merger that are different from or in addition to those of Bankmanagers shareholders;

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  the fact that the receipt of the First Midwest common stock portion of the merger consideration may be tax-free to Bankmanagers shareholders based on the expected tax treatment of the merger as a "reorganization" for U.S. federal income tax purposes, as further described under "The Merger—Material Federal Income Tax Consequences of the Merger";

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  the likelihood that the merger will be approved by the relevant bank regulatory authorities without undue burden and in a timely manner; and

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  First Midwest's experience as an acquiror of financial institutions and, as a result, the perceived execution and integration risk.

        The foregoing discussion of the information and factors considered by Bankmanagers' board of directors is not intended to be exhaustive, but includes a summary of the material factors considered by Bankmanagers' board of directors. Bankmanagers' board of directors further considered various risks and uncertainties related to each of these factors and the ability to complete the merger. In view of the wide variety of factors considered by Bankmanagers' board of directors in connection with its evaluation of the merger, Bankmanagers' board of directors did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered. In considering the factors described above, individual directors may have given differing weights to different factors. Bankmanagers' board of directors collectively made its determination with respect to the merger based on the conclusion reached by its members, based on the factors that each of them considered appropriate, that the merger is in the best interests of Bankmanagers shareholders and that the benefits expected to be achieved from the merger were achievable and outweigh the potential risks and vulnerabilities.

        After considering the foregoing and other relevant factors and risks, and their overall impact on the shareholders and other constituencies of Bankmanagers, Bankmanagers' board of directors concluded that the anticipated benefits of the merger outweighed the anticipated risks of the transaction. Accordingly, Bankmanagers' board of directors unanimously approved and deemed advisable the merger agreement and the merger, and the board of directors unanimously recommends that Bankmanagers shareholders vote "FOR" the proposal to approve and adopt the merger agreement and the transactions contemplated thereby, including the merger, and "FOR" the Bankmanagers adjournment proposal.

        It should be noted that this explanation of the Bankmanagers board of directors' reasoning and all other information presented in this section includes information that is forward-looking in nature, and, therefore, should be read in light of the factors discussed under the heading "Cautionary Statement Regarding Forward-Looking Statements."

Opinion of Bankmanagers' Financial Advisor

        Bankmanagers retained Stephens as financial advisor on August 17, 2018. Pursuant to that engagement, the Bankmanagers board of directors requested that Stephens evaluate the fairness of the merger, from a financial point of view, to Bankmanagers and its shareholders. The full text of the written opinion letter of Stephens is attached as Appendix B to this document. The summary of Stephens' opinion set forth in this document is qualified in its entirety by reference to the full text of such written opinion letter. Bankmanagers shareholders are urged to read the written opinion letter in its entirety.

        At the August 21, 2019 meeting of the Bankmanagers board of directors, representatives of Stephens rendered its oral opinion, which was subsequently confirmed by delivery of a written opinion letter to the board dated August 21, 2019, that, as of such date, the merger consideration to be received by Bankmanagers shareholders is fair to them from a financial point of view, based upon and subject to the qualifications, assumptions and other matters considered in connection with the preparation of its opinion.

        Stephens provided its opinion for the information of the Bankmanagers board of directors in connection with, and for purposes of, its consideration of the merger and its opinion only addresses whether the merger consideration to be received by Bankmanagers shareholders in the merger is fair to such holders from a financial point of view. The Stephens opinion does not constitute a recommendation to the Bankmanagers board or to any holder of Bankmanagers common stock as to how the board, such shareholder, or any other person should vote, or otherwise act, with respect to the merger or any other matter. Stephens does not express any opinion as to the likely trading price of Bankmanagers common stock following the announcement of the merger.

        In connection with its review of the proposed merger transaction and the preparation of its opinion, Stephens, among other things:

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  analyzed certain publicly available financial statements and reports regarding Bankmanagers and First Midwest;

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  analyzed certain audited financial statements and management reports regarding Bankmanagers and First Midwest;

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  analyzed certain internal financial statements and other financial and operating data concerning Bankmanagers prepared by management of Bankmanagers;

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  analyzed, on a pro forma basis, the effect of the merger on the balance sheet, capitalization ratios, earnings and book value both in the aggregate and, where applicable, on a per share basis of First Midwest;

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  reviewed the reported prices and trading activity for shares of First Midwest common stock;

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  compared the financial performance of Bankmanagers and First Midwest with that of certain other publicly-traded companies and their securities that Stephens deemed relevant to its analysis of the merger;

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  reviewed the financial terms, to the extent publicly available, of certain merger or acquisition transactions that Stephens deemed relevant to its analysis of the transaction;

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  reviewed the most recent draft of the merger agreement and related documents provided to Stephens by Bankmanagers prior to delivery of Stephens' opinion;

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  discussed with management of Bankmanagers and First Midwest the operations of and future business prospects for Bankmanagers and First Midwest and the anticipated financial consequences of the merger to Bankmanagers and First Midwest;

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  assisted in the deliberations of Bankmanagers regarding the material terms of the merger and the negotiations of Bankmanagers with First Midwest; and

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  performed such other analyses and provided such other services as Stephens deemed appropriate.

        With Bankmanagers' consent, Stephens assumed and relied upon the accuracy and completeness of all information supplied by or on behalf of Bankmanagers, or otherwise reviewed by or discussed with Stephens, and Stephens did not undertake any duty or responsibility to, nor did Stephens, independently verify any of such information. Stephens did not assume any responsibilities for making or undertaking an independent appraisal of the assets or liabilities of Bankmanagers or First Midwest. With respect to the financial forecasts provided to or otherwise reviewed by or discussed with Stephens, Stephens, with Bankmanagers' consent, assumed that the financial forecasts were reasonably prepared and reflect the best currently available estimates and judgments of management of Bankmanagers. Stephens relied upon Bankmanagers to advise Stephens promptly if any information previously provided became inaccurate or was required to be updated during the period of its review. Stephens expressed no opinion with respect to the projections or the assumptions on which they were based. Based upon the terms specified in the merger agreement, Stephens assumed that the merger will qualify as a reorganization under the provisions of Section 368(a) of the Code. Stephens relied upon and assumed, without independent verification, that the final form of the merger agreement would be substantially similar to the draft agreement reviewed by Stephens in all respects material to its analysis, and that the merger transaction would be consummated in accordance with the terms of the draft agreement without any material waiver of or amendment to any of the conditions thereto. Furthermore, Stephens assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the draft agreement were true, correct and complete in all material respects. Stephens also relied upon and assumed, without independent verification, that: (i) the merger would be consummated in a manner that complies in all respects with all laws, rules and regulations; and (ii) all governmental, regulatory or other consents and approvals necessary for the consummation of the transaction would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would have an adverse effect on the merger consideration, the transaction or Bankmanagers that would be material to its analysis or opinion.

        In formulating its opinion, Stephens considered only the merger consideration to be received by Bankmanagers shareholders, and Stephens did not consider, and its opinion did not address, the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Bankmanagers, or such class of persons, in connection with the merger transaction whether relative to the merger consideration or otherwise. Stephens was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address, among other things: (i) the fairness of the merger transaction to the holders of any class of securities, creditors or other constituencies of Bankmanagers, or to any other party, except and only to the extent expressly set forth in the last sentence of its opinion; or (ii) the fairness of the transaction to any one class or group of Bankmanagers' or any other party's security holders or other constituents vis-à-vis any other class or group of Bankmanagers' or such other party's security holders or other constituents (including, without limitation, the allocation of any consideration to be received in the transaction amongst or within such classes or groups of security holders or other constituents). Stephens expressed no opinion as to the impact of the merger transaction on the solvency or viability of Bankmanagers or First Midwest or the ability of Bankmanagers or First Midwest to pay their respective obligations when they come due.

  Material Financial Analyses

        The following summarizes the material financial analyses reviewed by Stephens with the Bankmanagers board of directors at its meeting on August 21, 2019, which material was considered by Stephens in rendering its opinion. No company or transaction used in the analyses described below is identical or directly comparable to Bankmanagers, First Midwest or the contemplated merger transaction. For purposes of its analyses, Stephens utilized the agreed upon consideration mix for the merger of a fixed 29.9675 shares of First Midwest common stock and a fixed $623.02 in cash for each share of Bankmanagers common stock. Based upon the closing price on August 16, 2019 of First Midwest's stock of $19.56, the implied equity price per share of the merger consideration was $1,209.19.

        Selected Public Companies Analysis.    Stephens analyzed the relative valuation multiples of 15 publicly-traded banks headquartered in the Midwest (Iowa, Illinois, Indiana, Kansas, Kentucky, Michigan, Minnesota, Missouri, North Dakota, Nebraska, Ohio, South Dakota and Wisconsin) with assets between $500 million and $1.5 billion, which it deemed relevant, including:

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  County Bancorp, Inc.;

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  Hawthorn Bancshares, Inc.;

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  Mackinac Financial Corporation;

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  Middlefield Banc Corp.;

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  First Savings Financial Group;

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  Limestone Bancorp, Inc.;

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  Ohio Valley Banc Corp.;

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  SB Financial Group, Inc.;

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  Landmark Bancorp, Inc.;

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  Guaranty Federal Bancshares, Inc.;

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  United Bancshares, Inc.;

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  First Capital, Inc.;

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  Central Federal Corporation;

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  Cortland Bancorp; and

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  United Bancorp, Inc.

        Stephens calculated various financial multiples for each company, including: (i) price compared to tangible book value ("TBV") as of June 30, 2019 (or March 31, 2019 when June 30, 2019 data was unavailable); and (ii) price compared to earnings for the most recent last twelve months ("LTM") ended June 30, 2019 (or March 31, 2019 when June 30, 2019 was unavailable). Stephens reviewed the median, 25th percentile and 75th percentile relative valuation multiples of the selected public companies and compared them to corresponding valuation multiples for Bankmanagers implied by the merger consideration. The results of the selected public companies analysis are summarized below:

	Price / TBV per share	Price / LTM EPS
Median	119%	10.0x
25th Percentile	112%	9.8x
75th Percentile	136%	11.9x
Merger Consideration	171%	15.6x

        Furthermore, Stephens applied the 25th percentile and 75th percentile relative valuation multiples for each of the metrics to Bankmanagers' actual and projected financial results and determined the implied equity price per share of Bankmanagers common stock and then compared those implied equity prices to the proposed merger consideration of $1,209.19 per share. The results of this are summarized below:

	Implied Equity Price Per Share:
	Price / TBV per share	Price / LTM EPS
25th Percentile	$793.95	$759.28
75th Percentile	$961.24	$921.99
Merger Consideration	$1,209.19	$1,209.19

        Selected Transaction Analysis.    Stephens analyzed publicly available information relating to selected transactions announced since July 1, 2018 involving targets headquartered in the Midwest (Iowa, Illinois, Indiana, Kansas, Kentucky, Michigan, Minnesota, Missouri, North Dakota, Nebraska, Ohio, South Dakota and Wisconsin) with assets between $500 million and $2 billion and Tangible Common

Equity / Tangible Assets greater than 7.0%. The selected transactions used in the analysis included (public announcement date of transaction shown in parenthesis):

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  Acquisition of SBC Inc. by Wintrust Financial Corporation (7/25/19);

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  Acquisition of First Staunton Bancshares Inc. by Associated Banc-Corp (7/25/19);

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  Acquisition of Liberty Bancorp, Inc. by Central Bancompany Inc. (4/10/19);

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  Acquisition of County Bank Corp by ChoiceOne Financial Services (3/25/19);

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  Acquisition of HopFed Bancorp, Inc. by First Financial Corporation (1/7/19);

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  Acquisition of Bridgeview Bancorp Inc. by First Midwest Bancorp Inc. (12/6/18);

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  Acquisition of Salin Bancshares, Inc. by Horizon Bancorp, Inc. (10/29/18);

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  Acquisition of MBT Financial Corp. by First Merchants Corp. (10/10/18);

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  Acquisition of Banc Ed Corp. by First Busey Corp. (8/22/18); and

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  Acquisition of ATBancorp by MidWestOne Financial Group Inc. (8/22/18)

        Stephens examined valuation multiples of transaction value compared to the target companies' most recent quarter ("MRQ") TBV, LTM earnings and MRQ core deposits, where such information was publicly available. Core deposits are defined as total deposits less time deposits of $100,000 or more. Stephens reviewed the median, 25th percentile and 75th percentile relative valuation multiples of the selected transactions and compared them to corresponding valuation multiples for Bankmanagers implied by the merger consideration. Furthermore, Stephens applied the median, 25th percentile and 75th percentile relative valuation multiples from the transactions to Bankmanagers' MRQ TBV, LTM earnings and MRQ core deposits to determine the implied equity price per share and then compared those implied equity prices per share to the proposed merger consideration of $1,209.19 per share. The results of the selected transactions analysis are summarized below:

	Transaction Value / MRQ TBV	Implied Equity Price Per Share
Median	159%	$1,126.41
25th Percentile	151%	$1,070.41
75th Percentile	176%	$1,249.76
Merger Consideration	171%	$1,209.19

	Transaction Value / LTM EPS		Implied Equity Price Per Share
Median	16.7	x	$1,293.88
25th Percentile	12.7	x	$983.97
75th Percentile	17.8	x	$1,379.11
Merger Consideration	15.6	x	$1,209.19

	Premium to Core Deposits	Implied Equity Price Per Share
Median	7.6%	$1,045.94
25th Percentile	6.0%	$974.98
75th Percentile	9.2%	$1,116.90
Merger Consideration	11.3%	$1,209.19

        Discounted Cash Flow Analysis.    Stephens analyzed the discounted present value of Bankmanagers' projected free cash flows for the year ended December 31, 2019 through the year ending December 31, 2025 on a standalone basis. Stephens used tangible-common-equity-to-tangible-assets in excess of a target ratio of 8.0% at the end of each projection period for free cash flow.

        The discounted cash flow analysis was based on the projections as prepared by the management of Bankmanagers. Consistent with the periods included in the projections, Stephens used calendar year 2024 as the final year for the analysis and applied multiples, ranging from 9.0x to 11.0x, to calendar year 2025 net income in order to derive a range of terminal values for Bankmanagers in 2024.

        The projected unleveraged free cash flows and terminal values were discounted using rates ranging from 12.0% to 14.0%. Stephens reviewed the range of prices derived in the discounted cash flow analysis and compared them to the price per share for Bankmanagers implied by the merger consideration. The results of the discounted cash flow analysis are summarized below:

Equity Value Per Share
Minimum	$948.02
Maximum	$1,129.08
Merger Consideration	$1,209.19

        Additional Considerations.    The preparation of a fairness opinion is a complex process and is not susceptible to a partial analysis or summary description. Stephens believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying its opinion. In addition, Stephens considered the results of all such analyses and did not assign relative weights to any of the analyses, but rather made qualitative judgements as to significance and relevance of each analysis and factor, so the ranges of valuations resulting from any particular analysis described above should not be taken to be the view of Stephens as to the actual value of Bankmanagers.

        In performing its analyses, Stephens made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of Bankmanagers. The analyses performed by Stephens are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. Such analyses were provided to the Bankmanagers board of directors (solely in its capacity as such) and were prepared solely as part of the analysis of Stephens of the fairness, from a financial point of view, to the shareholders of Bankmanagers of the merger consideration to be received by such holders in connection with the proposed merger pursuant to the merger agreement. The analyses do not purport to be appraisals or to reflect the prices at which companies may actually be sold, and such estimates are inherently subject to uncertainty. Stephens' opinion was one of many factors taken into account by the Bankmanagers board in making its determination to approve the merger. Neither Stephens's opinion nor the analyses described above should be viewed as determinative of the Bankmanagers board of directors' or Bankmanagers management's views with respect to Bankmanagers, First Midwest or the merger. Stephens provided advice to Bankmanagers with respect to the proposed merger. Stephens did not, however, recommend any specific amount of consideration to the Bankmanagers board or that any specific merger consideration constituted the only appropriate consideration for the merger. Bankmanagers placed no limits on the scope of the analysis performed, or opinion expressed, by Stephens.

        The Stephens opinion was necessarily based upon market, economic, financial and other circumstances and conditions existing and disclosed to it on or before August 21, 2019, and any material change in such circumstances and conditions may affect the opinion of Stephens, but Stephens does not have any obligation to update, revise or reaffirm that opinion. Stephens relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of Bankmanagers since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Stephens that would be material to its analyses or its opinion, and that there was no information or any facts that would make any of the information reviewed by Stephens incomplete or misleading in any material respect.

        Bankmanagers has agreed to pay Stephens a fee for advisory services in connection with the merger transaction upon the closing of the transaction. Bankmanagers has also paid Stephens a service fee in connection with its engagement as Bankmanagers' financial advisor. For services rendered in connection with the delivery of its opinion, Bankmanagers paid Stephens a fee upon delivery of its opinion. Bankmanagers has also agreed to reimburse Stephens for its expenses incurred in connection with its services, including the fees and expenses of its counsel, and will indemnify Stephens against certain liabilities arising out of its engagement. Except as described above, Bankmanagers has paid Stephens no other fees or commissions for other services during the last two years. During the two years preceding the issuance of its fairness opinion, Stephens did receive fees from First Midwest in connection with investment banking services provided to First Midwest in a separate transaction relating to First Midwest's acquisition of Bridgeview Bancorp, Inc., which was publicly announced on December 6, 2018 and closed on May 9, 2019.

        Stephens is actively involved in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. In the ordinary course of business, Stephens makes a market in the common stock of First Midwest and may trade in the securities of Bankmanagers and First Midwest for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Stephens may provide investment banking, financial advisory and other financial services to Bankmanagers and/or First Midwest or other participants in the merger transaction in the future, for which Stephens may receive compensation.

Material Federal Income Tax Consequences of the Merger

        The following discussion addresses the material United States federal income tax consequences of the merger to U.S. holders (as defined below) of Bankmanagers common stock. The discussion is based on the provisions of the Code, its legislative history, U.S. Treasury regulations, administrative rulings and practice and judicial decisions, all as currently in effect as of the date hereof and all of which are subject to change (possibly with retroactive effect) and all of which are subject to differing interpretations. Tax considerations under foreign, state or local laws, or any federal laws other than those pertaining to income tax are not addressed in this proxy statement/prospectus.

        For purposes of this discussion, we use the term "U.S. holder" to mean a beneficial owner that is:

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  an individual citizen or resident of the United States;

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  a corporation (or other entity taxable as a corporation for United States federal income tax purposes) created or organized under the laws of the United States or any of its political subdivisions;

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  a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

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  an estate that is subject to United States federal income taxation on its income regardless of its source.

        This discussion applies only to U.S. holders of Bankmanagers common stock that hold their Bankmanagers common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment), and does not address all aspects of United States federal taxation that may be relevant to a particular U.S. holder in light of its individual circumstances or to U.S. holders subject to special treatment under the United States federal income tax laws, including:

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  financial institutions;

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  qualified insurance plans;

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  qualified retirement plans and individual retirement accounts;

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  S corporations or other pass-through entities (or entities or arrangements classified as pass-through entities for U.S. federal income tax purposes), or investors in pass-through entities;

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  persons liable for the alternative minimum tax;

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  insurance companies;

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  mutual funds;

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  tax-exempt organizations;

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  brokers or dealers in securities or currencies;

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  traders in securities that elect to use a mark-to-market method of accounting;

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  persons that hold Bankmanagers common stock as part of a straddle, hedge, constructive sale or conversion transaction or other integrated transactions;

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  regulated investment companies;

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  real estate investment trusts;

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  persons whose "functional currency" is not the U.S. dollar;

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  U.S. expatriates or certain former citizens or long-term residents of the United States;

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  persons who are not citizens or residents of the United States (except to the extent discussed under the subheading "Tax Implications to Non-U.S. Stockholders" below); and

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  shareholders who acquired their shares of Bankmanagers common stock through the exercise of an employee stock option or otherwise as compensation.

        If a partnership or other entity taxed as a partnership for federal income tax purposes holds Bankmanagers common stock, the tax treatment of a partner in the partnership will depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Partnerships and partners in such a partnership should consult their tax advisors about the tax consequences of the merger to them.

        The parties intend for the merger to be treated as a "reorganization" for U.S. federal income tax purposes. It is a condition to Bankmanagers' obligation to complete the merger that Bankmanagers receives a written opinion of its counsel, Barack Ferrazzano, dated as of the closing date, to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. It is a condition to First Midwest's obligation to complete the merger that First Midwest receives an opinion of its counsel, Chapman and Cutler, dated as of the closing date, to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. These conditions are waivable, and First Midwest and Bankmanagers will undertake to recirculate this proxy statement/prospectus and resolicit approval of the merger from shareholders of Bankmanagers if either of these conditions is waived and the change in tax consequences is material. These opinions will be based on the assumption that the merger will be completed in the manner set forth in the merger agreement and the registration statement on Form S-4 of which this proxy statement/prospectus is a part, and on representation letters provided by First Midwest and Bankmanagers to be delivered at the time of the closing. Those opinions will also be based on the assumption that the representations found in the representation letters are, as of the effective time, true and complete without qualification and that the representation letters are executed by appropriate and authorized officers of First Midwest and Bankmanagers. If any of the assumptions or representations upon which such opinions are based is inconsistent with the actual facts with respect to the merger, the United States federal income tax consequences of the merger could be adversely affected.

        In addition, neither of the tax opinions given in connection with the merger or in connection with the filing of the registration statement on Form S-4 of which this proxy statement/prospectus is a part will be binding on the Internal Revenue Service or any court. Neither First Midwest nor Bankmanagers has sought or intends to request any ruling from the Internal Revenue Service as to the United States federal income tax consequences of the merger, and consequently, there is no guarantee that the Internal Revenue Service will treat the merger as a "reorganization" within the meaning of Section 368(a) of the Code or that a court would not sustain a position to the contrary to any of the positions set forth herein.

        The actual tax consequences of the merger to you may be complex and will depend on your specific situation and on factors that are not within our control. You should consult with your own tax advisor as to the tax consequences of the merger in your particular circumstances, including without limitation the applicability and effect of the 3.8% Medicare tax on unearned income, the alternative minimum tax and any state, local or foreign and other tax laws and of any changes in those laws.

        Federal Income Tax Consequences of the Merger.    Based upon the facts and representations contained in the representation letters received from First Midwest and Bankmanagers in connection with the filing of the registration statement on Form S-4 of which this proxy statement/prospectus is a part, it is the opinion of Chapman and Cutler and Barack Ferrazzano that:

  •
  For United States federal income tax purposes, the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code;

  •
  Bankmanagers and First Midwest will each be a party to such reorganization within the meaning of Section 368(b) of the Code;

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  No gain or loss will be recognized by Bankmanagers as a result of the merger;

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  No gain or loss will be recognized by Bankmanagers as a result of the distribution of common stock of First Midwest to common shareholders of Bankmanagers;

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  Gain (but not loss) may be recognized by U.S. common shareholders of Bankmanagers who receive First Midwest common stock and cash in exchange for common stock of Bankmanagers pursuant to the merger, in an amount equal to the lesser of (i) the amount by which the sum of the fair market value of the First Midwest common stock and cash received by a U.S. common shareholder of Bankmanagers exceeds such U.S. holder's basis in its Bankmanagers common stock and (ii) the amount of cash received by such U.S. holder of Bankmanagers common stock (except with respect to any cash received instead of fractional share interests in First Midwest common stock which is discussed below under "Cash Received in Lieu of a Fractional Share");

  •
  Generally, the basis of First Midwest common stock received by Bankmanagers shareholders in connection with the merger will, in the aggregate, be the same as the basis, in the aggregate, of Bankmanagers stock surrendered by such Bankmanagers shareholder in the merger decreased by the amount of cash received (after taking into account cash received in lieu of fractional shares by such shareholder), adjusted by any gain recognized by the shareholder in the merger, other than with respect to cash received instead of fractional share interests in First Midwest common stock (regardless of whether such gain is classified as capital gain or as dividend income);

  •
  The holding period of First Midwest common stock received by a Bankmanagers shareholder will be determined by including such shareholder's holding period for Bankmanagers common stock exchanged therefor, provided that such stock was held by such shareholder as a capital asset on the date of exchange;

  •
  First Midwest will not recognize gain or loss as a result of the merger of Bankmanagers with and into First Midwest;

  •
  The basis of the assets of Bankmanagers transferred to First Midwest in the merger will be the same in the hands of First Midwest as the basis of such assets in the hands of Bankmanagers immediately prior to the transfer;

  •
  The holding periods of the assets of Bankmanagers transferred to First Midwest in the merger in the hands of First Midwest will include the periods during which such assets were held by Bankmanagers; and

  •
  First Midwest will succeed to and take into account the items of Bankmanagers described in Code Section 381(c), including net operating losses and earnings and profits, subject to certain conditions and limitations.

        If U.S. holders of Bankmanagers common stock acquired different blocks of shares of Bankmanagers common stock at different times or at different prices, such holders' basis and holding period may be determined with reference to each block of Bankmanagers common stock. A loss realized on the exchange of one block of shares cannot be used to offset a gain realized on the exchange of another block of shares, but a U.S. holder will generally be able to reduce its capital gains by capital losses in determining its income tax liability. Any such holders should consult their tax advisors regarding the manner in which First Midwest common stock received in the exchange should be allocated among different blocks of Bankmanagers common stock and with respect to identifying the bases or holding periods of the particular shares of First Midwest common stock received in the merger.

        Cash Received In Lieu of a Fractional Share.    A U.S. holder of Bankmanagers common stock who receives cash in lieu of a fractional share of First Midwest common stock will be treated as having received the fractional share pursuant to the merger and then as having exchanged the fractional share for cash in a redemption by First Midwest. As a result, such U.S. holder will generally recognize gain or loss equal to the difference between the amount of cash received and the basis in his or her fractional share interest as set forth above. This gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if, as of the effective date of the merger, such U.S. holder's holding period for such shares is greater than one year. For U.S. holders of Bankmanagers common stock that are non-corporate holders, long-term capital gain generally will be taxed at a U.S. federal income tax rate that is lower than the rate for ordinary income or for short-term capital gains. The deductibility of capital losses is subject to limitations. See the above discussion regarding blocks of stock that were purchased at different times or at different prices.

        Retained Earnings Dividend.    Immediately prior to the closing of the merger, Bankmanagers will pay the retained earnings dividend to its shareholders. Although the matter is not free from doubt and no ruling from the Internal Revenue Service or opinion will be obtained in this respect, Bankmanagers intends to take the position (and this discussion assumes) that the retained earnings dividend will be treated as a distribution from Bankmanagers for U.S. income tax purposes and not as cash consideration received pursuant to the merger. If the retained earnings dividend is treated as a distribution with respect to Bankmanagers common stock, it will reduce the basis of the shareholder in his, her or its, shares of Bankmanagers common stock and be taxable to the extent it exceeds such holder's basis in his, her or its shares of Bankmanagers common stock. Any amount that exceeds such holder's basis in his, her or its Bankmanagers common stock will be treated as gain from the sale or exchange of property (which will generally be capital gain, and will be long-term capital gain if, as of the date of the distribution, the holding period for the shares is greater than one year). U.S. holders should consult their tax advisors for the potential U.S. federal income tax consequences to them if the retained earnings dividend were treated as additional cash received in connection with the Merger and not as a distribution. The reduction of the shareholder's basis from the retained earnings dividend, if any, in his, her or its shares of Bankmanagers common stock may increase the gain the shareholder recognizes in the subsequent merger transaction with respect to such shares.

        Medicare Tax on Unearned Income.    In addition, net investment income of certain high-income individual taxpayers may also be subject to an additional 3.8% tax (i.e., the net investment income tax) on the lesser of (i) his or her net investment income for the relevant taxable year or (ii) the excess of his or her modified adjusted gross income for the taxable year over a certain threshold (between $125,000 and $250,000 depending on the individual's U.S. federal income tax filing status). A similar regime applies to estates and trust. Net investment income generally would include any capital gain (or dividend income) realized in connection with a merger.

        Backup Withholding and Information Reporting.    Payments of cash to a U.S. holder of Bankmanagers common stock pursuant to the merger are subject to information reporting and may, under certain circumstances, be subject to backup withholding, unless such shareholder provides First Midwest with its taxpayer identification number and otherwise complies with the backup withholding rules. Any amounts withheld from payments to a U.S. holder of Bankmanagers common stock under the backup withholding rules are not additional tax and generally will be allowed as a refund or credit against such U.S. holder's federal income tax liability, provided that such U.S. holder timely furnishes the required information to the Internal Revenue Service.

        A U.S. holder of Bankmanagers common stock who receives First Midwest common stock as a result of the merger will be required to retain records pertaining to the merger. Each U.S. holder of Bankmanagers common stock who is required to file a U.S. federal income tax return and who is a "significant holder" that receives First Midwest common stock in the merger will be required to file a statement with such U.S. federal income tax return in accordance with Treasury Regulations Section 1.368-3 setting forth information regarding the parties to the merger, the date of the merger, such holder's basis in the Bankmanagers common stock surrendered and the fair market value of First Midwest common stock and cash received in the merger. A "significant holder" is a holder of Bankmanagers common stock who, immediately before the merger, owned at least 1% of the outstanding stock of Bankmanagers (by vote or by value) or held securities of Bankmanagers with a basis for federal income tax purposes of at least $1 million.

        The preceding discussion is intended only as a summary of material United States federal income tax consequences of the merger. It is not a complete analysis or discussion of all potential tax effects that may be important to you. Thus, you are strongly encouraged to consult your tax advisor as to the specific tax consequences resulting from the merger, including without limitation tax return reporting requirements, the applicability and effect of federal, state, local, and other tax laws and the effect of any proposed changes in the tax laws, including without limitation the applicability and effect of the 3.8% Medicare tax on unearned income, the alternative minimum tax and any state, local or foreign and other tax laws and of changes in those laws.

Accounting Treatment

        First Midwest will account for the merger as a purchase by First Midwest of Bankmanagers under GAAP. Under the purchase method of accounting, the total consideration paid in connection with the merger is allocated among Bankmanagers' assets, liabilities and identified intangibles based on the fair values of the assets acquired, the liabilities assumed and the identified intangibles. The difference between the total consideration paid in connection with the merger and the fair values of the assets acquired, the liabilities assumed and the identified intangibles, if any, is allocated to goodwill. The results of operations of Bankmanagers will be included in First Midwest's results of operations from the date of acquisition.

Interests of Certain Persons in the Merger

  General

        In considering the recommendations of Bankmanagers' board of directors with respect to the merger, you should be aware that certain directors and executive officers of Bankmanagers and/or Park Bank have agreements or arrangements that provide them with interests in the merger, including financial interests, that may be different from, or in addition to, the interests of the other shareholders of Bankmanagers. Bankmanagers' board of directors was aware of these interests during its deliberations of the merits of the merger and in determining to recommend that Bankmanagers shareholders vote for approval of the merger proposal (and thereby approve the transactions contemplated by the merger agreement, including the merger). These interests are described in more detail below, and certain of them are quantified in the narrative below.

  Stock Ownership

        As of October 17, 2019, Bankmanagers' directors and executive officers and their affiliates held approximately 78,096 shares of Bankmanagers common stock, representing approximately 47.5% of the outstanding shares of Bankmanagers common stock. For more information, see "Security Ownership of Certain Bankmanagers Beneficial Owners and Management."

  Employment Agreement

        Subsequent to the execution of the merger agreement, David P. Werner agreed to become an employee of First Midwest and entered into an employment agreement with First Midwest setting forth the terms and conditions of employment with First Midwest following the merger. The employment agreement with Mr. Werner provides that he will receive an annual base salary amount of $330,000. Mr. Werner will be eligible to receive a cash bonus for 2019 performance pursuant to an applicable Park Bank bonus plan subject to performance thereunder. Beginning with a cash bonus for 2020 performance, Mr. Werner will be eligible to receive a cash bonus pursuant to the First Midwest bonus plan, with a target bonus opportunity equal to 40% of his base salary and a potential maximum bonus award equal to 80% of his base salary. The bonus award for 2020 shall be prorated for the portion of the year that Mr. Werner is employed by First Midwest.

        Mr. Werner will also be eligible to participate in First Midwest's long-term equity plan. Mr. Werner will receive initial awards under the equity plan as follows: time-vested restricted stock equal to 35% of his base salary and performance shares based on First Midwest's performance over a three-year period equal to a target opportunity of 20% of base his salary.

        As consideration for Mr. Werner's agreement to terminate participation in the Bankmanagers severance plan and to enter into a new confidentiality and restrictive covenant agreement with First Midwest, First Midwest will pay Mr. Werner a special cash payment equal to $425,000 in a lump sum and a special stock award of time-vested restricted stock equal to $425,000 under First Midwest's equity plan.

        The employment agreement provides that upon Mr. Werner's discharge without "cause" or resignation for a "good reason," First Midwest will pay Mr. Werner (1) his target annual bonus for the year in which Mr. Werner is terminated, pro-rated for the portion of the year during which Mr. Werner was employed until the date of his termination, and (2) his continued base salary and his target bonus under First Midwest's cash bonus plan for 12 months after his termination ("Severance Payments"). In addition, during such 12 month period Mr. Werner will be entitled to maintain Consolidated Omnibus Budget Reconciliation Act ("COBRA") continuation coverage at the same premium cost that is charged to active employees and will also be eligible for outplacement counseling. If, after the aforementioned 12 month severance period. Mr. Werner is not employed elsewhere, First Midwest may expand the Severance Payments and COBRA continuation premium discount for up to an additional 3 months.

        If a "change in control" of First Midwest occurs and Mr. Werner is discharged for other than "cause" or resigns for "good reason" within 2 years after the change in control, First Midwest will pay Mr. Werner (1) his target annual bonus for the year, pro-rated for the portion of the year during which Mr. Werner was employed and (2) a lump sum equal to two times the sum of (a) Mr. Werner's base salary, (b) the greater of (i) his target bonus under First Midwest's cash bonus plan for the year of termination and (ii) the average of the sum of bonuses he received with respect to the three calendar years prior to the year of termination or, if greater, the three calendar years prior to the year of the change in control, under First Midwest's cash bonus plan and (c) the sum of the value of contributions that would have been made by First Midwest under First Midwest's qualified and non-qualified employee pension benefit plans and the annual value of fringe benefits and perquisites to which Mr. Werner would be entitled (such fringe benefits and perquisites to be deemed for purposes of the calculation to be an amount equal to equal 7.5% of his base salary).

  Offer Letters

        Subsequent to the execution of the merger agreement, Robert J. Makowski, Jr., Jerome Schlitz and Troy Bartoshevich agreed to become employees of First Midwest and entered into offer letters for employment with First Midwest setting forth the terms and conditions of employment with First Midwest Bank following the merger, in addition to new confidentiality and restrictive covenant agreements. The terms and conditions of the offer letters include an annualized base salary amount of $230,000 for Robert Makowski, $220,000, for Jerome Schlitz and $185,000 for Troy Bartoshevich. In addition, each of the executives will be eligible to receive certain other benefits, including an annual cash bonus under First Midwest's bonus plan and an equity incentive under First Midwest's long-term equity plan. The target cash bonus award for Mr. Makowski and Mr. Schlitz will be 40% of base salary. The target cash bonus award for Mr. Bartoshevich will be 35% of base salary. Under First Midwest's equity plan, both Mr. Schlitz and Mr. Bartoshevich will be eligible to receive time-vested restricted stock equal to 20% of their base salary. Mr. Makowski will be eligible to receive time-vested restricted stock equal to 35% of his base salary and performance shares based on First Midwest's performance over a three-year period equal to 20% of his base salary under First Midwest's equity plan.

        In consideration for agreeing to terminate their participation in Bankmanagers Severance Plan and entering into new confidentiality and restrictive covenant agreements with First Midwest, First Midwest will pay Mr. Makowski a special cash payment of $10,000 and will grant Mr. Schlitz and Mr. Bartoshevich special restricted stock awards having grant date fair market values equal to $60,000 and $50,000, respectively under First Midwest's equity plan. Awards under First Midwest's equity plan are subject to forfeiture upon resignation.

  Stay Bonuses

        Park Bank has granted stay bonuses to Messrs. Werner, Schlitz, Bartoshevich and Makowski in the amounts of $100,000, $50,000, $30,000 and $10,000, respectively. To earn the stay bonus, the executives must be both continuously employed by Bankmanagers and/or Park Bank through the closing of the merger and continue to be employed for 120 days with First Midwest after the date on which Park Bank's systems are converted over to First Midwest's systems. In order to be entitled to receive the stay bonuses, Mr. Werner has agreed to a two-year confidentiality provision and to not solicit certain Park

Bank employees and customers for two years following his termination of employment. Mr. Schlitz and Mr. Bartoshevich have agreed to a two-year confidentiality provision and to not solicit certain Park Bank employees and customers for 18 months following their termination of employment. Mr. Makowski has agreed to a two-year confidentiality provision and to not solicit certain Park Bank employees and customers through the closing date of the merger.

  Potential Severance Payments and Benefits to Executive Officers

        Bankmanagers maintains a Severance Plan which may provide severance benefits to certain participating employees. Severance benefits will be provided only upon a termination of employment by Bankmanagers (or First Midwest after completion of the merger) other than for "cause," or by the employee for "good reason" within a specified period following a "change in control" of Bankmanagers. Completion of the merger of Bankmanagers with and into First Midwest will constitute "a change in control" under the Severance Plan. The severance benefits include certain continued compensation payments and subsidized healthcare continuation coverage under COBRA. The level of benefits available are based on the employees' position with Bankmanagers or its affiliates.

        Specifically, in the event of a termination in connection with the merger within two years of the change in control, Mr. Werner is entitled to severance pay in an amount equal to twice the sum of his (i) then current annual base salary and (ii) bonus compensation, if any, earned in the most recently completed fiscal year. In addition, he will be entitled to continue medical, dental and vision benefits under COBRA for 18 months, with Bankmanagers (or First Midwest after completion of the merger) paying an amount equal to the same portion of the premium that Bankmanagers paid when he was an active participant in the Bankmanagers' plans.

        In the event of a termination in connection with the merger within one year of the change in control, Mr. Makowski is entitled to severance pay in an amount equal to the sum of his then current annual base salary. In addition, he will be entitled to continue medical, dental and vision benefits under COBRA for 12 months, with Bankmanagers (or First Midwest after completion of the merger) paying an amount equal to the same portion of the premium that Bankmanagers paid when he was an active participant in the Bankmanagers' plans.

        Based on current compensation levels, it is estimated that the full amounts of severance pay to which Mr. Werner and Mr. Makowski would be entitled, if applicable, is approximately $1,080,000 and $259,345, respectively. As discussed above, Mr. Werner and Mr. Makowski have agreed to terminate their participation in the Severance Plan in connection with employment arrangements with First Midwest.

  Indemnification and Insurance

        The merger agreement provides that, upon completion of the merger, First Midwest will indemnify, defend and hold harmless the directors and officers of Bankmanagers (when acting in such capacity) against all costs and liabilities arising out of actions or omissions occurring at or before the completion of the merger, in accordance with Bankmanagers' articles of incorporation and Bankmanagers' by-laws, to the extent permitted by law.

        The merger agreement also provides that First Midwest may obtain tail/run-off coverage for any insurance coverage maintained by Bankmanagers or any of its subsidiaries.

  Involvement of Stephens as Financial Advisor

        Bankmanagers retained Stephens to serve as its financial advisor in connection with the merger with First Midwest. Pursuant to the engagement letter entered into between Bankmanagers and Stephens, as compensation for the latter's financial advisory services provided to Bankmanagers, Bankmanagers agreed to pay a success fee equal to 1.25% of the aggregate purchase consideration, as defined in the engagement letter.

THE MERGER AGREEMENT

        The following discussion describes the material provisions of the merger agreement. We urge you to read the merger agreement, which is attached as Appendix A and incorporated by reference in this proxy statement/prospectus, carefully and in its entirety. The description of the merger agreement in this proxy statement/prospectus has been included to provide you with information regarding its terms. The merger agreement contains representations and warranties made by and to the parties thereto as of specific dates. The statements embodied in those representations and warranties were made for purposes of that contract between the parties and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

Structure

        Subject to the terms and conditions of the merger agreement, Bankmanagers will merge with and into First Midwest, with First Midwest being the surviving corporation. As a result, the separate existence of Bankmanagers will terminate. Following the merger at such time as First Midwest may determine, Park Bank will merge with and into First Midwest Bank. First Midwest Bank will be the surviving bank and will continue its corporate existence as a commercial bank organized under the laws of the State of Illinois.

Merger Consideration

        Upon completion of the merger, each Bankmanagers shareholder will receive a number of shares of First Midwest common stock in exchange for each share of Bankmanagers common stock held immediately prior to the completion of the merger consideration calculated based on the exchange ratio, plus the cash consideration, which amount of cash consideration is subject to adjustment based on the retained earnings divided paid by Bankmanagers to Bankmanagers shareholders immediately prior to the closing of the merger, which amount may be paid only to the extent that neither Bankmanagers and Park Bank would be less than adequately capitalized as described in the merger agreement. Based on the information available as of the date of this proxy statement/prospectus, the range of adjustments to the cash consideration of $623.02 per share of Bankmanagers common stock is reasonably expected to result in a decrease of between $334 per share and $346 per share of Bankmanagers common stock. Bankmanagers shareholders would receive payment of the retained earnings dividend, which will be equal to the adjustment to the cash consideration, immediately prior to the closing of the merger. For example, if the retained earnings dividend is $346 per share, Bankmanagers shareholders will receive that amount immediately prior to the closing of the merger and $277.02 per share in cash consideration at the closing of the merger, for a total of $623.02 per share in cash distributions considering both the retained earnings dividend and the cash consideration to be received in the merger. Bankmanagers intends to declare and pay the retained earnings dividend immediately prior to the completion of the merger only if the merger is approved by Bankmanagers shareholders.

        The cash consideration of $623.02 may also be subject to adjustment if certain environmental conditions and/or title defects exist with respect to Bankmanagers' real property and the real property adjustment amount is greater than $750,000. In that case, the cash consideration per share of Bankmanagers common stock will be reduced by an amount equal to the result of: (i) the amount of the real property adjustment amount up to an aggregate amount of $1,000,000, divided by (ii) the aggregate number of outstanding shares of Bankmanagers common stock immediately preceding the merger. If the real property adjustment amount is greater than $1,000,000, First Midwest may elect to reduce the cash consideration per share of Bankmanagers common stock by $1,000,000 divided by the aggregate number of outstanding shares of Bankmanagers common stock immediately preceding the merger or terminate the merger agreement.

        Any change in the market price of First Midwest common stock prior to completion of the merger will affect the value of any shares of First Midwest common stock Bankmanagers shareholders receive as consideration in the merger. The market price of First Midwest common stock may fluctuate as a result of a variety of factors, including general market and economic conditions, changes in our respective businesses, operations and prospects, and regulatory considerations. Many of these factors are outside our control. Accordingly, at the time of the Bankmanagers special meeting, Bankmanagers shareholders will not know or be able to calculate the market price of First Midwest common stock that they will receive upon completion of the merger.

        The exchange ratio and the cash consideration are subject to adjustment if, prior to the completion of the merger, First Midwest or Bankmanagers changes the number or kind of shares of their respective common stock outstanding by way of stock split, stock dividend, recapitalization, reclassification, reorganization or similar transaction.

Conversion of Shares; Exchange of Certificates; Fractional Shares

        Conversion.    The conversion of Bankmanagers common stock into the right to receive the merger consideration will occur automatically at the effective time of the merger.

        Exchange Procedures.    Prior to the completion of the merger, First Midwest will deposit with its transfer agent or with a depository or trust institution of recognized standing selected by it and reasonably satisfactory to Bankmanagers, which we refer to as the "exchange agent," (i) certificates or, at First Midwest's option, evidence of shares in book-entry form, representing the shares of First Midwest common stock to be issued under the merger agreement and (ii) cash payable as part of the merger consideration, including cash payable in lieu of any fractional shares of First Midwest common stock to be issued under the merger agreement. As promptly as reasonably practicable after the effective time of the merger, the exchange agent will provide you with instructions in order to exchange your certificates representing shares of Bankmanagers common stock for the merger consideration to be received in the merger pursuant to the terms of the merger agreement. No interest will accrue or be paid with respect to any First Midwest common stock or cash to be delivered upon surrender of Bankmanagers stock certificates.

        If any First Midwest stock certificate is to be issued, or cash payment made, in a name other than that in which the Bankmanagers stock certificate surrendered in exchange for the merger consideration is registered, the Bankmanagers stock certificate must be properly endorsed or accompanied by an appropriate instrument of transfer, as applicable, and the person requesting the exchange must pay any transfer or other taxes required by reason of the issuance of the new First Midwest certificate or the payment of the cash consideration in a name other than that of the registered holder of the Bankmanagers stock certificate surrendered, or must establish to the satisfaction of First Midwest and the exchange agent that any such taxes have been paid or are not applicable.

        Dividends and Distributions.    Until your Bankmanagers common stock is surrendered for exchange, any dividends or other distributions declared after the effective time with respect to First Midwest common stock into which shares of Bankmanagers common stock may have been converted will accrue but will not be paid. When such Bankmanagers common stock has been duly surrendered, First Midwest will pay any unpaid dividends or other distributions, without interest. After the effective time, there will be no transfers on the stock transfer books of Bankmanagers of any shares of Bankmanagers common stock. If shares of Bankmanagers common stock are presented for transfer after the completion of the merger, they will be cancelled and exchanged for the merger consideration into which the shares of Bankmanagers common stock have been converted.

        Withholding.    The exchange agent will be entitled to deduct and withhold from the merger consideration payable to any Bankmanagers shareholder the amounts it is required to deduct and withhold under any federal, state, local or foreign tax law. If the exchange agent withholds any amounts, these amounts will be treated for all purposes as having been paid to the shareholders from whom they were withheld.

        No Fractional Shares Will Be Issued.    First Midwest will not issue fractional shares of First Midwest common stock in the merger. There will be no dividends or distributions with respect to any fractional shares of First Midwest common stock or any voting or other rights with respect to any fractional shares of First Midwest common stock. Instead of fractional shares of First Midwest common stock, First Midwest will pay to each Bankmanagers shareholder an amount in cash for any fractional shares based on the closing per share price of First Midwest common stock on Nasdaq Stock Market, on the trading day immediately preceding the day on which the merger occurs.

        Lost, Stolen or Destroyed Bankmanagers Common Stock Certificates.    If you have lost a certificate representing Bankmanagers common stock, or it has been stolen or destroyed, First Midwest will issue to you the First Midwest common stock, cash consideration and cash in lieu of fractional shares payable under the merger agreement if you submit an affidavit of that fact and, if requested by First Midwest, you post bond in a customary amount as indemnity against any claim that may be made against First Midwest concerning ownership of the lost, stolen or destroyed certificate.

        For a description of First Midwest common stock and a description of the differences between the rights of Bankmanagers shareholders and First Midwest stockholders, see "Description of First Midwest Capital Stock" and "Comparison of Stockholder Rights."

Effective Time

        We plan to complete the merger on a business day designated by First Midwest, and consented to by Bankmanagers, that is within 30 days after the satisfaction or waiver of the last remaining conditions to the merger, other than those conditions that by their nature are to be satisfied at the closing, but subject to the fulfillment or waiver of those conditions. The time the merger is completed is the effective time of the merger. See "—Conditions to Completion of the Merger."

        We expect to complete the merger and the bank merger in the first quarter of 2020, subject to the receipt of required approvals and customary closing conditions. Completion could be delayed if there is a delay in obtaining the necessary regulatory approvals or for other reasons. There can be no assurances as to if or when these approvals will be obtained or as to whether or when the merger will be completed. If we do not complete the merger by August 27, 2020, either party may terminate the merger agreement without penalty, unless the failure to complete the merger by this date is due to the failure of the party seeking to terminate the merger agreement to perform or observe its obligations under the merger agreement. See "—Conditions to Completion of the Merger" and "—Regulatory Approvals Required for the Mergers."

Representations and Warranties

        The merger agreement contains representations and warranties of First Midwest and Bankmanagers, to each other, as to, among other things:

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  the corporate organization and existence of each party and its subsidiaries and the valid ownership of its significant subsidiaries;

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  the capitalization of each party;

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  the authority of each party and its subsidiaries to enter into the merger agreement (and any other agreement contemplated thereby) and the enforceability of the merger agreement against each party;

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  governmental approvals and other consents and approvals required in connection with the merger;

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  the fact that the merger agreement does not violate or breach the certificate of incorporation and by-laws of each party, applicable law, and agreements, instruments or obligations of each party;

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  each party's relationships with financial advisors;

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  each party's financial statements and filings with applicable regulatory authorities;

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  sufficiency of each party's internal controls;

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  the absence of material changes in each party's business;

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  the absence of litigation;

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  each party's compliance with applicable law; and

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  regulatory investigations and orders.

        In addition, the merger agreement contains representations and warranties of Bankmanagers to First Midwest as to, among other things:

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  the absence of undisclosed obligations or liabilities;

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  the inapplicability to the merger and voting agreements and the transactions contemplated thereby of state anti-takeover laws;

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  accuracy of books and records and compliance with policies, practices and procedures;

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  intellectual property;

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  the filing and accuracy of material tax returns and other tax matters, including the validity of the Company's S corporation election;

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  environmental matters;

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  labor matters;

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  its employment contracts and benefit arrangements;

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  title and interest in property;

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  the validity of, and the absence of material defaults under, its material contracts;

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  material interests of officers and directors or their associates;

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  adequacy of insurance coverage;

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  extensions of credit;

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  interest rate risk management instruments;

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  sufficiency of its assets to conduct its business;

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  collateralized debt obligations;

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  its mortgage banking activities;

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  the absence of a trust business;

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  the security of its computer systems, networks, hardware, software, data, equipment and technology.

        In addition, the merger agreement contains representations and warranties of First Midwest to Bankmanagers as to, among other things:

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  availability of funds and shares of First Midwest common stock to complete the transactions contemplated by the merger agreement.

Conduct of Business Pending the Merger

        Bankmanagers has agreed that, except as expressly contemplated by the merger agreement, or as disclosed in writing prior to the signing of the merger agreement, it will not, and will not agree to, without First Midwest's consent:

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  conduct its business other than in the ordinary and usual course;

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  fail to use commercially reasonable efforts to preserve intact its business organizations, assets or other rights, and its existing relations with customers and other parties;

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  enter into any new line of business, change its banking and operating policies, except as required by law or policies imposed by regulatory authorities after the date of the merger agreement, or close, sell, consolidate or relocate or materially alter any of its branches, loan production offices or other significant offices or operations facilities of it or its subsidiaries;

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  materially alter any of its policies or practices with respect to the rates, fees, interest, charges levels or types of services available to its customers or offer promotional pricing with respect to any product or service, except that the Company may offer promotional pricing in the ordinary course of business and on commercially reasonable terms;

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  book certain "brokered deposits";

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  purchase securities other than short-term securities issued by the U.S. Department of the Treasury or guaranteed by any U.S. government agencies;

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  make any capital expenditures in excess of specified amounts;

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  enter into, terminate, amend, modify extend or renew any material contract, other than entering into individual participation agreements as may be required pursuant to severance policies of Bankmanagers;

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  make, renew, amend, extend the term of, extend the maturity of or grant the forbearance of any extension of credit (1) involving a total credit relationship with any single borrower and its affiliates in excess of $5,000,000, (2) involving a total credit relationship with any single borrower and its affiliates in excess of $3,000,000 but less than or equal to $5,000,000 without first consulting First Midwest, (3) to any customer of Bankmanagers with a credit grade of 6 or more under Bankmanagers' credit policies as of the date of the merger agreement without first consulting First Midwest, or (4) other than in compliance with Bankmanagers existing credit policies and procedures, or enter into, renew or amend any interest rate swaps;

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  issue, sell, grant, transfer or dispose of or encumber, or authorize or propose the creation of, any additional shares of capital stock;

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  adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, convert or liquidate any of its own stock;

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  grant stock options, stock appreciation rights, performance shares or other equity-based awards or interests, or grant any person any right to acquire any shares of capital stock;

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  make, declare, pay or set aside for payment any dividend or distribution on any shares of its stock, provided however, that Bankmanagers will be allowed to continue paying tax distribution dividends through the closing date of the merger and may pay the retained earnings dividend to shareholders of Bankmanagers common stock;

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  sell, transfer, mortgage, encumber or otherwise dispose of any loans, securities, assets, deposits, business or properties, except in a nonmaterial transaction in the ordinary course of business;

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  acquire the loans, securities, real property, equity, business, deposits or properties of any other entity or make a contribution of capital to any other person, other than a wholly owned subsidiary, except in various specified transactions in the ordinary course of business;

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  amend its articles of incorporation or by-laws;

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  change its accounting principles, practices or methods, except as required by GAAP;

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  make, change or revoke any material tax election, file any amended tax return, enter into any closing agreement, settle any material tax claim or assessment, surrender any right to claim a material refund of taxes, take any action with respect to taxes that is outside the ordinary course of business or take any action that is reasonably likely to have a material adverse impact on the tax position of Bankmanagers or, after the merger, First Midwest;

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  settle any action, suit, claim or proceeding against it, other than in the ordinary course of business in an amount not in excess of $25,000 and that would not impose any material restriction on Bankmanagers' or its subsidiaries' business, provided however, that Bankmanagers shall notify First Midwest prior to the settlement of any such suit, action or claim, provided further that a routine claim for benefits is not subject to the foregoing restrictions;

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  enter into, terminate, amend, modify, extend or renew any employment, consulting, severance, non-competition, non-solicitation, change-in-control, retention, stay bonus or similar agreements or grant salary increases or employee benefit increases, except for certain prorated annual bonuses and annual salary or wage increases that are in the ordinary course of business, certain stay bonuses for certain employees as provided in the merger agreement, or as otherwise required by law;

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  hire any employee or engage any consultant with an annual salary or wage rate or consulting fee and target cash bonus in excess of a specified amount, or terminate the employment of any executive officer other than for cause;

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  enter into, terminate, establish, adopt, amend, modify, make any new grants or awards under or increase any benefits under any employee compensation or benefit plans, or take any action to accelerate the vesting, payment, exercisability or funding under any employee compensation or benefit plan or add any new participants to any benefit plan, except to pay bonuses properly accrued in the ordinary course of business consistent with the Company's past practices, to pay certain stay bonuses as contemplated by the merger agreement, to add individuals as participants to any existing benefit plan that is a tax-qualified retirement, health or welfare benefit plan who became eligible for participation in the ordinary course of business under the existing terms, or as otherwise required by applicable law;

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  communicate with its officers or employees regarding compensation or benefits matters affected by the transaction, except as permitted by the merger agreement;

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  engage in or conduct any building, demolition, remodeling or material modifications or alterations to any of its business premises, unless required by applicable law or to comply with the merger agreement, or fail to maintain its business premises or other assets in substantially the same condition;

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  acquire or otherwise become the owner of any real property by way of foreclosure or in satisfaction of a debt previously contracted without first obtaining an appropriate Phase I environmental site assessment and consulting First Midwest, provided however, that Bankmanagers does not need to consult with First Midwest on any foreclosures previously disclosed and commenced prior to the merger agreement;

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  other than in the ordinary course of business, incur any indebtedness for borrowed money that cannot be prepaid at any time without penalty, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person, other than indebtedness of Bankmanagers or any of its wholly owned subsidiaries to Bankmanagers or any of its subsidiaries;

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  merge or consolidate itself or any of its significant subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve itself or any of its subsidiaries;

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  knowingly take, or knowingly fail to take, any action that would, or is reasonably likely to, prevent or impede the merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or knowingly take, or knowingly fail to take, any action that is reasonably likely to result in any of the conditions to the merger not being satisfied in a timely manner, or any action that is reasonably likely to materially impair its ability to perform its obligations under the merger agreement or to complete the transactions contemplated thereby, except as required by applicable law; or

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  make, pledge or otherwise commit to make any contributions or donations to any political, charitable, social or other organization other than as provided in the merger agreement.

Acquisition Proposals by Third Parties

        Bankmanagers has agreed that it will not, and will cause its subsidiaries and its and its subsidiaries' representatives, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to any other acquisition proposal. Bankmanagers has also agreed that it will not engage in any negotiations concerning any other acquisition proposal, or provide any confidential or non-public information to, or have any discussions with, any person relating to any other acquisition proposal.

        However, if Bankmanagers receives an unsolicited bona fide acquisition proposal and Bankmanagers' board of directors concludes in good faith (after consultation with its financial and outside legal advisors) that it constitutes or could reasonably be expected to lead to a superior proposal, Bankmanagers may furnish non-public information and participate in negotiations or discussions if its board of directors concludes in good faith, after consultation with such legal advisors, that failure to take those actions would be inconsistent with its fiduciary duties under applicable law. Before providing any non-public information, Bankmanagers must have provided First Midwest with written notice of its intention to provide such nonpublic information and enter into a confidentiality agreement with the third party no less favorable to it than the confidentiality agreement with First Midwest. While Bankmanagers has the right to enter into negotiations regarding a superior proposal under the foregoing circumstances, the merger agreement does not allow Bankmanagers to terminate the merger agreement solely because it has received a superior proposal, entered into such negotiations or decided to accept such offer.

        For purposes of the merger agreement, the terms "acquisition proposal" and "superior proposal" have the following meanings:

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  The term "acquisition proposal" means, other than the transactions contemplated by the merger agreement:

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  a tender or exchange offer to acquire more than 15% of the voting power in Bankmanagers or its significant subsidiaries;

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  a proposal for a merger, consolidation or other business combination involving Bankmanagers or its significant subsidiaries; or

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  any other proposal to acquire more than 15% of the voting power in, or more than 15% of the business, assets or deposits of, Bankmanagers or its significant subsidiaries.

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  The term "superior proposal" means a bona fide written acquisition proposal (with the references to 15% deemed references to 50%) that Bankmanagers' board of directors concludes in good faith to be more favorable from a financial point of view to its shareholders than the First Midwest merger after:

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  receiving the advice of its financial advisors;

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  taking into account the likelihood of completion of the proposed transaction (as compared to, and with due regard for, the terms of the merger agreement); and

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  taking into account all legal, financial, regulatory and other aspects of such proposal.

        Bankmanagers has agreed to cease immediately any activities, negotiations or discussions conducted before the date of the merger agreement with any other persons with respect to acquisition proposals and to use reasonable best efforts to enforce any confidentiality or similar agreement relating to such acquisition proposals. Bankmanagers has also agreed to notify First Midwest within one business day of receiving any acquisition proposal and the substance of the proposal.

        In addition, Bankmanagers has agreed to use its reasonable best efforts to obtain from its shareholders approval of the merger agreement and the transactions contemplated thereby, including the merger. However, if Bankmanagers' board of directors (after consultation with, and based on the advice of, outside legal counsel) determines in good faith that, because of an acquisition proposal that Bankmanagers' board of directors concludes in good faith constitutes a superior proposal, to continue to recommend such items to its shareholders would result in a violation of its fiduciary duties under applicable law, it may submit such items without recommendation and communicate the basis for its lack of recommendation to its shareholders. Bankmanagers agreed that before taking such action with respect to an acquisition proposal, it will give First Midwest at least ten business days to respond to the proposal and will consider any amendment or modification to the merger agreement proposed by First Midwest.

        Under certain circumstances, including if the merger agreement is terminated in the event Bankmanagers breaches certain obligations described above, Bankmanagers must pay First Midwest a fee equal to $8,200,000. See "—Termination of the Merger Agreement."

Other Agreements

        In addition to the agreements we have described above, we have also agreed in the merger agreement to take several other actions, such as:

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  we agreed to use commercially reasonable efforts to complete the merger and the other transactions contemplated by the merger agreement;

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  we agreed that First Midwest and Bankmanagers will give notice to the other party of any fact, event or circumstance that is reasonably likely to result in any material adverse effect, as defined in the merger agreement, or that would constitute a breach of any of its representations, warranties, covenants or agreements in the merger agreement that reasonably could be expected to give rise to the failure of a condition to the merger to be satisfied;

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  we agreed that First Midwest and Bankmanagers will supplement their respective representations and warranties in the merger agreement with respect to any matter arising after the date of the merger agreement which would render any such representations and warranties inaccurate or incomplete in any material respect;

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  we agreed that Bankmanagers will convene a special meeting of its shareholders within 45 days from the effective date of the registration statement, of which this proxy statement/prospectus is a part, becomes effective to consider and vote on the merger proposal;

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  we agreed that First Midwest will use its commercially reasonable efforts to cause the shares of First Midwest common stock to be issued in the merger to be approved for listing on the Nasdaq Stock Market (subject to official notice of issuance) as promptly as practicable, and in any event before the effective time of the merger;

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  we agreed that, subject to applicable law, First Midwest and Bankmanagers will cooperate with each other and prepare promptly and file all necessary documentation to obtain all required permits, consents, approvals and authorizations of third parties and governmental entities, including applications for the required regulatory approvals and this proxy statement/prospectus and the registration statement for the First Midwest common stock to be issued in the merger of which this proxy statement/prospectus is a part;

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  we agreed to cooperate on shareholder and employee communications and press releases;

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  we agreed that Bankmanagers will not take any actions that would cause the transactions contemplated by the merger agreement to be subject to any takeover laws;

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  we agreed that Bankmanagers will provide First Midwest, and First Midwest's officers, employees, counsel, accountants and other authorized representatives, reasonable access during normal business hours throughout the period prior to the effective time of the merger to the books, records, properties, personnel and other information of Bankmanagers as First Midwest may reasonably request;

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  we agreed that Bankmanagers will provide First Midwest with copies of documents filed by Bankmanagers pursuant to the requirements of federal or state banking or securities laws and all other information concerning the business, properties and personnel of Bankmanagers and its subsidiaries as First Midwest may reasonably request, including providing First Midwest with monthly general ledger reports for the then current month beginning in the month of the merger agreement through the effective time of the merger;

  •
  we agreed to keep any non-public information confidential;

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  we agreed that, upon completion of the merger, First Midwest will indemnify, defend and hold harmless the directors and officers of Bankmanagers (when acting in such capacity) against all costs and liabilities arising out of actions or omissions occurring at or before the completion of the merger, in accordance with Bankmanagers' articles of incorporation and Bankmanagers' by-laws, to the extent permitted by law;

  •
  we agreed that, following the effective time of the merger, First Midwest may, in its sole discretion, obtain tail/run-off coverage for any insurance coverage maintained by Bankmanagers or any of its subsidiaries prior to the merger;

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  we agreed that First Midwest will cause each employee benefit plan of First Midwest in which Bankmanagers employees are eligible to participate (other than a cash or equity compensation plan) to take into account, for purposes of eligibility and vesting (and not for benefit accrual) thereunder, the service of such employees with Bankmanagers as if such service were with First Midwest, to the same extent that such service was credited under a comparable plan of Bankmanagers, and, with respect to welfare benefit plans of First Midwest in which employees of Bankmanagers are eligible to participate, First Midwest agreed to waive any preexisting conditions, waiting periods and actively at work requirements under such plans;

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  we agreed that for purposes of each First Midwest health plan, First Midwest will cause any eligible expenses incurred by employees of Bankmanagers who are employees of Bankmanagers or Park Bank on the closing date of the merger and their covered dependents during the portion of the plan year of the comparable plan of Bankmanagers or Park Bank ending on the date such employee's participation in the corresponding First Midwest plan begins to be taken into account under such First Midwest plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year of the First Midwest plan;

  •
  we agreed that First Midwest will, honor and assume the obligations of the Bankmanagers severance policies and benefit arrangements that provide for the deferral of compensation or fees for any director, officer, employee, consultant or other service provider of Bankmanagers or any of its affiliates;

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  we agreed that, following the effective time, First Midwest will honor its obligations under the stay bonus agreements as set forth in the merger agreement;

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  we agreed that immediately prior to closing, Bankmanagers will take, or cause to be taken, all actions necessary to terminate its or is subsidiaries tax-qualified retirements plans effective on the day immediately preceding the merger and adopt corresponding amendments to such plans to fully vest all participants and, if permitted under applicable law, provide that the entire balance of a participant's account be distributable in a single lump sum;

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  we agreed that First Midwest's tax-qualified retirement plans will accept contributions of eligible rollover distributions from Bankmanagers' tax-qualified retirement plans, as permitted under applicable law;

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  we agreed to use our commercially reasonable efforts to plan, execute and complete the conversion of the processing, reporting, payment and other operating systems of Park Bank to those of First Midwest Bank by the closing of the merger, or at such later time as First Midwest may determine, provided that such conversion will not become effective prior to the closing of the merger;

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  we agreed that Bankmanagers will cause to be ordered (and Bankmanagers will use commercially reasonable efforts to cause to be delivered to First Midwest) title commitments, surveys and title documents for real property owned by Bankmanagers or its subsidiaries in order to determine, as provided in the merger agreement, whether there are any defects to the title of such real property;

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  we agreed that First Midwest is authorized to obtain certain environmental examinations within 45 days of the merger agreement on any real property owned or leased by Bankmanagers prior to the merger agreement and within 45 days after Bankmanagers notifies First Midwest for any real property acquired by Bankmanagers or its subsidiaries after the merger agreement in order to determine, as provided in the merger agreement, whether certain environmental conditions exist on such real property; however, as of the date hereof First Midwest does not intend to perform any environmental examinations on property leased or owned by Bankmanagers prior to the date of the merger;

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  we agreed that if certain environmental conditions and/or title defects exist with respect to Bankmanagers' real property and the real property adjustment amount is greater than $750,000, the cash consideration per share of Bankmanagers common stock will be reduced by an amount equal to the result of: (i) the amount of the real property adjustment amount up to an aggregate amount of $1,000,000, divided by (ii) the aggregate number of outstanding shares of Bankmanagers common stock immediately preceding the merger. If the real property adjustment amount is greater than $1,000,000, First Midwest may elect to reduce the cash consideration per share of Bankmanagers common stock by $1,000,000 divided by the aggregate number of outstanding shares of Bankmanagers common stock immediately preceding the merger or terminate the merger agreement;

  •
  we agreed that Bankmanagers will give First Midwest the opportunity to participate in the defense or settlement of any litigation against Bankmanagers and/or its directors or affiliates relating to the transactions contemplated by the merger agreement;

  •
  we agreed that First Midwest and Bankmanagers will use their commercially reasonable efforts to cause the merger to qualify as a reorganization within the meaning of Section 368(a) of the Code;

  •
  we agreed that Bankmanagers will make certain charitable contributions as described in the merger agreement;

  •
  we agreed that through the effective time an affiliate of Bankmanagers identified in the merger agreement will continue to make charitable contributions in the ordinary course of business;

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  we agreed that if, after the effective time of the merger, any further action is necessary to carry out the purposes of the merger agreement or to vest First Midwest with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the merger, the then current officers and directors of each party to the merger agreement and their respective subsidiaries will take or cause to be taken such necessary action;

  •
  we agreed that prior to the effective time First Midwest will authorize and reserve the maximum amount of First Midwest common stock to be issued pursuant to the merger agreement; and

  •
  we agreed that First Midwest will allocate a charitable contribution as set forth in the merger agreement.

Conditions to Completion of the Merger

        The obligations of First Midwest and Bankmanagers to complete the merger are subject to the satisfaction or waiver of the following conditions:

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  the merger agreement and the merger must be approved by the requisite vote of Bankmanagers shareholders;

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  the remaining required regulatory approvals must be obtained without any conditions that could (i) materially and adversely affect the business, operations or financial condition of First Midwest (measured on a scale relative to Bankmanagers), (ii) require First Midwest or any of its subsidiaries to make any material covenants or commitments, or complete any divestitures, whether prior to or subsequent to the closing of the merger, (iii) result in a material adverse effect on Bankmanagers or its subsidiaries, or (iv) restrict or impose a burden on First Midwest or any of its subsidiaries in connection with the transactions contemplated by the merger agreement or with respect to the business or operations of First Midwest or any of its subsidiaries, and any waiting periods required by law must expire;

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  the First Midwest common stock that is to be issued in the merger must be approved for listing on the Nasdaq Stock Market and the registration statement filed with the SEC, of which this proxy statement/prospectus is a part, must be effective; and

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  there must be no government action or other legal restraint or prohibition preventing completion of the merger or the other transactions contemplated by the merger agreement.

        The obligation of Bankmanagers to complete the merger is subject to the satisfaction or waiver of the following conditions:

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  the representations and warranties of First Midwest contained in the merger agreement must be true and correct in all material respects (except for representations and warranties qualified by the words "material" or "Material Adverse Effect," which are required to be true and correct in all respects) as of the date of the merger agreement and as of the closing date of the merger, and First Midwest must have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under the merger agreement; and

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  the receipt of a legal opinion from Barack Ferrazzano, dated as of the date the merger is completed, that, on the basis of facts, representations and assumptions set forth in the opinion, the merger will be treated as a tax-free reorganization under federal income tax laws.

        In addition, the obligation of First Midwest to complete the merger is subject to the satisfaction or waiver of the following conditions:

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  the representations and warranties of Bankmanagers contained in the merger agreement must be true and correct in all material respects (except for representations and warranties qualified by the words "material" or "Material Adverse Effect," and certain representations and warranties regarding Bankmanagers' capitalization, which are required to be true and correct in all respects) as of the date of the merger agreement and as of the closing date of the merger, and Bankmanagers must have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under the merger agreement;

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  the receipt of a legal opinion from Chapman and Cutler, dated as of the date the merger is completed, that, on the basis of facts, representations and assumptions set forth in the opinion, the merger will be treated as a tax-free reorganization under federal income tax laws;

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  the receipt of a legal opinion from Barack Ferrazzano as to certain corporate matters, including Bankmanagers' due incorporation and legal standing, the legal status of Bankmanagers' capital stock and the due authorization and execution of the merger agreement;

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  the number of dissenting shares must not exceed 7.5% of the outstanding shares of Bankmanagers common stock;

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  Bankmanagers will have obtained certain required third-party consents, as defined in the merger agreement;

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  Bankmanagers' closing tangible common equity, as defined in the merger agreement, must be greater than or equal to $117,320,536;

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  the 10-day average of Bankmanagers' consolidated deposits must be greater than or equal to $760,000,000 for the 10-day period ending on the day immediately prior to the closing date;

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  Bankmanagers' closing consolidated total loans (excluding loans held for sale of Bankmanagers and its subsidiaries) must be greater than or equal to $645,000,000;

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  the environmental and title review process of Bankmanagers' real property set forth in the merger agreement will be completed in accordance with the provisions of the merger agreement;

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  the receipt by First Midwest of the resignations, effective as of the effective time of the merger, of each director and executive officer of Bankmanagers and each director and executive officer of Park Bank;

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  the receipt by First Midwest of a certificate by Bankmanagers stating that it and Park Bank are not and have not been United States real property holding corporations;

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  the receipt by First Midwest of a certificate by Bankmanagers stating a material adverse effect, as defined in the merger agreement, has not occurred to Bankmanagers;

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  the receipt by First Midwest of a certificate from Bankmanagers certifying the number of shares of Bankmanagers common stock outstanding as of the effective time; and

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  no action, suit, claim or proceeding will be pending against or affecting Bankmanagers or First Midwest that is seeking to prohibit or make illegal the consummation of the merger.

        No assurance can be provided as to if, or when, the required regulatory approvals necessary to complete the merger will be obtained, or whether all of the other conditions to the merger will be satisfied or waived by the party permitted to do so. As discussed below, if the merger is not completed on or before August 27, 2020, either First Midwest or Bankmanagers may terminate the merger agreement, unless the failure to complete the merger by that date is due to the failure of the party seeking to terminate the merger agreement to comply with any of the provisions of the merger agreement.

Termination of the Merger Agreement

        The merger agreement may be terminated by either First Midwest or Bankmanagers at any time before or after Bankmanagers has received approval of the merger agreement and the transactions contemplated thereby:

  •
  by our mutual agreement;

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  if the other party is in a continuing breach of a representation, warranty or covenant contained in the merger agreement, as long as that breach has not been cured within 15 days following written notice thereof and that breach would also allow the non-breaching party not to complete the merger;

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  if any governmental entity that must grant a regulatory approval has denied approval of the merger, bank merger or the other transactions contemplated by the merger agreement by final and non-appealable action, or if an application for a required regulatory approval has been withdrawn upon the request or recommendation of the applicable governmental authority and such authority would not accept the refiling of such application, but not by a party whose failure to comply with any provision of the merger agreement caused, or materially contributed to, such denial or withdrawal request;

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  if the merger is not completed on or before August 27, 2020, unless the failure to complete the merger by this date is due to the failure of the party seeking to terminate the merger agreement to comply with any of the provisions of the merger agreement; or

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  if a material adverse effect, as defined in the merger agreement, occurs with respect to the other party.

        The merger agreement may also be terminated by First Midwest at any time before or after the shareholders of Bankmanagers approve the merger proposal:

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  if holders of the requisite Bankmanagers common stock fail to approve the merger proposal;

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  if Bankmanagers' board of directors fails to recommend approval of the merger agreement and the other transactions contemplated thereby to its shareholders without a recommendation for approval or with material and adverse qualifications on the approval, or if the board of directors otherwise withdraws or materially and adversely modifies its recommendation for approval;

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  if Bankmanagers' board of directors recommends an acquisition proposal other than the merger, or if Bankmanagers' board of directors negotiates or authorizes negotiations with a third party regarding an acquisition proposal other than the merger and those negotiations continue for at least 10 business days, except that negotiations will not include the request and receipt of information from any person that submits an acquisition proposal, or discussions regarding such information for the sole purpose of ascertaining the terms of the acquisition proposal and determining whether Bankmanagers' board of directors will, in fact, engage in or authorize negotiations;

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  if Bankmanagers has breached its covenant not to solicit or encourage inquiries or proposals with respect to any acquisition proposal, in circumstances not permitted under the merger agreement, as described above under "—Acquisition Proposals by Third Parties"; or

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  if the number of dissenting shares of Bankmanagers common stock exceeds 7.5% of the outstanding shares of Bankmanagers common stock.

        Further, First Midwest may terminate the merger agreement if the real property adjustment amount is greater than $1,000,000.

        The merger agreement also provides that Bankmanagers must pay First Midwest a fee equal to $8,200,000 plus reasonable and documented out-of-pocket expenses incurred by First Midwest in connection with the transactions contemplated by the merger agreement if, on or prior to the termination of the merger agreement or the 12 month anniversary of the termination of the merger agreement in certain circumstances set forth in the merger agreement, any of the following circumstances occur:

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  Bankmanagers' board of directors submits the merger agreement and the transactions contemplated thereby, including the merger, to Bankmanagers shareholders without a recommendation for approval or with material and adverse conditions on such approval, or withdraws or materially and adversely modifies its recommendation;

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  Bankmanagers, without receiving First Midwest's written consent, enters into an agreement to engage in a competing acquisition proposal with any person other than First Midwest or any of First Midwest's subsidiaries;

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  Bankmanagers authorizes, recommends or proposes (or publicly announces its intention to authorize, recommend or propose) an agreement to engage in a competing acquisition proposal with any person other than First Midwest or its subsidiaries or recommends that Bankmanagers shareholders approve or accept such a competing acquisition proposal;

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  any person, other than First Midwest or its subsidiaries, acquires beneficial ownership or the right to acquire beneficial ownership of 20% or more of the outstanding shares of any class or series of Bankmanagers common stock;

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  Bankmanagers fails to convene a shareholder meeting to approve the merger agreement and the transactions contemplated thereby, including the merger, within 45 days of the effectiveness of the registration statement of which this proxy statement/prospectus is a part; or

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  Bankmanagers breaches its covenant not to solicit or encourage inquiries or proposals with respect to any acquisition proposal in circumstances not permitted under the merger agreement, which covenant is described above under "—Acquisition Proposals by Third Parties."

Waiver and Amendment of the Merger Agreement

        At any time before completion of the merger, either First Midwest or Bankmanagers may, to the extent legally allowed, waive in writing compliance by the other with any provision contained in the merger agreement or amend the merger agreement. However, once Bankmanagers shareholders have approved the merger proposal, no waiver of any condition or amendment may be made that would require further approval by Bankmanagers shareholders unless that approval is obtained.

        First Midwest may also change the structure of the merger or the method of effecting the merger before the effective time of the merger, by notice to Bankmanagers at least five business days prior to the approval of the merger agreement and the transactions contemplated thereby, including the merger, by all requisite votes of the Bankmanagers shareholders, so long as any change does not: (i) change the kind or amount of consideration to be received by Bankmanagers shareholders; (ii) adversely affect the tax consequences of the merger to Bankmanagers shareholders; (iii) adversely affect the timing of or capability of completion of the merger; or (iv) cause or could not be reasonably expected to cause any of the conditions to complete the merger to be incapable of being satisfied.

        The merger agreement may not be amended except by an instrument in writing signed on behalf of each of the parties. Any such amendment by the parties must be approved by the board of directors of First Midwest and the board of directors of Bankmanagers at any time before or after the approval of the merger agreement and the transactions contemplated thereby by the shareholders of Bankmanagers, except that no amendment may be made after the receipt of such approval which requires further approval of the shareholders of Bankmanagers unless such further approval is obtained. Notwithstanding the foregoing, First Midwest and Bankmanagers may without approval of their respective boards of directors, make technical changes to the merger agreement, not inconsistent with the purposes of the merger agreement, as may be required to effect or facilitate any required government approvals or acceptance of the merger or of the merger agreement or to effect or facilitate any filing or recording required for the consummation of any of the transactions contemplated by the merger agreement.

Regulatory Approvals Required for the Mergers

        We have agreed to use commercially reasonable efforts to obtain the regulatory approvals required for the merger. We refer to these approvals, along with the expiration of any statutory waiting periods related to these approvals, as the "requisite regulatory approvals." These include approval from the Federal Reserve, WDFI and the IDFPR. We have filed the applications to obtain the requisite regulatory approvals. The merger and the related transactions cannot proceed in the absence of the requisite regulatory approvals. We cannot assure you as to whether or when the requisite regulatory approvals will be obtained, and, if obtained, we cannot assure you as to the date of receipt of any of these approvals, the terms thereof or the absence of any public protest or litigation challenging them. Likewise, we cannot assure you that the U.S. Department of Justice or a state attorney general will not attempt to challenge the merger on antitrust grounds, or, if such a challenge is made, as to the result of that challenge.

        We are not aware of any other material governmental approvals or actions that are required prior to the parties' completion of the merger other than those described below. We presently contemplate that if any additional governmental approvals or actions are required, these approvals or actions will be sought. However, we cannot assure you that any of these additional approvals or actions will be obtained.

        Federal Reserve.    Completion of the merger requires approval by the Federal Reserve pursuant to Section 3 of the Bank Holding Company Act of 1956, as amended (the "BHC Act"), and an application for approval was filed on September 25, 2019.

        The Federal Reserve is prohibited from approving any merger transaction under Section 3 of the BHC Act (i) that would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize, or to attempt to monopolize, the business of banking in any part of the United States, or (ii) whose effect in any section of the United States may be to substantially lessen competition, or to tend to create a monopoly or in any other manner restrain trade, unless the Federal Reserve finds that the anti-competitive effects of the merger transaction are clearly outweighed in the public interest by the probable effect of the merger transaction in meeting the convenience and needs of the communities to be served.

        In addition, among other things, in reviewing the merger, the Federal Reserve must consider (i) the financial condition and future prospects, as applicable, of First Midwest, Bankmanagers and their respective subsidiary banks, (ii) the competence, experience, and integrity of the officers, directors and principal stockholders, as applicable, of First Midwest, Bankmanagers and their respective subsidiary banks, (iii) the convenience and needs of the communities to be served, including the record of performance under the Community Reinvestment Act of 1977, as amended (the "CRA"), (iv) the companies' effectiveness in combating money-laundering activities, (v) First Midwest's and its subsidiaries' record of compliance with applicable community reinvestment laws and (vi) the risk to the stability of the United States banking or financial system presented by the merger and the related transactions.

        Completion of the bank merger requires approval by the Federal Reserve pursuant to the Bank Merger Act. In evaluating an application filed under the Bank Merger Act, the Federal Reserve uses substantially the same criteria as used when evaluating applications filed pursuant to the BHC Act as described above.

        Pursuant to the BHC Act and the Bank Merger Act, a transaction approved by the Federal Reserve is subject to a waiting period ranging from 15 to 30 days, during which time the U.S. Department of Justice may challenge the merger on antitrust grounds and seek appropriate relief. The commencement of an antitrust action would stay the effectiveness of such an approval, unless a court specifically ordered otherwise. In reviewing the merger, the U.S. Department of Justice could analyze the merger's effect on competition differently than the Federal Reserve, and thus, it is possible that the U.S. Department of Justice could reach a different conclusion than the Federal Reserve regarding the merger's effects on competition. A determination by the U.S. Department of Justice not to object to the merger does not prevent the filing of antitrust actions by private persons or state attorneys general.

        WDFI.    Completion of the merger and the bank merger requires approval from the WDFI under Section 221.0901 of the Wisconsin banking law, and an application for approval was filed on September 27, 2019.

        In evaluating the application, the WDFI must consider various aspects of the proposed transaction and the parties thereto, including, among others, the financial and managerial resources and future prospects of the institutions involved, the best interests of their shareholders and customers, safety and soundness considerations, and the CRA compliance status of each bank. The relevant statutes prohibit the WDFI from approving the transaction if, following consummation, the combined institution would control more than 30 percent of the deposits in the state.

        IDFPR.    Completion of the bank merger requires approval from the IDFPR under Section 22 of the Illinois Banking Act, and an application for approval was filed on September 25, 2019.

        Among other things, in reviewing the bank merger, the IDFPR must consider (i) the financial condition and future prospects of First Midwest, Bankmanagers and their respective subsidiary banks, (ii) the general character, experience and qualifications of the directors and management of the resulting bank, (iii) the convenience and needs of the area sought to be served by the resulting bank,

(iv) the fairness of the proposed merger to all parties involved, and (v) the safety and soundness of the resulting bank following the proposed bank merger.

Dividends

        Pursuant to the terms of the merger agreement, Bankmanagers is generally prohibited from paying cash dividends to holders of its common stock. However, Bankmanagers has historically paid a dividend of $10 per share of Bankmanagers common stock once per quarter in order to provide income to shareholders to pay applicable taxes and will be allowed to continue paying these tax distribution dividends through the closing date of the merger. Additionally, Bankmanagers may pay the retained earnings dividend to shareholders of Bankmanagers common stock in an aggregate amount equal to Bankmanagers subchapter S corporation accumulated adjustment accounts up to a maximum aggregate amount of $102,500,000 ($623.02 per share). Bankmanagers intends to declare and pay the retained earnings dividend immediately prior to the completion of the merger only if the merger is approved by Bankmanagers shareholders. For further information, please see "Price Range of Common Stock and Dividends."

Stock Exchange Listing

        First Midwest has agreed to use its commercially reasonable efforts to list the First Midwest common stock to be issued in the merger on the Nasdaq Stock Market. It is a condition to the completion of the merger that those shares be approved for listing on the Nasdaq Stock Market, subject to official notice of issuance. Following the merger, First Midwest expects that its common stock will continue to trade on the Nasdaq Stock Market under the symbol "FMBI."

Restrictions on Resales by Affiliates

        First Midwest has registered its shares of common stock to be issued in the merger with the SEC under the Securities Act. No restrictions on the sale or other transfer of shares of First Midwest common stock issued in the merger will be imposed solely as a result of the merger, except for restrictions on the transfer of shares of First Midwest common stock issued to any Bankmanagers shareholder who is or becomes an "affiliate" of First Midwest for purposes of Rule 144 under the Securities Act. The term "affiliate" is defined in Rule 144 under the Securities Act as a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, First Midwest or the combined company, as the case may be, and generally includes executive officers, directors and stockholders beneficially owning 10% or more of First Midwest's outstanding common stock.

Dissenters' Rights of Appraisal of Holders of Bankmanagers Common Stock

        The following discussion is not a complete description of the law relating to dissenters' rights available to shareholders and beneficial holders of Bankmanagers common stock under sections 180.1301 through 180.1331 of the Wisconsin Business Corporation Law ("WBCL"). This description is qualified in its entirety by the full text of the relevant and applicable provisions of the WBCL, which are reprinted in their entirety as Appendix C to this proxy statement/prospectus. If you desire to exercise dissenters' rights, you should review carefully the WBCL and consult a legal advisor before electing or attempting to exercise these rights.

        Pursuant to the provisions of sections 180.1301 through 180.1331 of the WBCL, shareholders of Bankmanagers common stock have the right to dissent from the merger and to receive the fair value of their shares in cash. Shareholders of Bankmanagers common stock who fulfill the requirements of the WBCL summarized below and set forth in Appendix C will be entitled to assert dissenters' rights in connection with the merger. Shareholders of Bankmanagers common stock considering initiation of a dissenters' proceeding should review this section and should also review Appendix C in its entirety.

        To be entitled to exercise dissenters' rights, a shareholder of Bankmanagers common stock must not vote in favor of the merger proposal and must deliver to Bankmanagers, before the vote is taken at the special meeting of Bankmanagers' shareholders to approve the merger proposal, written notice of such shareholder's intent to demand payment for his, her or its shares of Bankmanagers common stock.

        If you have perfected your dissenters' rights and the merger is consummated, you will receive the fair value of your shares. A shareholder of Bankmanagers common stock who fails to perfect his, her or its dissenters' rights in accordance with the requirements of the WBCL will not not entitled to payment for his, her or its shares and will only be entitled to receive the merger consideration provided in the merger agreement.

        If the shareholders of Bankmanagers common stock approve the merger at the special meeting, Bankmanagers must deliver a written dissenters' notice to all Bankmanagers' shareholders who have not voted in favor of the merger proposal and have notified Bankmanagers of their intent to demand payment. The dissenters' notice must be sent no later than 10 days after the date that the merger is approved by Bankmanagers' shareholders and must:

  •
  state where dissenting shareholders should send the demand for payment and where and when dissenting shareholders should deposit certificates for his, her or its shares;

  •
  include a form of demand for payment that includes the date of the first announcement to news media or to shareholders of the terms of the merger and requires the shareholder asserting dissenters' rights to certify whether he, she or it acquired beneficial ownership of the shares of Bankmanagers common stock prior to that date; and

  •
  set a date by which Bankmanagers must receive the demand for payment (which date may not be fewer than 30 nor more than 60 days after the dissenters' notice is delivered).

        A shareholder of Bankmanagers common stock who does not demand payment or deposit his or her certificates by the time specified in the dissenters' notice will not be entitled to payment for his or her shares of Bankmanagers common stock under the dissenters' rights sections of the WBCL and will instead be entitled to receive the merger consideration.

        Upon the later of completion of the merger or receipt of the payment demand, Bankmanagers will pay each dissenting shareholder who has complied with the foregoing procedures the amount that Bankmanagers (or First Midwest as its successor) estimates to be the fair value of the dissenting shareholder's shares of common stock, plus accrued interest. The payment must be accompanied by the latest available financial statements of Bankmanagers, audited and including footnote disclosure if available, any interim financial statements of Bankmanagers, a statement of Bankmanagers' (or First Midwest's as its successor) estimate of the "fair value" of the shares, an explanation of how the interest was calculated, a statement of the dissenting shareholder's right to demand payment if the dissenting shareholder is dissatisfied with the payment, and a copy of the sections of the WBCL pertaining to dissenters' rights.

        If (i) the dissenting shareholder believes that the amount paid by Bankmanagers is less than the fair value of his, her or its shares of Bankmanagers common stock or that the interest due was incorrectly calculated, (ii) Bankmanagers fails to make payment within 60 days after the date set in the dissenters' notice for demanding payment, or (iii) the merger is not completed and Bankmanagers does not return the deposited certificates within 60 days after the date set in the dissenters' notice for demanding payment, the dissenting shareholder may notify Bankmanagers of his, her or its own estimate of the fair value of his, her or its shares of Bankmanagers common stock and the amount of interest due and demand payment of his, her or its estimate, less any payment previously received. The dissenting shareholder must notify Bankmanagers (or First Midwest as its successor) of his her, or its demand in writing within 30 days after Bankmanagers made or offered payment for the dissenting shareholder's shares. If Bankmanagers receives a payment demand described in this paragraph and the payment demand remains unsettled, Bankmanagers is required to bring a special proceeding in Wisconsin state court within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. Bankmanagers (or First Midwest as its successor) is required to make all dissenting shareholders whose demands remain unsettled parties to the special proceeding. Each party to the special proceeding will be served a copy of the petition filed with the court. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of the fair value of the shares Bankmanagers common stock. Such dissenting shareholders will be entitled to judgment for the amount, if any, by which the court finds the fair value of his, her or its shares of Bankmanagers common stock, plus interest, exceeds the amount paid by Bankmanagers (or First Midwest as its successor). If Bankmanagers (or First Midwest as its successor) does not bring the special proceeding within such 60 day period, Bankmanagers (or First Midwest as its successor) will pay each dissenting shareholder of Bankmanagers common stock whose claim remains unsettled the amount demanded.

        Failure to comply strictly with all of the procedures set forth in Sections 180.1301 through 180.1331 of the WBCL will result in the loss of a shareholder's dissenters' rights. Consequently, any shareholder wishing to exercise dissenters' rights is urged to consult legal counsel before attempting to exercise such rights.

        Shareholders considering the exercise of dissenters' rights should be aware that the fair value of their shares as determined under Sections 180.1301 through 180.1331 could be more than, the same as or less than the merger consideration they would receive under the merger agreement if they did not dissent.

Voting Agreements

        In connection with the execution of the merger agreement, and as a condition to First Midwest's willingness to enter into the merger agreement, all of the directors and certain executive officers of Bankmanagers who beneficially owned in the aggregate approximately 47.5% of Bankmanagers' outstanding common stock as of October 17, 2019, have signed voting agreements with First Midwest. Additionally, certain other Bankmanagers shareholders who beneficially owned in the aggregate approximately 17.8% of Bankmanagers' outstanding common stock as of October 17, 2019, have agreed to sign voting agreements with First Midwest. Accordingly, the holders of approximately 65.3% of the outstanding shares entitled to vote on the merger have signed or agreed to sign voting agreements with First Midwest to vote for approval of the merger proposal. A copy of the form of these voting agreements is attached as Annex 1-B to Appendix A to this proxy statement/prospectus.

        Under the voting agreement, each shareholder has agreed or will agree, with respect to the shares of Bankmanagers common stock owned of record or beneficially by the shareholder, that at any meeting of Bankmanagers shareholders in relation to the merger agreement and transactions contemplated by the merger agreement and at the special meeting of shareholders or any other meeting or action of Bankmanagers shareholders called in relation to such matters, the shareholder will vote, or cause to be voted, such shares as follows:

  •
  vote in favor of the adoption of the merger proposal, including the transactions contemplated by the merger agreement, including the merger, any other matters required to be approved or adopted in order to effect the merger and the transactions contemplated by the merger agreement; and

  •
  not vote in favor of any competing acquisition proposal or any action that is intended or could reasonably be expected to materially impede, interfere with, delay or materially and adversely affect the merger or any transactions contemplated by the merger agreement.

        Absent specified circumstances, the voting agreement also contains restrictions on the sale, transfer, assignment, pledge or other disposition of the shareholder's shares or the voting rights thereunder prior to the effective time of the merger. The voting agreements entered into by each of Michael J. Kelly, Brian P. Kelly, Patrick T. Kelly, P. Michael Mahoney and David P. Werner further provide that, for 90 days following the effective time of the merger, the shareholder shall not sell, transfer, assign pledge or otherwise dispose of shares unless the proposed transferee has executed and delivered an agreement in which he has agreed to comply with the requirements of the voting agreement.

        The voting agreement will terminate automatically upon the earliest to occur of the termination of the merger agreement, the submission of the merger agreement by the board of directors of Bankmanagers to Bankmanagers shareholders without a recommendation for approval or August 22, 2024 if the merger has not occurred prior to that date.

Restrictive Agreements

        In connection with the execution of the merger agreement, and as a condition to First Midwest's willingness to enter into the merger agreement, all of the directors and certain executive officers of Bankmanagers who beneficially owned in the aggregate approximately 47.5% of Bankmanagers' outstanding common stock as of the Bankmanagers record date, have entered into restrictive covenant agreements with First Midwest. Copies of the forms of these restrictive covenant agreements are attached as Annex 2-B to Appendix A to this proxy statement/prospectus.

        Under the restrictive covenant agreements, each director has agreed to keep secret and confidential certain information related to Bankmanagers, Park Bank and their respective businesses and to refrain from competing against the business of Bankmanagers and soliciting the customers or employees of Bankmanagers for two years following the effective time of the merger.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Market Prices

        First Midwest common stock is traded on the Nasdaq Stock Market under the symbol "FMBI." The high and low trading prices for First Midwest common stock as of August 27, 2019, the last completed trading day immediately before the public announcement of the merger, were $18.93 and $18.29, respectively. The high and low trading prices for First Midwest common stock as of November 6, 2019, the latest practicable date before the date of this proxy statement/prospectus, were $21.98 and $21.51, respectively.

        You should obtain current market quotations for First Midwest common stock as the market price of First Midwest common stock will fluctuate between the date of this proxy statement/prospectus and the date on which the merger is completed. You can get these quotations from newspapers, on the internet or by calling your broker.

        Bankmanagers common stock is not traded or quoted over-the-counter. Any market in Bankmanagers common stock prior to the merger should be characterized as illiquid and irregular.

        As of November 4, 2019, there were approximately 2,097 holders of record of First Midwest common stock. As of October 17, 2019, there were approximately 47 holders of record of Bankmanagers common stock. These numbers do not reflect the number of persons or entities who hold their stock in nominee or "street name" through brokerage firms.

        Past price performance is not necessarily indicative of likely future performance. Because market prices of shares of First Midwest common stock will fluctuate, you are urged to obtain current market prices for shares of First Midwest common stock. No assurance can be given concerning the market price of shares of First Midwest common stock before or after the effective date of the merger. Changes in the market price of shares of First Midwest common stock prior to the completion of the merger will affect the market value of the merger consideration that Bankmanagers shareholders will receive upon completion of the merger.

Dividends and Other Matters

        In the first quarter of 2019, First Midwest declared a quarterly cash dividend of $0.12 per share of First Midwest common stock and in each of the second and third quarters of 2019, First Midwest declared a quarterly cash dividend of $0.14 per share of First Midwest common stock. The actual payment of future dividends will depend on various factors including the discretion of First Midwest's board of directors, earnings, cash requirements, the financial condition of First Midwest, applicable state law and government regulations and other factors deemed relevant by First Midwest's board of directors, which may change at any time.

        First Midwest may repurchase shares of its common stock in accordance with applicable legal and regulatory guidelines. The actual amount of shares repurchased will depend on various factors, including: the discretion of First Midwest's board of directors, market conditions, legal and regulatory limitations and considerations affecting the amount and timing of repurchase activity, the company's capital position, internal capital generation and alternative potential investment opportunities.

        First Midwest's primary source of liquidity is dividend payments from First Midwest Bank. In addition to requirements to maintain adequate capital above regulatory minimums, First Midwest Bank is limited in the amount of dividends it can pay to First Midwest under the Illinois Banking Act. Under this law, First Midwest Bank is permitted to declare and pay dividends in amounts up to the amount of its accumulated net profits, provided that it retains in its surplus at least one-tenth of its net profits since the date of the declaration of its most recent dividend until those additions to surplus, in the aggregate, equal the paid-in capital of First Midwest Bank. While it continues its banking business,

First Midwest Bank may not pay dividends in excess of its net profits then on hand (after deductions for losses and bad debts). In addition, First Midwest Bank is limited in the amount of dividends it can pay under the Federal Reserve Act and Regulation H. For example, dividends cannot be paid that would constitute a withdrawal of capital, dividends cannot be declared or paid if they exceed a bank's undivided profits and a bank may not declare or pay a dividend if all dividends declared during the calendar year are greater than current year net income plus retained net income of the prior two years without Federal Reserve approval.

        Since First Midwest is a legal entity separate and distinct from First Midwest Bank, First Midwest's dividends to stockholders are not subject to the bank dividend guidelines discussed above. However, First Midwest is subject to other regulatory policies and requirements related to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Federal Reserve and the IDFPR are authorized to determine that the payment of dividends by First Midwest would be an unsafe or unsound practice and to prohibit payment under certain circumstances related to the financial condition of a bank or bank holding company. The Federal Reserve has taken the position that dividends that would create pressure or undermine the safety and soundness of a subsidiary bank are inappropriate. Due to the current financial and economic environment, the Federal Reserve indicated that bank holding companies should carefully review their dividend policy and discourages payment ratios that are at maximum allowable levels, unless both asset quality and capital are very strong.

        Pursuant to the merger agreement, Bankmanagers is generally prohibited from paying cash dividends to holders of its common stock prior to completion of the merger. However, Bankmanagers has historically paid a dividend of $10 per share of Bankmanagers common stock to shareholders of Bankmanagers common stock once per quarter and will be allowed to continue paying these tax distribution dividends through the closing date of the merger. Additionally, Bankmanagers may pay the retained earnings dividend to shareholders of Bankmanagers common stock in an aggregate amount equal to Bankmanagers subchapter S corporation accumulated adjustment accounts up to a maximum aggregate amount of $102,500,000 ($623.02 per share). Bankmanagers intends to declare and pay the retained earnings dividend immediately prior to the completion of the merger only if the merger is approved by Bankmanagers shareholders.

INFORMATION ABOUT THE COMPANIES

First Midwest

        First Midwest is a relationship-focused financial institution and one of the largest independent publicly-traded bank holding companies based on assets headquartered in the Midwest, with approximately $18 billion of assets and $12 billion of assets under management. First Midwest's principal subsidiary, First Midwest Bank, and other affiliates provide a full range of commercial, treasury management, equipment leasing, consumer, wealth management, trust and private banking products and services through locations in metropolitan Chicago, southeast Wisconsin, northwest Indiana, central and western Illinois, and eastern Iowa. First Midwest common stock is traded on the Nasdaq Stock Market under the symbol "FMBI."

        First Midwest's executive offices are located at 8750 West Bryn Mawr Avenue, Suite 1300, Chicago, Illinois 60631, and its telephone number is (708) 831-7483.

Bankmanagers

        Bankmanagers is a single-bank holding company, incorporated in 1970 under the laws of the State of Wisconsin. Its primary business is operating its bank subsidiary, Park Bank, a Wisconsin state chartered bank headquartered in Milwaukee, Wisconsin. Park Bank traces its history back over 100 years to 1915. Today, Park Bank has five branch locations throughout the Milwaukee, Wisconsin area and is committed to providing its clients quality financial services with an individualized approach through a complete line of loan, deposit, treasury management, private banking and wealth management services. As of September 30, 2019, Bankmanagers and Park Bank had approximately $1 billion of total assets, $814 million of deposits and $873 million of total loans.

  Business

        Park Bank is an independent, community banking institution headquartered in Milwaukee, Wisconsin. Park Bank offers a comprehensive line of products and services designed to meet the financial needs of the communities it serves. The banking and financial services industry in the markets in which Park Bank operates is highly competitive. Generally, Park Bank competes for banking customers and deposits with other local, regional, national, and internet banks and savings and loan associations; personal loan and finance companies; credit unions; mutual funds; and investment brokers.

  Personal and Business Services

        Park Bank offers a full range of personal and business products and services, including checking and savings accounts, money market accounts and time deposits of various types, ranging from short-term to long-term certificates of deposit and individual retirement accounts. In addition, Park Bank offers online and mobile banking services, merchant services, and credit cards.

  Lending

        Park Bank provides a full range of borrowing options, including business term loans, commercial real estate loans, equipment financing and leasing options, SBA financing, residential real estate loans, and personal lending products and services for its customers. The majority of Park Bank's customer relationships are based in southeastern Wisconsin. When extending credit, Park Bank's decisions are based upon many factors, including, but not limited to, the customer's ability to repay their loan, as well as the value of any collateral securing the loan.

  Sources of Funds

        Park Bank maintains stable sources of funding, primarily through deposits from its customers. Park Bank also obtains funds from the amortization, repayment, and prepayment of loans; the sales or maturity of investment securities; securities sold under agreements to repurchase; federal funds purchased; and cash flows generated by operations.

  Investment Activities

        Park Bank maintains a securities portfolio to manage risk and provide Park Bank with asset diversification, income, collateral for its own borrowing and financial stability. The objectives of the securities portfolio are to diversify and mitigate exposures to credit and interest rate risk, to provide liquidity and to enhance profitability by fully investing available funds.

  Additional Information

        Bankmanagers common stock is not registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, accordingly, Bankmanagers does not file periodic or current reports with the SEC. Bankmanagers common stock is privately held and is not quoted on any stock exchange or market.

        Bankmanagers' executive offices are located at 330 East Kilbourn Avenue, Milwaukee, Wisconsin 53202, and its telephone number is (414) 270-3207.

DESCRIPTION OF FIRST MIDWEST CAPITAL STOCK

        As a result of the merger, Bankmanagers shareholders who receive shares of First Midwest common stock in the merger will become stockholders of First Midwest. First Midwest stockholder's rights will be governed by Delaware law and First Midwest's certificate of incorporation and First Midwest's by-laws. The following description of the material terms of First Midwest's capital stock, including the common stock to be issued in the merger, reflects the anticipated state of affairs upon completion of the merger. We urge all Bankmanagers shareholders to read the applicable provisions of Delaware law, First Midwest's certificate of incorporation and First Midwest's by-laws and federal law governing bank holding companies carefully and in their entirety. Copies of First Midwest's certificate of incorporation and First Midwest's by-laws have been filed with the SEC. To find out where copies of these documents can be obtained, see "Where You Can Find More Information."

General

        First Midwest's authorized capital stock consists of 250,000,000 shares of First Midwest common stock, par value $0.01 per share, and 1,000,000, shares of preferred stock, without par value. As of November 4, 2019, there were 110,086,916 shares of First Midwest common stock, including 917,247 shares of restricted stock, outstanding and no shares of First Midwest preferred stock outstanding. In addition, as of the Bankmanagers record date, 569,795 shares of First Midwest common stock were reserved for issuance upon vesting of awards of performance shares and restricted stock units under First Midwest's equity compensation plans.

        Because First Midwest is a holding company, the rights of First Midwest to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise (and thus the ability of First Midwest stockholders to benefit indirectly from such distribution) would be subject to the prior claims of creditors of that subsidiary, except to the extent that First Midwest itself may be a creditor of that subsidiary with recognized claims. Claims on First Midwest's subsidiaries by creditors other than First Midwest will include substantial obligations with respect to deposit liabilities and purchased funds.

Preferred Stock

        First Midwest's certificate of incorporation authorizes the First Midwest board of directors to authorize the issuance of shares of First Midwest preferred stock without stockholder approval. The First Midwest board of directors is authorized to divide the preferred stock into series and, subject to applicable law, to fix for any series of preferred stock the number of shares of such series and the voting powers (if any), designations and preferences, priorities, qualifications, privileges, limitations, restrictions, options, conversion rights, dividend features, retirement features, liquidation features, redemption features and any other special or relative rights that may be desired for any such series. If and when any First Midwest preferred stock is issued, the holders of First Midwest preferred stock may have a preference over holders of First Midwest common stock in the payment of dividends, upon liquidation of First Midwest, in respect of voting rights and in the redemption of the capital stock of First Midwest.

Common Stock

        Dividends.    Subject to the rights of any series of preferred stock authorized by the board of directors as provided by First Midwest's certificate of incorporation, the holders of First Midwest common stock are entitled to dividends as and when declared by the First Midwest board of directors out of funds legally available for the payment of dividends.

        Voting Rights.    Each holder of First Midwest common stock has one vote for each share held on matters presented for consideration by the stockholders. Except as otherwise required by law or provided in any resolution adopted by First Midwest's board of directors with respect to any series of preferred stock, the holders of common stock possess all voting power. First Midwest's certificate of incorporation does not provide for cumulative voting in the election of directors.

        Preemptive Rights.    The holders of First Midwest common stock have no preemptive rights and no right to convert their stock into any other securities.

        Redemption and Sinking Fund.    There are no redemption or sinking fund provisions applicable to First Midwest common stock. The holders of First Midwest common stock will have no liability for further calls or assessments and will not be personally liable for the payment of First Midwest's debts except as they may be liable by reason of their own conduct or acts.

        Issuance of Stock.    First Midwest's certificate of incorporation authorizes the First Midwest board of directors to authorize the issuance of shares of First Midwest common stock and any other securities without stockholder approval. However, First Midwest common stock is listed on the Nasdaq Stock Market, which requires stockholder approval of the issuance of additional shares of First Midwest common stock under certain circumstances. The DGCL also requires stockholder approval of the issuance of additional shares of First Midwest common stock under certain circumstances.

        Liquidation Rights.    In the event of liquidation or dissolution, subject to the rights of any outstanding series of preferred stock and creditors of First Midwest, the holders of First Midwest common stock are entitled to share in all assets remaining for distribution to holders of common stock according to their interests therein.

COMPARISON OF STOCKHOLDER RIGHTS

        The rights of First Midwest stockholders are governed by the DGCL, and First Midwest's certificate of incorporation and First Midwest's by-laws. The rights of Bankmanagers shareholders are governed by the WBCL, and Bankmanagers' articles of incorporation and Bankmanagers' by-laws. After the merger, the rights of Bankmanagers and First Midwest stockholders will be governed by the DGCL and First Midwest's certificate of incorporation and First Midwest's by-laws. The following discussion summarizes the material differences between the rights of Bankmanagers shareholders and the rights of First Midwest stockholders. We urge you to read First Midwest's certificate of incorporation, First Midwest's by-laws, Bankmanagers' articles of incorporation, Bankmanagers' by-laws, and the DGCL and WBCL carefully and in their entirety.

Authorized Capital Stock	First Midwest. First Midwest's certificate of incorporation authorizes it to issue up to 250,000,000 shares of First Midwest common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, without par value. As of November 4, 2019, there were 110,086,916 shares of First Midwest common stock, including 917,247 shares of restricted stock, outstanding and no shares of First Midwest preferred stock outstanding. See "Description of First Midwest Capital Stock." As of the Bankmanagers record date, 569,795 shares of First Midwest common stock were reserved for issuance upon vesting of awards of performance shares and restricted stock units under First Midwest's equity compensation plans.	Bankmanagers. Bankmanagers' articles of incorporation authorize it to issue up to 300,0000 shares of Bankmanagers common stock, par value $5.00 per share. As of the Bankmanagers record date, there were 164,520 shares of Bankmanagers common stock outstanding.
Size of Board of Directors

First Midwest.    First Midwest's certificate of incorporation provides for First Midwest's board of directors to consist of not less than 3 nor more than 20 directors, with the exact number to be fixed by First Midwest's board of directors from time to time. The First Midwest board of directors currently has 13 directors.

Bankmanagers.    Bankmanagers' articles of incorporation provide for Bankmanagers' board of directors to consist of not less than three directors, as may from time to time be fixed by the Bankmanagers' by-laws. Bankmanagers' by-laws authorize as many as eight directors. The Bankmanagers board of directors currently has eight directors.

Classes of Directors

First Midwest.    On May 17, 2017, First Midwest's certificate of incorporation was amended to declassify the board of directors. First Midwest has engaged in a three-year process to declassify its board of directors, which will conclude at First Midwest's 2019 annual meeting. Accordingly, all director terms will expire at the next annual meeting of stockholders and the successors of the directors whose terms expire at each annual meeting of stockholders will serve a term of office expiring at the annual meeting of stockholders next following their election. Holders of shares of First Midwest common stock do not have the right to cumulate their votes in the election of directors.

Bankmanagers. Bankmanagers' by-laws provide that each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected.

Removal of Directors

First Midwest.    Under First Midwest's certificate of incorporation, any First Midwest director may be removed either for or without cause at any time by the affirmative vote of the holders of at least a majority of the shares then entitled to vote in the election of directors.

Bankmanagers.    Under Bankmanagers' by-laws, any Bankmanagers director may be removed from office by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote for the election of such director, taken at a meeting of shareholders called for that purpose.

Filling Vacancies on the Board of Directors	First Midwest. Under First Midwest's certificate of incorporation, any vacancy occurring in First Midwest's board of directors will be filled by a majority vote of the remaining directors.

Bankmanagers.    Under Bankmanagers' by-laws, any vacancy occurring in Bankmanagers' board of directors will be filled by the affirmative vote of a majority of the directors then in office, provided that in the case of a vacancy created by the removal of a director by vote of the shareholders, the shareholders shall have the right to fill such vacancy at the meeting called to vote on the removal of such director or any adjournment thereof.

Nomination of Director Candidates by Stockholders

First Midwest.    First Midwest's certificate of incorporation establishes procedures that stockholders must follow to nominate persons for election to First Midwest's board of directors. The stockholder making the nomination must deliver written notice to First Midwest's Secretary between 120 and 180 days prior to the date of the meeting at which directors will be elected. However, if less than 130-days' notice is given of the meeting date, that written notice by the stockholder must be delivered by the tenth day after the day on which the meeting date notice was given. Notice will be deemed to have been given more than 130 days prior to the annual meeting if First Midwest previously disclosed that the meeting in each year is to be held on a specific date.

Bankmanagers. Bankmanagers' articles of incorporation and Bankmanagers' by-laws do not provide a formal process by which directors are nominated by shareholders.

The nomination notice must set forth certain information about the person to be nominated, including information that is required pursuant to paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the SEC, and must also include the nominee's written consent to being nominated and to serving as a director if elected. The nomination notice must also set forth certain information about the person submitting the notice, including the stockholder's name and address and the class and number of First Midwest shares that the stockholder owns of record or beneficially. The person presiding at the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the provisions of First Midwest's certificate of incorporation, and the defective nomination will be disregarded.

Calling Special Meetings of Stockholders

First Midwest.    A special meeting of stockholders may be called only by First Midwest's board of directors, by First Midwest's Chairman of the board of directors or by First Midwest's President; provided, however, that holders of at least 51% of First Midwest's outstanding stock entitled to vote generally in the election of directors may also call a special meeting solely for the purpose of removing a director or directors for cause.

Bankmanagers.    A special meeting of shareholders may be called by either the president, the board of directors, the Chairman of the board of directors or by the holders of not less than one-tenth of all shares of Bankmanagers entitled to vote at the meeting.

Stockholder Proposals

First Midwest.    First Midwest's bylaws provide that stockholder proposals brought before any stockholder meeting will be determined by a majority of the votes cast, unless a greater number is required by law or First Midwest's certificate of incorporation for the action proposed.

Bankmanagers. Bankmanagers' articles of incorporation and Bankmanagers' by-laws do not provide a formal process by which shareholder proposals must be brought to Bankmanagers.

First Midwest's certificate of incorporation provides that a stockholder must give advance written notice to First Midwest of any proposal for business to be transacted at an annual or special meeting of stockholders. The notice must be in writing and must be delivered to the Secretary of First Midwest between 120 and 180 days before the stockholder meeting. However, if less than 130-days' notice is given of the meeting date, that written notice by the stockholder must be delivered by the tenth day after the day on which the meeting date notice was given.

Stockholder notice for stockholder proposals must set forth, as to each matter such stockholder proposes to bring before the stockholder meeting, (i) a brief description of the business desired to be brought before the meeting and the reasons for why the stockholder favors the proposal, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of First Midwest capital stock which are owned beneficially or of record of such stockholder, and (iv) any material interest of the stockholder in such proposal.

Notice of Stockholder Meetings

First Midwest.    First Midwest's by-laws provide that First Midwest must notify stockholders between 10 and 60 days before any stockholder meeting of the place, day and hour of the meeting and the general nature of the business to be considered at the meeting.

Bankmanagers.    Bankmanagers' by-laws provide that the annual shareholder meeting shall be held on the first Monday of May in each year or such other day within 60 days before or after such date as fixed by the board of directors. Bankmanagers' by-laws also provide that Bankmanagers must notify shareholders, not less than 10 days nor more than 50 days prior to such shareholder meeting, of the place, day and hour of such meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called.

Stockholder Rights Plans ("Poison Pill")	First Midwest. First Midwest does not have a stockholder rights plan in place.	Bankmanagers. Bankmanagers does not have a shareholder rights plan in place.

Indemnification of Directors and Officers

First Midwest.    First Midwest's by-laws provide that First Midwest will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director, officer, employee or agent of First Midwest or by reason of the fact that such person is or was serving at the request of First Midwest as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, but in each case only if and to the extent permitted under Delaware or federal law.

Bankmanagers.    Bankmanagers' by-laws provide that Bankmanagers will indemnify every person who is or was a director or officer of Bankmanagers, and every person who is or was a director or officer of another corporation in which Bankmanagers owns all of the shares of capital stock (whether or not such person is a director or officer of Bankmanagers) or of which it is a creditor, against all costs, damages and expenses asserted against, incurred by or imposed upon such person in connection with or resulting from any claim, action, suit or proceeding, including criminal proceedings, to which such person is made or threatened to be made a party by reason of such person being or having been a director or officer of Bankmanagers, except for such matters as to which recovery shall be had against such person by reason of such person having been finally adjudged in such action, suit or proceeding to have been guilty of fraud in the performance of such person's duty as an officer or director, a willful failure to deal fairly with Bankmanagers or its shareholders while having a material conflict of interest, or a violation of criminal law, unless such director or officer had reasonable cause to believe his or her conduct was lawful or no indemnity shall include reimbursement of amounts and expenses incurred and paid in settling such claim, action, suit or proceeding. In the case of a criminal action, suit or proceeding, a conviction or judgment (whether based on a plea of guilty or nolo contendere or its equivalent, or after trial) shall not be deemed an adjudication that such director or officer is guilty of fraud in the performance of his or her duties, willful failure to deal fairly or a violation of criminal law, if such director or officer was acting in good faith in what he or she considered to be the best interests of Bankmanagers and with no reasonable cause to believe that the action was illegal.

Amendments to Certificate of Incorporation and By-Laws

First Midwest.    First Midwest's certificate of incorporation provides that the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock entitled to vote is required to alter, amend or repeal most provisions of First Midwest's certificate of incorporation; provided, however, if any proposal to alter, amend or repeal any such provision is approved by 80% of the board of directors, then in such case only the affirmative vote as is required by law or as may otherwise be required by First Midwest's certificate of incorporation of the outstanding shares of capital stock entitled to vote is required to alter, amend or repeal such provision. First Midwest's by-laws may be amended only upon the affirmative vote of a majority of all of the directors or upon the affirmative vote of the holders of at least 67% of the voting power of the then outstanding shares of capital stock entitled to vote.

Bankmanagers.    Bankmanagers' articles of incorporation and Bankmanagers' by-laws do not have any provisions regarding amending the articles of incorporation. Under the provisions of the WBCL, certain material amendments to a corporation's articles of incorporation must be approved by the corporation's board of directors and submitted to its shareholders. Generally, the amendment will be adopted if: (i) approved by a majority of the shares entitled to be cast on the amendment by each voting group with respect to which the amendment would create dissenters' rights under the WBCL; or (ii) provided a quorum is present, if the votes cast within the voting group favoring the action exceed the votes cast opposing the action.

Bankmanagers' by-laws may be altered, amended or repealed and new by-laws may be adopted by the shareholders at any regular or special meeting of the shareholders, by a vote of a majority of the shares outstanding and entitled to vote, provided always that Section 6.03 entitled "Restrictions on Sale and Transfer of Stock" shall be amended only by majority vote of the board of directors, and majority vote of the holders of the shares outstanding and entitled to vote Bankmanagers' common capital stock. The by-laws may also be altered, amended or repealed and new bylaws may be adopted by the board of directors by affirmative vote of a majority of the number of directors present at any meeting at which a quorum is in attendance. However, no bylaw adopted by the shareholders shall be amended or repealed by the board of directors if the bylaw so adopted by the shareholders so provides, and no amendment of Section 6.03 shall be effective without complying with the requirements noted above.

Forum Selection Clause

First Midwest.    First Midwest's by-laws were amended on May 18, 2016 to provide that Delaware will be the sole and exclusive forum for certain types of legal actions unless First Midwest consents in writing to the selection of an alternative forum.

Bankmanagers. Bankmanagers' articles of incorporation and Bankmanagers' by-laws do not contain any forum selection clauses.

SECURITY OWNERSHIP OF CERTAIN BANKMANAGERS BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of October 17, 2019, the beneficial ownership of Bankmanagers common stock by (i) each person who is known to Bankmanagers to be the beneficial owner of more than 5% of Bankmanagers common stock; (ii) each director of Bankmanagers; (iii) each executive officer of Bankmanagers; and (iv) all directors and executive officers of Bankmanagers as a group. The information contained herein has been obtained from Bankmanagers' records and from information furnished directly to Bankmanagers by each individual or entity. Applicable percentage ownership in each of the tables is based on 164,520 shares of Bankmanagers common stock outstanding as of October 17, 2019. Except as otherwise indicated in the footnotes to the table, the beneficial owners listed have sole voting and investment power as to all of the shares beneficially owned by them (or, where applicable, shared power with such individual's spouse with respect to shares owned as community property). Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act; however, the inclusion of shares of the Bankmanagers common stock in the tables below will not be deemed an admission of beneficial ownership of all the reported shares for any purpose. The address for each director and executive officer listed below is c/o Bankmanagers Corp., 330 East Kilbourn Avenue, Milwaukee, Wisconsin 53202.

Name of Beneficial Owner	Position	Shares of Bankmanagers Common Stock Beneficially Owned as of October 17, 2019	Percent of Bankmanagers Common Stock
Directors and Executive Officers
Michael J. Kelly	Director; Vice President and General Counsel of Bankmanagers	18,613	11.3%
Brian P. Kelly	Director	14,604	8.9%
Alan F. Sherwood	Director	14,536	8.8%
Patrick T. Kelly	Director	14,534	8.8%
P. Michael Mahoney	Director; President and Chairman of the Board of Bankmanagers	11,959	7.3%
Robert J. Makowski, Jr.	Vice President, Secretary and Treasurer of Bankmanagers	1,000	0.6%
Louis J. Risi, Jr.	Director	0	0.0%
David P. Werner	Director; Executive Vice President of Bankmanagers	1,000	0.6%
James Wright(1)	Director	2,850	1.7%
All Directors and Executive Officers as a group (9) in number		79,096	48.1%
Other Significant Shareholders
Kathleen Kelly Hoffman		14,613	8.9%
Colleen Kelly Sugar		14,608	8.9%

(1)
The amount shown is comprised of shares held in a trust as to which Mr. Wright has sole or shared authority to vote such shares.

SHAREHOLDER PROPOSALS

        Bankmanagers held its annual meeting of shareholders on May 17, 2019. If the merger is completed, Bankmanagers shareholders will become stockholders of First Midwest and there will be no future annual meetings of Bankmanagers shareholders. Bankmanagers' next annual shareholder meeting is currently anticipated to be held in May of 2020, if the merger has not been completed by such time. Neither Bankmanagers' articles of incorporation nor Bankmanagers' by-laws prescribe procedures for the submission of shareholder nominations or other business to be brought before Bankmanagers' next annual meeting.

VALIDITY OF SECURITIES

        The validity of the First Midwest common stock to be issued in connection with the merger has been passed upon for First Midwest by Chapman and Cutler.

EXPERTS

        The consolidated financial statements of First Midwest Bancorp, Inc. appearing in First Midwest Bancorp, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2018, and the effectiveness of First Midwest Bancorp, Inc.'s internal control over financial reporting as of December 31, 2018 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and First Midwest Bancorp, Inc. management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of Bankmanagers Corp. and its subsidiaries as of December 31, 2018, have been audited by Plante & Moran, PLLC, an independent public accounting firm, and as of 2017 and 2016, have been audited by RSM US LLP, an independent auditor, as stated in their reports thereon and included in the registration statement of which this proxy statement/prospectus is a part in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

OTHER MATTERS

        As of the date of this proxy statement/prospectus, Bankmanagers' board of directors knows of no matter that will be presented for consideration at its special meeting other than as described in this proxy statement/prospectus. If any other matters properly come before the Bankmanagers special meeting, or any adjournments thereof, and are voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals that they name as proxies to vote the shares represented by those proxies as to any of these matters. The individuals named as proxies intend to vote or not to vote in accordance with the recommendation of the board of directors of Bankmanagers.

WHERE YOU CAN FIND MORE INFORMATION

        First Midwest has filed a registration statement with the SEC under the Securities Act that registers the distribution to Bankmanagers shareholders of the shares of First Midwest common stock to be issued in the merger.

        The registration statement, of which this proxy statement/prospectus is a part, including the attached appendices and exhibits, contains additional relevant information about First Midwest and its common stock, Bankmanagers and the combined company.

        First Midwest is required to file annual, quarterly and current reports, proxy statements and other information with the SEC. First Midwest's filings with the SEC are available to the public through the SEC's Internet website at http://www.sec.gov. You can also find information about First Midwest by visiting First Midwest's website at www.firstmidwest.com. Information contained on these websites does not constitute part of this proxy statement/prospectus.

        The SEC allows First Midwest to "incorporate by reference" information into this proxy statement/prospectus. This means that First Midwest can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information that is included directly in this proxy statement/prospectus.

        This proxy statement/prospectus incorporates by reference the documents listed below that First Midwest has previously filed with the SEC (other than the portions of those documents not deemed to be filed). They contain important information about First Midwest and First Midwest's financial condition:

  •
  Annual Report on Form 10-K for the year ended December 31, 2018;

  •
  Definitive Proxy Statement on Schedule 14A for First Midwest's 2019 Annual Meeting of Stockholders filed on April 4, 2019;

  •
  Quarterly Reports on Form 10-Q filed for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019;

  •
  Current Reports on Form 8-K filed on January 16, 2019, January 24, 2019, February 25, 2019, March 14, 2019, March 19, 2019, May 16, 2019, May 20, 2019, and August 28, 2019; and

  •
  The description of First Midwest common stock set forth in First Midwest's registration statement on Form 8-A filed on March 7, 1983 and any amendment or report filed for the purpose of updating any such description, including the form of First Midwest common stock certificate filed as an exhibit to the registration statement of which this proxy statement/prospectus is a part.

        First Midwest incorporates by reference additional documents that it may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement/prospectus and the date of Bankmanagers' special meeting (other than the portions of those documents not deemed to be filed). These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

        First Midwest has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to First Midwest. Bankmanagers has supplied all information contained in this proxy statement/prospectus relating to Bankmanagers.

        You can obtain any of the documents incorporated by reference in this proxy statement/prospectus through First Midwest or from the SEC through the SEC's Internet website at http://www.sec.gov. Documents incorporated by reference are available from First Midwest without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this proxy statement/prospectus. You can obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing at the address, by telephone, or from the website as specified below:

First Midwest Bancorp, Inc.
Attention: Corporate Secretary
8750 West Bryn Mawr Avenue, Suite 1300
Chicago, Illinois 60631
www.firstmidwest.com
(708) 831-7483

        You will not be charged for any of these documents that you request. In order for you to receive timely delivery of the documents, you must request them no later than December 13, 2019, in order to receive them before the Bankmanagers special meeting. If you request any incorporated documents, First Midwest will mail them to you by first-class mail, or another equally prompt means, within one business day after it receives your request.

        We have not authorized anyone to give any information or make any representation about the merger agreement or the merger or our companies that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that First Midwest has incorporated into this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

INDEX TO FINANCIAL STATEMENTS

Bankmanagers Corp. and Subsidiaries

Consolidated Financial Statements
December 31, 2018

Independent Auditor's Report

To the Board of Directors
Bankmanagers Corp. and Subsidiaries

Report on the Consolidated Financial Statements

        We have audited the accompanying consolidated financial statements of Bankmanagers Corp. and Subsidiaries (the "Company"), which comprise the consolidated balance sheet as of December 31, 2018 and the related consolidated statements of comprehensive income, changes in stockholders' equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management's Responsibility for the Consolidated Financial Statements

        Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

        Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

        We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bankmanagers Corp. and Subsidiaries as of December 31, 2018 and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

        The consolidated financial statements of Bankmanagers Corp. and Subsidiaries as of and for the year ended December 31, 2017 were audited by other auditors, whose report dated March 14, 2018 expressed an unmodified opinion on those statements.

March 12, 2019

Bankmanagers Corp. and Subsidiaries

Consolidated Balance Sheets

December 31, 2018 and 2017

	2018	2017
Assets
Cash and due from banks	$178,727,917	$93,089,695
Federal funds sold	520	635

Cash and cash equivalents	178,728,437	93,090,330

Securities available-for-sale, at fair value	171,603,857	222,916,824
Securities held-to-maturity, at amortized cost	300,000	300,000

	171,903,857	223,216,824

Loans and leases receivable, net of allowance for loan and lease losses of $9,103,583 and $9,918,550, respectively	650,230,828	621,790,382
Premises and equipment, net	2,756,442	1,303,205
Other real estate owned	682,550	682,550
Accrued interest receivable	1,818,658	2,342,280
Other assets	4,371,101	4,240,125

Total assets	$1,010,491,873	$946,665,696

Liabilities and Stockholders' Equity
Liabilities
Deposits:
Non interest-bearing	$328,218,253	$316,844,006
Interest-bearing	538,522,861	492,281,516

Total deposits	866,741,114	809,125,522
Repurchase agreements	19,871,925	25,658,321
Capital lease obligations	2,282,334	—
Accrued expenses and other liabilities	13,852,344	10,254,377

Total liabilities	902,747,717	845,038,220

Commitments and contingencies (Notes 1 and 12)
Stockholders' Equity
Common stock, $5.00 par value; 300,000 shares authorized; 164,420 shares issued and outstanding	822,100	822,100
Additional paid-in capital	3,761,884	3,761,884
Retained earnings	108,523,201	101,755,717
Accumulated other comprehensive loss	(5,363,029)	(4,712,225)

Total stockholders' equity	107,744,156	101,627,476

Total liabilities and stockholders' equity	$1,010,491,873	$946,665,696

See Notes to Consolidated Financial Statements.

Bankmanagers Corp. and Subsidiaries

Consolidated Statements of Comprehensive Income

Years Ended December 31, 2018 and 2017

	2018	2017
Interest income:
Interest and fees on loans and leases	$31,860,631	$26,565,990
Interest on investment securities	3,852,509	5,026,015
Interest on federal funds sold and short-term investments	1,453,647	481,268

Total interest income	37,166,787	32,073,273

Interest expense:
Deposits	3,723,991	1,463,835
Repurchase agreements	31,661	36,671
Borrowings and capital lease obligations	122,117	316

Total interest expense	3,877,769	1,500,822

Net interest income	33,289,018	30,572,451

Other income:
Service charges and other fees	2,210,097	2,087,688
Credit card fee income	618,413	1,089,496
Other operating income	665,682	565,580
(Loss) gain on sales of investment securities	(272,759)	31,233

Total other income	3,221,433	3,773,997

Other expenses:
Compensation and benefits	13,285,242	12,646,847
Occupancy and equipment	2,245,584	2,210,903
Data processing	1,457,428	1,453,693
Credit card expense	408,791	881,766
Advertising and business development	703,987	764,631
Loan collection and foreclosed property expense and other losses, net	576,261	184,976
FDIC insurance premium	254,484	281,240
Other operating expenses	2,010,579	1,980,360

Total noninterest expenses	20,942,356	20,404,416

Income before income taxes	15,568,095	13,942,032
State franchise taxes	250,771	350,952

Net income	15,317,324	13,591,080

Unrealized (losses) gains on investment securities:
Unrealized holding (losses) gains arising during the period	(923,563)	94,992
Reclassification adjustment for losses (gains) included in net income	272,759	(31,233)

Other comprehensive (loss) income	(650,804)	63,759

Comprehensive income	$14,666,520	$13,654,839

See Notes to Consolidated Financial Statements.

Bankmanagers Corp. and Subsidiaries

Consolidated Statements of Changes in Stockholders' Equity

Years Ended December 31, 2018 and 2017

	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Total
Balance, December 31, 2016	$822,100	$3,761,884	$95,399,117	$(4,775,984)	$95,207,117

Net income	—	—	13,591,080	—	13,591,080
Other comprehensive income	—	—	—	63,759	63,759
Distributions paid ($44.00 per share)	—	—	(7,234,480)	—	(7,234,480)

Balance, December 31, 2017	$822,100	$3,761,884	$101,755,717	$(4,712,225)	$101,627,476

Net income	—	—	15,317,324	—	15,317,324
Other comprehensive loss	—	—	—	(650,804)	(650,804)
Distributions paid ($52.00 per share)	—	—	(8,549,840)	—	(8,549,840)

Balance, December 31, 2018	$822,100	$3,761,884	$108,523,201	$(5,363,029)	$107,744,156

See Notes to Consolidated Financial Statements.

Bankmanagers Corp. and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended December 31, 2018 and 2017

	2018	2017
Cash Flows From Operating Activities
Net income	$15,317,324	$13,591,080
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of premiums and accretion of discounts on securities	1,592,608	2,131,963
Depreciation and amortization	422,583	408,342
Loss (gain) on sales of investment securities, net	272,759	(31,233)
Loss on disposals of premises and equipment, net	1,509	18,642
Gain on sale of other real estate owned, net	—	(150,214)
Writedown of other real estate owned	—	74,800
Net change in:
Accrued interest receivable	523,622	(288,055)
Other assets	(130,976)	(24,191)
Accrued expenses and other liabilities	2,090,522	(2,084,741)

Net cash provided by operating activities	20,089,951	13,646,393

Cash Flows From Investing Activities
Activity in securities available-for-sale:
Proceeds from sales	21,211,394	17,857,199
Proceeds from maturities, prepayments and calls	27,585,402	37,634,861
Activity in securities held-to-maturity:
Proceeds from maturities	100,000	—
Purchases of securities held-to-maturity	(100,000)	—
Net increase in loans and leases receivable	(28,440,446)	(71,786,356)
Expenditures for premises and equipment, net	(270,523)	(209,690)
Proceeds from sale of other real estate owned	—	358,025

Net cash provided by (used in) investing activities	20,085,827	(16,145,961)

Cash Flows From Financing Activities
Net increase (decrease) in deposits	57,615,592	(7,730,298)
Net (decrease) increase in repurchase agreements	(5,786,396)	3,054,218
Paydowns on capital lease obligations	(61,847)	—
Proceeds from sale-leaseback transaction	2,244,820	—
Distributions paid to stockholders	(8,549,840)	(7,234,480)

Net cash provided by (used in) financing activities	45,462,329	(11,910,560)

Net increase (decrease) in cash and cash equivalents	85,638,107	(14,410,128)
Cash and cash equivalents:
Beginning of year	93,090,330	107,500,458

End of year	$178,728,437	$93,090,330

Supplemental Cash Flow Information
Cash paid for interest	$3,191,139	$1,461,581

Cash paid for state franchise taxes	$250,771	$370,839

Bankmanagers Corp. and Subsidiaries

Notes to Consolidated Financial Statements

Note 1. Nature of Business and Significant Accounting Policies

        Principles of consolidation:    The consolidated financial statements include the accounts of Bankmanagers Corp. ("Company"), a bank holding company, and its wholly owned subsidiaries, Park Bank ("Bank"), a state chartered commercial bank, and Park Bank Leasing, Inc. ("Park Bank Leasing"), an inactive subsidiary. All intercompany balances and transactions have been eliminated in consolidation.

        Nature of operations:    The Company is headquartered in Milwaukee, Wisconsin, and provides a variety of financial services to individuals and businesses through the Bank's branches in Southeastern Wisconsin. Its primary deposit products are demand deposit, NOW, money market and term certificate accounts, and its primary lending products are commercial loans and leases, and mortgage and consumer loans. The Bank is subject to competition from other financial institutions, as well as non-financial institutions providing financial products and services. Additionally, the Company and the Bank are subject to the regulations of certain regulatory agencies and undergo periodic examination by those regulatory agencies.

        Use of estimates:    In preparing the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the years then ended. Actual results could differ from those estimates. Material estimates, which are particularly susceptible to significant change in the near term, relate to the valuation of securities available-for-sale and the determination of the allowance for loan and lease losses.

        Cash and cash equivalents:    For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash, amounts due from banks and federal funds sold, all of which mature within 90 days. Cash flows from securities sold under agreements to repurchase are reported net, since their original maturities are less than three months. Cash flows from loans, leases and deposits are also reported net.

        The Company maintains amounts due from banks that, at times, may exceed federally insured limits. Management monitors these correspondent relationships and has experienced no losses. Accordingly, in the opinion of management, no material risk of loss exists.

        Investment securities:    Certain debt securities, for which management has the positive intent and ability to hold to maturity, are classified as held-to-maturity and carried at amortized cost. Securities not classified as held-to-maturity are classified as available-for-sale and recorded at fair value, with unrealized gains and losses included in accumulated other comprehensive loss. The Company maintained no securities classified as trading during the years ended December 31, 2018 and 2017.

        Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

        Declines in the fair values of held-to-maturity and available-for-sale securities below their amortized cost basis are evaluated quarterly for other-than-temporary impairment. In determining whether an other-than-temporary impairment exists, management considers many factors, including (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial

Bankmanagers Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 1. Nature of Business and Significant Accounting Policies (Continued)

condition and near-term prospects of the issuer, and (3) the intent or requirement of the Company to sell its investment in the issuer prior to any anticipated recovery in fair value.

        If the Company intends to sell an impaired security, it records an other-than-temporary loss in an amount equal to the entire difference between the fair value and amortized cost of the security. If a security is determined to be other-than-temporarily impaired, but the Company does not intend to sell the security, only the credit portion of the estimated loss is recognized in the statement of income, with the other portion of the loss recognized in other comprehensive income. The credit loss component recognized in the statement of income is identified as the amount of principal cash flows not expected to be received over the remaining term of the security as estimated based on cash flow projections discounted at the applicable original yield of the security. There were no impairment losses on securities for the years ended December 31, 2018 or 2017.

        Loans and leases receivable:    The Company grants commercial loans and leases, mortgage and consumer loans to customers primarily in Southeast Wisconsin. The ability of the Company's loan customers to meet the repayment terms of their loans is generally dependent upon the economic conditions and real estate values in this area.

        Loans and leases that management has the intent and ability to hold for the foreseeable future, or until maturity or pay-off, are reported at their outstanding unpaid principal balances adjusted for charge-offs net of the allowance for loan and lease losses ("ALLL"). Interest income is accrued on the unpaid principal balances of loans and leases, and is accrued and recognized as earned only if deemed collectible. Unearned income on leases receivable is recognized as income over the life of the leases using the level yield method. The accrual of interest is typically discontinued at the time a loan or lease becomes 90 days or more past due according to the contractual terms of the loan. In all cases, loans and leases are placed on nonaccrual, or charged-off at an earlier date, if collection of principal and/or interest is considered doubtful. All interest accrued but not collected for loans and leases that are placed on nonaccrual or charged-off is reversed against interest income. The interest on these loans and leases is accounted for on the cash-basis or cost-recovery method until qualifying for return to accrual. Loans and leases are returned to accrual status when all delinquent principal and interest amounts contractually due are brought current and future payments are reasonably assured.

        The Company defers and amortizes loan and lease origination and commitment fees of successfully originating loans and leases over the lives of the related loans and leases as an adjustment of the interest yield using a method that approximates the level-yield method.

        Allowance for loan and lease losses:    The Company disaggregates balances and transactions within the ALLL and related credit quality disclosures by portfolio segment/class. The ALLL is maintained at the level considered adequate by management of the Company to provide for losses that are probable. The ALLL is increased by provisions charged to operating expense and reduced by net charge-offs. In determining the adequacy of the allowance balance, the Company makes continuous evaluations of the loan portfolio and related off-balance sheet commitments, considers current economic conditions and historical loss experience, and reviews specific problem loans and other factors.

Bankmanagers Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 1. Nature of Business and Significant Accounting Policies (Continued)

        When establishing the ALLL, management categorizes loans into risk categories generally based on the nature of the collateral and the basis of repayment. These risk categories and their relevant risk characteristics are as follows:

        Commercial and industrial:    Commercial and industrial loans and leases are extended primarily to middle market customers. Such loans and leases are typically to provide for working capital, physical asset expansion, asset acquisition and/or other business purposes. Loans and leases to closely held businesses are often guaranteed in full, or for a meaningful amount, by the owners of the business. Underwriting for commercial and industrial loans and leases is based primarily on the historical and projected cash flows of the borrower, and secondarily on the nature and value of the underlying collateral. The cash flows of the borrower(s) may not behave as forecasted, and the value of collateral securing these loans and leases may fluctuate based on general economic or individual performance factors. Standards and underwriting guidelines have been established for all commercial and industrial loan and lease types.

        Commercial real estate purpose:    Commercial real estate purpose loans include loans whose funds are used to acquire and/or improve real property, but which are not secured by real estate. Such loans may be unsecured, or may be collateralized by non-real estate collateral such as pledged deposit or investment accounts, life insurance policies or other non-real estate assets. Real estate purpose loans are underwritten by evaluating the credit history and global financial resources of the borrower, as well as their ability to meet the applicable debt service requirements and their total debt obligations.

        Residential mortgage:    Residential mortgage loans typically include non-revolving closed-end and revolving open-end loans secured by single-family residential property. These loans are generally extended to purchase or improve single-family residential property, or for household, family or other personal uses. These loans are underwritten by evaluating the credit history of the borrower, the ability of the borrower to meet applicable debt service requirements and the underlying loan to collateral value. Underwriting standards for residential mortgage loans are heavily influenced by statutory requirements, which include, but are not limited to, loan to collateral value and affordability ratios, risk-based pricing strategies and documentation requirements.

        This segment also includes multifamily residential loans, which are generally extended to fund the acquisition or build-out of the apartment/condo properties securing the loans. Loans to multifamily residential borrowers are often guaranteed by the owner of the property. Underwriting of multifamily residential loans is based primarily on historical and projected occupancy levels and cash flows, and secondarily on the value of the collateral securing these loans. Occupancy levels and cash flows may not behave as forecasted, and the value of collateral securing these loans may fluctuate based on general economic or individual performance factors. Standards and underwriting guidelines have been established for all multifamily loan types.

        Construction and land development:    Construction and land development loans are secured by vacant land and/or property that is in the process of improvement, including a) land development preceding construction of vertical improvements, and/or b) the on-site vertical construction of commercial, industrial, residential or other properties. Repayment of these loans may be dependent on the sale of the property to third parties or the successful completion of the improvements by the borrower for the end user. This risk category also includes any loans originated to finance additions or alterations to existing structures including the demolition of existing structures to make way for new

Bankmanagers Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 1. Nature of Business and Significant Accounting Policies (Continued)

structures. In the event the loan is made on property that is not yet improved for the planned development, there is the risk that necessary approvals may be delayed or will not be granted. Construction loans are also subject to the risk that planned improvements will not be completed on time or in accordance with projected specifications and costs.

        Commercial real estate:    Commercial real estate loans are primarily secured by office and industrial buildings, warehouses, small retail shopping facilities and various special purpose properties, including hotels and restaurants. These loans are subject to underwriting standards and processes similar to commercial and industrial loans. These loans are viewed primarily as cash flow loans, and their repayment is largely dependent on the successful operation of the underlying properties and their tenants (non-owner occupied), or the success of the borrower's related business entity operating within the property (owner occupied). Loan performance may be adversely affected by factors impacting the general economy, or conditions specific to applicable real estate markets, such as geographic location and/or property type.

        Consumer and credit cards:    These loans may take the form of installment loans, demand loans, or single payment loans, and are extended to individuals for household, family or other personal expenditures. These loans include business credit cards, as well as direct consumer automobile loans extended by the Company for the purpose of purchasing new and used vehicles for personal use. Consumer and installment loans are underwritten by evaluating the credit history of the borrower and the ability of the borrower to meet the applicable debt service requirements, as well as their total debt obligations.

        The ALLL is evaluated on a regular basis by management and is based upon management's periodic review of the collectability of the loans and leases in light of historical experience, the nature and volume of the loan and lease portfolio, adverse situations that may affect the borrowers' ability to repay, the estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Company's ALLL, and may require the Company to recognize adjustments to the ALLL based on their evaluation of information available to them at the time of their examinations.

        The ALLL consists of specific and general components. The specific component relates to loans and leases that are classified as impaired, and an allowance is established when the collateral value, discounted cash flows or observable market price of the impaired loan or lease are lower than the carrying value of that loan or lease. The general component covers non-impaired loans and leases, and is based on the Company's own loss experience over lookback periods that vary based on pool and range from twelve to thirty three quarters. These pools are adjusted for qualitative factors that consider national and local economic trends, loan and lease origination volume, loan and lease concentrations, asset quality trends, management experience and other elements of the Company's lending operations.

        A loan or lease is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan or lease agreement. Factors considered by management in determining the impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans and leases that experience

Bankmanagers Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 1. Nature of Business and Significant Accounting Policies (Continued)

insignificant payment delays and/or payment shortfalls are generally not classified as impaired. Management determines the significance of payment delays and/or payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan or lease and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

        Troubled debt restructurings:    Loans and leases are accounted for as troubled debt restructurings ("TDR") when a borrower is experiencing financial difficulties and the Company grants a concession to the borrower that they would not otherwise consider. These concessions include a modification of terms to facilitate repayment, including, but not limited to, a reduction of the stated interest rate or accrued interest, a reduction of the principal balance, an abatement of principal payments, an extension of maturity at an interest rate lower than the current market rate for a new loan or lease with similar risk, or some combination of the foregoing. TDRs are classified as impaired loans or leases. Payment performance prior and subsequent to the restructuring is taken into account in assessing whether it is likely that the borrower can meet the modified payment terms. A period of sustained repayment for at least six months is generally required prior to return to accrual status. This may result in the loan or lease being returned to accrual at the time of restructuring.

        Premises and equipment:    Premises and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are charged to expense over the estimated useful lives of the assets (or term of the lease, if shorter), principally using the straight-line method.

        Other real estate owned:    Real estate acquired through, or by deed in lieu of, foreclosure is held-for-sale, and is initially recorded at fair value less cost to sell at the date of transfer, establishing a new cost basis. Residential mortgage loans made to consumers are reclassified from loans receivable to other real estate owned at the time the Company has received physical possession of the property or has obtained legal title to the property through a foreclosure proceeding or deed in lieu of foreclosure. Costs relating to the development and improvement of other real estate owned are capitalized, while holding costs are charged to expense. Subsequent to transfer, valuations of other real estate owned are periodically performed by management, and the assets are carried at the lower of their prior carrying amount or the revised fair value less cost to sell. Revenues and expenses from operations and changes in the valuation of other real estate owned are included in other expenses in the consolidated statements of comprehensive income.

        Derivative Financial Instruments:    Derivative financial instruments are carried at fair value on the consolidated balance sheets with changes in the fair value recorded to earnings. The Bank's derivatives consist of foreign currency forward contracts which are used to assist Bank customers manage foreign currency risk.

        Transfers of financial assets:    Transfers of financial assets are accounted for as sales only when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity, or the ability to unilaterally cause the holder to return specific assets.

Bankmanagers Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 1. Nature of Business and Significant Accounting Policies (Continued)

        Comprehensive income:    Comprehensive income consists of net income and other comprehensive income (loss). Certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of stockholders' equity and are components of comprehensive income.

        Income taxes:    The stockholders of the Company elected to treat the Company as an S-Corporation under the Subchapter S provisions of the Internal Revenue Code, effective January 1, 1997.

        Under such provisions, the Company is generally not subject to Federal or State of Wisconsin income taxes, except for certain State franchise taxes imposed at the corporate level on interest income earned on U.S. government, state and municipal obligations, and certain other state income taxes imposed at the corporate level to fund recycling programs. The tax basis income or loss of the Company is reported on the personal income tax returns of its stockholders, while a valid S-Corporation election is maintained.

        The Company had no material uncertain tax positions within the scope of the Income Taxes Topic of the Financial Accounting Standards Board "FASB" Accounting Standards Codification "ASC". The Company recognized no interest penalties related to uncertain tax benefits during the years ended December 31, 2018 and 2017.

        Legal proceedings:    The Company is not involved in any pending legal proceedings other than routine legal proceedings occurring in the ordinary course of business. The Company believes that these routine legal proceedings, individually, and in the aggregate, are immaterial to the Company's financial condition, results of operations and cash flows.

        Subsequent events:    In preparing these consolidated financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through March 12, 2019 the date the consolidated financial statements were available to be issued. This evaluation did not result in the identification of any subsequent events or transactions that required adjustment and/or disclosure.

        Recent accounting pronouncements:    In August 2018, the FASB issued ASU 2018-15, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40). The amendments in this Update align the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal use software license). Accordingly, the amendments in this Update require the Company in a hosting arrangement that is a service contract to follow the guidance in Subtopic 350-40 to determine which implementation costs to capitalize as an asset related to the service contract and which costs to expense. The amendments in this Update also require the Company to expense the capitalized implementation costs of a hosting arrangement that is a service contract over the term of the hosting arrangement, and the capitalized implementation costs are also subject to the guidance of Subtopic 360-10 on abandonment. The amendments in this Update are effective for the Company for fiscal years, and interim periods within those fiscal years beginning after December 15, 2020. The Company has chosen to early adopt this standard for all periods presented. The adoption of the standard did not have a material impact on the Company's consolidated financial statements.

Bankmanagers Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 1. Nature of Business and Significant Accounting Policies (Continued)

        In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820). The amendments in this Update modify the disclosure requirements on fair value measurements in Topic 820, Fair Value Measurement, including the consideration of costs and benefits. Several disclosure requirements from Topic 820 are removed, such as the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, the policy for timing of transfers between levels, the valuation processes for Level 3 fair value measurement, and the changes in unrealized gains and losses for the period included in earnings for recurring Level 3 fair value measurements held at the end of the reporting period. In addition, in lieu of a roll forward for Level 3 fair value measurements, the Company is required to disclose transfers into and out of Level 3 of the fair value hierarchy and purchases and issues of Level 3 assets and liabilities.

        The amendments in this Update are effective for the Company for fiscal years, and interim periods within those fiscal years beginning after December 15, 2019. The adoption of the standard is not expected to have a material impact on the Company's consolidated financial statements.

        In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326). The FASB's main objective for this update is to provide financial statement users with more decision-useful information about the expected credit losses on financial instruments and other commitments to extend credit held by a reporting entity at each reporting date. The amendments in the update replace the incurred loss impairment methodology in current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to estimate credit losses. The update is effective for the Bank for the fiscal years beginning after December 15, 2021, and including interim periods within those fiscal years. The Company is currently evaluating the impact the adoption of this standard will have on its consolidated financial statements.

        In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). Under the new guidance, lessees will be required to recognize the following for all leases (with the exception of short-term leases) at the commencement date: (1) a lease liability, which is a lessee's obligation to make lease payments arising from a lease, measured on a discounted basis; and (2) a right-of-use asset, which is an asset that represents the lessee's right to use, or control the use of, a specified asset for the lease term. Under the new guidance, lessor accounting is largely unchanged. Certain targeted improvements were made to align, where necessary, lessor accounting with the lessee accounting model and Topic 606, Revenue from Contracts with Customers. The new lease guidance simplified the accounting for sale and leaseback transactions primarily because lessees must recognize lease assets and lease liabilities. Lessees will no longer be provided with a source of off-balance sheet financing. This guidance is effective for the Company for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early application is permitted upon issuance. The Company is currently evaluating the impact the adoption of this standard will have on its consolidated financial statements.

        In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). The guidance intended to clarify the principles for recognizing revenue and to develop a common revenue standard for U.S. GAAP. The new authoritative guidance was originally effective for reporting periods after December 15, 2016. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606), to defer the effective dates of ASU 2014-09 to those stated below. The guidance issued will require an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The updated

Bankmanagers Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 1. Nature of Business and Significant Accounting Policies (Continued)

standard will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective and permits the use of either a full retrospective, or retrospective with cumulative effect transition method. The updated standard will be effective for annual reporting periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. Approximately 91% of the Company's most significant revenue streams come from net interest income and are explicitly out of scope of the guidance. The primary contracts subject to the guidance include service charges, deposit account fees, card-based fees, and brokerage commissions. The Company has concluded the adoption of the accounting standard will not have a material impact on the Company's revenue recognition patterns or financial presentation and disclosures. The new standard is largely consistent with the existing guidance and current practices applied by the Company. The company will adopt this guidance in first quarter of 2019 using the modified retrospective approach.

Note 2. Cash and Due from Banks

        As of December 31, 2018 and 2017, $826,000 and $632,000, respectively, of the Company's cash and due from bank balances were restricted by requirements of the Federal Reserve to maintain certain average reserve balances.

Note 3. Investment Securities

        The amortized cost and estimated fair value of investment securities are summarized as follows:

	December 31, 2018
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized (Losses)	Fair Value
Securities available-for-sale:
U.S. Treasury and government agencies	$175,317,057	$6,001	$(5,315,873)	$170,007,185
Certificates of deposit	1,649,829	—	(53,157)	1,596,672

Total securities available-for-sale	$176,966,886	$6,001	$(5,369,030)	$171,603,857

Securities held-to-maturity:
Foreign government bonds	$300,000	$—	$(422)	$299,578

	December 31, 2017
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized (Losses)	Fair Value
Securities available-for-sale:
U.S. Treasury and government agencies	$225,001,085	$85,268	$(4,775,149)	$220,311,204
Certificates of deposit	2,627,964	5,607	(27,951)	2,605,620

Total securities available-for-sale	$227,629,049	$90,875	$(4,803,100)	$222,916,824

Securities held-to-maturity:
Foreign government bonds	$300,000	$—	$(819)	$299,181

Bankmanagers Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 3. Investment Securities (Continued)

        Securities pledged as collateral on public deposits and repurchase agreements, or for other purposes as required or permitted by law, totaled $32,547,526 and $44,169,699 as of December 31, 2018 and 2017, respectively.

        The amortized cost and fair value of investment securities, by contractual maturity, as of December 31, 2018, are shown in the following table. Actual maturities may differ from contractual maturities as the issuers of these securities may have the right to call or repay these obligations prior to their contractual maturity without penalty. As a result, the maturity schedule below is not necessarily indicative of future cash flows.

			Securities Held-to-Maturity
	Securities Available-for-Sale
			Amortized Cost
	Amortized Cost	Fair Value		Fair Value
Due in one year or less	$1,292,370	$1,262,344	$100,000	$99,681
Due after one year through five years	95,542,042	92,755,189	200,000	199,897
Due after five years through ten years	69,176,922	66,961,843	—	—
Due after ten years	10,955,552	10,624,481	—	—

Totals	$176,966,886	$171,603,857	$300,000	$299,578

        The following table summarizes the gross unrealized losses and fair values of the Company's investment securities with unrealized losses, which are deemed not to be other-than-temporarily impaired, at December 31, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position:

	2018
	Less than 12 Months		12 Months or More		Total
	Fair Value	Gross Unrealized (Losses)	Fair Value	Gross Unrealized (Losses)	Fair Value	Gross Unrealized (Losses)
Securities available-for-sale:
U.S. Treasury and government agencies	$—	$—	$168,734,356	$(5,315,873)	$168,734,356	$(5,315,873)
Certificates of deposit	—	—	1,596,672	(53,157)	1,596,672	(53,157)

	$—	$—	$170,331,028	$(5,369,030)	$170,331,028	$(5,369,030)

Securities held-to-maturity:
Foreign government bonds	$99,999	$(1)	$199,579	$(421)	$299,578	$(422)

Bankmanagers Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 3. Investment Securities (Continued)

	2017
	Less than 12 Months		12 Months or More		Total
	Fair Value	Gross Unrealized (Losses)	Fair Value	Gross Unrealized (Losses)	Fair Value	Gross Unrealized (Losses)
Securities available-for-sale:
U.S. Treasury and government agencies	$55,577,482	$(712,535)	$154,405,421	$(4,062,614)	$209,982,903	$(4,775,149)
Certificates of deposit	972,320	(8,638)	894,919	(19,313)	1,867,239	(27,951)

	$56,549,802	$(721,173)	$155,300,340	$(4,081,927)	$211,850,142	$(4,803,100)

Securities held to maturity:
Foreign government bonds	$199,792	$(208)	$99,389	$(611)	$299,181	$(819)

        At December 31, 2018, the investment portfolio included 132 securities available-for-sale, 130 of which were in unrealized loss positions and have been in an unrealized loss position for greater than twelve months. All of these securities are considered to be acceptable credit risks and were determined by management to be temporarily impaired as of December 31, 2018, based upon an evaluation of the available evidence, including recent changes in market rates, credit rating information and information obtained from regulatory filings. Management believes the declines in fair values of these securities are temporary and result from changes in market rates subsequent to their acquisition, rather than from a credit event or risk. In addition, the Company has determined that they have the intent and ability to hold these securities for a period of time sufficient to allow for anticipated recovery, which may be at maturity.

        Gross realized gains on the sale of securities available-for-sale totaled $11,778 and $71,389 during the years ended December 31, 2018 and 2017, respectively. Gross realized losses on the sale of securities available-for-sale totaled $284,537 and $40,156 during the years ended December 31, 2018 and 2017, respectively.

Bankmanagers Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 4. Loans and Leases Receivable

        Loans and leases receivable, by portfolio segment and class, as of December 31, are as follows:

	2018	2017
Commercial loans and leases:
Commercial and industrial	$260,754,099	$250,420,009
Commercial real estate purpose	8,001,249	9,228,075
Real estate and consumer loans:
Residential mortgage	45,888,645	45,101,645
Construction and land development	65,121,072	63,835,347
Commercial real estate	265,057,254	247,107,147
Consumer and credit cards	14,800,155	16,376,025

Total	659,622,474	632,068,248
Deferred loan and lease origination fees, net	(288,063)	(359,316)
Allowance for loan and lease losses	(9,103,583)	(9,918,550)

Loans and leases receivable, net	$650,230,828	$621,790,382

        The aging of loans and leases, by portfolio segment and class, as of December 31, is as follows:

2018	Current	30 - 89 Days Past Due	Over 90 Days Past Due Accruing	Nonaccrual	Total
Commercial loans and leases:
Commercial and industrial	$260,754,099	$—	$—	$—	$260,754,099
Commercial real estate purpose	8,001,249	—	—	—	8,001,249
Real estate and consumer loans:
Residential mortgage	45,177,606	1,501	—	709,538	45,888,645
Construction and land development	65,121,072	—	—	—	65,121,072
Commercial real estate	260,474,503	—	—	4,582,751	265,057,254
Consumer and credit cards	14,800,155	—	—	—	14,800,155

Total	$654,328,684	$1,501	$—	$5,292,289	$659,622,474

2017	Current	30 - 89 Days Past Due	Over 90 Days Past Due Accruing	Nonaccrual	Total
Commercial loans and leases:
Commercial and industrial	$250,420,009	$—	$—	$—	$250,420,009
Commercial real estate purpose	9,228,075	—	—	—	9,228,075
Real estate and consumer loans:
Residential mortgage	44,261,308	840,337	—	—	45,101,645
Construction and land development	63,835,347	—	—	—	63,835,347
Commercial real estate	247,107,147	—	—	—	247,107,147
Consumer and credit cards	16,376,025	—	—	—	16,376,025

Total	$631,227,911	$840,337	$—	$—	$632,068,248

Bankmanagers Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 4. Loans and Leases Receivable (Continued)

        As part of the on-going monitoring of the credit quality of the Company's loan portfolio, management categorizes loans and leases into risk categories based on relevant information about the ability of the borrowers to service their debt and comply with various terms of their loan and lease agreements. The Company considers current and historical financial information, historical payment experience, liquidity, leverage, debt service coverage, adequacy of collateral, guarantor net worth and other miscellaneous information, among other factors. Generally, all loans and leases receive a financial review no less than annually to monitor and adjust, if necessary, the credit's risk category. Loans and leases classified as Watch and Substandard are generally reviewed at least quarterly.

        The Company categorizes loans and leases into the following risk categories based on relevant information about the ability of borrowers to service their debt:

    Pass—A pass asset is well protected by the current worth and paying capacity of the obligor (or guarantors, if any) or by the fair value, less costs to acquire and sell in a timely manner, of any underlying collateral.

    Watch—A watch asset has potential weaknesses that deserve management's close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the asset or in the Company's credit position at some future date. Watch assets are not adversely classified and do not expose the Company to sufficient risk to warrant adverse classification.

    Substandard—A substandard asset is an asset with a well-defined weakness that jeopardizes repayment, in whole or in part, of the debt. These loans and leases are inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged. These assets are characterized by the distinct possibility that the Company will sustain, or has sustained, some loss of principal and/or interest if the deficiencies are not corrected.

    Doubtful—A doubtful asset has all of the weaknesses inherent in the Substandard classification with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable. These loans and leases have a high probability for loss, yet because certain important and reasonably specific pending factors may work toward the strengthening of the asset, the classification of loss is deferred until its more exact status can be determined.

    Loss—A loss asset is considered uncollectible and of such little value that continuing to record any value is not warranted.

        There were no loans or leases categorized as Doubtful or Loss as of December 31, 2018 and 2017.

Bankmanagers Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 4. Loans and Leases Receivable (Continued)

        Loan and lease risk ratings, by portfolio segment and class, as of December 31, are as follows:

2018	Pass	Watch	Substandard	Total
Commercial loans and leases:
Commercial and industrial	$236,669,119	$24,084,980	$—	$260,754,099
Commercial real estate purpose	7,668,207	—	333,042	8,001,249
Real estate and consumer loans:
Residential mortgage	45,016,808	162,299	709,538	45,888,645
Construction and land development	65,121,072	—	—	65,121,072
Commercial real estate	244,746,394	15,728,109	4,582,751	265,057,254
Consumer and credit cards	14,800,155	—	—	14,800,155

Total	$614,021,755	$39,975,388	$5,625,331	$659,622,474

2017	Pass	Watch	Substandard	Total
Commercial loans and leases:
Commercial and industrial	$232,640,025	$17,421,578	$358,406	$250,420,009
Commercial real estate purpose	8,730,719	—	497,356	9,228,075
Real estate and consumer loans:
Residential mortgage	43,848,152	1,253,493	—	45,101,645
Construction and land development	63,835,347	—	—	63,835,347
Commercial real estate	227,766,427	19,340,720	—	247,107,147
Consumer and credit cards	16,376,025	—	—	16,376,025

Total	$593,196,695	$38,015,791	$855,762	$632,068,248

Bankmanagers Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 4. Loans and Leases Receivable (Continued)

        The following tables summarize activity in the allowance for loan and lease losses, by portfolio segment, as of and for the years ended December 31:

2018	Commercial and Industrial	Commercial Real Estate Purpose	Residential Mortgage	Construction and Land Development	Commercial Real Estate	Consumer and Credit Cards	Total
Allowance for loan losses:
Balance, beginning	$—	$—	$—	$—	$—	$—	9,918,550
Loans, charged-off	(102,616)	—	—	—	(1,159,459)	—	(1,262,075)
Recoveries of loans previously charged-off	268,824	—	56,834	101,899	—	19,551	447,108
Provision for loan losses	—	—	—	—	—	—	—

Balance, ending							$9,103,583

Period-ended amount allocated for:
Individually evaluated for impairment							$—
Collectively evaluated for impairment							9,103,583

Ending balance							$9,103,583

Loans:
Individually evaluated for impairment	$—	$—	$711,039	$—	$4,582,751	$—	$5,293,790
Collectively evaluated for impairment	260,754,099	8,001,249	45,177,606	65,121,072	260,474,503	14,800,155	654,328,684

Ending balance	$260,754,099	$8,001,249	$45,888,645	$65,121,072	$265,057,254	$14,800,155	$659,622,474

2017	Commercial and Industrial	Commercial Real Estate Purpose	Residential Mortgage	Construction and Land Development	Commercial Real Estate	Consumer and Credit Cards	Total
Allowance for loan losses:
Balance, beginning	$—	$—	$—	$—	$—	$—	$9,225,000
Loans, charged-off	(62,000)	—	(48,379)	—	—	—	(110,379)
Recoveries of loans previously charged-off	574,754	—	199,004	30,171	—	—	803,929
Provision for loan losses	—	—	—	—	—	—	—

Balance, ending							$9,918,550

Period-ended amount allocated for:
Individually evaluated for impairment							$21
Collectively evaluated for impairment							9,918,529

Ending balance							$9,918,550

Loans:
Individually evaluated for impairment	$—	$—	$11,066	$—	$—	$—	$11,066
Collectively evaluated for impairment	250,420,009	9,228,075	45,090,579	63,835,347	247,107,147	16,376,025	632,057,182

Ending balance	$250,420,009	$9,228,075	$45,101,645	$63,835,347	$247,107,147	$16,376,025	$632,068,248

Bankmanagers Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 4. Loans and Leases Receivable (Continued)

        The following tables present additional detail of impaired loans and leases, by portfolio segment and class, as of December 31. The unpaid principal balance represents the recorded balance prior to any partial charge-offs. The recorded investment represents customer balances net of any partial charge-offs. The average recorded investment represents the year-to-date average of impaired loans and leases.

2018	Unpaid Principal Balance	Recorded Investment	Allowance for Loan and Lease Losses Allocated	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded:
Commercial loans and leases:
Commercial and industrial	$—	$—	$—	$—	$—
Commercial real estate purpose	—	—	—	—	—
Real estate and consumer loans:
Residential mortgage	711,039	711,039	—	478,942	—
Construction and land development	—	—	—	—	—
Commercial real estate	5,867,171	4,582,751	—	5,742,820	—
Consumer and credit cards	—	—	—	—	—
With an allowance recorded:
Commercial loans and leases:
Commercial and industrial	—	—	—	—	—
Commercial real estate purpose	—	—	—	—	—
Real estate and consumer loans:
Residential mortgage	—	—	—	—	—
Construction and land development	—	—	—	—	—
Commercial real estate	—	—	—	—	—
Consumer and credit cards	—	—	—	—	—

Total	$6,578,210	$5,293,790	$—	$6,221,762	$—

Bankmanagers Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 4. Loans and Leases Receivable (Continued)

2017	Unpaid Principal Balance	Recorded Investment	Allowance for Loan and Lease Losses Allocated	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded:
Commercial loans and leases:
Commercial and industrial	$—	$—	$—	$—	$—
Commercial real estate purpose	—	—	—	—	—
Real estate and consumer loans:
Residential mortgage	—	—	—	—	—
Construction and land development	—	—	—	—	—
Commercial real estate	—	—	—	—	—
Consumer and credit cards	—	—	—	—	—
With an allowance recorded:
Commercial loans and leases:
Commercial and industrial	—	—	—	—	—
Commercial real estate purpose	—	—	—	—	—
Real estate and consumer loans:
Residential mortgage	11,066	11,066	21	15,872	—
Construction and land development	—	—	—	—	—
Commercial real estate	—	—	—	—	—
Consumer and credit cards	—	—	—	—	—

Total	$11,066	$11,066	$21	$15,872	$—

        Loans and leases determined by management to constitute troubled debt restructurings totaled $1,501 and $11,066 at December 31, 2018 and 2017, respectively. All loans and leases determined by management to constitute troubled debt restructurings were accruing as of December 31, 2018. During the year ended December 31, 2017, the Company modified one residential mortgage loan in the amount of $11,066 by granting a concession in the form of a reduction in the interest rate. There were no re-defaults of troubled debt restructurings that occurred during the years ended December 31, 2018 and 2017.

        The Company has had, and may be expected to have in the future, banking transactions in the ordinary course of business with its directors, significant shareholders, principal officers, their immediate families and affiliated companies in which they are principal stockholders (commonly referred to as related parties). The aggregate amount of loans and leases, including commitments to extend credit, to these parties was $31,294,871 and $27,767,770 at December 31, 2018 and 2017, respectively. None of these loans are past due, on nonaccrual status or have been modified as part of troubled debt restructuring transactions. In addition, the Company paid related parties $244,400 and $258,016 for various services during the years ended December 31, 2018 and 2017, respectively.

Bankmanagers Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 5. Premises and Equipment

        The components of premises and equipment, as of December 31, are as follows:

	2018	2017
Land	$—	$212,583
Buildings and improvements	—	2,616,730
Leasehold improvements	795,591	777,283
Furniture and equipment	4,130,640	4,533,165
Right of use asset	2,344,181	—

	7,270,412	8,139,761
Less accumulated depreciation and amortization	(4,513,970)	(6,836,556)

Premises and equipment, net	$2,756,442	$1,303,205

        Depreciation expense charged to operations totaled $293,069 and $408,342 for the years ended December 31, 2018 and 2017, respectively. Amortization expense charged to operations totaled $129,514 for the year ended December 31, 2018.

        During the year ended December 31, 2018, the Company entered into a transaction with a third party to sell its Capitol Drive location and lease the property back over 15 years. The sale of the land and building generated cash proceeds of $2,244,820 and established a right of use asset and lease liability valued at $2,344,181 each, which represents the net present value of all future lease payments. The amount outstanding of the lease liability was $2,282,334 as of December 31, 2018.

        Future minimum rental commitments for the capital lease obligation of December 31, 2018, are as follows:

Years Ending December 31,
2019	$203,000
2020	207,060
2021	211,201
2022	215,425
2023	219,734
Thereafter	2,252,267

$3,308,687

Note 6. Other Real Estate Owned

        Activity within other real estate owned during the years ended December 31, is as follows:

	2018	2017
Balance, beginning	$682,550	$965,161
Writedown to realizable value	—	(74,800)
Proceeds on sale	—	(358,025)
Gain on sale, net	—	150,214

Balance, ending	$682,550	$682,550

Bankmanagers Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 6. Other Real Estate Owned (Continued)

        As of December 31, 2018 and 2017, respectively, the Company had $1,203,979 and $0 in consumer residential mortgage loans in the process of foreclosure or any other real estate owned acquired as a result of foreclosing on a consumer residential mortgage loan.

Note 7. Deposits

        Deposits were comprised of the following categories as of December 31:

	2018		2017
	Amount	Percent	Amount	Percent
Noninterest-bearing demand deposits	$328,218,253	37.9%	$316,844,006	39.2%

Interest-bearing demand deposits:
NOW accounts	109,751,570	12.7%	119,439,137	14.8%
Savings accounts	12,342,249	1.4%	13,593,595	1.7%
Money market accounts	294,119,565	33.9%	300,429,246	37.1%

Total interest-bearing demand deposits	416,213,384	48.0%	433,461,978	53.5%

Time deposits:
Certificates of deposit	116,837,721	13.5%	54,212,075	6.7%
IRA accounts	5,471,756	0.6%	4,607,463	0.6%

Total time deposits	122,309,477	14.1%	58,819,538	7.3%

Total deposits	$866,741,114	100.0%	$809,125,522	100.0%

        The aggregate amount of certificates of deposit and individual retirement accounts with balances greater than $250,000 totaled $86,111,949 and $37,889,513 as of December 31, 2018 and 2017, respectively.

        The Company has had, and may be expected to have in the future, banking transactions in the ordinary course of business with its directors, significant shareholders, principal officers, their immediate families and affiliated companies in which they are principal stockholders (commonly referred to as related parties). The aggregate amount of deposits to these parties was $53,250,201 and $56,269,209 at December 31, 2018 and 2017, respectively.

        The scheduled maturities of time deposits, as of December 31, 2018, are as follows:

Years Ending December 31,
2019	$113,514,247
2020	8,451,988
2021	248,263
2022	94,979

$122,309,477

Bankmanagers Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 8. Repurchase Agreements

        The Company periodically enters into sales of securities under agreements to repurchase the financial instruments (repurchase agreements). These repurchase agreements are treated as financing, with the obligations to repurchase the financial instruments reflected as a liability and the dollar amount of the financial instruments underlying the repurchase agreements remaining in their applicable asset accounts. The securities underlying the repurchase agreements are held by counterparty brokers in the Company's account. As of December 31, 2018 and 2017, liabilities recorded under repurchase agreements totaled $19,871,925 and $25,658,321, respectively. The repurchase agreements had weighted average interest rates of 0.15 percent as of December 31, 2018 and 2017, and mature daily. The agreements were collateralized by investment securities available-for-sale with carrying values of $25,131,613 and $29,739,418 as of December 31, 2018 and 2017, respectively.

Note 9. Borrowings Under Credit Facilities

        Bankmanagers Corp.:    As of December 31, 2018 and 2017, the Company had the ability to borrow, subject to certain terms and conditions, up to $10,000,000, respectively, on an unsecured line of credit facility that provides for advances at variable rates, as defined in the credit agreement. The credit agreement prescribes minimum equity, asset quality and other financial covenants, which are measured quarterly. There were no outstanding advances under this line of credit facility as of December 31, 2018 and 2017 or at any time during those years. A fee of 0.125 percent is charged on the unused commitment. The line of credit facility expires April 30, 2019, and any advances under the line of credit facility would bear interest at the 30-day London Interbank Offered Rate "LIBOR" plus 2.25 percent.

Note 10. Regulatory Capital Requirements

        The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

        Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the following table) of total, Common Equity Tier 1 and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and Tier 1 leverage capital (as defined) to average assets (as defined). Management believes as of December 31, 2018 and 2017, that the Bank meets all capital adequacy requirements to which it is subject.

        As of the December 31, 2018 FFIEC, Consolidated Reports of Condition and Income, the Bank's capital ratios met the definition of well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Common Equity Tier 1, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the following tables. There are no conditions or events since the notification that management believes have changed the Bank's category.

        In July 2013, the federal banking agencies issued a final rule revising the regulatory capital rules applicable to the Company and the Bank. This final rule implements the Basel Committee's December

Bankmanagers Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 10. Regulatory Capital Requirements (Continued)

2010 framework, known as Basel III, for strengthening the international capital standards, as well as certain provisions of the Dodd-Frank Act. The final rule implements revised definitions of regulatory capital, as well as a new Common Equity Tier 1 minimum capital requirement of 4.50 percent and an increased Tier 1 minimum capital requirement of 6.00 percent. Under the final rule the minimum capital requirements for the total capital and leverage ratios will remain at 8.00 percent and 4.00 percent, respectively. Additionally, under the final rule, in order to avoid limitations on capital distributions, including dividend payments and certain discretionary bonus payments to executive officers, a banking organization must hold a capital conservation buffer (composed of Common Equity Tier 1 capital) of 2.50 percent above the aforementioned minimum capital requirements, phased in at 0.625 percent per year. The capital conservation buffer will be measured relative to risk-weighted assets. The revised definitions of regulatory capital and new minimum capital requirements were effective on January 1, 2015, whereas the capital conservation buffer will phase in gradually during the period from January 1, 2016 through January 1, 2019.

        The Bank's actual capital amounts and ratios as of December 31, 2018 and 2017 are presented in the following table (dollars in thousands):

	Actual		Minimum Capital Requirement		Minimum Capital Requirement with Capital Buffer		Minimum to be Well Capitalized Under Prompt Corrective Action Provisions
2018	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(in thousands)
Total capital (to risk weighted assets):	$119,211	15.2%	$62,699	8.0%	$77,394	9.875%	$78,374	10.0%
Common Equity Tier 1 (to risk weighted assets)	110,108	14.0%	35,268	4.5%	49,963	6.375%	50,943	6.5%
Tier 1 capital (to risk weighted assets):	110,108	14.0%	47,024	6.0%	61,719	7.875%	62,699	8.0%
Tier 1 leverage capital (to average assets):	110,108	11.0%	40,109	4.0%	40,109	4.0%	50,136	5.0%

	Actual		Minimum Capital Requirement		Minimum Capital Requirement with Capital Buffer		Minimum to be Well Capitalized Under Prompt Corrective Action Provisions
2017	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(in thousands)
Total capital (to risk weighted assets):	$113,059	14.6%	$62,039	8.0%	$71,732	9.250%	$77,548	10.0%
Common Equity Tier 1 (to risk weighted assets)	103,363	13.3%	34,897	4.5%	44,590	5.750%	50,406	6.5%
Tier 1 capital (to risk weighted assets):	103,363	13.3%	46,529	6.0%	56,223	7.250%	62,039	8.0%
Tier 1 leverage capital (to average assets):	103,363	11.1%	37,108	4.0%	37,108	4.0%	46,385	5.0%

        Stockholders of the Company are subject to the provisions of the stockholders' agreement that substantially restricts the transfer of shares of the Company's stock, and effectively provides the Company with the right of first refusal to acquire the shares of stock at book value. The stockholders' agreement also requires the Company to make cash distributions to its stockholders in an amount to allow the stockholders to pay income taxes on their share of the Company's earnings. The Bank is

Bankmanagers Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 10. Regulatory Capital Requirements (Continued)

subject to certain restrictions on the amount of dividends that may be declared without prior regulatory approval.

Note 11. Employee Benefit Plans

        The Company sponsors a defined contribution benefit plan and a discretionary profit sharing plan that cover substantially all full-time employees of the Company. Required contributions, which are equal to five percent of the participants' defined compensation, totaled $396,305 and $370,033 for the years ended December 31, 2018 and 2017, respectively. Discretionary profit sharing contributions totaled $1,188,916 and $1,110,098 for the years ended December 31, 2018 and 2017, respectively.

Note 12. Commitments

        The Company leases certain of its facilities under various operating lease agreements expiring in 2022 through 2024. The Company is required to pay certain real estate taxes and occupancy costs under these lease agreements. Rent expense charged to operations was $800,027 and $782,738 for the years ended December 31, 2018 and 2017, respectively. Future minimum rental commitments under non-cancelable operating leases in effect as of December 31, 2018, are as follows:

Years Ending December 31,
2019	$667,226
2020	682,883
2021	694,268
2022	476,873
2023	406,752
Thereafter	225,236

$3,153,238

        The Company is a party to commitments in the normal course of business to meet the financing needs of its customers, which include commitments to originate loans and extend credit on unused line of credit agreements. These commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated financial statements. The Company uses the same credit policies in making these commitments and conditional obligations as it does for on-balance-sheet instruments. The Company evaluates each borrower's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the customer. Collateral held for these commitments may include, but is not limited to, receivables, inventory, real estate, equipment, deposits and investment securities.

        Financial instruments, whose contract amounts represent credit risk as of December 31, 2018 and 2017, are as follows:

	2018	2017
Commitments to extend credit	$374,899,449	$347,785,802
Standby letters of credit	17,289,497	21,203,610

Bankmanagers Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 12. Commitments (Continued)

        Commitments to extend credit, which are disbursed subject to certain limitations, extend over various periods of time, the majority of which expire within one year. Commitments to extend credit generally have fixed expiration dates or other termination clauses, and may require payment of a fee. Many of the commitments to extend credit are expected to expire without being fully drawn upon; therefore, the total commitment amounts disclosed above do not necessarily represent future cash requirements. Unused commitments to extend credit are generally cancelled upon the expiration of the commitment term as outlined in each individual agreement.

        Also included in commitments are unused and open-ended consumer lines of credit issued by the Company for extensions of credit such as home equity, auto, and other consumer-type financing. The credit risk involved in extending consumer lines of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held for these commitments may include, but may not be limited to, real estate, investment securities, and bank deposits.

        Standby and other letters of credit are conditional commitments issued by the Company to support the financial or performance obligations of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to its customers.

Note 13. Derivative Financial Instruments

        The Company provides foreign currency risk management services to customers. Our customers enter into a foreign currency exchange forward contract with the Company as a means for them to mitigate exchange rate risk. The Company mitigates its risk by entering into an offsetting foreign currency forward contract with a different counterparty. Such foreign currency exchange contracts are carried at fair value on the consolidated balance sheets with changes in fair value recorded as a component of other operating income.

        The table below identifies the balance sheet category and fair values of the Company's derivative financial instruments as of December 31, 2018 and 2017.

	December 31, 3018
	Asset	Liability
Notional Amount	$1,732,237	$1,725,116
Fair Value of Derivative Contract	$23,889	$16,768
Weighted Average Exchange Rate	104.44%	104.01%
Weighted Average Maturity	5/18/2019	5/18/2019

	December 31, 3017
	Asset	Liability
Notional Amount	$1,622,058	$1,615,277
Fair Value of Derivative Contract	$13,977	7,135
Weighted Average Exchange Rate	104.51%	104.07%
Weighted Average Maturity	5/3/2018	5/3/2018

Bankmanagers Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 14. Fair Value Measurements

        The Fair Value Measurements and Disclosure Topic of the FASB ASC defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the reporting date. This topic requires the use of valuation techniques that are consistent with the market approach, the income approach and/or the cost approach. Inputs to valuation techniques refer to the assumptions that market participants would use in pricing the asset or liability. Inputs may be observable, meaning those that reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from independent sources, or unobservable, meaning those that reflect the reporting entity's own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. In that regard, the Fair Value Measurements and Disclosure Topic establishes a fair value hierarchy for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.

Fair value hierarchy:

        Level 1:    Values for assets or liabilities classified as Level 1 measurements are based on unadjusted quoted prices for identical assets or liabilities in an active market. As valuations are based on quoted prices which are readily accessible as of the measurement date, valuation of these assets or liabilities does not entail a significant degree of judgment or estimation.

        Level 2:    Values for assets or liabilities classified as Level 2 measurements are based on quoted prices in non-active markets, for which all significant inputs are observable, either directly or indirectly. Level 2 inputs may also include discounts related to restrictions on assets or liabilities.

        Level 3:    Values for assets or liabilities classified as Level 3 measurements are based on prices or valuation techniques which require inputs that are both significant to the fair value estimate and unobservable.

        When inputs used to measure fair value fall within different levels of the fair value hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value estimate.

        Assets and liabilities measured at fair value on a recurring basis:    The following is a description of the valuation methodologies used for assets and liabilities measured at fair value on a recurring basis, as well as the general classification of such instruments pursuant to the fair value hierarchy.

        Securities available-for-sale:    When available, the Company uses quoted market prices to determine the fair value of investment securities. Such items are classified in Level 1 of the fair value hierarchy.

        For the Company's investments in government agencies, certificates of deposit, asset-backed and mortgage-backed securities where quoted market prices are not available for identical securities in active markets, the Company determines fair value by utilizing vendors who apply matrix pricing for similar securities where no price is observable, or by compiling pricing from various other sources. The industry standard models utilized by these vendors consider various assumptions, including time value, yield curve and volatility factors, as well as prepayment speeds, default rates, loss severity, current market and contractual prices for the underlying financial instruments, and other relevant economic measures. Substantially, all of these assumptions are observable in the marketplace, can be derived from observable data, or are supported by observable levels at which transactions are executed in the

Bankmanagers Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 14. Fair Value Measurements (Continued)

marketplace. Fair values from these models are verified, where possible, to quoted market prices for recent trading activity of assets with similar characteristics to those being valued. Such methods are generally classified as Level 2 measurements. However, when prices from independent sources vary, cannot be obtained, or cannot be corroborated, securities may be classified as Level 3 measurements.

        Derivative financial instruments:    The Company offers foreign currency exchange forward contracts to customers and offsets the exposure by purchasing another financial contract valued using market consensus pricing which are Level 2 measurements.

        As of December 31, 2018 and 2017, the Company's assets and liabilities were classified within the fair value hierarchy as follows:

		Fair Value Measurements
	2018	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets
Securities available-for-sale:
U.S. Treasury and government agencies	$170,007,185	$—	$170,007,185	$—
Certificates of deposit	1,596,672	—	1,596,672	—
Derivative financial instruments	23,889	—	23,889	—

	$171,627,746	$—	$171,627,746	$—

Liabilities
Derivative financial instruments	$16,768	$—	$16,768	$—

	$16,768	$—	$16,768	$—

		Fair Value Measurements
	2017	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets
Securities available-for-sale:
U.S. Treasury and government agencies	$220,311,204	$—	$220,311,204	$—
Certificates of deposit	2,605,620	—	2,605,620	—
Derivative financial instruments	13,977	—	13,977	—

	$222,930,801	$—	$222,930,801	$—

Liabilities
Derivative financial instruments	$7,135	$—	$7,135	$—

	$7,135	$—	$7,135	$—

Bankmanagers Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 14. Fair Value Measurements (Continued)

        Assets measured at fair value on a nonrecurring basis:    Certain assets are measured at fair value on a nonrecurring basis. These assets are not measured at fair value on an ongoing basis; however, they are subject to fair value adjustments in certain circumstances, such as when there is evidence of impairment or a change in the amount of a previously recognized impairment.

        Impaired loans:    Impairment on these loans is measured based on the fair value of the collateral, less estimated selling costs, the present value of estimated future cash flows, discounted at the loan's effective interest rate, or the observable market price of the loan. Selling costs are generally estimated at approximately 6.5 percent for impairment measurements based on the fair value of collateral. Such impairment measurements are generally also supported by appraisals of the underlying collateral. Appraisals incorporate measures such as recent sales prices for comparable properties, income producing capacity and/or replacement costs. A valuation allowance is recorded for the excess of the loan's recorded investment over the fair value of collateral, the discounted future cash flows, and/or the observable market price for the loan. This valuation allowance is a component of the allowance for loan and lease losses. The Company considers these fair values to be Level 3 measurements.

        Other real estate owned:    Other real estate owned is recorded at fair value of the property, less estimated selling costs, at the date of transfer. Fair value at the time of transfer is generally supported by appraisal of the underlying property. Subsequent to transfer, other real estate owned is carried at the lower of cost or fair value, less estimated selling costs. Selling costs are generally estimated at approximately 6.5 percent. The carrying value of other real estate owned is subject to fair value adjustments when the carrying value exceeds the fair value, less estimated selling costs. The Company considers these fair values to be Level 3 measurements.

        The tables below summarize the adjusted carrying values and levels within the fair value hierarchy for assets measured at fair value on a nonrecurring basis as of December 31:

	Fair Value Measurements
	2018	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans	$3,606,834	$—	$—	$3,606,834
Other real estate owned	682,550	—	—	682,550

	$4,289,384	$—	$—	$4,289,384

	Fair Value Measurements
	2017	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans	$11,045	$—	$—	$11,045
Other real estate owned	682,550	—	—	682,550

	$693,595	$—	$—	$693,595

Independent Auditor's Report on Additional Information

To the Board of Directors
Bankmanagers Corp. and Subsidiaries

        We have audited the consolidated financial statements of Bankmanagers Corp. and Subsidiaries as of and for the year ended December 31, 2018 and have issued our report thereon dated March 12, 2019, which contained an unmodified opinion on those consolidated financial statements. Our audit was performed for the purpose of forming an opinion on the consolidated financial statements as a whole. The consolidating balance sheet information and consolidating comprehensive income information are presented for the purpose of additional analysis and are not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from, and relates to, the underlying accounting and other records used to prepare the consolidated financial statements. The information has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the consolidated financial statements as a whole.

March 12, 2019

Bankmanagers Corp. and Subsidiaries

Consolidating Balance Sheet Information

December 31, 2018

	Park Bank	Bankmanagers Corp.	Eliminations	Consolidated
Assets
Cash and due from banks	$178,727,005	$441,823	$(440,911)	$178,727,917
Federal funds sold	520	—	—	520

Cash and cash equivalents	178,727,525	441,823	(440,911)	178,728,437

Securities available-for-sale	171,603,857	—	—	171,603,857
Securities held-to-maturity	300,000	—	—	300,000

	171,903,857	—	—	171,903,857

Loans and leases receivable, net	650,230,828	—	—	650,230,828
Premises and equipment, net	2,756,442	—	—	2,756,442
Other real estate owned	682,550	—	—	682,550
Accrued interest receivable	1,818,658	—	—	1,818,658
Other assets	1,234,113	107,881,876	(104,744,888)	4,371,101

Total assets	$1,007,353,973	$108,323,699	$(105,185,799)	$1,010,491,873

Liabilities and Stockholders' Equity
Liabilities
Deposits:
Non interest-bearing	$328,241,436	$—	$(23,183)	$328,218,253
Interest-bearing	538,940,689	—	(417,828)	538,522,861

Total deposits	867,182,125	—	(441,011)	866,741,114
Repurchase agreements	19,871,925	—	—	19,871,925
Capital lease obligations	2,282,334	—	—	2,282,334
Accrued expenses and other liabilities	13,272,901	579,443	—	13,852,344

Total liabilities	902,609,285	579,443	(441,011)	902,747,717

Stockholders' Equity
Common stock	2,500,000	822,200	(2,500,100)	822,100
Additional paid-in capital	20,000,000	3,761,884	(20,000,000)	3,761,884
Retained earnings	87,607,717	108,523,201	(87,607,717)	108,523,201
Accumulated other comprehensive loss	(5,363,029)	(5,363,029)	5,363,029	(5,363,029)

Total stockholders' equity	104,744,688	107,744,256	(104,744,788)	107,744,156

Total liabilities and stockholders' equity	$1,007,353,973	$108,323,699	$(105,185,799)	$1,010,491,873

Bankmanagers Corp. and Subsidiaries

Consolidating Comprehensive Income Information

Year Ended December 31, 2018

	Park Bank	Bankmanagers Corp.	Eliminations	Consolidated
Interest income:
Interest and fees on loans and leases	$31,860,631	$—	$—	$31,860,631
Interest on investment securities	3,852,509	—	—	3,852,509
Interest on federal funds sold and short-term investments	1,453,647	1,012	(1,012)	1,453,647

Total interest income	37,166,787	1,012	(1,012)	37,166,787

Interest expense:
Deposits	3,725,003	—	(1,012)	3,723,991
Repurchase agreements	31,661	—	—	31,661
Borrowings under credit facilities	122,117	—	—	122,117

Total interest expense	3,878,781	—	(1,012)	3,877,769

Net interest income	33,288,006	1,012	—	33,289,018

Other income:
Service charges and other fees	2,210,097	—	—	2,210,097
Credit card fee income	618,413	—	—	618,413
Other operating income	665,682	—	—	665,682
Loss on sales of investment securities	(272,759)	—	—	(272,759)
Equity in earnings of subsidary	—	15,792,090	(15,792,090)	—

Total other income	3,221,433	15,792,090	(15,792,090)	3,221,433

Other expenses:
Compensation and benefits	12,901,578	383,664	—	13,285,242
Occupancy and equipment	2,245,556	28	—	2,245,584
Data processing	1,453,799	3,629	—	1,457,428
Credit card expense	408,791	—	—	408,791
Advertising and business development	682,990	20,997	—	703,987
Loan collection and foreclosed property expense and other losses, net	576,261	—	—	576,261
FDIC insurance premium	254,484	—	—	254,484
Other operating expenses	1,943,119	67,460	—	2,010,579

Total noninterest expenses	20,466,578	475,778	—	20,942,356

Income before income taxes	16,042,861	15,317,324	(15,792,090)	15,568,095
State franchise taxes	250,771	—	—	250,771

Net income	15,792,090	15,317,324	(15,792,090)	15,317,324

Unrealized losses on investment securities:
Unrealized holding losses arising during the period	(923,563)	—	—	(923,563)
Reclassification adjustment for losses included in net income	272,759	—	—	272,759

Other comprehensive loss	(650,804)	—	—	(650,804)

Comprehensive income	$15,141,286	$15,317,324	$(15,792,090)	$14,666,520

Bankmanagers Corp. and Subsidiaries
Consolidated Financial Statements
December 31, 2017

Independent Auditor's Report

To the Board of Directors and Stockholders
Bankmanagers Corp. and Subsidiaries
Milwaukee, Wisconsin

Report on the Financial Statements

        We have audited the accompanying consolidated financial statements of Bankmanagers Corp. and Subsidiaries (the Company), which comprise the consolidated balance sheets as of December 31, 2017 and 2016, and the related consolidated statements of comprehensive income, changes in stockholders' equity and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively, financial statements).

Management's Responsibility for the Financial Statements

        Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

        Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

        We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bankmanagers Corp. and Subsidiaries as of December 31, 2017 and 2016, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Milwaukee, Wisconsin
March 14, 2018

Bankmanagers Corp. and Subsidiaries

Consolidated Balance Sheets

December 31, 2017 and 2016

	2017	2016
Assets
Cash and due from banks	$93,089,695	$107,499,710
Federal funds sold	635	748

Cash and cash equivalents	93,090,330	107,500,458

Securities available-for-sale, at fair value	222,916,824	280,445,855
Securities held-to-maturity, at amortized cost	300,000	300,000

	223,216,824	280,745,855

Loans and leases receivable, net of allowance for loan and lease losses of $9,918,550 and $9,225,000, respectively	621,790,382	550,004,026
Premises and equipment, net	1,303,205	1,520,499
Other real estate owned	682,550	965,161
Accrued interest receivable	2,342,280	2,054,225
Other assets	4,240,125	4,215,934

Total assets	$946,665,696	$947,006,158

Liabilities and Stockholders' Equity
Liabilities
Deposits:
Non interest-bearing	$316,844,006	$302,785,774
Interest-bearing	492,281,516	514,070,046

Total deposits	809,125,522	816,855,820
Repurchase agreements	25,658,321	22,604,103
Accrued expenses and other liabilities	10,254,377	12,339,118

Total liabilities	845,038,220	851,799,041

Commitments and contingencies (Notes 1 and 12)
Stockholders' Equity
Common stock, $5.00 par value; 300,000 shares authorized; 164,420 shares issued and outstanding	822,100	822,100
Additional paid-in capital	3,761,884	3,761,884
Retained earnings	101,755,717	95,399,117
Accumulated other comprehensive loss	(4,712,225)	(4,775,984)

Total stockholders' equity	101,627,476	95,207,117

Total liabilities and stockholders' equity	$946,665,696	$947,006,158

See Notes to Consolidated Financial Statements.

Bankmanagers Corp. and Subsidiaries

Consolidated Statements of Comprehensive Income

Years Ended December 31, 2017 and 2016

	2017	2016
Interest income:
Interest and fees on loans and leases	$26,565,990	$24,371,316
Interest on investment securities	5,026,015	4,804,180
Interest on federal funds sold and short-term investments	481,268	325,392

Total interest income	32,073,273	29,500,888

Interest expense:
Deposits	1,463,835	1,352,677
Repurchase agreements	36,671	27,175
Borrowings under credit facilities	316	1,036

Total interest expense	1,500,822	1,380,888

Net interest income before release of allowance for loan and lease losses	30,572,451	28,120,000
Release of allowance for loan and lease losses	—	(802,394)

Net interest income after release of allowance for loan and lease losses	30,572,451	28,922,394

Other income:
Service charges and other fees	2,087,688	2,110,184
Credit card fee income	1,089,496	1,692,676
Other operating income	565,580	590,774
Gain (loss) on sales of investment securities	31,233	(148,448)

Total other income	3,773,997	4,245,187

Other expenses:
Compensation and benefits	12,646,847	12,583,784
Occupancy and equipment	2,210,903	2,354,436
Data processing	1,453,693	1,374,310
Credit card expense	881,766	1,475,872
Advertising and business development	764,631	771,351
Loan collection and foreclosed property expense and other losses, net	184,976	516,070
FDIC insurance premium	281,240	390,705
Other operating expenses	1,980,360	2,412,056

Total noninterest expenses	20,404,416	21,878,584

Income before income taxes	13,942,032	11,288,997
State franchise taxes	350,952	346,270

Net income	13,591,080	10,942,727

Unrealized gains (losses) on investment securities:
Unrealized holding gains (losses) arising during the period	94,992	(3,180,564)
Reclassification adjustment for (gains) losses included in net income	(31,233)	148,448

Other comprehensive income (loss)	63,759	(3,032,116)

Comprehensive income	$13,654,839	$7,910,611

See Notes to Consolidated Financial Statements.

Bankmanagers Corp. and Subsidiaries

Consolidated Statements of Changes in Stockholders' Equity

Years Ended December 31, 2017 and 2016

	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Total
Balance, December 31, 2015	$822,100	$3,761,884	$89,717,830	$(1,743,868)	$92,557,946

Net income	—	—	10,942,727	—	10,942,727
Other comprehensive loss	—	—	—	(3,032,116)	(3,032,116)
Distributions paid ($32.00 per share)	—	—	(5,261,440)	—	(5,261,440)

Balance, December 31, 2016	$822,100	$3,761,884	$95,399,117	$(4,775,984)	$95,207,117

Net income	—	—	13,591,080	—	13,591,080
Other comprehensive income	—	—	—	63,759	63,759
Distributions paid ($44.00 per share)	—	—	(7,234,480)	—	(7,234,480)

Balance, December 31, 2017	$822,100	$3,761,884	$101,755,717	$(4,712,225)	$101,627,476

See Notes to Consolidated Financial Statements.

Bankmanagers Corp. and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended December 31, 2017 and 2016

	2017	2016
Cash Flows From Operating Activities
Net income	$13,591,080	$10,942,727
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of premiums and accretion of discounts on securities	2,131,963	2,561,095
Depreciation	408,342	478,362
Release of allowance for loan and lease losses	—	(802,394)
(Gain) loss on sales of investment securities, net	(31,233)	148,448
Loss on disposals of premises and equipment, net	18,642	24,760
Gain on sale of other real estate owned, net	(150,214)	(401,402)
Writedown of other real estate owned	74,800	748,300
Net change in:
Accrued interest receivable	(288,055)	(630,358)
Other assets	(24,191)	110,485
Accrued expenses and other liabilities	(2,084,741)	4,426,575

Net cash provided by operating activities	13,646,393	17,606,598

Cash Flows From Investing Activities
Activity in securities available-for-sale:
Proceeds from sales, maturities, prepayments and calls	55,492,060	49,201,269
Purchases of securities available-for-sale	—	(114,971,329)
Net (increase) decrease in loans and leases receivable	(71,786,356)	5,354,660
Expenditures for premises and equipment, net	(209,690)	(940,166)
Proceeds from sale of other real estate owned	358,025	2,793,120

Net cash used in investing activities	(16,145,961)	(58,562,446)

Cash Flows From Financing Activities
Net (decrease) increase in deposits	(7,730,298)	36,084,684
Net increase in repurchase agreements	3,054,218	1,987,790
Distributions paid to stockholders	(7,234,480)	(5,261,440)

Net cash provided by financing activities	(11,910,560)	32,811,034

Net decrease in cash and cash equivalents	(14,410,128)	(8,144,814)
Cash and cash equivalents:
Beginning of year	107,500,458	115,645,272

End of year	$93,090,330	$107,500,458

Supplemental Cash Flow Information
Cash paid for interest	$1,461,581	$1,343,281

Cash paid for state franchise taxes	$370,839	$355,493

See Notes to Consolidated Financial Statements.

Bankmanagers Corp. and Subsidiaries

Notes to Consolidated Financial Statements

Note 1. Nature of Business and Significant Accounting Policies

        Principles of consolidation:    The consolidated financial statements include the accounts of Bankmanagers Corp. ("Company"), a bank holding company, and its wholly owned subsidiaries, Park Bank ("Bank"), a state chartered commercial bank, and Park Bank Leasing, Inc. ("Park Bank Leasing"). All intercompany balances and transactions have been eliminated in consolidation.

        Nature of operations:    The Company is headquartered in Milwaukee, Wisconsin, and provides a variety of financial services to individuals and businesses through the Bank's branches in Southeastern Wisconsin. Its primary deposit products are demand deposit, NOW, money market and term certificate accounts, and its primary lending products are commercial loans and leases, and mortgage and consumer loans. The Bank is subject to competition from other financial institutions, as well as non-financial institutions providing financial products and services. Additionally, the Company and the Bank are subject to the regulations of certain regulatory agencies and undergo periodic examination by those regulatory agencies.

        Use of estimates:    In preparing the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the years then ended. Actual results could differ from those estimates. Material estimates, which are particularly susceptible to significant change in the near term, relate to the valuation of securities available-for-sale, the determination of the allowance for loan and lease losses and the valuation of other real estate owned.

        Cash and cash equivalents:    For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash, amounts due from banks and federal funds sold, all of which mature within 90 days. Cash flows from securities sold under agreements to repurchase are reported net, since their original maturities are less than three months. Cash flows from loans, leases and deposits are also reported net.

        The Company maintains amounts due from banks that, at times, may exceed federally insured limits. Management monitors these correspondent relationships and has experienced no losses. Accordingly, in the opinion of management, no material risk of loss exists.

        Investment securities:    Certain debt securities, for which management has the positive intent and ability to hold to maturity, are classified as held-to-maturity and carried at amortized cost. Securities not classified as held-to-maturity are classified as available-for-sale and recorded at fair value, with unrealized gains and losses included in accumulated other comprehensive loss. The Company maintained no securities classified as trading during the years ended December 31, 2017 and 2016.

        Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Gains and losses on the sale of securities are recorded on the settlement date and are determined using the specific identification method.

        Declines in the fair values of held-to-maturity and available-for-sale securities below their amortized cost basis are evaluated quarterly for other-than-temporary impairment. In determining whether an other-than-temporary impairment exists, management considers many factors, including (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial

Bankmanagers Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 1. Nature of Business and Significant Accounting Policies (Continued)

condition and near-term prospects of the issuer, and (3) the intent or requirement of the Company to sell its investment in the issuer prior to any anticipated recovery in fair value.

        If the Company intends to sell an impaired security, it records an other-than-temporary loss in an amount equal to the entire difference between the fair value and amortized cost of the security. If a security is determined to be other-than-temporarily impaired, but the Company does not intend to sell the security, only the credit portion of the estimated loss is recognized in the statement of income, with the other portion of the loss recognized in other comprehensive income. The credit loss component recognized in the statement of income is identified as the amount of principal cash flows not expected to be received over the remaining term of the security as estimated based on cash flow projections discounted at the applicable original yield of the security. There were no impairment losses on securities for the years ended December 31, 2017 or 2016.

        Loans and leases receivable:    The Company grants commercial loans and leases, mortgage and consumer loans to customers primarily in Southeast Wisconsin. The ability of the Company's loan customers to meet the repayment terms of their loans is generally dependent upon the economic conditions and real estate values in this area.

        Loans and leases that management has the intent and ability to hold for the foreseeable future, or until maturity or pay-off, are reported at their outstanding unpaid principal balances adjusted for charge-offs and the allowance for loan and lease losses ("ALLL"). Interest income is accrued on the unpaid principal balances of loans and leases, and is accrued and recognized as earned only if deemed collectible. Unearned income on leases receivable is recognized as income over the life of the leases using the level yield method. The accrual of interest is typically discontinued at the time a loan or lease becomes 90 days or more past due according to the contractual terms of the loan. In all cases, loans and leases are placed on nonaccrual, or charged-off at an earlier date, if collection of principal and/or interest is considered doubtful. All interest accrued but not collected for loans and leases that are placed on nonaccrual or charged-off is reversed against interest income. The interest on these loans and leases is accounted for on the cash-basis or cost-recovery method until qualifying for return to accrual. Loans and leases are returned to accrual status when all delinquent principal and interest amounts contractually due are brought current and future payments are reasonably assured.

        The Company defers and amortizes loan and lease origination and commitment fees, and certain direct costs of successfully originating loans and leases, over the lives of the related loans and leases as an adjustment of the interest yield, using a method that approximates the level-yield method.

        Allowance for loan and lease losses:    The Company disaggregates balances and transactions within the ALLL and related credit quality disclosures by portfolio segment/class. The ALLL is maintained at the level considered adequate by management of the Company to provide for losses that are probable. The ALLL is increased by provisions charged to operating expense and reduced by net charge-offs. In determining the adequacy of the allowance balance, the Company makes continuous evaluations of the loan portfolio and related off-balance sheet commitments, considers current economic conditions and historical loss experience, and reviews specific problem loans and other factors.

Bankmanagers Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 1. Nature of Business and Significant Accounting Policies (Continued)

        When establishing the ALLL, management categorizes loans into risk categories generally based on the nature of the collateral and the basis of repayment. These risk categories and their relevant risk characteristics are as follows:

        Commercial and industrial:    Commercial and industrial loans and leases are extended primarily to middle market customers. Such loans and leases are typically to provide for working capital, physical asset expansion, asset acquisition and/or other business purposes. Loans and leases to closely held businesses are often guaranteed in full, or for a meaningful amount, by the owners of the business. Underwriting for commercial and industrial loans and leases is based primarily on the historical and projected cash flows of the borrower, and secondarily on the nature and value of the underlying collateral. The cash flows of the borrower(s) may not behave as forecasted, and the value of collateral securing these loans and leases may fluctuate based on general economic or individual performance factors. Standards and underwriting guidelines have been established for all commercial and industrial loan and lease types.

        Commercial real estate purpose:    Commercial real estate purpose loans include loans whose funds are used to acquire and/or improve real property, but which are not secured by real estate. Such loans may be unsecured, or may be collateralized by non-real estate collateral such as pledged deposit or investment accounts, life insurance policies or other non-real estate assets. Real estate purpose loans are underwritten by evaluating the credit history and global financial resources of the borrower, as well as their ability to meet the applicable debt service requirements and their total debt obligations.

        Residential mortgage:    Residential mortgage loans typically include non-revolving closed-end and revolving open-end loans secured by single-family residential property. These loans are generally extended to purchase or improve single-family residential property, or for household, family or other personal uses. These loans are underwritten by evaluating the credit history of the borrower, the ability of the borrower to meet applicable debt service requirements and the underlying loan to collateral value. Underwriting standards for residential mortgage loans are heavily influenced by statutory requirements, which include, but are not limited to, loan to collateral value and affordability ratios, risk-based pricing strategies and documentation requirements.

        This segment also includes multifamily residential loans, which are generally extended to fund the acquisition or build-out of the apartment/condo properties securing the loans. Loans to multifamily residential borrowers are often guaranteed by the owner of the property. Underwriting of multifamily residential loans is based primarily on historical and projected occupancy levels and cash flows, and secondarily on the value of the collateral securing these loans. Occupancy levels and cash flows may not behave as forecasted, and the value of collateral securing these loans may fluctuate based on general economic or individual performance factors. Standards and underwriting guidelines have been established for all multifamily loan types.

        Construction and land development:    Construction and land development loans are secured by vacant land and/or property that is in the process of improvement, including a) land development preceding construction of vertical improvements, and/or b) the on-site vertical construction of commercial, industrial, residential or other properties. Repayment of these loans may be dependent on the sale of the property to third parties or the successful completion of the improvements by the borrower for the end user. This risk category also includes any loans originated to finance additions or alterations to existing structures including the demolition of existing structures to make way for new

Bankmanagers Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 1. Nature of Business and Significant Accounting Policies (Continued)

structures. In the event the loan is made on property that is not yet improved for the planned development, there is the risk that necessary approvals may be delayed or will not be granted. Construction loans are also subject to the risk that planned improvements will not be completed on time or in accordance with projected specifications and costs.

        Commercial real estate:    Commercial real estate loans are primarily secured by office and industrial buildings, warehouses, small retail shopping facilities and various special purpose properties, including hotels and restaurants. These loans are subject to underwriting standards and processes similar to commercial and industrial loans. These loans are viewed primarily as cash flow loans, and their repayment is largely dependent on the successful operation of the underlying properties and their tenants (non-owner occupied), or the success of the borrower's related business entity operating within the property (owner occupied). Loan performance may be adversely affected by factors impacting the general economy, or conditions specific to applicable real estate markets, such as geographic location and/or property type.

        Consumer and credit cards:    These loans may take the form of installment loans, demand loans, or single payment loans, and are extended to individuals for household, family or other personal expenditures. These loans include business credit cards, as well as direct consumer automobile loans extended by the Company for the purpose of purchasing new and used vehicles for personal use. Consumer and installment loans are underwritten by evaluating the credit history of the borrower and the ability of the borrower to meet the applicable debt service requirements, as well as their total debt obligations.

        The ALLL is evaluated on a regular basis by management and is based upon management's periodic review of the collectability of the loans and leases in light of historical experience, the nature and volume of the loan and lease portfolio, adverse situations that may affect the borrowers' ability to repay, the estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Company's ALLL, and may require the Company to recognize adjustments to the ALLL based on their evaluation of information available to them at the time of their examinations.

        The ALLL consists of specific and general components. The specific component relates to loans and leases that are classified as impaired, and an allowance is established when the collateral value, discounted cash flows or observable market price of the impaired loan or lease are lower than the carrying value of that loan or lease. The general component covers non-impaired loans and leases, and is based on the Company's own loss experience over the most recent three-year period, adjusted for qualitative factors. These qualitative factors consider national and local economic trends, loan and lease origination volume, loan and lease concentrations, asset quality trends, management experience and other elements of the Company's lending operations.

        A loan or lease is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan or lease agreement. Factors considered by management in determining the impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans and leases that experience insignificant

Bankmanagers Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 1. Nature of Business and Significant Accounting Policies (Continued)

payment delays and/or payment shortfalls are generally not classified as impaired. Management determines the significance of payment delays and/or payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan or lease and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan or a lease-by-lease basis by either: the fair value of collateral, if the loan or lease is collateral dependent; the present value of expected future cash flows discounted at the loan's effective interest rate, if the loan or lease is cash flow dependent; or the loan's or lease's obtainable market price.

        Troubled debt restructurings:    Loans and leases are accounted for as troubled debt restructurings ("TDR") when a borrower is experiencing financial difficulties and the Company grants a concession to the borrower that they would not otherwise consider. These concessions include a modification of terms to facilitate repayment, including, but not limited to, a reduction of the stated interest rate or accrued interest, a reduction of the principal balance, an abatement of principal payments, an extension of maturity at an interest rate lower than the current market rate for a new loan or lease with similar risk, or some combination of the foregoing. TDRs are classified as impaired loans or leases. Payment performance prior and subsequent to the restructuring is taken into account in assessing whether it is likely that the borrower can meet the modified payment terms. A period of sustained repayment for at least six months is generally required prior to return to accrual status. This may result in the loan or lease being returned to accrual at the time of restructuring.

        Premises and equipment:    Premises and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are charged to expense over the estimated useful lives of the assets (or term of the lease, if shorter), principally using the straight-line method.

        Other real estate owned:    Real estate acquired through, or by deed in lieu of, foreclosure is held-for-sale, and is initially recorded at fair value less cost to sell at the date of transfer, establishing a new cost basis. Residential mortgage loans made to consumers are reclassified from loans receivable to other real estate owned at the time the Company has received physical possession of the property or has obtained legal title to the property through a foreclosure proceeding or deed in lieu of foreclosure. Costs relating to the development and improvement of other real estate owned are capitalized, while holding costs are charged to expense. Subsequent to transfer, valuations of other real estate owned are periodically performed by management, and the assets are carried at the lower of their prior carrying amount or the revised fair value less cost to sell. Revenues and expenses from operations and changes in the valuation of other real estate owned are included in other expenses in the consolidated statements of comprehensive income.

        Derivative Financial Instruments:    Derivative financial instruments are carried at fair value on the consolidated balance sheets with changes in the fair value recorded to earnings. The Bank's derivatives consist of foreign currency forward contracts which are used to assist Bank customers manage foreign currency risk.

        Transfers of financial assets:    Transfers of financial assets are accounted for as sales only when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets

Bankmanagers Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 1. Nature of Business and Significant Accounting Policies (Continued)

through an agreement to repurchase them before their maturity, or the ability to unilaterally cause the holder to return specific assets.

        Comprehensive income:    Comprehensive income consists of net income and other comprehensive income (loss). Certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of stockholders' equity and are components of comprehensive income.

        Income taxes:    The stockholders of the Company elected to treat the Company as an S-Corporation under the Subchapter S provisions of the Internal Revenue Code, effective January 1, 1997.

        Under such provisions, the Company is generally not subject to Federal or State of Wisconsin income taxes, except for certain State franchise taxes imposed at the corporate level on interest income earned on U.S. government, state and municipal obligations, and certain other state income taxes imposed at the corporate level to fund recycling programs. The tax basis income or loss of the Company is reported on the personal income tax returns of its stockholders, while a valid S-Corporation election is maintained.

        The State franchise tax expense was $350,952 and $346,270 for the years ended December 31, 2017 and 2016, respectively.

        The Company had no material uncertain tax positions within the scope of the Income Taxes Topic of the Financial Accounting Standards Board "FASB" Accounting Standards Codification "ASC". The Company recognized no interest penalties related to uncertain tax benefits during the years ended December 31, 2017 and 2016.

        Legal proceedings:    The Company is not involved in any pending legal proceedings other than routine legal proceedings occurring in the ordinary course of business. The Company believes that these routine legal proceedings, individually, and in the aggregate, are immaterial to the Company's financial condition, results of operations and cash flows.

        Subsequent events:    In preparing these consolidated financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through March 14, 2018, the date the consolidated financial statements were available to be issued. This evaluation did not result in the identification of any subsequent events or transactions that required adjustment and/or disclosure.

        Recent accounting pronouncements:    In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326). The FASB's main objective for this update is to provide financial statement users with more decision-useful information about the expected credit losses on financial instruments and other commitments to extend credit held by a reporting entity at each reporting date. The amendments in the update replace the incurred loss impairment methodology in current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to estimate credit losses. The update is effective for the Bank for the fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. The Company is currently evaluating the impact the adoption of this standard will have on its consolidated financial statements.

Bankmanagers Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 1. Nature of Business and Significant Accounting Policies (Continued)

        In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). Under the new guidance, lessees will be required to recognize the following for all leases (with the exception of short-term leases) at the commencement date: (1) a lease liability, which is a lessee's obligation to make lease payments arising from a lease, measured on a discounted basis; and (2) a right-of-use asset, which is an asset that represents the lessee's right to use, or control the use of, a specified asset for the lease term. Under the new guidance, lessor accounting is largely unchanged. Certain targeted improvements were made to align, where necessary, lessor accounting with the lessee accounting model and Topic 606, Revenue from Contracts with Customers. The new lease guidance simplified the accounting for sale and leaseback transactions primarily because lessees must recognize lease assets and lease liabilities. Lessees will no longer be provided with a source of off-balance sheet financing. This guidance is effective for the Company for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early application is permitted upon issuance. The Company is currently evaluating the impact the adoption of this standard will have on its consolidated financial statements.

        In January 2016, the FASB issued ASU 2016-01, Financial Instruments—Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. The guidance supersedes the guidance to classify equity securities with readily determinable fair values into different categories and requires equity securities to be measured at fair value with changes in the fair value recognized through net income. The guidance also simplifies the impairment assessment of equity investments without readily determinable fair values by requiring qualitative assessment for impairment at each reporting period. The guidance exempts all entities that are not public business entities from disclosing fair value information for financial instruments measured at amortized cost. The new guidance is effective for fiscal years beginning after December 15, 2018, and for interim periods within fiscal years beginning after December 15, 2019. The new guidance permits early adoption of the provision that exempts private companies from having to disclose fair value information about financial instruments measured at amortized cost. The Company chose to early adopt the guidance that exempts private companies from having to disclose fair value information about financial instruments measured at amortized cost. The adoption of this guidance did not have a material impact on the Company's consolidated financial statements. The adoption of the other provisions of the standard is not expected to have a material impact on the Company's consolidated financial statements.

        In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). The guidance intended to clarify the principles for recognizing revenue and to develop a common revenue standard for U.S. GAAP. The new authoritative guidance was originally effective for reporting periods after December 15, 2016. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606), to defer the effective dates of ASU 2014-09 to those stated below. The guidance issued will require an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The updated standard will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective and permits the use of either a full retrospective, or retrospective with cumulative effect, transition method. The updated standard will be effective for annual reporting periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. The Company has not yet selected a transition method and is currently evaluating the effect that the updated standard will have on the consolidated financial statements and related disclosures.

Note 2. Cash and Due from Banks

        As of December 31, 2017 and 2016, none of the Company's cash and due from bank balances were restricted by requirements of the Federal Reserve to maintain certain average reserve balances.

Bankmanagers Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 3. Investment Securities

        The amortized cost and estimated fair value of investment securities are summarized as follows:

	December 31, 2017
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized (Losses)	Fair Value
Securities available-for-sale:
U.S. Treasury and government agencies	$225,001,085	$85,268	$(4,775,149)	$220,311,204
Certificates of deposit	2,627,964	5,607	(27,951)	2,605,620

Total securities available-for-sale	$227,629,049	$90,875	$(4,803,100)	$222,916,824

Securities held-to-maturity	$300,000	$—	$(819)	$299,181

	December 31, 2016
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized (Losses)	Fair Value
Securities available-for-sale:
U.S. Treasury and government agencies	$281,112,768	$307,838	$(5,095,803)	$276,324,803
Certificates of deposit	4,109,071	28,914	(16,933)	4,121,052

Total securities available-for-sale	$285,221,839	$336,752	$(5,112,736)	$280,445,855

Securities held-to-maturity	$300,000	$—	$(1,202)	$298,798

        Securities pledged as collateral on public deposits and repurchase agreements, or for other purposes as required or permitted by law, totaled $44,169,699 and $35,581,716 as of December 31, 2017 and 2016, respectively.

        The amortized cost and fair value of investment securities, by contractual maturity, as of December 31, 2017, are shown in the following table. Actual maturities may differ from contractual maturities as the issuers of these securities may have the right to call or repay these obligations prior to their contractual maturity without penalty. As a result, the maturity schedule below is not necessarily indicative of future cash flows.

	Securities Available-for-Sale		Securities Held-to-Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Due in one year or less	$668,788	$669,491	$100,000	$99,792
Due after one year through five years	86,432,576	84,808,707	200,000	199,389
Due after five years through ten years	118,744,217	116,198,574	—	—
Due after ten years	21,783,468	21,240,052	—	—

Totals	$227,629,049	$222,916,824	$300,000	$299,181

        The following table summarizes the gross unrealized losses and fair values of the Company's investment securities with unrealized losses, which are deemed not to be other-than-temporarily

Bankmanagers Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 3. Investment Securities (Continued)

impaired, at December 31, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position:

	2017
	Less than 12 Months		12 Months or More		Total
	Fair Value	Gross Unrealized (Losses)	Fair Value	Gross Unrealized (Losses)	Fair Value	Gross Unrealized (Losses)
Securities available-for-sale:
U.S. Treasury and government agencies	$55,577,482	$(712,535)	$154,405,421	$(4,062,614)	$209,982,903	$(4,775,149)
Certificates of deposit	972,320	(8,638)	894,919	(19,313)	1,867,239	(27,951)

	$56,549,802	$(721,173)	$155,300,340	$(4,081,927)	$211,850,142	$(4,803,100)

Securities held to maturity:	$199,792	$(208)	$99,389	$(611)	$299,181	$(819)

	2016
	Less than 12 Months		12 Months or More		Total
	Fair Value	Gross Unrealized (Losses)	Fair Value	Gross Unrealized (Losses)	Fair Value	Gross Unrealized (Losses)
Securities available-for-sale:
U.S. Treasury and government agencies	$217,548,968	$(4,631,532)	$19,574,602	$(464,271)	$237,123,570	$(5,095,803)
Certificates of deposit	1,641,008	(16,933)	—	—	1,641,008	(16,933)

	$219,189,976	$(4,648,465)	$19,574,602	$(464,271)	$238,764,578	$(5,112,736)

Securities held to maturity:	$—	$—	$200,000	$(1,202)	$200,000	$(1,202)

        At December 31, 2017, the investment portfolio included 195 securities available-for-sale, 158 of which were in unrealized loss positions, and 105 of which have been in an unrealized loss position for greater than twelve months. All of these securities are considered to be acceptable credit risks and were determined by management to be temporarily impaired as of December 31, 2017, based upon an evaluation of the available evidence, including recent changes in market rates, credit rating information and information obtained from regulatory filings. Management believes the declines in fair values of these securities are temporary and result from changes in market rates subsequent to their acquisition, rather than from a credit event or risk. In addition, the Company has determined that they have the intent and ability to hold these securities for a period of time sufficient to allow for anticipated recovery, which may be at maturity.

        Gross realized gains on the sale of securities available-for-sale totaled $71,389 and $0 during the years ended December 31, 2017 and 2016, respectively. Gross realized losses on the sale of securities available-for-sale totaled $40,156 and $148,448 during the years ended December 31, 2017 and 2016, respectively.

Bankmanagers Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 4. Loans and Leases Receivable

        Loans and leases receivable, by portfolio segment and class, as of December 31, are as follows:

	2017	2016
Commercial loans and leases:
Commercial and industrial	$250,420,009	$232,680,555
Commercial real estate purpose	9,228,075	5,880,982
Real estate and consumer loans:
Residential mortgage	45,101,645	31,098,847
Construction and land development	63,835,347	42,447,718
Commercial real estate	247,107,147	233,019,435
Consumer and credit cards	16,376,025	14,377,516

Total	632,068,248	559,505,053
Deferred loan and lease origination fees, net	(359,316)	(276,027)
Allowance for loan and lease losses	(9,918,550)	(9,225,000)

Loans and leases receivable, net	$621,790,382	$550,004,026

        The aging of loans and leases, by portfolio segment and class, as of December 31, is as follows:

2017	Current	30 - 89 Days Past Due	Over 90 Days Past Due Accruing	Nonaccrual	Total
Commercial loans and leases:
Commercial and industrial	$250,420,009	$—	$—	$—	$250,420,009
Commercial real estate purpose	9,228,075	—	—	—	9,228,075
Real estate and consumer loans:
Residential mortgage	44,261,308	840,337	—	—	45,101,645
Construction and land development	63,835,347	—	—	—	63,835,347
Commercial real estate	247,107,147	—	—	—	247,107,147
Consumer and credit cards	16,376,025	—	—	—	16,376,025

Total	$631,227,911	$840,337	$—	$—	$632,068,248

2016	Current	30 - 89 Days Past Due	Over 90 Days Past Due Accruing	Nonaccrual	Total
Commercial loans and leases:
Commercial and industrial	$232,670,555	$—	$—	$10,000	$232,680,555
Commercial real estate purpose	5,292,665	588,317	—	—	5,880,982
Real estate and consumer loans:
Residential mortgage	30,861,813	—	—	237,034	31,098,847
Construction and land development	42,447,718	—	—	—	42,447,718
Commercial real estate	233,019,435	—	—	—	233,019,435
Consumer and credit cards	14,377,516	—	—	—	14,377,516

Total	$558,669,702	$588,317	$—	$247,034	$559,505,053

Bankmanagers Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 4. Loans and Leases Receivable (Continued)

        As part of the on-going monitoring of the credit quality of the Company's loan portfolio, management categorizes loans and leases into risk categories based on relevant information about the ability of the borrowers to service their debt and comply with various terms of their loan and lease agreements. The Company considers current and historical financial information, historical payment experience, liquidity, leverage, debt service coverage, adequacy of collateral, guarantor net worth and other miscellaneous information, among other factors. Generally, all loans and leases receive a financial review no less than annually to monitor and adjust, if necessary, the credit's risk category. Loans and leases classified as Watch and Substandard are generally reviewed at least quarterly.

        The Company categorizes loans and leases into the following risk categories based on relevant information about the ability of borrowers to service their debt:

    Pass—A pass asset is well protected by the current worth and paying capacity of the obligor (or guarantors, if any) or by the fair value, less costs to acquire and sell in a timely manner, of any underlying collateral.

    Watch—A watch asset has potential weaknesses that deserve management's close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the asset or in the Company's credit position at some future date. Watch assets are not adversely classified and do not expose the Company to sufficient risk to warrant adverse classification.

    Substandard—A substandard asset is an asset with a well-defined weakness that jeopardizes repayment, in whole or in part, of the debt. These loans and leases are inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged. These assets are characterized by the distinct possibility that the Company will sustain, or has sustained, some loss of principal and/or interest if the deficiencies are not corrected.

    Doubtful—A doubtful asset has all of the weaknesses inherent in the Substandard classification with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable. These loans and leases have a high probability for loss, yet because certain important and reasonably specific pending factors may work toward the strengthening of the asset, the classification of loss is deferred until its more exact status can be determined.

    Loss—A loss asset is considered uncollectible and of such little value that continuing to record any value is not warranted.

        There were no loans or leases categorized as Doubtful or Loss as of December 31, 2017 and 2016.

Bankmanagers Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 4. Loans and Leases Receivable (Continued)

        Loan and lease risk ratings, by portfolio segment and class, as of December 31, are as follows:

2017	Pass	Watch	Substandard	Total
Commercial loans and leases:
Commercial and industrial	$232,640,025	$17,421,578	$358,406	$250,420,009
Commercial real estate purpose	8,730,719	—	497,356	9,228,075
Real estate and consumer loans:
Residential mortgage	43,848,152	1,253,493	—	45,101,645
Construction and land development	63,835,347	—	—	63,835,347
Commercial real estate	227,766,427	19,340,720	—	247,107,147
Consumer and credit cards	16,376,025	—	—	16,376,025

Total	$593,196,695	$38,015,791	$855,762	$632,068,248

2016	Pass	Watch	Substandard	Total
Commercial loans and leases:
Commercial and industrial	$223,279,171	$5,484,999	$3,916,385	$232,680,555
Commercial real estate purpose	5,292,665	—	588,317	5,880,982
Real estate and consumer loans:
Residential mortgage	30,206,788	630,380	261,679	31,098,847
Construction and land development	42,447,718	—	—	42,447,718
Commercial real estate	214,438,513	15,153,066	3,427,856	233,019,435
Consumer and credit cards	14,377,516	—	—	14,377,516

Total	$530,042,371	$21,268,445	$8,194,237	$559,505,053

        The following tables summarize activity in the allowance for loan and lease losses, by portfolio segment, as of and for the years ended December 31:

2017	Commercial and Industrial	Commercial Real Estate Purpose	Residential Mortgage	Construction and Land Development	Commercial Real Estate	Consumer and Credit Cards	Total
Allowance for loan losses:
Balance, beginning	$—	$—	$—	$—	$—	$—	$9,225,000
Loans, charged-off	(62,000)	—	(48,379)	—	—	—	(110,379)
Recoveries of loans previously charged-off	574,754	—	199,004	30,171	—	—	803,929
Provision for loan losses	—	—	—	—	—	—	—

Balance, ending							$9,918,550

Period-ended amount allocated for:
Individually evaluated for impairment							$21
Collectively evaluated for impairment							9,918,529

Ending balance							$9,918,550

Loans:
Individually evaluated for impairment	$—	$—	$11,066	$—	$—	$—	$11,066
Collectively evaluated for impairment	250,420,009	9,228,075	45,090,579	63,835,347	247,107,147	16,376,025	632,057,182

Ending balance	$250,420,009	$9,228,075	$45,101,645	$63,835,347	$247,107,147	$16,376,025	$632,068,248

Bankmanagers Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 4. Loans and Leases Receivable (Continued)

2016	Commercial and Industrial	Commercial Real Estate Purpose	Residential Mortgage	Construction and Land Development	Commercial Real Estate	Consumer and Credit Cards	Total
Allowance for loan and lease losses:
Balance, beginning	$—	$—	$—	$—	$—	$—	$8,440,025
Loans and leases, charged-off	(134,282)	—	(40,930)	(324,371)		(684)	(500,267)
Recoveries of loans and leases previously charged-off	856,255	—	6,500	1,209,575	13,506	1,800	2,087,636
Release of allowance for loan and lease losses	—	—	—	—	—	—	(802,394)

Balance, ending							$9,225,000

Period-ended amount allocated for:
Individually evaluated for impairment							$—
Collectively evaluated for impairment							9,225,000

Ending balance							$9,225,000

Loans and leases:
Individually evaluated for impairment	$10,000	$—	$237,034	$—	$—	$—	$247,034
Collectively evaluated for impairment	232,670,555	5,880,982	30,861,813	42,447,718	233,019,435	14,377,516	559,258,019

Ending balance	$232,680,555	$5,880,982	$31,098,847	$42,447,718	$233,019,435	$14,377,516	$559,505,053

        The following tables present additional detail of impaired loans and leases, by portfolio segment and class, as of December 31. The unpaid principal balance represents the recorded balance prior to any partial charge-offs. The recorded investment represents customer balances net of any partial charge-offs. The average recorded investment represents the year-to-date average of impaired loans and leases.

2017	Unpaid Principal Balance	Recorded Investment	Allowance for Loan and Lease Losses Allocated	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded:
Commercial loans and leases:
Commercial and industrial	$—	$—	$—	$—	$—
Commercial real estate purpose	—	—	—	—	—
Real estate and consumer loans:
Residential mortgage	—	—	—	—	—
Construction and land development	—	—	—	—	—
Commercial real estate	—	—	—	—	—
Consumer and credit cards	—	—	—	—	—
With an allowance recorded:
Commercial loans and leases:
Commercial and industrial	—	—	—	—	—
Commercial real estate purpose	—	—	—	—	—
Real estate and consumer loans:
Residential mortgage	11,066	11,066	21	15,872	—
Construction and land development	—	—	—	—	—
Commercial real estate	—	—	—	—	—
Consumer and credit cards	—	—	—	—	—

Total	$11,066	$11,066	$21	$15,872	$—

Bankmanagers Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 4. Loans and Leases Receivable (Continued)

2016	Unpaid Principal Balance	Recorded Investment	Allowance for Loan and Lease Losses Allocated	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded:
Commercial loans and leases:
Commercial and industrial	$20,000	$10,000	$—	$10,000	$—
Commercial real estate purpose	—	—	—	—	—
Real estate and consumer loans:
Residential mortgage	291,151	237,034	—	302,189	—
Construction and land development	—	—	—	76,465	—
Commercial real estate	—	—	—	2,181,047	—
Consumer and credit cards	—	—	—	—	—
With an allowance recorded:
Commercial loans and leases:
Commercial and industrial	—	—	—	—	—
Commercial real estate purpose	—	—	—	—	—
Real estate and consumer loans:
Residential mortgage	—	—	—	—	—
Construction and land development	—	—	—	—	—
Commercial real estate	—	—	—	—	—
Consumer and credit cards	—	—	—	—	—

Total	$311,151	$247,034	$—	$2,569,701	$—

        Loans and leases determined by management to constitute troubled debt restructurings totaled $11,066 and $0 at December 31, 2017 and 2016, respectively. All loans and leases determined by management to constitute troubled debt restructurings were accruing as of December 31, 2017. During the year ended December 31, 2017, the Company modified one residential mortgage loan in the amount of $11,066 by granting a concession in the form of a reduction in the interest rate. There were no loans or leases initially modified in a troubled debt restructuring during the year ended December 31, 2016. There were no re-defaults of troubled debt restructurings that occurred during the years ended December 31, 2017 and 2016.

        The Company has had, and may be expected to have in the future, banking transactions in the ordinary course of business with its directors, significant shareholders, principal officers, their immediate families and affiliated companies in which they are principal stockholders (commonly referred to as related parties). The aggregate amount of loans and leases, including commitments to extend credit, to these parties was $27,767,770 and $10,006,575 at December 31, 2017 and 2016, respectively. None of these loans are past due, on nonaccrual status or have been modified as part of troubled debt restructuring transactions.

Bankmanagers Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 5. Premises and Equipment

        The components of premises and equipment, as of December 31, are as follows:

	2017	2016
Land	$212,583	$212,583
Buildings and improvements	2,616,730	2,567,061
Leasehold improvements	777,283	767,988
Furniture and equipment	4,533,165	4,504,769

	8,139,761	8,052,401
Less accumulated depreciation	(6,836,556)	(6,531,902)

Premises and equipment, net	$1,303,205	$1,520,499

        Depreciation expense charged to operations totaled $408,342 and $478,362 for the years ended December 31, 2017 and 2016, respectively.

Note 6. Other Real Estate Owned

        Activity within other real estate owned during the years ended December 31, is as follows:

	2017	2016
Balance, beginning	$965,161	$4,105,179
Writedown to realizable value	(74,800)	(748,300)
Proceeds on sale	(358,025)	(2,793,120)
Gain on sale, net	150,214	401,402

Balance, ending	$682,550	$965,161

        As of December 31, 2017 and 2016, the Company did not have any consumer residential mortgage loans in the process of foreclosure or any other real estate owned acquired as a result of foreclosing on a consumer residential mortgage loan.

Bankmanagers Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 7. Deposits

        Deposits were comprised of the following categories as of December 31:

	2017		2016
	Amount	Percent	Amount	Percent
Noninterest-bearing demand deposits	$316,844,006	39.2%	$302,785,774	37.1%

Interest-bearing demand deposits:
NOW accounts	119,439,137	14.8%	111,112,204	13.6%
Savings accounts	13,593,595	1.7%	11,817,817	1.4%
Money market accounts	300,429,246	37.1%	328,575,814	40.2%

Total interest-bearing demand deposits	433,461,978	53.5%	451,505,835	55.2%

Time deposits:
Certificates of deposit	54,212,075	6.7%	57,031,645	7.0%
IRA accounts	4,607,463	0.6%	5,532,567	0.7%

Total time deposits	58,819,538	7.3%	62,564,212	7.7%

Total deposits	$809,125,522	100.0%	$816,855,820	100.0%

        The aggregate amount of certificates of deposit and individual retirement accounts with balances of $250,000 or more totaled $37,889,513 and $36,160,302 as of December 31, 2017 and 2016, respectively.

        The scheduled maturities of time deposits, as of December 31, 2017, are as follows:

Years Ending December 31,
2018	$55,746,450
2019	2,559,917
2020	337,586
2021	175,585

$58,819,538

        The Company participates in the Certificate of Deposit Account Registry Service "CDARS" program, which allows the Company to place customers' funds into certificates of deposit issued by other financial institutions in the CDARS network. This occurs in increments of less than $250,000 to ensure that both principal and interest are eligible for full coverage under Federal Deposit Insurance Corporation "FDIC" insurance. Other network members mirror this activity with their customers' deposits. Through the CDARS matching system, network members exchange funds. This exchange occurs on a dollar-for-dollar basis. The Company maintained no aggregate deposits in the CDARS program as of December 31, 2017 and 2016, respectively.

Bankmanagers Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 8. Repurchase Agreements

        The Company periodically enters into sales of securities under agreements to repurchase the financial instruments (repurchase agreements). These repurchase agreements are treated as financing, with the obligations to repurchase the financial instruments reflected as a liability and the dollar amount of the financial instruments underlying the repurchase agreements remaining in their applicable asset accounts. The securities underlying the repurchase agreements are held by counterparty brokers in the Company's account. As of December 31, 2017 and 2016, liabilities recorded under repurchase agreements totaled $25,658,321 and $22,604,103, respectively. The repurchase agreements had weighted average interest rates of 0.15 percent as of December 31, 2017 and 2016, and mature daily. The agreements were collateralized by investment securities available-for-sale with carrying values of $29,739,418 and $20,566,106 as of December 31, 2017 and 2016, respectively.

Note 9. Borrowings Under Credit Facilities

        Bankmanagers Corp.:    As of December 31, 2017 and 2016, the Company had the ability to borrow, subject to certain terms and conditions, up to $10,000,000, respectively, on an unsecured line of credit facility that provides for advances at variable rates, as defined in the credit agreement. The credit agreement prescribes minimum equity, asset quality and other financial covenants, which are measured quarterly. There were no outstanding advances under this line of credit facility as of December 31, 2017 and 2016 or at any time during those years. Beginning April 30, 2016, a fee of 0.125 percent is charged on the unused commitment. The line of credit facility expires April 30, 2018, and any advances under the line of credit facility would bear interest at the 30-day London Interbank Offered Rate "LIBOR" plus 2.25 percent.

Note 10. Regulatory Capital Requirements

        The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

        Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the following table) of total, Common Equity Tier 1 and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and Tier 1 leverage capital (as defined) to average assets (as defined). Management believes as of December 31, 2017 and 2016, that the Bank meets all capital adequacy requirements to which it is subject.

        As of the December 31, 2017 FFIEC, Consolidated Reports of Condition and Income, the Bank's capital ratios met the definition of well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Common Equity Tier 1, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the following tables. There are no conditions or events since the notification that management believes have changed the Bank's category.

Bankmanagers Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 10. Regulatory Capital Requirements (Continued)

        In July 2013, the federal banking agencies issued a final rule revising the regulatory capital rules applicable to the Company and the Bank. This final rule implements the Basel Committee's December 2010 framework, known as Basel III, for strengthening the international capital standards, as well as certain provisions of the Dodd-Frank Act. The final rule implements revised definitions of regulatory capital, as well as a new common equity Tier 1 minimum capital requirement of 4.50 percent and an increased Tier 1 minimum capital requirement of 6.00 percent. Under the final rule the minimum capital requirements for the total capital and leverage ratios will remain at 8.00 percent and 4.00 percent, respectively. Additionally, under the final rule, in order to avoid limitations on capital distributions, including dividend payments and certain discretionary bonus payments to executive officers, a banking organization must hold a capital conservation buffer (composed of common equity Tier 1 capital) of 2.50 percent above the aforementioned minimum capital requirements, phased in at 0.625 percent per year. The capital conservation buffer will be measured relative to risk-weighted assets. The revised definitions of regulatory capital and new minimum capital requirements were effective on January 1, 2015, whereas the capital conservation buffer will phase in gradually during the period from January 1, 2016 through January 1, 2019.

        The Bank's actual capital amounts and ratios as of December 31, 2017 and 2016 are presented in the following table (dollars in thousands):

	Actual		Minimum Capital Requirement		Minimum Capital Requirement with Capital Buffer		Minimum to be Well Capitalized Under Prompt Corrective Action Provisions
2017	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(in thousands)
Total capital (to risk weighted assets):	$113,059	14.6%	$62,039	8.0%	$71,732	9.250%	$77,548	10.0%
Common Equity Tier 1 (to risk weighted assets)	103,363	13.3%	34,897	4.5%	44,590	5.750%	50,406	6.5%
Tier 1 capital (to risk weighted assets):	103,363	13.3%	46,529	6.0%	56,223	7.250%	62,039	8.0%
Tier 1 leverage capital (to average assets):	103,363	11.1%	37,108	4.0%	37,108	4.0%	46,385	5.0%

	Actual		Minimum Capital Requirement		Minimum Capital Requirement with Capital Buffer		Minimum to be Well Capitalized Under Prompt Corrective Action Provisions
2016	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(in thousands)
Total capital (to risk weighted assets):	$105,792	15.0%	$56,350	8.0%	$60,752	8.625%	$70,438	10.0%
Common Equity Tier 1 (to risk weighted assets)	96,982	13.8%	31,697	4.5%	36,099	5.125%	45,784	6.5%
Tier 1 capital (to risk weighted assets):	96,982	13.8%	42,263	6.0%	46,665	6.625%	56,350	8.0%
Tier 1 leverage capital (to average assets):	96,982	10.2%	36,934	4.0%	36,934	4.0%	46,167	5.0%

Bankmanagers Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 10. Regulatory Capital Requirements (Continued)

        Stockholders of the Company are subject to the provisions of the stockholders' agreement that substantially restricts the transfer of shares of the Company's stock, and effectively provides the Company with the right of first refusal to acquire the shares of stock at book value. The stockholders' agreement also requires the Company to make cash distributions to its stockholders in an amount to allow the stockholders to pay income taxes on their share of the Company's earnings. The Bank is subject to certain restrictions on the amount of dividends that may be declared without prior regulatory approval.

Note 11. Employee Benefit Plans

        The Company sponsors a defined contribution benefit plan and a discretionary profit sharing plan that cover substantially all full-time employees of the Company. Required contributions, which are equal to five percent of the participants' defined compensation, totaled $370,033 and $393,275 for the years ended December 31, 2017 and 2016, respectively. Discretionary profit sharing contributions totaled $1,110,098 and $1,179,423 for the years ended December 31, 2017 and 2016, respectively.

Note 12. Commitments

        The Company leases certain of its facilities under various operating lease agreements expiring in 2017 through 2024. The Company is required to pay certain real estate taxes and occupancy costs under these lease agreements. Rent expense charged to operations was $782,738 and $732,264 for the years ended December 31, 2017 and 2016, respectively. Future minimum rental commitments under non-cancelable operating leases in effect as of December 31, 2017, are as follows:

Years Ending December 31,
2018	$812,551
2019	839,687
2020	858,885
2021	874,800
2022	667,908
Thereafter	986,308

$5,040,139

        The Company is a party to commitments in the normal course of business to meet the financing needs of its customers, which include commitments to originate loans and extend credit on unused line of credit agreements. These commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated financial statements. The Company uses the same credit policies in making these commitments and conditional obligations as it does for on-balance-sheet instruments. The Company evaluates each borrower's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the customer. Collateral held for these commitments may include, but is not limited to, receivables, inventory, real estate, equipment, deposits and investment securities.

Bankmanagers Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 12. Commitments (Continued)

        Financial instruments, whose contract amounts represent credit risk as of December 31 2017 and 2016, are as follows:

	2017	2016
Commitments to extend credit	$347,785,802	$353,263,180
Standby letters of credit	21,203,610	19,891,933

        Commitments to extend credit, which are disbursed subject to certain limitations, extend over various periods of time, the majority of which expire within one year. Commitments to extend credit generally have fixed expiration dates or other termination clauses, and may require payment of a fee. Many of the commitments to extend credit are expected to expire without being fully drawn upon; therefore, the total commitment amounts disclosed above do not necessarily represent future cash requirements. Unused commitments to extend credit are generally cancelled upon the expiration of the commitment term as outlined in each individual agreement.

        Also included in commitments are unused and open-ended consumer lines of credit issued by the Company for extensions of credit such as home equity, auto, credit card and other consumer-type financing. The credit risk involved in extending consumer lines of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held for these commitments may include, but may not be limited to, real estate, investment securities, and bank deposits.

        Standby and other letters of credit are conditional commitments issued by the Company to support the financial or performance obligations of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to its customers.

        The Company did not engage in the use of interest rate swaps, futures or option contracts as of December 31, 2017 and 2016.

Note 13. Derivative Financial Instruments

        The Company provides foreign currency risk management services to customers. Our customers enter into a foreign currency exchange forward contract with the Company as a means for them to mitigate exchange rate risk. The Company mitigates its risk by entering into an offsetting foreign currency forward contract with a different counterparty. Such foreign currency exchange contracts are carried at fair value on the consolidated balance sheets with changes in fair value recorded as a component of other operating income.

        The table below identifies the balance sheet category and fair values of the Company's derivative financial instruments.

	December 31, 3017
	Asset	Liability
Notional Amount	$1,622,058	$1,615,277
Fair Value of Derivative Contract	13,977	7,135
Weighted Average Exchange Rate	104.51%	104.07%
Weighted Average Maturity	5/3/2018	5/3/2018

Bankmanagers Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 14. Fair Value Measurements

        The Fair Value Measurements and Disclosure Topic of the FASB ASC defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the reporting date. This topic requires the use of valuation techniques that are consistent with the market approach, the income approach and/or the cost approach. Inputs to valuation techniques refer to the assumptions that market participants would use in pricing the asset or liability. Inputs may be observable, meaning those that reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from independent sources, or unobservable, meaning those that reflect the reporting entity's own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. In that regard, the Fair Value Measurements and Disclosure Topic establishes a fair value hierarchy for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.

Fair value hierarchy:

        Level 1:    Values for assets or liabilities classified as Level 1 measurements are based on unadjusted quoted prices for identical assets or liabilities in an active market. As valuations are based on quoted prices which are readily accessible as of the measurement date, valuation of these assets or liabilities does not entail a significant degree of judgment or estimation.

        Level 2:    Values for assets or liabilities classified as Level 2 measurements are based on quoted prices in non-active markets, for which all significant inputs are observable, either directly or indirectly. Level 2 inputs may also include discounts related to restrictions on assets or liabilities.

        Level 3:    Values for assets or liabilities classified as Level 3 measurements are based on prices or valuation techniques which require inputs that are both significant to the fair value estimate and unobservable.

        When inputs used to measure fair value fall within different levels of the fair value hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value estimate.

        Assets and liabilities measured at fair value on a recurring basis:    The following is a description of the valuation methodologies used for assets and liabilities measured at fair value on a recurring basis, as well as the general classification of such instruments pursuant to the fair value hierarchy.

        Securities available-for-sale:    When available, the Company uses quoted market prices to determine the fair value of investment securities. Such items are classified in Level 1 of the fair value hierarchy.

        For the Company's investments in government agencies, certificates of deposit, asset-backed and mortgage-backed securities where quoted market prices are not available for identical securities in active markets, the Company determines fair value by utilizing vendors who apply matrix pricing for similar securities where no price is observable, or by compiling pricing from various other sources. The industry standard models utilized by these vendors consider various assumptions, including time value, yield curve and volatility factors, as well as prepayment speeds, default rates, loss severity, current market and contractual prices for the underlying financial instruments, and other relevant economic measures. Substantially, all of these assumptions are observable in the marketplace, can be derived from observable data, or are supported by observable levels at which transactions are executed in the

Bankmanagers Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 14. Fair Value Measurements (Continued)

marketplace. Fair values from these models are verified, where possible, to quoted market prices for recent trading activity of assets with similar characteristics to those being valued. Such methods are generally classified as Level 2 measurements. However, when prices from independent sources vary, cannot be obtained, or cannot be corroborated, securities may be classified as Level 3 measurements.

        Derivative financial instruments:    The Company offers foreign currency exchange forward contracts to customers and offsets the exposure by purchasing another financial contract valued using market consensus pricing which are Level 2 measurements.

        As of December 31 2017 and 2016, the Company's assets and liabilities were classified within the fair value hierarchy as follows:

		Fair Value Measurements
	2017	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets
Securities available-for-sale:
U.S. Treasury and government agencies	$220,311,204	$—	$220,311,204	$—
Certificates of deposit	2,605,620	—	2,605,620	—
Derivative financial instruments	13,977	—	13,977	—

	$222,930,801	$—	$222,930,801	$—

Liabilities
Derivative financial instruments	$7,135	$—	$7,135	$—

	$7,135	$—	$7,135	$—

		Fair value Measurements
	2016	Quoted Prices in Active Markets for identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Securities available-for-sale:
U.S. Treasury and government agencies	$276,324,803	$—	$276,324,803	$—
Certificates of deposit	4,121,052	—	4,121,052	—

	$280,445,855	$—	$280,445,855	$—

        Assets measured at fair value on a nonrecurring basis:    Certain assets are measured at fair value on a nonrecurring basis. These assets are not measured at fair value on an ongoing basis; however, they are subject to fair value adjustments in certain circumstances, such as when there is evidence of impairment or a change in the amount of a previously recognized impairment.

        Impaired loans:    Impairment on these loans is measured based on the fair value of the collateral, less estimated selling costs, the present value of estimated future cash flows, discounted at the loan's

Bankmanagers Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)

Note 14. Fair Value Measurements (Continued)

effective interest rate, or the observable market price of the loan. Selling costs are generally estimated at approximately 6.5 percent for impairment measurements based on the fair value of collateral. Such impairment measurements are generally also supported by appraisals of the underlying collateral. Appraisals incorporate measures such as recent sales prices for comparable properties, income producing capacity and/or replacement costs. A valuation allowance is recorded for the excess of the loan's recorded investment over the fair value of collateral, the discounted future cash flows, and/or the observable market price for the loan. This valuation allowance is a component of the allowance for loan and lease losses. The Company considers these fair values to be Level 3 measurements.

        Other real estate owned:    Other real estate owned is recorded at fair value of the property, less estimated selling costs, at the date of transfer. Fair value at the time of transfer is generally supported by appraisal of the underlying property. Subsequent to transfer, other real estate owned is carried at the lower of cost or fair value, less estimated selling costs. Selling costs are generally estimated at approximately 6.5 percent. The carrying value of other real estate owned is subject to fair value adjustments when the carrying value exceeds the fair value, less estimated selling costs. The Company considers these fair values to be Level 3 measurements.

        The tables below summarize the adjusted carrying values and levels within the fair value hierarchy for assets measured at fair value on a nonrecurring basis as of December 31:

		Fair Value Measurements
	2017	Quoted Prices in Active Markets for identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans	$11,045	$—	$—	$11,045
Other real estate owned	682,550	—	—	682,550

	$693,595	$—	$—	$693,595

		Fair Value Measurements
	2016	Quoted Prices in Active Markets for identical Assets (Level 1)	Significant Other observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans	$247,034	$—	$—	$247,034
Other real estate owned	965,161	—	—	965,161

	$1,212,195	$—	$—	$1,212,195

Independent Auditor's Report on Supplementary Information

To the Board of Directors and Stockholders
Bankmanagers Corp. and Subsidiaries
Milwaukee, Wisconsin

        We have audited the consolidated financial statements of Bankmanagers Corp. and Subsidiaries (the Company) as of and for the years ended December 31, 2017 and 2016, and have issued our report thereon, which contained an unmodified opinion on those consolidated financial statements. Our audits were performed for the purpose of forming an opinion on the consolidated financial statements as a whole.

        The accompanying supplementary information is presented for purposes of additional analysis and is not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The consolidating information has been subjected to the auditing procedures applied in the audits of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the consolidated financial statements as a whole.

Milwaukee, Wisconsin
March 14, 2018

Bankmanagers Corp. and Subsidiaries

Consolidating Balance Sheet Information

December 31, 2017

	Park Bank	Park Bank Leasing, Inc.	Bankmanagers Corp.	Eliminations	Consolidated
Assets
Cash and due from banks	$93,088,784	$100	$661,884	$(661,073)	$93,089,695
Federal funds sold	635	—	—	—	635

Cash and cash equivalents	93,089,419	100	661,884	(661,073)	93,090,330

Securities available-for-sale	222,916,824	—	—	—	222,916,824
Securities held-to-maturity	300,000	—	—	—	300,000

	223,216,824	—	—	—	223,216,824

Loans and leases receivable, net	621,790,382	—	—	—	621,790,382
Premises and equipment, net	1,303,205	—	—	—	1,303,205
Other real estate owned	682,550	—	—	—	682,550
Accrued interest receivable	2,342,280	—	—	—	2,342,280
Other assets	1,156,140	—	101,687,587	(98,603,602)	4,240,125

Total assets	$943,580,800	$100	$102,349,471	$(99,264,675)	$946,665,696

Liabilities and Stockholders' Equity
Liabilities
Deposits:
Non interest-bearing	$316,867,089	$—	$—	$(23,083)	$316,844,006
Interest-bearing	492,919,505	—	—	(637,989)	492,281,516

Total deposits	809,786,594	—	—	(661,072)	809,125,522
Repurchase agreements	25,658,321	—	—	—	25,658,321
Accrued expenses and other liabilities	9,532,382	—	721,995	—	10,254,377

Total liabilities	844,977,297	—	721,995	(661,072)	845,038,220

Stockholders' Equity
Common stock	2,500,000	100	822,100	(2,500,100)	822,100
Additional paid-in capital	20,000,000	—	3,761,884	(20,000,000)	3,761,884
Retained earnings	80,815,728	—	101,755,717	(80,815,728)	101,755,717
Accumulated other comprehensive loss	(4,712,225)	—	(4,712,225)	4,712,225	(4,712,225)

Total stockholders' equity	98,603,503	100	101,627,476	(98,603,603)	101,627,476

Total liabilities and stockholders' equity	$943,580,800	$100	$102,349,471	$(99,264,675)	$946,665,696

Bankmanagers Corp. and Subsidiaries

Consolidating Comprehensive Income Information

Year Ended December 31, 2017

	Park Bank	Park Bank Leasing, Inc.	Bankmanagers Corp.	Eliminations	Consolidated
Interest income:
Interest and fees on loans and leases	$26,565,990	$—	$—	$—	$26,565,990
Interest on investment securities	5,026,015	—	—	—	5,026,015
Interest on federal funds sold and short-term investments	481,268	—	748	(748)	481,268

Total interest income	32,073,273	—	748	(748)	32,073,273

Interest expense:
Deposits	1,464,583	—	—	(748)	1,463,835
Repurchase agreements	36,671	—	—	—	36,671
Borrowings under credit facilities	316	—	—	—	316

Total interest expense	1,501,570	—	—	(748)	1,500,822

Net interest income before release of allowance for loan and lease losses	30,571,703	—	748	—	30,572,451
Release of allowance for loan and lease losses	—	—	—	—	—

Net interest income after release of allowance for loan and lease losses	30,571,703	—	748	—	30,572,451

Other income:
Service charges and other fees	2,087,688	—	—	—	2,087,688
Credit card fee income	1,089,496	—	—	—	1,089,496
Other operating income	565,580	—	—	—	565,580
Dividends from subsidiary	—	—	7,750,000	(7,750,000)	—
Undistributed net income of subsidiaries	—	—	6,333,616	(6,333,616)	—
Gain on sales of investment securities	31,233	—	—	—	31,233

Total other income	3,773,997	—	14,083,616	(14,083,616)	3,773,997

Other expenses:
Compensation and benefits	12,259,903	—	386,944	—	12,646,847
Occupancy and equipment	2,210,881	—	22	—	2,210,903
Data processing	1,450,167	—	3,526	—	1,453,693
Credit card expense	881,766	—	—	—	881,766
Advertising and business development	745,033	—	19,598	—	764,631
Loan collection and foreclosed property expense and other losses, net	184,976	—	—	—	184,976
FDIC insurance premium	281,240	—	—	—	281,240
Other operating expenses	1,897,166	—	83,194	—	1,980,360

Total noninterest expenses	19,911,132	—	493,284	—	20,404,416

Income before income taxes	14,434,568	—	13,591,080	(14,083,616)	13,942,032
State franchise taxes	350,952	—	—	—	350,952

Net income	14,083,616	—	13,591,080	(14,083,616)	13,591,080

Unrealized gains on investment securities:
Unrealized holding gains arising during the period	94,992	—	—	—	94,992
Reclassification adjustment for gains included in net income	(31,233)	—	—	—	(31,233)

Other comprehensive income	63,759	—	—	—	63,759

Comprehensive income	$14,147,375	$—	$13,591,080	$(14,083,616)	$13,654,839

APPENDIX A

AGREEMENT AND PLAN OF MERGER

between

FIRST MIDWEST BANCORP, INC.

and

BANKMANAGERS CORP.

Dated as of August 27, 2019

cole Table of Contents

A-i

A-ii

A-iii

        This AGREEMENT AND PLAN OF MERGER is dated as of August 27, 2019 (this "Agreement"), between BANKMANAGERS CORP., a Wisconsin corporation (the "Company"), and FIRST MIDWEST BANCORP, INC., a Delaware corporation ("Parent").

RECITALS

        A.    The Proposed Transaction.     Upon the terms and conditions of this Agreement, the parties intend to effect a strategic business combination pursuant to which the Company will merge with and into Parent (the "Merger"). Parent will be the surviving corporation in the Merger (the "Surviving Corporation"). It is the intention of Parent that, following the Merger, PARK BANK, a wholly-owned Subsidiary of the Company ("Company Bank Sub"), will merge with and into FIRST MIDWEST BANK, a wholly-owned Subsidiary of Parent ("Parent Bank Sub"), with Parent Bank Sub being the surviving bank (the "Bank Merger").

        B.    Board Determinations.     The respective boards of directors of the Company and Parent have each determined that the Merger and the other transactions contemplated hereby are consistent with, and will further, their respective business strategies and goals, and are in the best interests of their respective stockholders and shareholders, and, therefore, have approved this Agreement, the Merger and the other transactions contemplated hereby.

        C.    Intended Tax Treatment.     The parties intend the Merger to be treated as a reorganization under Section 368(a) of the Internal Revenue Code of 1986 (the "Code") (the "Intended Tax Treatment"). The parties intend that this Agreement be and hereby is adopted as a "plan of reorganization" within the meaning of Sections 354 and 361 of the Code and Treasury Regulation Section 1.368-2(g).

        D.    Common Voting Agreements.     As an inducement to and condition of Parent's willingness to enter into this Agreement, certain shareholders of the Company, listed on Annex 1-A hereto, are concurrently entering into voting and lock up agreements, the form of which is attached hereto as Annex 1-B (the "Common Voting Agreements"), pursuant to which, among other things, such persons agree to vote all of their shares of Company Common Stock in favor of approval of this Agreement, the Merger and any other matters required to be approved or adopted in order to effect the Merger and the other transactions contemplated hereby.

        E.    Restrictive Covenant Agreements.     As an inducement to and condition of Parent's willingness to enter into this Agreement, each of the shareholders, directors and executive officers of the Company and the Company Bank Sub listed on Annex 2-A is concurrently entering into a confidentiality, non-solicitation and non-competition agreement, the form of which is attached hereto as Annex 2-B (the "Restrictive Covenant Agreements"), pursuant to which, among other things, such persons are prohibited from competing with the business conducted by the Company and its Subsidiaries.

        NOW, THEREFORE, in consideration of the premises, and of the mutual representations, warranties, covenants and agreements contained in this Agreement, the Company and Parent agree as follows:

ARTICLE 1

Definitions; Interpretation

        1.1    Definitions.     This Agreement uses the following definitions:

        "Acquisition Proposal" means (1) a tender or exchange offer to acquire more than fifteen percent (15%) of the voting power in the Company or any of its Significant Subsidiaries, (2) a proposal for a merger, consolidation or other business combination involving the Company or any of its Significant Subsidiaries or (3) any other proposal or offer to acquire in any manner more than fifteen percent

(15%) of the voting power in, or more than fifteen percent (15%) of the business, assets or deposits of, the Company or any of its Significant Subsidiaries, other than the transactions contemplated hereby.

        "Acquisition Transaction" means, with respect to a person, (1) a merger, consolidation or other business combination transaction involving that person or any of its Subsidiaries (other than mergers, consolidations or other business combination transactions involving solely that person and/or one or more of its wholly-owned Subsidiaries, provided that any such transaction is not entered into in violation of the terms of this Agreement), (2) a purchase, lease or other acquisition of more than fifteen percent (15%) of the business, assets or deposits of that person or any of its Subsidiaries or (3) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing more than fifteen percent (15%) of the voting power of that person or any of its Subsidiaries or more than fifteen percent (15%) of the outstanding securities of any class or series of any securities of that person or any of its Subsidiaries.

        "Affiliate" means, with respect to a person, those other persons that, directly or indirectly, control, are controlled by or are under common control with such person. For the purposes of the definition of Affiliate, "control" (including, with correlative meanings, the terms "controlled by" or "under common control with"), as applied to any person, means the possession, directly or indirectly, of (1) ownership, control or power to vote twenty-five percent (25%) or more of the outstanding shares of any class of voting securities of such person; (2) control, in any manner, over the election of a majority of the directors, trustees, general partners or managing members (or individuals exercising similar functions) of such person; or (3) the ability to exercise a controlling influence over the management or policies of such person.

        "Bank Merger Act" means the Bank Merger Act of 1960.

        "Benefit Arrangement" means, with respect to the Company or Parent, each of the following under which any of its current or former employees or directors has any present or future right to benefits or compensation and (1) that is sponsored or maintained by it or its Subsidiaries, or (2) under which it or its Subsidiaries has or could have any present or future liability: each "employee benefit plan" (within the meaning of Section 3(3) of ERISA) and each stock purchase, stock option, restricted stock, performance share, stock appreciation right, equity, severance, retirement, employment, consulting, change-in-control, fringe benefit, bonus, incentive, stay-bonus, retention, deferred compensation, paid time off benefits and other employee compensation or benefit plan, agreement, program, policy or other arrangement or any other plan, agreement, understanding or arrangement pursuant to which any current or former employee or director of it or any of its Subsidiaries is entitled or may have a claim or right to any compensation, payment, security or benefit from it or any of its Subsidiaries (with respect to any of the preceding, whether or not subject to ERISA).

        "BHC Act" means the Bank Holding Company Act of 1956.

        "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985.

        "Company Board" means the board of directors of the Company.

        "Company Common Stock" means the common stock, par value $5.00 per share, of the Company.

        "Company Severance Policies" means, with respect to the Company and its Subsidiaries, (1) the Bankmanagers Corp. Executive Change in Control Severance Plan, as Amended and Restated April 24, 2019, and (2) the Bankmanagers Corp. Change in Control Severance Plan, adopted by the Company on June 6, 2019.

        "Confidentiality Agreement" means the confidentiality agreement between Parent and the Company (acting through Company FA), dated February 1, 2016, as amended by that certain First Amendment to Confidentiality Agreement dated as of July 31, 2017 and that certain Second Amendment to Confidentiality Agreement dated as of October 10, 2018.

        "Constituent Documents" means the charter or articles or certificate of incorporation and by-laws of a corporation or banking organization, the certificate of partnership and partnership agreement of a general or limited partnership, the certificate of formation and limited liability company agreement or operating agreement of a limited liability company, the trust agreement of a trust and the comparable documents of other entities.

        "Contract" means, with respect to any person, any agreement, contract, indenture, undertaking, debt instrument, lease, understanding, arrangement or commitment to which such person or any of its Subsidiaries is a party or by which any of them may be bound or to which any of their assets or properties may be subject, whether or not in writing, and whether express or implied.

        "Conversion" means the conversion of the processing, reporting, payment and other operating systems from those of Company Bank Sub to those of Parent Bank Sub.

        "DGCL" means the General Corporation Law of the State of Delaware.

        "Dissenting Common Shares" means shares of Company Common Stock that are held or beneficially owned by a person who has properly exercised appraisal, dissenters or similar rights under applicable Law.

        "Environmental Laws" means all applicable Laws regulating, relating to or imposing liability or standards of conduct concerning pollution, natural resources, Hazardous Materials, or protection of human health, safety or the environment.

        "ERISA" means the Employee Retirement Income Security Act of 1974.

        "Exchange Act" means the Securities Exchange Act of 1934.

        "Excluded Common Shares" means shares of Company Common Stock beneficially owned by Parent (other than shares held in a trust, fiduciary, or nominee capacity or as a result of debts previously contracted) or held in the Company's treasury.

        "FDIC" means the Federal Deposit Insurance Corporation.

        "GAAP" means United States generally accepted accounting principles consistently applied.

        "Governmental Authority" means any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, any law enforcement agency, including any Office of Inspector General or Special Inspector General, or any industry self-regulatory authority.

        "Hazardous Materials" means any hazardous or toxic substances, materials, wastes, pollutants, contaminants or harmful substances, including petroleum compounds, asbestos, mold and lead and any other substance regulated under or which may give rise to liability under any Environmental Law.

        "Healthcare Reform Laws" means the Patient Protection and Affordable Care Act, Pub. L. No. 111-148, the Health Care and Education Reconciliation Act of 2010, Pub. L. No. 111-152, and the regulations and guidance issued thereunder.

        "Intangible Assets" means any asset that is considered an intangible asset under GAAP, including goodwill and any other identifiable intangible asset recorded in accordance with GAAP.

        "Intellectual Property" means all (i) trademarks, service marks, brand names, d/b/a's, Internet domain names, logos, symbols, trade dress, trade names, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals of same; (ii) inventions and discoveries, whether patentable or not, and all patents, registrations, invention disclosures and applications therefor, including divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions, reexaminations and reissues; (iii) Trade Secrets; (iv) published and unpublished works of authorship, whether copyrightable or not (including databases and other compilations of information), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; and (v) other intellectual property or proprietary rights.

        "IRS" means the Internal Revenue Service.

        "IT Assets" means the Company's and its Subsidiaries' computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology equipment, and all associated documentation.

        "Knowledge" means, with respect to: (i) the Company, (A) those facts, events, circumstances and other matters actually known to P. Michael Mahoney, President and Chairman of the Board of Directors of the Company, David P. Werner, Executive Vice President of the Company, Robert J. Makowski, Jr., Vice President, Treasurer and Secretary of the Company, and Michael J. Kelly, Vice President and General Counsel of the Company; and (B) those facts, events, circumstances and other matters that the President and Chairman of the Board of Directors of the Company, the Executive Vice President of the Company, the Vice President, Treasurer and Secretary of the Company, and the Vice President and General Counsel of the Company could reasonably be expected to know or be aware of given each individual's position and responsibilities at the Company and Company Bank Sub after making reasonable inquiry, and (ii) Parent, (A) those facts, events, circumstances and other matters actually known to the Chief Executive Officer, the Chief Financial Officer or the General Counsel of Parent; and (B) those facts, events, circumstances and other matters that the Chief Executive Officer, the Chief Financial Officer or the General Counsel of Parent could reasonably be expected to know or be aware of given each individual's position and responsibilities at Parent and Parent Bank Sub after making reasonable inquiry.

        "Law" means any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, interpretation, order, judgment, injunction, directive, policy, guidance, ruling, approval, permit, requirement or rule of law (including common law) enacted, issued, promulgated, enforced or entered by any Governmental Authority, as well as any common law.

        "Lien" means any charge, mortgage, pledge, security interest, restriction, claim, lien, encumbrance, option, right to acquire or adverse interest.

        "Material Adverse Effect" means, with respect to the Company or Parent, any fact, circumstance, change, event or effect that, either individually or in the aggregate with any other fact, circumstance, change, event or effect: (a) is or is reasonably likely to be material and adverse to the capital, condition (financial or otherwise), results of operations, business or prospects of the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole, respectively, excluding (with respect to each of clause (1), (2) or (3), only to the extent that the effect of a change on it is not materially different than on comparable banking organizations organized and operated in the United States or any state therein) the impact of (1) changes in banking and other Laws of general applicability or changes in the interpretation thereof by Governmental Authorities, (2) changes in GAAP or regulatory accounting requirements applicable to banking services organizations generally, (3) changes in prevailing interest rates or other general economic conditions generally affecting banking organizations operating in the United States or any state therein, (4) any failure to meet internally prepared forecasts or projections or externally prepared forecasts or projections with respect to Parent only, but the effects of the underlying causes of any such failure to meet forecasts or projections shall not be so excluded, and (5) actions or omissions of a party to this Agreement that are expressly required by this Agreement or taken upon the written request or with the prior written consent of the other party to this Agreement in contemplation of the transactions contemplated hereby; or (b) would materially impair the ability of the party to perform its obligations under this Agreement or to consummate the transactions contemplated hereby on a timely basis.

        "Minimum Tangible Common Equity" means $117,320,536.

        "Mortgage Loans" means any and all Extensions of Credit secured by one (1) to four (4) family residential properties, mixed use properties (but only to the extent subject to the United States Department of Housing and Urban Development's 203(k) program), loans secured by interests in cooperatives, condominium units and units in planned unit developments owned, originated (or in the process of origination), made, entered into, serviced or subserviced by the Company or its Subsidiaries at any time, including any Real Property acquired in connection with the default of any mortgage loan.

        "Nasdaq" means The Nasdaq Stock Market.

        "Parent Common Stock" means the common stock, par value $.01 per share, of Parent.

        "Parent Performance Share Awards" means all outstanding performance share awards in respect of shares of Parent Common Stock.

        "Parent Preferred Stock" means the preferred stock, without par value, of Parent.

        "Parent Restricted Stock Awards" means all outstanding awards of restricted Parent Common Stock.

        "Parent Restricted Stock Unit Awards" means all outstanding restricted stock unit awards in respect of shares of Parent Common Stock.

        "Parent Stock" means, collectively, the Parent Common Stock and the Parent Preferred Stock.

        "Parent Stock Options" means all outstanding and unexercised employee and director options to purchase Parent Common Stock.

        "Parent Stock Plans" means Parent's Omnibus Stock and Incentive Plan, as amended, and Parent's Amended and Restated Non-Employee Directors Stock Plan, as amended.

        "Per Share Retained Earnings Dividend" means the declared and paid amount of any Retained Earnings Dividend per share of Company Common Stock and excluding, for the avoidance of doubt, the declared and paid amount of any Ordinary Course Dividend.

        "Previously Disclosed" means information set forth by a party in the applicable paragraph of its Disclosure Schedule and, with respect to Parent, information disclosed in the Parent SEC Filings (disregarding risk factor disclosures contained under the heading "Risk Factors" or disclosure of risks set forth in any "forward-looking statements" disclaimer).

        "Registered" means issued by, registered with, renewed by or the subject of a pending application before any Governmental Authority or Internet domain name registrar.

        "Representatives" means, with respect to any person, such person's directors, officers, employees, legal, accounting or financial advisors or any representatives of such legal, accounting or financial advisors.

        "Rights" means, with respect to any person, securities or obligations convertible into or exercisable or exchangeable for, or giving any other person any right to subscribe for or acquire, or any options, warrants, puts, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price, book or other value of, shares of capital stock, units or other equity interests of, or in, such first person.

        "SEC" means the United States Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933.

        "Significant Subsidiary" and "Subsidiary" have the meanings ascribed to those terms in Rule 1-02 of Regulation S-X promulgated by the SEC.

        "Superior Proposal" means a bona fide written Acquisition Proposal which the Company Board concludes in good faith to be more favorable from a financial point of view to its shareholders than the Merger and the transactions contemplated hereby (1) after receiving the advice of Company FA, (2) after taking into account the likelihood of consummation of the proposed transaction on the terms set forth therein (as compared to, and with due regard for, the terms herein) and (3) after taking into account all legal (with the advice of outside counsel), financial (including the financing terms of any such proposal), regulatory (including the advice of outside counsel regarding the potential for regulatory approval of any such proposal) and other aspects of such proposal and any other relevant factors permitted under applicable Law; provided that for purposes of the definition of "Superior Proposal", the references to "more than fifteen percent (15%)" in the definition of Acquisition Proposal shall be deemed to be references to "fifty percent (50%) or more".

        "Tangible Common Equity" means the Company's consolidated total common shareholders' equity calculated in accordance with GAAP on a basis consistent with the Company Financial Statements, minus preferred equity and minus Intangible Assets; provided, however, that (a) for purposes of calculating Tangible Common Equity, any amount required to be accrued hereunder and any unpaid Transaction Expense shall be considered a liability of the Company irrespective of whether such amount or such Transaction Expense is required under GAAP to be accrued or recorded as a liability of the Company and shall reduce Tangible Common Equity for purposes of this Agreement, but, Transaction Expenses shall only reduce Tangible Common Equity for purposes of this subsection (a) to the extent that aggregate Transaction Expenses (including unpaid Transaction Expenses) exceed the amount set forth in (b)(iii) below; and (b) the calculation of Tangible Common Equity for purposes of this Agreement shall disregard and not include (i) gains on sales of securities after June 30, 2019, (ii) any amount reported in, or required to be reported in, accumulated other comprehensive income in the Company Financial Statements in accordance with GAAP, (iii) actual or accrued Transaction Expenses up to a total of Six Million Six Hundred Fifty Thousand Dollars ($6,650,000), (iv) any actual or accrued expenses related to the Real Property Adjustment Amount, (v) all severance and change-in-control payments made or required to be made pursuant to any Previously Disclosed Benefit Arrangement, (vi) the amount of any Retained Earnings Dividend that is declared and paid in accordance with the provisions of this Agreement, and (vii) the amount of the Identified Charitable Contribution.

        "Tax" and "Taxes" means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, value-added, production, transfer, franchise, windfall profits, gift, estate, escheat, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, duties (including custom duties), fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Time.

        "Tax Returns" means any return (including any information return), amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns), statement, notice, form or other document or information filed with or submitted to, or required to be filed or submitted to, any taxing authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Law relating to or with respect to any Tax.

        "Trade Secrets" means confidential information, trade secrets and know-how, including processes, schematics, business methods, formulae, drawings, prototypes, models, designs, customer lists and supplier lists.

        "Transaction Expense" means any cost, fee or expense paid or incurred at any time either directly or indirectly by the Company or any of its Subsidiaries (or by their shareholders or other holders of equity interests, directors, officers, employees or agents, to the extent such expenses are payable by the Company or any of its Subsidiaries) in connection with, relating to, arising out of or resulting from this Agreement, the Merger, the Bank Merger or any other transaction contemplated by this Agreement or the negotiation, preparation or consummation thereof, including (a) the costs, fees and expenses of attorneys, agents, investment bankers, financial advisors (including Company FA), accountants, consultants and other advisors, (b) all stay bonuses or other amounts or benefits payable to directors, officers, or other employees of the Company or any of its Subsidiaries or to any other person as a result of or in connection with the consummation of any of the transactions contemplated hereby, including the Merger and the Bank Merger, (c) all payments made or required to be made in connection with the termination of Previously Disclosed data processing Contracts, assuming a termination of such Contracts on the Closing Date or the date of the Conversion, and (d) any other cost, fee, amount or expense identified or otherwise described as a Transaction Expense herein. Notwithstanding anything herein to the contrary, severance and change-in-control payments shall not be considered Transaction Expenses for purposes of this Agreement.

        "WBCL" means the Wisconsin business corporation law.

        "WDFI" means the Department of Financial Institutions of the State of Wisconsin.

        1.2    Additional Definitions.     Each of the following terms has the meaning specified in the Section of this Agreement set forth opposite such term:

Term	Section
"After Acquired Real Property"	Section 6.15(a)
"Agreement"	Preamble
"Articles of Merger"	Section 2.2
"Bank Merger"	Recitals
"Bank Merger Agreement"	Section 2.6
"Bank Merger Surviving Bank"	Section 2.6
"Burdensome Condition"	Section 6.3(c)(2)
"Certificate of Merger"	Section 2.2
"Closing"	Section 2.2
"Closing Date"	Section 2.2
"Closing Tangible Common Equity"	Section 3.7(b)
"Code"	Recitals
"Common Voting Agreements"	Recitals
"Company"	Preamble
"Company Bank Sub"	Recitals
"Company FA"	Section 5.2(i)
"Company Fairness Opinion"	Section 5.2(i)
"Company Financial Statements"	Section 5.2(j)
"Company Foundation Contributions"	Section 6.19
"Company Meeting"	Section 6.2
"Controlled Group Liability"	Section 5.2(t)(12)
"Conversion Project Manager"	Section 6.13
"Costs"	Section 6.11(a)
"Covered Employees"	Section 6.12(c)
"Defined Benefit Plan"	Section 5.2(t)(3)
"Disclosure Schedule"	Section 5.1
"Effective Time"	Section 2.2

Term	Section
"Environmental Consultant"	Section 6.15(a)
"ERISA Affiliate"	Section 5.2(t)(3)
"Estimated Closing Balance Sheet"	Section 3.7(a)
"Exchange Agent"	Section 3.2(a)
"Exchange Fund"	Section 3.2(a)
"Extensions of Credit"	Section 5.2(y)(1)
"Fee"	Section 8.3(a)
"Fee Termination Date"	Section 8.3(b)
"Fee Triggering Event"	Section 8.3(a)
"Final Closing Balance Sheet"	Section 3.7(b)
"Foundation"	Section 6.21
"Identified Charitable Contribution"	Section 6.18
"Indemnified Party"	Section 6.11(a)
"Independent Arbitrator"	Section 3.7(c)
"Intended Tax Treatment"	Recitals
"Interest Rate Instruments"	Section 5.2(aa)
"IRS Guidelines"	Section 6.17(b)
"IT Systems and Data"	Section 5.2(ee)
"Material Contracts"	Section 5.2(v)(1)
"Merger"	Recitals
"New Certificates"	Section 3.2(a)
"Old Certificates"	Section 3.2(a)
"OREO"	Section 6.14(a)
"Ordinary Course Dividend"	Section 4.1(k)
"Outside Date"	Section 8.1(e)
"Parent"	Preamble
"Parent Bank Sub"	Recitals
"Parent SEC Filings"	Section 5.3(i)(1)
"Parent Financial Statements"	Section 5.3(i)(1)
"Pension Plan"	Section 5.2(t)(2)
"Permitted Assignee"	Section 9.13
"Per Common Share Consideration"	Section 3.1(a)(2)
"Phase I"	Section 6.15(a)
"Phase II"	Section 6.15(b)
"Pre-Closing Tax Returns"	Section 6.17(d)
"Proxy Statement"	Section 6.5(a)
"Real Property"	Section 5.2(u)(2)
"Real Property Adjustment Amount"	Section 6.15(e)
"Registration Statement"	Section 6.5(a)
"Remediation Estimate"	Section 6.15(c)
"Required Third-Party Consents"	Section 5.2(f)
"Requisite Regulatory Approvals"	Section 6.3(a)
"Restrictive Covenant Agreements"	Recitals
"Retained Earnings Dividend"	Section 4.1(k)
"Scheduled Intellectual Property"	Section 5.2(p)(1)
"Supplemental Disclosure Schedule"	Section 6.1(c)
"Survey"	Section 6.14(a)
"Surviving Corporation"	Recitals
"Takeover Laws"	Section 5.2(h)
"Title Commitment"	Section 6.14(a)

Term	Section
"Title Company"	Section 6.14(a)
"Title Defect Amount"	Section 6.14(c)
"Title Defect Conditions"	Section 6.14(c)
"Title Notice"	Section 6.14(b)
"Title Review Period"	Section 6.14(b)

        1.3    Interpretation.

          (a)   In this Agreement, except as the context may otherwise require, references:

            (1)   to the Preamble, Recitals, Sections, Annexes or Schedules are to the Preamble to, a Recital or Section of, or Annex or Schedule to, this Agreement and all capitalized terms used in the Annexes and Schedules to this Agreement, unless otherwise provided therein, shall have the meanings given to such terms in this Agreement;

            (2)   to this Agreement are to this Agreement, and the Annexes and Schedules to it, taken as a whole;

            (3)   to the "transactions contemplated hereby" include the transactions provided for in this Agreement, the Common Voting Agreements and the Restrictive Covenant Agreements, including the Merger, the Bank Merger and any acts required under any of the Common Voting Agreements and the Restrictive Covenant Agreements;

            (4)   to any agreement (including this Agreement), Contract, lease, or Law are to the agreement, Contract, lease or Law as amended, modified, supplemented, restated or replaced from time to time (in the case of an agreement, lease or Contract, to the extent permitted by the terms thereof); and to any section of any Law include any successor to the section;

            (5)   to any statute include any rules and regulations promulgated under the statute;

            (6)   to any Governmental Authority include any successor to that Governmental Authority;

            (7)   to any gender include the other gender; and

            (8)   to the Company or any Subsidiary of the Company shall include any and all predecessors in interest thereof.

          (b)   The words "hereby", "herein", "hereof", "hereunder" and similar terms are to be deemed to refer to this Agreement as a whole and not to any specific Section.

          (c)   The words "include", "includes" and "including" are to be deemed followed by the words "without limitation."

          (d)   The word "party" is to be deemed to refer to the Company or Parent.

          (e)   The word "person" is to be interpreted broadly to include any individual, savings association, bank, trust company, corporation, limited liability company, partnership, association, joint-stock company, business trust, unincorporated organization and any other entity.

          (f)    The table of contents and article and section headings are for reference purposes only and do not limit or otherwise affect any of the substance of this Agreement.

          (g)   This Agreement is the product of negotiation by the parties, having the assistance of counsel and other advisers. The parties intend that this Agreement not be construed more strictly with regard to one party than with regard to the other.

          (h)   No provision of this Agreement is to be construed to require, directly or indirectly, any person to take any action, or omit to take any action, to the extent such action or omission would violate applicable Law (including statutory and common law), rule or regulation.

          (i)    The terms defined in the singular have a comparable meaning when used in the plural, and vice versa.

          (j)    The terms "Dollars" and "$" mean U.S. Dollars.

          (k)   If the last day of the time period for the giving of any notice or the taking of any action required under this Agreement falls on a Saturday, Sunday or legal holiday or a date on which banks in the State of Illinois are authorized by Law to close, the time period for giving such notice or taking such action shall be extended through the next business day following the original expiration date of such time period.

          (l)    The words "business day" are to be deemed to refer to any day other than Saturday, Sunday and any day on which banking institutions located in the State of Illinois or the State of Wisconsin are authorized or required by Law or other governmental action to be closed.

          (m)  In computing periods from a specified date to a later specified date, the words "from" and "commencing on" (and the like) mean "from and including" and the words "to," "until" and "ending on" (and the like) mean "to and including."

          (n)   References to "past practices" of the Company or any Subsidiary of the Company means an action that is consistent in nature, scope and magnitude with the past practices of such person within the previous three (3) years.

          (o)   The words "made available" mean, with respect to any document of the Company or any of its Subsidiaries, that such document is referenced in the corresponding section of the Company Disclosure Schedule and that a true, correct and complete copy of such document has been included in the electronic data room maintained by the Company FA in connection with the transactions contemplated by this Agreement as of the date hereof and that such document will remain in such electronic data room through the Closing.

          (p)   The words "Company Disclosure Schedule" shall be deemed to refer to the Disclosure Schedule delivered by the Company to Parent pursuant to this Agreement and the words "Parent Disclosure Schedule" shall be deemed to refer to the Disclosure Schedule delivered by Parent to the Company pursuant to this Agreement.

ARTICLE 2

The Merger

        2.1    The Merger.     Upon the terms and subject to the conditions set forth in this Agreement, the Company will merge with and into Parent at the Effective Time. At the Effective Time, the separate existence of the Company will terminate. Parent will be the Surviving Corporation in the Merger and will continue its existence under the Laws of the State of Delaware.

        2.2    Closing.     The closing of the Merger (the "Closing") will take place at the Chicago, Illinois offices of Chapman and Cutler LLP at a time and on a business day (the "Closing Date") designated by Parent with at least fifteen (15) days prior written notice to the Company, which date shall be reasonably acceptable to the Company; provided that, unless the parties otherwise agree in writing, the Closing Date shall be no later than thirty (30) days (or, if fewer than thirty (30) days remain prior to the Outside Date, such fewer number of days) after the satisfaction or waiver of the conditions set forth in Article 7, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions. The parties hereto shall cause a certificate of merger with respect to the Merger ("Certificate of Merger") and articles of merger with respect to the Merger ("Articles of Merger") to be drafted and executed prior to the Closing Date and filed on the Closing Date, all in accordance with the applicable provisions of the DGCL and the WBCL, respectively. The time on the Closing Date at which the Merger becomes effective is referred to herein as the "Effective Time." Once the Closing Date has been designated by Parent, the parties may agree in writing to another Closing Date.

        2.3    Effects of the Merger; Liabilities of the Company.     The Merger will have the effects prescribed by applicable Law, including the DGCL and the WBCL.

        2.4    Name of Surviving Corporation.     The name of the Surviving Corporation as of the Effective Time will be the name of Parent.

        2.5    Certificate of Incorporation and By-Laws of the Surviving Corporation.     The Restated Certificate of Incorporation of Parent, as amended, as in effect immediately before the Effective Time, will be the certificate of incorporation of the Surviving Corporation as of the Effective Time. The Amended and Restated By-Laws of Parent, as in effect immediately before the Effective Time, will be the by-laws of the Surviving Corporation as of the Effective Time.

        2.6    The Bank Merger.     The Company and Parent will cooperate and use their commercially reasonable efforts to effect the Bank Merger and the Conversion immediately following the Effective Time, or at such later time as Parent may determine. Such cooperation shall include the approval of and entry into a merger agreement for the Bank Merger substantially in the form attached as Annex 3 hereto (the "Bank Merger Agreement") and the filing of all applications for all regulatory approvals required to give effect thereto. At the effective time of the Bank Merger, the separate existence of Company Bank Sub will terminate. Parent Bank Sub will be the surviving bank in the Bank Merger (the "Bank Merger Surviving Bank") and will continue its existence under the Laws of the State of Illinois. The charter of Parent Bank Sub will be the charter of the Bank Merger Surviving Bank. The By-Laws of Parent Bank Sub will be the by-laws of the Bank Merger Surviving Bank. The shares of Company Bank Sub shall be cancelled in connection with the Bank Merger, and the shares of the Bank Merger Surviving Bank shall remain outstanding and not be affected thereby.

ARTICLE 3

Effect on Stock

        3.1    Effect on Stock.     At the Effective Time, as a result of the Merger and without any action by any holder of Company Common Stock:

          (a)    Company Common Stock.

            (1)   Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than Excluded Common Shares and Dissenting Common Shares, will be converted into and constitute the right to receive:

              (A)  a fixed exchange ratio of 29.9675 (the "Exchange Ratio") fully paid and non-assessable shares of Parent Common Stock, as such amount may be adjusted pursuant to the terms hereof, including Section 3.5 hereof (the "Per Share Stock Consideration"); plus

              (B)  a fixed amount of cash equal to Six Hundred Twenty-Three and 02/100 Dollars ($623.02), less any Per Share Retained Earnings Dividend declared and paid pursuant to the terms hereof, as such amount may be further adjusted pursuant to the terms hereof, including Sections 3.1(a)(2), 3.5 and 6.15(d) hereof (the "Cash Exchange Amount").

            (2)   If adjusted, the Cash Exchange Amount shall be rounded down to the nearest penny and the Per Share Stock Consideration shall be rounded down to the fourth decimal place. The Per Share Stock Consideration, plus the Cash Exchange Amount, to be paid with respect to each share of Company Common Stock, pursuant to this Section 3.1, plus any fractional amount paid pursuant to Section 3.3 and each as adjusted pursuant to the terms of this Agreement, is sometimes referred to herein as the "Per Common Share Consideration."

            (3)   Shares of Company Common Stock outstanding immediately prior to the Effective Time will no longer be outstanding and will automatically be canceled and will cease to exist, and no consideration shall be payable for any Excluded Common Shares. Holders of such shares of Company Common Stock will cease to be, and will have no rights as, shareholders of the Company, and certificates that represented shares of Company Common Stock before the Effective Time will be deemed for all purposes to represent only the right to receive, without interest, (A) any then unpaid dividend or other distribution with respect to such Company Common Stock having a record date before the Effective Time and (B) the consideration payable in respect of such Company Common Stock pursuant to this Article 3. After the Effective Time, there will be no transfers of shares of Company Common Stock on the stock transfer books of the Company or the Surviving Corporation, and shares of Company Common Stock presented to the Surviving Corporation will be canceled and exchanged in accordance with this Article 3.

          (b)    Parent Stock.    Each share of Parent Stock outstanding immediately prior to the Effective Time will remain outstanding.

        3.2    Exchange Agent.

          (a)   At or before the Effective Time, Parent will deposit with its transfer agent or with a depository or trust institution of recognized standing selected by it and reasonably satisfactory to the Company (in such capacity, the "Exchange Agent"), for the benefit of the holders of certificates formerly representing shares of Company Common Stock (collectively, the "Old Certificates"), (1) certificates or, at Parent's option, evidence of shares in book entry form ("New Certificates"), representing the shares of Parent Common Stock issuable to holders of Old Certificates under this Article 3 and (2) an amount of cash equal to the aggregate cash payable to holders of Company Common Stock pursuant to this Agreement (the "Exchange Fund").

          (b)   As promptly as reasonably practicable following the Effective Time, but in no event later than ten (10) business days thereafter, Parent shall cause the Exchange Agent to mail or deliver to each person who was, immediately prior to the Effective Time, a holder of record of Company Common Stock, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Old Certificates shall pass, only upon proper delivery of such certificates to the Exchange Agent) containing instructions for use in effecting the surrender of Old Certificates in exchange for the consideration payable pursuant to this Article 3. No interest will accrue or be paid with respect to any New Certificate or cash to be delivered upon surrender of Old Certificates. If any New Certificate is to be issued or cash is to be paid in a name other than that in which the Old Certificate surrendered in exchange therefor is registered, it will be a condition to the exchange that (1) the Old Certificates are properly endorsed or accompanied by an appropriate instrument of transfer, as applicable, (2) the person requesting the exchange pay any transfer or other Taxes required by reason of the issuance of the New Certificate or the making of the cash payment in a name other than the name of the holder of the surrendered Old Certificate and (3) the person requesting the exchange establish to the satisfaction of Parent (or the Exchange Agent, as the case may be) that any such Taxes have been paid or are not applicable.

          (c)   No dividends or other distributions with respect to Parent Common Stock having a record date after the Effective Time will be paid to any holder of Company Common Stock until such holder has surrendered the Old Certificate representing such stock as provided herein. Subject to the effect of applicable Law, following surrender of any such Old Certificates, there shall be paid to the holder of New Certificates issued in exchange therefor, without interest, the amount of dividends or other distributions with a record date after the Effective Time previously payable with respect to the shares of Parent Common Stock represented thereby. To the extent permitted by Law, holders of Company Common Stock who receive Parent Common Stock in the Merger shall be entitled to vote after the Effective Time at any meeting of Parent stockholders the number of whole shares of Parent Common Stock into which their respective shares of Company Common Stock are converted, regardless of whether such holders of Company Common Stock have exchanged their Old Certificates for New Certificates in accordance with the provisions of this Agreement, but beginning sixty (60) days after the Effective Time, at Parent's election, no such holder shall be entitled to vote on any matter until such holder surrenders such Old Certificate for exchange as provided in Section 3.2(b).

          (d)   Parent and the Exchange Agent shall be entitled to rely upon the Company's stock transfer books to establish the identity of those persons entitled to receive consideration pursuant to this Article 3, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Old Certificate, Parent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved from any and all liability and obligation with respect to any claims thereto. Notwithstanding anything herein to the contrary, no party hereto shall be liable to any former holder of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

          (e)   The Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under any applicable Law. To the extent that amounts are so withheld by the Surviving Corporation or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect to whom such deduction and withholding was made by the Surviving Corporation or the Exchange Agent. If any holder of an Old Certificate requests payment of any cash such person is entitled to pursuant to this Article 3 by means of a wire transfer in his, her or its duly executed and completed letter of transmittal, the Exchange Agent may make payment of such cash such holder is entitled to hereunder by wire transfer in accordance with such request and the cost of any such wire transfer shall be charged to the account of and deducted from the proceeds paid to such holder hereunder.

        3.3    Fractional Shares.     Notwithstanding anything to the contrary in this Agreement, no fractional shares of Parent Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger, no dividend or distribution with respect to Parent Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Parent; instead, Parent will pay to each holder of Company Common Stock who would otherwise be entitled to a fractional share of Parent Common Stock (after taking into account all Old Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fraction of a share of Parent Common Stock by the per share closing price of the Parent Common Stock on Nasdaq on the trading day immediately preceding the Closing Date as found on Bloomberg page FMBI US<equity> (or its equivalent successor page if such page is not available).

        3.4    Lost, Stolen or Destroyed Certificates.     In the event any certificate representing shares of Company Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the shares of Parent Common Stock and any cash, unpaid dividends or other distributions that would be payable or deliverable in respect thereof pursuant to this Agreement had such lost, stolen or destroyed certificate been surrendered.

        3.5    Anti-Dilution Adjustments.     If prior to the Effective Time Parent changes (or the board of directors of Parent sets a related record date that will occur before the Effective Time for a change in) the number or kind of shares of Parent Common Stock outstanding by way of a stock split, stock dividend, recapitalization, reclassification, reorganization or similar transaction, the Exchange Ratio and the Per Share Stock Consideration will be adjusted proportionately to account for such change. If, in accordance with the provisions of this Agreement, prior to the Effective Time the Company changes (or the board of directors of the Company sets a related record date that will occur before the Effective Time for a change in) the number or kind of shares of Company Common Stock outstanding by way of a stock split, stock dividend, recapitalization, reclassification, reorganization or similar transaction, the Exchange Ratio, the Cash Exchange Amount and the Per Share Stock Consideration will be adjusted proportionately to account for such change.

        3.6    Dissenters' Rights.     Notwithstanding anything to the contrary in this Agreement, Dissenting Common Shares that are outstanding as of the Effective Time will not be converted into the right to receive the consideration payable in respect of Company Common Stock pursuant to Section 3.1 hereof unless and until the holder shall have failed to perfect, or shall have effectively withdrawn or lost, his, her or its right to dissent from the Merger under the WBCL. The holder of any Dissenting Common Share shall be entitled only to such rights as may be granted to such holder pursuant to Subchapter XIII of the WBCL with respect thereto. Parent shall be given a reasonable opportunity to review and comment on all notices or other communications to be sent to holders of Dissenting Common Shares and all such notices and other communications shall be reasonably satisfactory to Parent. The Company will give Parent (a) prompt notice of any notice or demands for appraisal or payment for shares of Company Common Stock, any withdrawal of demand for payment and any other similar instruments received by the Company and (b) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands or notices at Parent's cost and expense. The Company will not, without the prior written consent of Parent, settle, offer to settle or otherwise negotiate, any such demands or notices or make or offer to make any payment in respect of any such demands or notices. Parent will pay any consideration as may be determined to be due with respect to Dissenting Common Shares pursuant to and subject to the requirements of applicable Law.

        3.7    Tangible Common Equity Calculation.

          (a)   Not later than ten (10) days before the expected Closing Date, the Company shall deliver to Parent an estimated consolidated balance sheet of the Company, as of the expected Closing Date (the "Estimated Closing Balance Sheet"), which shall (1) be prepared in good faith based on all available information at such time and in accordance with GAAP on a basis consistent with the Company Financial Statements and (2) include a calculation of Tangible Common Equity as of the expected Closing Date. The Estimated Closing Balance Sheet shall be accompanied by a certificate of the President and Chairman of the Board of Directors of the Company, the Executive Vice President of the Company, the Vice President, Treasurer and Secretary of the Company, and the Vice President and General Counsel of the Company to the effect that (i) the Estimated Closing Balance Sheet was prepared in good faith based on all available information at such time and fairly presents the consolidated financial position of Company as estimated as of the expected Closing Date in accordance with GAAP on a basis consistent with the Company Financial Statements and (ii) the calculation of Tangible Common Equity as of the expected Closing Date contained therein was prepared in accordance with, and includes, excludes, disregards, eliminates and is reduced by all amounts required to be included, excluded, disregarded, eliminated from or reduced by, the definition of Tangible Common Equity in this Agreement.

          (b)   After delivery of the Estimated Closing Balance Sheet, the parties shall work together in good faith, which in the case of the Company shall include providing Parent with such documentation and information in its possession or control as Parent shall reasonably request, to agree on an updated estimated consolidated balance sheet of the Company as of the expected Closing Date (the "Final Closing Balance Sheet"), which shall (1) be prepared in good faith based on all available information at such time and in accordance with GAAP on a basis consistent with the Company Financial Statements and (2) include an updated calculation of Tangible Common Equity as estimated as of the expected Closing Date ("Closing Tangible Common Equity"). The Final Closing Balance Sheet, and the calculation of the Closing Tangible Common Equity contained therein, agreed to between the parties shall become final and binding upon the parties.

          (c)   If, no later than the day before the expected Closing Date, the parties are unable to agree upon a Final Closing Balance Sheet, the parties shall promptly submit any items over which a disagreement remains to a recognized national or regional independent accounting firm mutually acceptable to the parties, which will act as arbitrator to resolve the remaining disputed items (the "Independent Arbitrator") and the Closing Date shall be postponed. The parties will use commercially reasonable efforts to cause the Independent Arbitrator to resolve any dispute and issue a Final Closing Balance Sheet confirming the correct Closing Tangible Common Equity (as determined in accordance with this Agreement), as of a new expected Closing Date determined by the parties, within ten (10) business days following engagement. The parties will cooperate fully with, and furnish such information as may be requested to, the Independent Arbitrator. The Final Closing Balance Sheet issued by the Independent Arbitrator, as well as the amount of Closing Tangible Common Equity set forth therein, will be final and binding on the parties. Each party will bear all costs and fees incurred by it in connection with the foregoing arbitration; provided, however, that (1) the fees and expenses of the Independent Arbitrator shall be borne by the Company and Parent in the same proportion that the aggregate amount of disputed items submitted to the Independent Arbitrator that are unsuccessfully disputed by the Company and Parent, respectively (as determined by the Independent Arbitrator), bears to the total amount of items submitted to the Independent Arbitrator, and (2) all after-tax costs, fees and expenses to be borne by the Company pursuant to this Section 3.7(c) shall be deducted from the final Closing Tangible Common Equity.

ARTICLE 4

Conduct of Business Pending the Merger

        4.1    Forbearances of the Company.     The Company agrees that from the date hereof until the Effective Time, except as expressly permitted by this Agreement or as Previously Disclosed, without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), it will not, and will cause each of its Subsidiaries not to:

          (a)    Ordinary Course.    Conduct its business other than in the ordinary and usual course consistent with past practices and in accordance with the policies and procedures of the Company and its Subsidiaries in effect as of the date hereof, including renewing Extensions of Credit other than in a timely manner consistent with the policies and procedures of the Company and its Subsidiaries, or fail to use commercially reasonable efforts to preserve intact its business organizations and assets or maintain its rights, franchises and authorizations and its existing relations with customers, suppliers, vendors, Governmental Authorities, employees, business associates and shareholders.

          (b)    Operations.    Enter into any new line of business or change its lending, credit, investment, underwriting, risk, asset liability management or other banking, operating or other policies, procedures or practices, except as required by applicable Law or policies imposed by any

  Governmental Authority after the date hereof, or close, sell, consolidate or relocate (or give notice of the same) or materially alter any of its branches, loan production offices or other significant offices or operations facilities of it or its Subsidiaries.

          (c)    Products.    Materially alter any of its policies or practices with respect to the rates, fees, interest, charges, levels or types of services or products available to customers of the Company or its Subsidiaries or offer any promotional pricing with respect to any product or service available to customers of the Company or its Subsidiaries; provided, however, the Company and its Subsidiaries may offer promotional pricing with respect to products and services available to customers of the Company or its Subsidiaries in the ordinary course of business consistent with past practices and on commercially reasonable terms.

          (d)    Brokered Deposits.    Other than in the ordinary course of business consistent with past practices, book any "brokered deposits", as such term is defined in 12 CFR 337.6, as amended.

          (e)    Securities Portfolio.    Other than in the ordinary course of business consistent with past practices, purchase any securities other than short-term securities issued by the United States Department of the Treasury or guaranteed by any United States government agency.

          (f)    Capital Expenditures.    Other than in the ordinary course of business consistent with past practices, make any capital expenditures in excess of Fifty Thousand Dollars ($50,000) individually or One Hundred Thousand Dollars ($100,000) in the aggregate.

          (g)    Material Contracts.    Terminate, enter into, amend, modify (including by way of interpretation), extend or renew any Material Contract, other than entering into individual participation agreements as may be required pursuant to Company Severance Policies.

          (h)    Extensions of Credit and Interest Rate Instruments.    Make, renew, amend, extend the term of, extend the maturity of or grant the forbearance of any Extension of Credit: (1) involving a total credit relationship with any single borrower and its affiliates in excess of Five Million Dollars ($5,000,000), (2) involving a total credit relationship with any single borrower and its affiliates in excess of Three Million Dollars ($3,000,000) but less than or equal to Five Million Dollars ($5,000,000) without first consulting Parent (which consultation shall not require Parent's consent or approval), (3) to any customer of the Company with a credit grade of 6 or more under Previously Disclosed credit policies as of the date hereof without first consulting Parent (which consultation shall not require Parent's consent or approval), or (4) other than in compliance with Previously Disclosed credit policies and procedures, or enter into, renew or amend any interest rate swaps.

          (i)    Capital Stock.    Issue, sell, grant, transfer or otherwise permit to become outstanding, or dispose of or encumber or pledge, or authorize or propose the creation of, any additional shares of its stock or any Rights of it with respect to its stock.

          (j)    Equity Grants.    Grant any stock options, stock appreciation rights, performance shares, restricted stock units, restricted stock or other equity-based awards or interests, or grant any person any right to acquire any shares of its capital stock.

          (k)    Dividends, Distributions, Repurchases.    Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of its stock or directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, convert or liquidate any shares of its stock; provided, however, in accordance with applicable Law, the Company and its Subsidiaries may declare and make payment (1) prior to the Closing of the dividends payable to the holders of the Company Common Stock set forth on Section 4.1(k) of the Company Disclosure Schedule (each an "Ordinary Course Dividend") and (2) immediately prior to the Closing of a one-time special dividend to holders of the Company Common Stock in an aggregate amount equal to the Company's Subchapter S accumulated adjustments account up to an aggregate maximum amount of One Hundred Two Million Five Hundred Thousand Dollars ($102,500,000) (the "Retained Earnings Dividend"); provided, however, no Ordinary Course Dividend may be declared and paid to the extent it results in the Tangible Common Equity being less than the Minimum Tangible Common Equity; provided, further; the Retained Earnings Dividend may only be declared and paid to the extent that neither the Company nor the Company Bank Sub will be less than adequately capitalized as defined in 12 CFR 217.10(a) or 12 CFR 324.403(b)(2), as applicable, following the declaration and payment thereof.

        (l)    Dispositions.     Sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its loans, securities, assets, deposits, business or properties, except for sales, transfers, mortgages, encumbrances or other dispositions or discontinuances in the ordinary course of business consistent with past practices and in a transaction that individually or taken together with all other such transactions is not material to it and its Subsidiaries, whether individually or taken as a whole.

        (m)    Acquisitions.     Acquire (other than by way of foreclosures or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practices) all or any portion of the loans, securities, real property, equity, vehicles, other assets, business, deposits or properties of any other person or make a contribution of capital to any other person, other than a wholly-owned Subsidiary of the Company.

        (n)    Constituent Documents.     Amend any of its Constituent Documents (or similar governing documents).

        (o)    Accounting Methods.     Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or applicable accounting requirements of a Governmental Authority.

        (p)    Tax Matters.     Make, change or revoke any material Tax election, file any amended Tax Return (unless to correct an error), enter into any closing agreement, settle any material Tax claim or assessment, surrender any right to claim a material refund of Taxes, take any action with respect to Taxes that is outside the ordinary course of business or inconsistent with past practices, or take any action that is reasonably likely to have a materially adverse impact on the Tax position of the Company, or, after the Merger, on the Tax position of the Surviving Corporation.

        (q)    Claims.     Settle any action, suit, claim or proceeding against it, except for an action, suit, claim or proceeding that is settled in the ordinary course of business in an amount or for consideration not in excess of Twenty Five Thousand Dollars ($25,000) and that would not impose any continuing liability or material restriction on the business of it or its Subsidiaries or, after the Effective Time, Parent or its Subsidiaries; provided, however, the Company shall notify and consult Parent prior to the settlement of any such action, suit, claim or proceeding for an amount or for consideration less than Twenty Five Thousand Dollars ($25,000); provided, further, that a claim shall not include a routine claim for benefits under the terms of a Benefit Arrangement.

        (r)    Compensation; Employment Agreements.     (1) Terminate, enter into, amend, modify (including by way of interpretation), extend or renew any employment, officer, consulting, severance, noncompetition, nonsolicitation, change-in-control, retention, stay bonus or similar contract, agreement or arrangement, or grant any salary or wage increase or increase any employee benefit, including incentive, retention or bonus payments (or, with respect to any of the preceding, communicate any intention to take such action) with any current or former director, officer, employee or consultant, except in each case (A) to pay bonuses properly accrued in the ordinary course of business consistent with past practices for fiscal year 2019 and, if the Closing occurs in 2020, to pay prorated bonuses properly accrued for fiscal year 2020 as have been approved by Parent in writing, (B) to pay stay bonuses to employees of the Company and its Subsidiaries as set forth in Section 4.1(r) of the Company Disclosure Schedule, (C) after consulting Parent and considering any feedback provided by Parent, to grant annual salary, wage or fee increases in the ordinary course of business for fiscal year 2020 consistent with past practices (including the timing of granting any such increase) in an amount up to a maximum of three percent (3%) in the aggregate of then current base compensation taking together any increases for all employees and consultants, (D) to enter into individual participation agreements as may be required pursuant to the Company Severance Policies, or (E) as required by applicable Law or this Agreement; (2) hire any employee or engage any consultant with an annual salary or wage rate or consulting fees and target cash bonus opportunity in excess of One Hundred Fifty Thousand Dollars ($150,000) in the aggregate; or (3) terminate the employment of any executive officer other than for cause.

        (s)    Benefit Arrangements.     (1) Terminate, enter into, establish, adopt, amend, modify (including by way of interpretation), make new grants or awards under or increase any benefits under any Benefit Arrangement, (2) except as Previously Disclosed, take any action to accelerate the vesting (or lapsing of restrictions) payment, exercisability or funding of or in any other way secure the payment of compensation or benefits under any Benefit Arrangement, or (3) add any new participants to any Benefit Arrangement, except (A) to pay stay bonuses to employees of the Company and its Subsidiaries as set forth in Section 4.1(r) of the Company Disclosure Schedule, (B) to add individuals as participants to any existing Benefit Arrangement maintained by the Company that is a tax-qualified retirement, health or welfare benefit plan who become eligible for participation under such plan in the ordinary course of business under the existing terms of such Benefit Arrangement, (C) to enter into individual participation agreements as may be required pursuant to the Company Severance Policies, or (D) as required by applicable Law or by this Agreement. Nothing within this Section 4.1(s) shall prevent the Company from renewing, amending or otherwise modifying existing health and welfare benefits in the ordinary course of business consistent with past practices, provided that any such renewal, amendment or other modification does not include any material benefit enhancement that has not been Previously Disclosed.

        (t)    Communication.     Make any written or oral communications to the officers or employees of the Company or any of its Subsidiaries pertaining to compensation or benefit matters that are affected by the transactions contemplated by this Agreement without first providing Parent with a copy or written description of the intended communication, providing Parent with a reasonable period of time to review and comment on the communication, and cooperating with Parent in providing any such mutually agreeable communication, where one-on-one or similar small group, personalized communications with respect to the Company Severance Policies are specifically excluded from the foregoing limitations.

        (u)    Business Premises.     (1) Engage in or conduct any building, demolition, remodeling or material modifications or alterations to any of its business premises unless required by applicable Law or reasonably necessary to ensure satisfaction of Section 4.1(u)(2) below, or (2) fail to maintain its business premises or other assets in substantially the same condition as of the date hereof.

        (v)    OREO.     Acquire or otherwise become the owner of any real property, including OREO, by way of foreclosure or in satisfaction of a debt previously contracted without first (1) obtaining an appropriate Phase I environmental site assessment and (2) consulting Parent (which consultation shall not require Parent's consent or approval); provided, however, the Company does not need to consult with Parent on any Previously Disclosed foreclosure actions commenced prior to the date of this Agreement.

        (w)    Indebtedness.     Other than in the ordinary course of business consistent with past practices, incur, renew or extend the maturity of any indebtedness for borrowed money (other than indebtedness of the Company or any of its wholly-owned Subsidiaries to the Company or any of its Subsidiaries) that cannot be prepaid at any time without penalty, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person (other than a Subsidiary of the Company).

        (x)    Merger, Reorganization, Dissolution.     Merge or consolidate itself or any of its Significant Subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its Subsidiaries.

        (y)    Adverse Actions.     Notwithstanding any other provision hereof, (1) knowingly take, or knowingly fail to take, any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (2) knowingly take, or knowingly fail to take, any action that is reasonably likely to result in any of the conditions to the Merger set forth in Article 7 not being satisfied in a timely manner, or any action that is reasonably likely to materially impair its ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby, except as required by applicable Law.

        (z)    Charitable Contributions.     Except for the Identified Charitable Contribution, make, pledge or otherwise commit to make any contributions or donations to any political, charitable, social or other committee, group, association or organization, other than contributions that are for amounts of Twenty-Five Thousand Dollars ($25,000) or less individually and less than One Hundred Thousand Dollars ($100,000) when aggregated with all other such contributions made after the date of this Agreement.

        (aa)    Commitments.     Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

Notwithstanding any provision in this Section 4.1 to the contrary, Parent shall not use or attempt to use any of its rights under this Section 4.1 to exercise prior control (as defined in Section 2(a)(2) of the Bank Holding Company Act, 12 U.S.C. § 1841(a)(2)) over the management or policies of the Company.

ARTICLE 5

Representations and Warranties

        5.1    Disclosure Schedules.     Before entering into this Agreement, the Company delivered to Parent a schedule and Parent delivered to the Company a schedule (respectively, each schedule a "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more covenants contained in Article 4 or Article 6 or one or more representations or warranties contained in this Article 5. The disclosure of an item in any section or subsection of the Disclosure Schedule shall only be deemed to modify the section or subsection of this Agreement to which it corresponds in number and any other section or subsection to which the relevance of such disclosure is reasonably apparent. The inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty will not by itself be deemed an admission by a party that such item is material or was required to be disclosed therein.

        5.2    Representations and Warranties of the Company.     The Company hereby represents and warrants to Parent as follows:

          (a)    Organization, Standing and Authority.    The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Wisconsin. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or leasing of its assets or property or the conduct of its business requires such qualification, except for any failure to be so qualified that would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Company. The Company has Previously Disclosed and made available to Parent a complete and correct copy of the Company's Constituent Documents, each as amended to the date hereof, and such Constituent Documents are in full force and effect.

          (b)    Company Securities.

            (1)   The authorized capital stock of the Company consists of 300,000 shares of Company Common Stock. 164,520 shares of Company Common Stock are outstanding. The Company holds no shares of Company Common Stock as treasury shares. The outstanding shares of Company Common Stock have been duly authorized and are validly issued, fully paid and non-assessable and are not subject to preemptive rights (and were not issued in violation of any preemptive rights). All of the rights, terms, preferences, restrictions or other provisions, including any antitakeover provisions, applicable to the Company Common Stock are set forth in the Constituent Documents of the Company or the applicable provisions of the WBCL and, at the Closing, no current or former holder of Company Common Stock or current or former holder of any other equity securities previously issued by the Company shall have any rights or entitlements to any consideration or payments from the Company or Parent other than the Per Common Share Consideration or as otherwise provided by dissenter's rights properly exercised in accordance with the WBCL. The Company does not have any Rights issued or outstanding, any shares of Company Common Stock reserved for issuance, or any commitment or agreement that obligates the Company to authorize, issue or sell any Company Common Stock or any Rights. The Company has no commitment to redeem, repurchase or otherwise acquire, or to register with the SEC, any shares of Company Common Stock or Rights. Section 5.2(b)(1) of the Company Disclosure Schedule sets forth, as of the date hereof, a true and complete list of the name of each holder of record of Company Common Stock and the number of shares held of record by each such person. All shares of Company Common Stock are represented by certificates.

            (2)   Except as Previously Disclosed, there are no voting trusts, proxies, shareholder agreements or other agreements or understandings with respect to the voting or transfer of shares of Company Common Stock other than the Common Voting Agreements.

            (3)   The Company has Previously Disclosed a list of all bonds, debentures, notes or other debt obligations that the Company or any of its Subsidiaries has issued as of the date hereof, which list includes a description of the terms and conditions of such bonds, debentures, notes or other debt obligations, including the terms and conditions under which such bonds, debentures, notes or other debt obligations may be redeemed by it or any of its Subsidiaries. The Company has no outstanding bonds, debentures, notes or other debt obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) on any matter.

          (c)    Subsidiaries and Equity Holdings.

            (1)   The Company has Previously Disclosed a list of its Subsidiaries, the type of business entity of each such Subsidiary and each such Subsidiary's state of incorporation or organization. The Company owns, directly or indirectly, all the outstanding equity securities of its Subsidiaries free and clear of all Liens, and all such equity securities have been duly authorized and are validly issued and outstanding, fully paid and non-assessable. The Company Bank Sub is a Wisconsin state chartered bank duly organized, validly existing and in good standing under the Laws of the State of Wisconsin. The authorized, issued and outstanding capital stock of the Company Bank Sub consists of 100,000 shares of common stock, with a par value of $25.00 per share, and all of such authorized, issued and outstanding shares are owned by the Company. The Company Bank Sub is not a member of the Federal Reserve System. No equity securities of any of the Company's Subsidiaries are or may become required to be issued (other than to the Company or one of its wholly-owned Subsidiaries) by reason of any Right or otherwise. There are no contracts, commitments, arrangements or understandings by which the Company or any of its Subsidiaries is or may become bound to issue, sell or otherwise transfer any equity securities of any of the Company's Subsidiaries (other than to the Company or one of its wholly-owned Subsidiaries). There are no contracts, commitments, arrangements or understandings by which the Company or any of its Subsidiaries is or may become bound that relate to the Company's or any of its Subsidiaries' rights to vote or dispose of any equity securities of any of the Company's Subsidiaries. Each of the Company's Subsidiaries that is a bank (as defined in the BHC Act) is an "insured bank" as defined in the Federal Deposit Insurance Act.

            (2)   Each of the Company's Subsidiaries has been duly organized and is validly existing in good standing under the Laws of the jurisdiction of such Subsidiary's organization and is duly qualified to do business and is in good standing as a foreign corporation (or other business entity, as applicable) in each jurisdiction where the ownership or leasing of such Subsidiary's assets or property or the conduct of such Subsidiary's business requires such qualification, except for any failure to be so qualified that would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Company. The Company has Previously Disclosed and made available to Parent a complete and correct copy of the Constituent Documents, each as amended to the date hereof, for each of the Company's Subsidiaries, and such Constituent Documents are in full force and effect.

            (3)   The Company has Previously Disclosed a list of all equity securities that it and its Subsidiaries own, control or hold for its account as of the date hereof.

          (d)    Power.    The Company and each of its Subsidiaries has the corporate (or comparable) power and authority to own and operate their respective assets and properties and to conduct their respective businesses as such businesses are now being conducted. The Company and each of its Subsidiaries has the corporate (or comparable) power and authority to execute and deliver this Agreement and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

          (e)    Authority.    The Company has duly executed and delivered this Agreement and has taken all corporate action necessary for it to execute and deliver this Agreement. Each of the Company's Subsidiaries to be party to any document or agreement in connection with the transactions contemplated hereby has taken all corporate (or comparable) action necessary for it to execute and deliver such document or agreement. Subject only to receipt of the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock approving this Agreement and the transactions contemplated hereby, this Agreement, the Merger, the Bank Merger and the transactions contemplated hereby and thereby have been authorized by all necessary corporate (or comparable) action on the part of the Company and each of its Subsidiaries. This Agreement is the Company's valid and legally binding obligation, enforceable in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles). All actions taken by the Company Board in connection with this Agreement have been approved unanimously at a meeting where all members were present and voting on such actions. The Company Board, acting unanimously at a meeting where all members were present either in person or telephonically and voting on the actions approved, has adopted resolutions approving and recommending to the Company's shareholders approval of this Agreement, the Merger and any other matters required to be approved or adopted in order to effect the Merger, the Bank Merger and the other transactions contemplated hereby.

          (f)    Consents and Approvals.    No notices, applications or other filings are required to be made by the Company or any of its Subsidiaries with, nor are any consents, approvals, waivers, registrations, permits, expirations of waiting periods or other authorizations required to be obtained by the Company or any of its Subsidiaries from, any Governmental Authority or, except as Previously Disclosed, any third party (such required third-party consents, the "Required Third-Party Consents") in connection with the execution, delivery or performance by the Company of this Agreement or the consummation of the transactions contemplated hereby, including the Bank Merger, except for (1) filings of applications and notices with, receipt of approvals or no objections from, and the expiration of related waiting periods, required by federal and state banking authorities, including applications and notices under the BHC Act and the Bank Merger Act with the Board of Governors of the Federal Reserve System (acting through the appropriate Federal Reserve Bank as allowed), applications and notices (including those required under the Illinois Banking Act) to the Illinois Department of Financial and Professional Regulation, and applications and notices (including those required under Wisconsin banking law) to the WDFI (2) receipt of the shareholder approval described in Section 5.2(e) and other approvals Previously Disclosed, (3) filing of the Registration Statement with the SEC, and declaration by the SEC of the effectiveness of the Registration Statement under the Securities Act, (4) filing of the Certificate of Merger and Articles of Merger with respect to the Merger and articles of merger with respect to the Bank Merger, and (5) filings with applicable securities exchanges to obtain the listing authorizations contemplated by this Agreement. Except for the consultation requirements set forth in the Board of Governors of the Federal Reserve System's Supervision and Regulation Letter 09-4, notwithstanding anything herein to the contrary, no consents, approvals, waivers, registrations, permits, expirations of waiting periods or other authorizations are required to be obtained by the Company or any of its Subsidiaries from any Governmental Authority in connection with the declaration and payment of the Retained Earnings Dividend.

          (g)    No Defaults.    Subject to making the filings and receiving the consents and approvals referred to in Section 5.2(f), and the expiration of the related waiting periods, the Company's execution, delivery and performance of this Agreement and its consummation of the transactions contemplated hereby do not and will not violate or conflict with, require a consent or approval under, result in a breach of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the right of termination of, accelerate the performance required by, increase any amount payable under, change the rights or obligations under, or give rise to any Lien or penalty under, the terms, conditions or provisions of (1) the Company's Constituent Documents or those of its Subsidiaries, (2) any contract, commitment, agreement, arrangement, understanding, indenture, lease, policy or other instrument of the Company or any of its Subsidiaries, or by which the Company or any of its Subsidiaries is bound or affected, or to which the Company or any of its Subsidiaries or the Company's or any of its Subsidiaries' respective businesses, operations, assets or properties is subject or receives benefits or (3) any Law.

          (h)    Takeover Laws and Provisions.    This Agreement, the Common Voting Agreements and the transactions contemplated hereby and thereby are exempt from, and are not restricted or affected by, the requirements of Sections 1131 through 1134 of the WBCL, Sections 1140 through 1143 of the WBCL and Section 1150 of the WBCL and the provisions of any applicable "moratorium", "control share", "fair price", "affiliate transaction", "business combination" Laws or other applicable antitakeover Laws and regulations of any state (collectively, "Takeover Laws").

          (i)    Financial Advisors.    None of the Company, its Subsidiaries or any of the Company's or any of its Subsidiaries' directors, officers or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby, except that, in connection with this Agreement, the Company has retained Stephens Inc., a registered broker-dealer ("Company FA"), as its financial advisor. Complete and correct copies of the Company's arrangements with Company FA have been Previously Disclosed. As of the date hereof, the Company has received a written opinion of

  Company FA, issued to the Company, to the effect that the Per Common Share Consideration is fair from a financial point of view to the holders of Company Common Stock (the "Company Fairness Opinion").

          (j)    Financial Reports and Regulatory Filings.

            (1)   The Company has Previously Disclosed complete and correct copies of (A) (i) its consolidated audited financial statements (including any related notes and schedules thereto and the signed, unqualified opinion of Plante & Moran, PLLC, its current independent auditor, or RSM US LLP, its former independent auditor) for the years ended December 31, 2016, 2017 and 2018 and (B) its consolidated unaudited balance sheet and statements of income, comprehensive income (loss) and changes in shareholders' equity as of and for the six-month period ended June 30, 2019; it will provide Parent when available with similar customary audited year-end and unaudited interim financial statements (including any related notes and schedules thereto) for each of the quarterly and annual periods ended thereafter and any partial quarter period prior to Closing (all of the foregoing audited and unaudited financial statements referred to collectively as the "Company Financial Statements"). Each of the statements of financial position (or equivalent statements) included in the Company Financial Statements (including any related notes and schedules) fairly presented or will fairly present in all material respects the Company's financial position and that of its Subsidiaries on a consolidated basis as of the date of such statement, and each of the statements of income, comprehensive income and changes in shareholders' equity and cash flows included in the Company Financial Statements (including any related notes and schedules thereto) fairly presented or will fairly present, in all material respects, the results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of the Company and its Subsidiaries on a consolidated basis for the periods to which those statements relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein, and subject to normal year-end audit adjustments.

            (2)   The Company (A) has designed disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the management of the Company by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company auditors and the audit committee of the board of directors of the Company (i) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect the Company's ability to record, process, summarize and report financial data and has identified for the Company's auditors any material weaknesses in internal controls and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

            (3)   Since January 1, 2016, the Company and each of its Subsidiaries have filed all reports, statements and other documents, together with any amendments required to be made with respect thereto, that it was required to file with any applicable Governmental Authorities. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Governmental Authority with which they were filed. None of the Company nor any of its Subsidiaries is or has been required to file periodic reports, statements or other information with the SEC pursuant to the Exchange Act.

          (k)    Absence of Certain Changes; Conduct of Business.    All liabilities and material obligations of the Company and its Subsidiaries have been reflected, disclosed or reserved against in the Company Financial Statements (or footnotes thereto), dated as of December 31, 2018, and since such date (1) other than in the ordinary and usual course of business consistent with past practices, the Company and its Subsidiaries have not incurred any material obligation or liability, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, (2) the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary and usual course consistent with past practices, (3) neither the Company nor any of its Subsidiaries has taken any of the actions referenced in Section 4.1, except as set forth in Section 5.2(k) of the Company Disclosure Schedule, and (4) no event has occurred or fact or circumstance has arisen that, individually or taken together with all other events, facts, and circumstances, has had or is reasonably likely to have a Material Adverse Effect on the Company.

          (l)    Litigation.    Except as set forth in Section 5.2(l) of the Company Disclosure Schedule, there is no action, suit, claim, hearing, dispute, investigation, subpoena or proceeding pending or, to the Company's Knowledge, threatened against or affecting the Company or any of its Subsidiaries (and the Company is not aware of any basis for any such action, suit, claim, hearing, dispute, investigation, subpoena or proceeding), nor is there any notice of violation, judgment, order, decree, injunction or ruling of any Governmental Authority or arbitration outstanding against the Company or any of its Subsidiaries (or in the process of being issued).

          (m)    Compliance with Laws.    The Company and each of its Subsidiaries:

            (1)   conducts and at all times since January 1, 2016 has conducted its business in all material respects in compliance with all Laws applicable thereto or to the employees conducting such businesses, including all Laws applicable to agreements with, and disclosures and communications to, consumers;

            (2)   currently has a rating of "Satisfactory" or better under the Community Reinvestment Act of 1977;

            (3)   has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required under all applicable Laws in all material respects in order to permit it to own or lease its assets and properties and to conduct its business as it is now being conducted, and all such permits, licenses, authorizations, orders and approvals are in full force and effect and, to its Knowledge, no suspensions or cancellations are threatened; and

            (4)   has not received, since January 1, 2016, written notification from a Governmental Authority (A) asserting that it is not in compliance with any Laws that such Governmental Authority enforces, (B) threatening to suspend, cancel, revoke or condition the continuation of any permit, license, authorization, charter, order or approval or (C) restricting or disqualifying, or threatening to restrict or disqualify, its activities, except, in the case of each of clauses (A), (B) and (C), as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, whether individually or taken as a whole.

          (n)    Regulatory Matters.    Neither the Company nor any of its Subsidiaries is subject to, or has been advised that the Company or any of its Subsidiaries is reasonably likely to become subject to, any written order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or supervisory letter from, or adopted any board resolutions at the request of, any Governmental Authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or otherwise involved with the supervision or regulation of the Company or any of its Subsidiaries. Except as Previously Disclosed, since January 1, 2016, neither the Company nor any of its

  Subsidiaries has been subject to any investigation by any Governmental Authority or received any notice, subpoena, request or other documentation in connection with any such investigation.

          (o)    Books and Records, Internal Controls and Policies and Procedures.

            (1)   The Company's books and records and those of its Subsidiaries have been fully, properly and accurately maintained in all material respects, and there are no material misstatements, omissions, inaccuracies or discrepancies of any kind contained or reflected therein.

            (2)   The Company's stock transfer books, true and complete copies of which have been made available to Parent, are maintained in accordance with applicable Law, accurately reflect the holders of Company Common Stock as of the date hereof and reflect all transfers of Company Common Stock since the organization of the Company.

            (3)   The records, systems, controls, data and information of the Company and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a materially adverse effect on the system of internal accounting controls described in the following sentence. The Company and its Subsidiaries have established and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP.

            (4)   The Company and its Subsidiaries utilize, to the extent applicable, investment, securities, risk management and other policies, practices and procedures that the Company believes are prudent and reasonable in the context of their respective businesses, and the Company and its Subsidiaries have, since January 1, 2016, been in compliance with such policies, practices and procedures in all material respects.

          (p)    Intellectual Property.

            (1)   The Company has Previously Disclosed all Registered and/or material Intellectual Property owned by it or any of its Subsidiaries (collectively, the "Scheduled Intellectual Property"). The Company or its relevant Subsidiary exclusively owns all Scheduled Intellectual Property, free and clear of all Liens. The Scheduled Intellectual Property is subsisting and, to the Company's Knowledge, valid and enforceable, and is not subject to any outstanding order, judgment, decree or agreement materially and adversely affecting the Company's use thereof or its rights thereto. The Company and its Subsidiaries have sufficient rights to use all Intellectual Property used in the Company's or any of its Subsidiaries' business as presently conducted, all of which rights shall survive unchanged the consummation of the transactions contemplated by this Agreement. To the Company's Knowledge, the Company and its Subsidiaries do not and have not in the past three (3) years infringed, misappropriated or otherwise violated the Intellectual Property rights of any third party. To the Company's Knowledge, consummation of the transactions contemplated by this Agreement will not terminate or alter the terms pursuant to which the Company or any of its Subsidiaries is permitted to use any Intellectual Property licensed from third parties and will not create any rights by third parties to use any Intellectual Property owned by Parent or Parent's Subsidiaries. To the Company's Knowledge, no person is infringing, misappropriating or otherwise violating any Scheduled Intellectual Property right or other Intellectual Property right owned by the Company or one of its Subsidiaries.

            (2)   The Company and its Subsidiaries have taken reasonable measures to protect the confidentiality of all Trade Secrets that are owned, used or held by the Company and its Subsidiaries, and to the Company's Knowledge, such Trade Secrets have not been used, disclosed to or discovered by any person except pursuant to valid and appropriate non-disclosure and/or license agreements which have not been breached. All material Intellectual Property developed under contract by, for or on behalf of the Company or any of its Subsidiaries has been assigned to the Company or such Subsidiary.

            (3)   To the Company's Knowledge, the IT Assets operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required by the Company and its Subsidiaries in connection with their respective businesses, and have not materially malfunctioned or failed within the past three (3) years. To the Company's Knowledge, IT Assets do not contain any "time bombs," "Trojan horses," "back doors," "trap doors," "worms," viruses, bugs, faults or other devices or effects that (A) enable or assist any person to access without authorization the IT Assets, or (B) otherwise significantly adversely affect the functionality of the IT Assets, except as disclosed in its documentation. To the Company's Knowledge, no person has gained unauthorized access to the IT Assets. The Company and its Subsidiaries have implemented reasonable backup, security and disaster recovery technology consistent with industry practices. To the Company's Knowledge, the Company and its Subsidiaries maintain and utilize the IT Assets in accordance with all applicable licenses, agreements and other Contracts. The Company and its Subsidiaries take reasonable measures, which are adequate to comply with all applicable Law and its contractual and privacy commitments, to protect the confidentiality of customer financial and other data.

          (q)    Taxes.    (1) All Tax Returns that are required to be filed (taking into account any extensions of time within which to file) by or with respect to the Company and its Subsidiaries have been duly, timely and accurately filed with the appropriate taxing authority and all such Tax Returns are true, complete and accurate in all material respects, (2) all Taxes that are required to be paid by or with respect to the Company or any of its Subsidiaries have been paid in full, (3) all deficiencies asserted or assessments made as a result of any audit or examination by any taxing authority of the Tax Returns referred to in clause (1) have been paid in full or otherwise finally resolved, (4) no issues have been raised by any taxing authority in connection with any audit or examination of any such Tax Return that are currently pending, (5) to the Company's Knowledge, there are no pending, or threatened in writing, audits, examinations, investigations or other proceedings in respect of Taxes, Tax Returns of the Company or its Subsidiaries or Tax matters, (6) all Taxes that the Company or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party have been paid over to the proper taxing authority in a timely manner, to the extent due and payable, (7) the Company and its Subsidiaries have complied with all information reporting (and related withholding) requirements, and (8) except as Previously Disclosed, no extensions or waivers of statutes of limitation have been given by or requested with respect to any of the Company or any of its Subsidiaries. The Company has made provision in accordance with GAAP, in the Company Financial Statements, for all Taxes that accrued on or before the end of the most recent period covered by the Company Financial Statements. No Liens for Taxes exist with respect to any of the Company's assets or properties or those of its Subsidiaries, except for statutory Liens for Taxes not yet due and payable or that are being contested in good faith and reserved for in accordance with GAAP, nor, to the Company's Knowledge, is any taxing authority in the process of imposing a Lien for Taxes upon such assets or properties. Neither the Company nor any of its Subsidiaries will be required, as a result of (A) a change in accounting method for a Tax period beginning on or before the Effective Time to include any adjustment under Section 481(c) of the Code (or any similar provision of state, local or foreign Law) in taxable income for any Tax period beginning on or after the Effective Time, or

  (B) any "closing agreement" as described in Section 7121 of the Code (or any similar provision of state, local or foreign tax Law), to include any item of income in or exclude any item of deduction from any Tax period beginning on or after the Effective Time. Neither the Company nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement. Neither the Company nor any of its Subsidiaries is or has been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, or a member of a consolidated, unitary or combined Tax group filing, consolidated or combined Tax Returns (other than, in each case, an affiliated, consolidated, unitary or combined group of which the Company is the common parent) or otherwise has any liability for the Taxes of any person (other than with respect to itself or any of its Subsidiaries). No closing agreements, private letter rulings, technical advice, memoranda or similar agreement or rulings have been entered into or issued by any taxing authority with respect to the Company or any of its Subsidiaries under Treasury Regulation Section 1.1502-6. No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transactions contemplated hereby. Except as Previously Disclosed, neither the Company nor any of its Subsidiaries has been a party to any distribution occurring during the two (2) year period prior to the date of this Agreement in which the parties to such distribution treated the distribution as one to which Section 355 of the Code applied, except for distributions occurring among members of the same group of affiliated corporations filing a consolidated federal income tax return. Neither the Company nor any of its Subsidiaries has participated in any listed transaction within the meaning of Treasury Regulation Section 1.6011-4(b). Neither the Company nor any of its Subsidiaries has taken or agreed to take any action or has any reason to believe that any conditions exist that could prevent or impede the Merger from qualifying for the Intended Tax Treatment. The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that would obligate it to make any material payments that will not be deductible under Section 280G of the Code. The Company has properly and timely elected under Section 1362 of the Code (and under any analogous or similar provision of state or local law in a jurisdiction where the Company files its Tax Returns) to be treated as an "S" Corporation for state and federal tax purposes, for its taxable year beginning January 1, 1997 and thereafter. There has been (and prior to the close of business on the Closing Date there will be) no termination or revocation of any such election. The Company has a valid S corporation election in effect since the later of January 1, 1997 or the date of the Company's formation. Each of the Company's Subsidiaries that would otherwise be treated as a corporation for federal income tax purposes has elected to be treated as a qualified Subchapter S subsidiary under Code Section 1361(b)(3) and such election is still valid.

          (r)    Environmental Matters.

            (1)   Except as set forth in Section 5.2(r) of the Company Disclosure Schedule, the operations and Real Property of the Company and each of its Subsidiaries are and have been in compliance with applicable Environmental Laws in all material respects;

            (2)   The Company and each of its Subsidiaries has obtained, and is in material compliance with, all authorizations, licenses, and permits required under Environmental Laws in connection with the ownership and occupancy of the Real Property and the operation of their respective businesses as presently conducted;

            (3)   Except as set forth in Section 5.2(r) of the Company Disclosure Schedule, there are no proceedings, claims, actions, notices of violation or investigations of any kind, pending or, to the Company's Knowledge, threatened, against the Company or any of its Subsidiaries or any Real Property owned by the Company or any such Subsidiary in any court, agency, or arbitral body or by any Governmental Authority, arising under or relating to any Environmental Law, and to the Company's Knowledge there is no reasonable basis for any such pending or threatened proceeding, claim, action, notice of violation or investigation;

            (4)   The Company has not received any written claim or notice from any private person alleging liability under any Environmental Law;

            (5)   Except as set forth in Section 5.2(r) of the Company Disclosure Schedule, there are no agreements, orders, judgments, decrees or settlements enforceable against the Company, any of its Subsidiaries or with respect to any Real Property owned by the Company or any such Subsidiary by or with any court, regulatory agency, Governmental Authority or private person, imposing liability or obligation under or relating to any Environmental Law;

            (6)   Except as set forth in Section 5.2(r) of the Company Disclosure Schedule, to the Knowledge of the Company, there are and have been no Hazardous Materials, underground or above ground storage tanks, abandoned pipelines, surface impoundments, lagoons, disposal areas or other conditions present at or released from any Real Property currently or formerly owned, operated, or otherwise used by the Company or any of its Subsidiaries or at any off-site location, for which the Company or any of its Subsidiaries has liability under Environmental Laws;

            (7)   Except as set forth in Section 5.2(r) of the Company Disclosure Schedule, to the Knowledge of the Company, there are no past, present or reasonably anticipated future remediations, cleanups, events, conditions, circumstances, practices, plans, agreements or legal requirements that could reasonably be expected to give rise to material obligations or liabilities of the Company or any of its Subsidiaries under any Environmental Law;

            (8)   The Company has not, either contractually or, to the Knowledge of the Company, by operation of Law, assumed or undertaken liability of any other person relating to Environmental Laws; and

            (9)   The Company has delivered to Parent copies of all material environmental reports, studies, assessments, sampling data and memoranda in its possession or control relating to the Company or its Subsidiaries or any of their current or former properties or activities.

          (s)    Labor Matters.    Neither the Company nor any of its Subsidiaries is a party to or is otherwise bound by any collective bargaining agreement, contract or other agreement, arrangement or understanding with a labor union or labor organization, and neither the Company nor any of its Subsidiaries is the subject of a proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or seeking to compel the Company or any of its Subsidiaries to bargain with a labor union or labor organization. There is no pending or, to the Company's Knowledge, threatened, nor has there been since January 1, 2016, any labor strike, dispute, walkout, work stoppage, slowdown or lockout involving the Company or any of its Subsidiaries. Since January 1, 2016, to the Knowledge of the Company there has been no activity involving the Company or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity. Each of the Company and its Subsidiaries is in compliance in all material respects with all applicable Laws respecting labor, employment and employment practices, terms and conditions of employment, wages and hours, and occupational safety and health. To the Knowledge of the Company, since January 1, 2016, (1) no allegations of workplace sexual harassment have been made against any officer of the Company or any of its Subsidiaries, and (2) none of Company, any of its Subsidiaries, or any of their respective officers has entered into any settlement agreement related to allegations of workplace sexual harassment or misconduct by an officer of the Company or any of its Subsidiaries.

          (t)    Benefit Arrangements.

            (1)   The Company has Previously Disclosed a complete and correct list of all of its Benefit Arrangements. The Company has made available to Parent complete and correct copies of all Benefit Arrangements and material related documents, including any trust instruments, insurance contracts and loan agreements forming a part of any Benefit Arrangements, a written description of such Benefit Arrangement if not set forth in a written document, the most recently prepared actuarial report, all material correspondence to or from any Governmental Authority in the last three years with respect to any Benefit Arrangement, and, with respect to any "employee benefit plans" within the meaning of Section 3(3) of ERISA, the most recent summary plan descriptions and all amendments thereto, the most recent IRS determination or opinion letter, and the most recent annual report on Form 5500 or 990 series and all schedules and financial statements attached thereto. The Company has Previously Disclosed a complete list of all employees of the Company or its Subsidiaries who may receive retention, annual or other incentive or other bonus payments or severance payments or change-in-control payments, whether pursuant to a severance policy or otherwise, the amount of any such payments and the terms and conditions, including any plan, program or agreement, upon which such payments may become payable.

            (2)   All of the Company's Benefit Arrangements, including loans to officers, employees, directors and other service providers, other than "multiemployer plans" within the meaning of Section 3(37) of ERISA ("Multiemployer Plans"), are in compliance in all material respects with and have been operated and administered in all material respects in accordance with their respective terms and ERISA, the Code and other applicable Laws, including all federal, state and local securities and banking laws and regulations. Each of the Company's Benefit Arrangements subject to ERISA that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan"), and that is intended to be qualified under Section 401(a) of the Code, has received a favorable determination, opinion or advisory letter, as applicable, from the IRS or has applied to the IRS for such letter within the applicable remedial amendment period under Section 401(b) of the Code, and the Company is not aware of any circumstances reasonably likely to result in the loss of the qualification of such Pension Plan under Section 401(a) of the Code. Each of the Company's Benefit Arrangements that is intended to be part of a voluntary employees' beneficiary association within the meaning of Section 501(c)(9) of the Code has (A) received or applied for an opinion letter from the IRS recognizing its exempt status under Section 501(c)(9) of the Code and (B) filed a timely notice with the IRS pursuant to Section 505(c) of the Code, and the Company is not aware of circumstances likely to result in the loss of the exempt status of such Benefit Arrangement under Section 501(c)(9) of the Code. There is no pending or, to the Company's Knowledge, threatened, litigation relating to the Company's Benefit Arrangements. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any of its Benefit Arrangements that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount that would be material. Neither the Company nor any of its Subsidiaries has incurred or reasonably expects to incur a tax or penalty imposed by Section 4980F of the Code or Section 502 of ERISA in an amount that would be material.

            (3)   Neither the Company nor any entity that is considered one employer with it under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate") contributes to or has contributed (or had any obligation of any sort) to a plan that is subject to Section 412 of the Code or Section 302 or Title IV of ERISA (a "Defined Benefit Plan").

            (4)   Neither the Company nor any ERISA Affiliate has maintained, established, participated in or contributed to, or is or has been obligated to contribute to, or has otherwise incurred any obligation or liability (including any contingent liability) under any

    Multiemployer Plan. No Benefit Arrangement is a "multiple employer welfare arrangement" (as defined in Section 3(40) of ERISA).

            (5)   All contributions required to be made under the terms of any of the Company's Benefit Arrangements have been timely made and all obligations in respect of each of the Company's Benefit Arrangements have been properly accrued or reflected on its most recent consolidated financial statements included in the Company Financial Statements in all material respects.

            (6)   Except as disclosed in Section 5.2(t)(6) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any obligations for post-employment or post-retirement health, medical or life insurance benefits under any Benefit Arrangement or collective bargaining agreement, except as required by COBRA. The Company and its ERISA Affiliates have complied with and are in compliance in all material respects with the requirements of COBRA.

            (7)   Either the Company or its Subsidiaries or ERISA Affiliates may amend or terminate any Benefit Arrangements at any time without incurring any liability thereunder other than in respect of claims incurred prior to such amendment or termination.

            (8)   Except as disclosed in Section 5.2(t)(8) of the Company Disclosure Schedule, there has been no amendment to, announcement by the Company or any of its Subsidiaries relating to, or change in employee participation or coverage (other than entering into individual participation agreements as may be required pursuant to Company Severance Policies) under, any Benefit Arrangement that would materially increase the expense of maintaining such Benefit Arrangements above the level of the expense incurred therefor for the most recent fiscal year. Except as Previously Disclosed, neither the Company's execution of this Agreement, the performance of its obligations hereunder, the consummation of the transactions contemplated hereby, nor shareholder approval of the transactions contemplated hereby, either alone or in combination with another event, could (A) limit or restrict the Company's right, or, following the consummation of the transactions contemplated hereby, Parent's right, to administer, merge or amend in any respect or terminate any of the Benefit Arrangements, (B) entitle any of the Company's employees or any employees of its Subsidiaries to severance pay or any increase in severance pay upon any termination of employment after the date hereof, or (C) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of its Benefit Arrangements. Except as Previously Disclosed, without limiting the foregoing, as a result of the consummation of the transactions contemplated hereby (including as a result of the termination of the employment of any of its employees within a specified time of the Effective Time) neither the Company nor any of its Subsidiaries will be obligated to make a payment to an individual that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future. Each Benefit Arrangement that provides for nonqualified deferred compensation subject to Section 409A of the Code has been and is, in all material respects, documented and operated in compliance with Section 409A of the Code.

            (9)   Neither the Company nor any of its Subsidiaries has any obligation to provide, and no Benefit Arrangement or other agreement provides any individual with the right to, a gross up, indemnification, reimbursement or other payment for any excise or additional taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code or due to the failure of any payment to be deductible under Section 280G of the Code.

            (10) All Benefit Arrangements maintained or sponsored by the Company or any ERISA Affiliates which have been terminated were properly terminated in material compliance with all applicable Laws and the terms of such Benefit Arrangements and neither the Company nor any of its Subsidiaries has any liabilities or obligations with respect to any such Benefit Arrangements.

            (11) There does not now exist any Controlled Group Liability that would be a liability following the Closing of the Company, any of its Subsidiaries or any of their respective ERISA Affiliates and without limiting the generality of the foregoing, none of the Company, any of its Subsidiaries or any of their respective ERISA Affiliates has engaged in any transaction described in Section 4069, Section 4204 or Section 4212 of ERISA. For the purposes of this Agreement, "Controlled Group Liability" means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, and (iii) under Sections 412, 430 and 4971 of the Code.

            (12) Each Benefit Arrangement that is a "group health plan" as defined in Section 733(a)(1) of ERISA (i) is currently in compliance in all material respects with the Healthcare Reform Laws, and (ii) has been in compliance in all material respects with all applicable Healthcare Reform Laws since March 23, 2010.

            (13) There have been no acts or omissions by the Company or any of its ERISA Affiliates which have given rise to or would reasonably be expected to give rise to interest, fines, penalties, taxes or related charges under Sections 406 or 502 of ERISA or Chapters 43, 47, 68 or 100 of the Code or the Healthcare Reform Laws for which the Company or any of its ERISA Affiliates may be liable or under Section 409A of the Code for which the Company, any of its ERISA Affiliates or any participant in any Benefit Arrangement that is a nonqualified deferred compensation plan (within the meaning of Section 409A of the Code) may be liable.

          (u)    Property.

            (1)   Except as Previously Disclosed, the Company has good, and, in the case of real property, insurable, title to, or, in the case of securities and investments, a "security entitlement" (as defined in the Uniform Commercial Code) in, or, in the case of leased property, a valid and enforceable leasehold interest in, all property (whether real or personal, tangible or intangible, and including securities and investments) and assets purported to be owned or leased by the Company or any of its Subsidiaries, except for immaterial defects that do not materially detract from or reduce the value or use of the property, and such property and assets are not subject to any Liens except warehousemen's, carriers' or similar Liens arising in the ordinary course of business consistent with past practices. No other person has any interest in any mineral, mining, oil or gas rights to produce or share in the production of anything related thereto, relating to any real property owned by the Company or its Subsidiaries.

            (2)   The Company has Previously Disclosed and made available to Parent (i) a complete and accurate list of the real property owned or leased by the Company and its Subsidiaries (the "Real Property") as of the date hereof; (ii) a complete and accurate list of all Real Property owned or leased by the Company or any of its Subsidiaries since January 1, 2017, other than Real Property owned or leased by the Company or one of its Subsidiaries as of the date hereof; and (iii) complete and accurate copies of all material lease documents including leases, amendments, addendums, exhibits, letter agreements and similar documents relating to Real Property leased by the Company and its Subsidiaries as of the date hereof. Neither the Company nor any of its Subsidiaries owns any residential Real Property as of the date hereof.

            (3)   All the Real Property held by the Company Bank Sub, except for the Real Property acquired as a result of a default or foreclosure of an Extension of Credit, is either used as bank premises or, if not used for bank premises, is within the applicable holding period allowed by applicable Law.

          (v)    Material Contracts.

            (1)   The Company has Previously Disclosed and made available to Parent complete and correct copies of the following Contracts ("Material Contracts") to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries may be bound, or to which the Company or any of its Subsidiaries or the Company's or any of its Subsidiaries' respective assets or properties may be subject as of the date hereof:

              (A)  any lease of real or material personal property;

              (B)  any partnership, limited liability company, shareholders agreement joint venture or other similar agreement or arrangement;

              (C)  any Contract relating to the acquisition, sale or other disposition of any person, business, or operations (whether by merger, sale of stock, sale of assets or otherwise) that was entered into on or after January 1, 2016 or as to which the Company or any of its Subsidiaries has ongoing material obligations or could be subject to any material liabilities;

              (D)  any Contract for the purchase of services, materials, supplies, goods, equipment or other assets or property that provides for either (i) annual payments of Fifty Thousand Dollars ($50,000) or more, or (ii) aggregate payments of One Hundred Thousand Dollars ($100,000) or more;

              (E)  any Contract that creates future payment obligations in excess of One Hundred Thousand Dollars ($100,000) in the aggregate and that by its terms does not terminate or is not terminable without penalty or other payment upon notice of sixty (60) days or less, or any Contract that creates or would create a Lien;

              (F)  any Contract providing for a power of attorney on behalf of the Company or any of its Subsidiaries;

              (G)  any Contract, other than this Agreement or as contemplated hereby, providing for exclusive dealing or limiting the freedom of the Company, its Subsidiaries or any of the current or former employees of the Company or any of its Subsidiaries to compete in any line of business or with any person or in any area, or that would so limit their freedom;

              (H)  any Contract, other than this Agreement, that requires the Company or any of its Subsidiaries to disclose confidential information or to indemnify or hold harmless any person;

              (I)   any Contract, other than this Agreement, with (i) any Affiliate of the Company, (ii) any current or former director, officer, employee, consultant or shareholder of the Company or any Affiliate, or (iii) any "associate" or member of the "immediate family" (as such terms are respectively defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act) of a person identified in clause (i) or (ii) of this paragraph;

              (J)   any Contract with a Governmental Authority;

              (K)  any other Contract not entered into in the ordinary course of business or that is material to the Company or its financial condition or results of operations; and

              (L)  any agreement or other commitment of the Company or any of its Subsidiaries (i) relating to the sale of any trust, advisory, agency, custodial or other corporate fiduciary accounts or business of the Company or any of its Subsidiaries or (ii) with or to any person who acquired or purchased any trust, advisory, agency, custodial or other corporate fiduciary accounts or business from the Company or any of its Subsidiaries.

            (2)   Each Material Contract is a valid and legally binding agreement of the Company or a Subsidiary of the Company, as applicable, and, to the Company's Knowledge, the counterparty or counterparties thereto; is enforceable in accordance with the terms of such Contract (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles); and is in full force and effect. Except as provided in Section 5.2(v)(2) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries, nor, to the Company's Knowledge, any counterparty or counterparties, is in breach of any provision of or in default (or, with the giving of notice or lapse of time or both, would be in default) under, and has not taken any action resulting in the termination of, acceleration of performance required by, or resulting in a right of termination or acceleration under, any Material Contract.

            (3)   To the extent required by GAAP, all liabilities and obligations under the Material Contracts have been fully accrued for in the books and records of the Company.

          (w)    Material Interests of Certain Persons.    No officer or director of the Company or any of its Subsidiaries, or "associate" (as such term is defined in Rule 12b-2 under the Exchange Act) of any such officer or director, has any material interest in any material property (whether real or personal, tangible or intangible) or Contract used in or pertaining to the business of the Company or any of its Subsidiaries.

          (x)    Insurance Coverage.    The Company and each of its Subsidiaries maintain commercially reasonable insurance coverage for all normal risks incident to the respective businesses of the Company and each of its Subsidiaries and the respective properties and assets of the Company and each of its Subsidiaries. Such coverage is of a character and amount at least equivalent to that typically carried by persons engaged in similar businesses and subject to the same or similar perils or hazards. The Company has Previously Disclosed a complete and correct list of each Contract representing such coverage as of the date hereof.

          (y)    Extensions of Credit.

            (1)   Each loan, revolving credit facility, letter of credit, lease or other extension of credit or commitment to extend credit, including any loan participation or syndication (collectively, "Extensions of Credit") made or entered into by the Company or one of its Subsidiaries is evidenced by written promissory notes, loan agreements or other evidences of indebtedness (and have not been subsequently modified by any oral commitments, extensions or waivers), which, together with all security agreements, mortgages, guarantees and other related documents, are valid and legally binding obligations of the Company or one of its Subsidiaries and, to the Company's Knowledge, the counterparty or counterparties thereto, are enforceable in accordance with their terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles), are in full force and effect and are in material compliance with all applicable Laws. Each Extension of Credit was originated by the Company or one of its Subsidiaries and has been serviced in (A) the ordinary course of business and consistent with past practices, (B) accordance with the Company's and its Subsidiaries' Previously Disclosed policies and procedures, a list of which is included in Section 5.2(y)(1) of the Company Disclosure

    Schedule and copies of which have been made available to the Parent, and (C) compliance in all material respects with all applicable Laws. Each Extension of Credit, to the extent secured, is secured by a valid, enforceable and perfected Lien on the secured property described in the applicable security or mortgage agreement and has the priority contemplated by the documentation related to such Extension of Credit. Neither the Company nor any of its Subsidiaries, and, to the Company's Knowledge, any counterparty or counterparties, is in breach of any provision of or in default (or, with the giving of notice or lapse of time or both, would be in default) under, and has not taken any action resulting in the termination of, acceleration of performance required by, or resulting in a right of termination or acceleration under, any Extension of Credit. The Company has Previously Disclosed a complete and correct list of all Extensions of Credit that have been classified by it or any Governmental Authority as "Special Mention", "Substandard", "Loss", "Classified", "Criticized", "Watch", "Past Due", "Doubtful" or words of similar import as of July 31, 2019, and all Extensions of Credit have been properly classified and risk rated by the Company and its Subsidiaries based on the past practices and policies of the Company and its Subsidiaries and in accordance with applicable Laws.

            (2)   The provisions for loan losses contained in the Company Financial Statements were established in accordance with past practices and experiences of the Company and its Subsidiaries and in accordance with the requirements of GAAP and are adequate thereunder.

            (3)   The Company has made available to Parent true and correct copies of the Extension of Credit files related to each individual Extension of Credit, note, borrowing arrangement and other commitment for credit relationships with a customer commitment greater than or equal to Ten Thousand Dollars ($10,000), in the case of consumer customers (as defined in the Company's loan files), and greater than or equal to Fifty Thousand Dollars ($50,000), in the case of all other customers, between the Company or any of its Subsidiaries, on the one hand, and a single third party obligor, on the other hand, as of March 31, 2019, a list of which has been made available to Parent.

            (4)   The Company has made available to Parent spreadsheets or electronic data files containing information regarding all loans, notes, borrowing arrangements and other commitments for credit relationships by the Company or any of its Subsidiaries as of the date hereof, which information is accurate and complete in all material respects as of the date hereof.

            (5)   None of the Contracts pursuant to which the Company or any of its Subsidiaries has sold any Extensions of Credit or pools of, or participations in, Extensions of Credit contains any obligation to repurchase or reacquire part or all of such Extensions of Credit, any collateral related thereto or such pools or participations, and all loans or pools of, or participations in, loans sold by the Company or any of its Subsidiaries have been sold without recourse.

          (z)    Interest Rate Risk Management Instruments.    All interest rate swaps, caps, floors and other option agreements and other interest rate risk management arrangements (collectively, "Interest Rate Instruments"), whether entered into for the account of the Company or one of its Subsidiaries or for the account of a customer of the Company or one of its Subsidiaries, were entered into in the ordinary course of business and in accordance with prudent banking practice and applicable rules, regulations and policies of any Governmental Authority and with counterparties believed to be financially responsible at the time. All Interest Rate Instruments are valid and legally binding obligations of the Company or one of its Subsidiaries and, to the Company's Knowledge, the counterparty or counterparties thereto, are enforceable in accordance with their terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles) and are in full force and effect. Neither the Company nor any of its Subsidiaries, nor, to the Company's Knowledge, any counterparty or counterparties, is in breach of any provision of or in default (or, with the giving of notice or lapse of time or both, would be in default) under, and has not taken any action resulting in the termination of, acceleration of performance required by, or resulting in a right of termination or acceleration under, any Interest Rate Instrument. The Company has Previously Disclosed a complete and correct list of all Interest Rate Instruments as of the date hereof.

          (aa)    Sufficiency of Assets.    The Company and each of its Subsidiaries owns good and marketable title to, or has the valid right to use under a lease or license of, all the material assets and rights used in the operation of the Company's and each of its Subsidiaries', as applicable, businesses as currently conducted. Such assets and rights constitute all of the material assets, tangible and intangible, of any nature whatsoever, used in the operation of such businesses as currently conducted.

          (bb)    Collateralized Debt Obligations.    All collateralized debt obligations owned by the Company and its Subsidiaries satisfy all conditions contained in 12 C.F.R. § 44.16 and 12 C.F.R. § 248.16, as applicable, necessary to permit the Company and its Subsidiaries to continue holding such collateralized debt obligations in accordance with applicable Law. Upon completion of the transactions contemplated hereby, Parent and its Subsidiaries will satisfy all conditions contained in 12 C.F.R. § 248.16 necessary to permit the Company and its Subsidiaries to continue holding such collateralized debt obligations in accordance with applicable Law.

          (cc)    Mortgage Banking Activities.    All Mortgage Loans have been originated, processed, underwritten, closed, funded, insured, sold or acquired, serviced and subserviced (including all loan application, loss mitigation, loan modification, foreclosure and real property administration activities), and all disclosures required by applicable Law made by the Company or any of its Subsidiaries in connection with the Mortgage Loans have been provided to the borrowers thereof, in each case, in accordance with all applicable Law in all material respects. No Mortgage Loans were originated by any person other than the Company or one of its Subsidiaries. No fraud or material error, omission, misrepresentation, mistake or similar occurrence has occurred on the part of the Company or its Subsidiaries or, to the Knowledge of the Company, any third-party servicer in connection with the origination or servicing of any of the Mortgage Loans. Except as Previously Disclosed, neither the Company nor any of its Subsidiaries has any obligation or potential obligation to, repurchase or re-acquire from any person any Mortgage Loan or any collateral securing any Mortgage Loan, whether by Contract or otherwise. The Company has Previously Disclosed a complete list of each repurchase claim that the Company or any of its Subsidiaries have been subject to over the past two (2) years in respect of any Mortgage Loan, the circumstances as to each such matter, and the resolution or status of each such matter.

          (dd)    Trust Business.    Neither the Company nor any of its Subsidiaries has administered any account for which it acts as a fiduciary, including accounts for which it serves as trustee, agent, custodian, personal representative, guardian, conservator or investment advisor.

          (ee)    Cybersecurity.    (1) To the Knowledge of the Company, there has been no security breach or other compromise of or relating to any of the Company's or any of its Subsidiaries' information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, "IT Systems and Data") and neither the Company nor any of its Subsidiaries have been notified of, and the Company has no Knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; (2) the Company and its Subsidiaries are presently in compliance in all material respects with all applicable Laws, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; and (3) the Company and its Subsidiaries have implemented backup and disaster recovery technology reasonably consistent with industry standards and practices.

          (ff)    Disclosure.    No representation or warranty by the Company herein, in its Disclosure Schedules or in any certificate, exhibit or document furnished or to be furnished by it pursuant to this Agreement or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in the light of the circumstances in which they were made, not misleading. Prior to the date of this Agreement, the Company has caused to be delivered to Parent, via e-mail, physical copy, or an internet "data room," all agreements, documents or other instruments set forth or referenced in the Disclosure Schedules, and all such agreements, documents, instruments and other information so delivered are accurate and complete. No notification given by the Company pursuant to Section 6.1(b) or Section 6.1(c) will contain any untrue statement or omit to state a material fact necessary to make the statements therein or herein, in the light of the circumstances in which they were made, not misleading.

        5.3    Representations and Warranties of Parent.     Except as Previously Disclosed, Parent hereby represents and warrants to the Company as follows:

          (a)    Organization, Standing and Authority.    Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Parent is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or leasing of its assets or property or the conduct of its business requires such qualification, except for any failure to be so qualified that would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on Parent.

          (b)    Parent Stock.    As of the date hereof, the authorized capital stock of Parent consists of Two Hundred Fifty Million (250,000,000) shares of Parent Common Stock and One Million (1,000,000) shares of Parent Preferred Stock. The outstanding shares of Parent Common Stock have been duly authorized and are validly issued and outstanding, fully paid and non-assessable and are not subject to preemptive rights (and were not issued in violation of any preemptive rights). Except pursuant to this Agreement, other definitive acquisition agreements entered into prior to the date of this Agreement and Parent Restricted Stock Awards, Parent Restricted Stock Unit Awards, Parent Stock Options and Parent Performance Share Awards, in each case, issued as of the date hereof, and the Parent Stock Plans, as of the date hereof, Parent does not have any Rights issued or outstanding, any shares of Parent Stock reserved for issuance, or any commitment to authorize, issue or sell any Parent Stock or any Rights. The shares of Parent Common Stock to be issued in the Merger, when so issued in accordance with this Agreement, will have been duly authorized and validly issued and will be fully paid and non-assessable and not subject to any preemptive rights (and will not have been issued in violation of any preemptive rights).

          (c)    Significant Subsidiaries.    (1) Parent owns, directly or indirectly, all the outstanding equity securities of its Significant Subsidiaries free and clear of Liens, and all such equity securities have been duly authorized and are validly issued and outstanding, fully paid and non-assessable. No equity securities of any of Parent's Significant Subsidiaries are or may become required to be issued (other than to it or its wholly-owned Subsidiaries) by reason of any Right or otherwise. There are no contracts, commitments, arrangements or understandings by which Parent or any of its Significant Subsidiaries is or may become bound to sell or otherwise transfer any equity securities of any of Parent's Significant Subsidiaries (other than to Parent or one of its wholly-

  owned Subsidiaries). There are no contracts, commitments, arrangements or understandings by which Parent or any of its Significant Subsidiaries is or may become bound that relate to Parent's or any of its Significant Subsidiaries' rights to vote or dispose of any equity securities of any of Parent's Significant Subsidiaries. Each of Parent's Significant Subsidiaries that is a bank (as defined in the BHC Act) is an "insured bank" as defined in the Federal Deposit Insurance Act. (2) Each of Parent's Significant Subsidiaries has been duly organized and is validly existing in good standing under the Laws of the jurisdiction of its organization, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or leasing of its assets or property or the conduct of such Significant Subsidiary's business requires such qualification, except for any failure to be so qualified that would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on Parent.

          (d)    Power.    Parent and each of its Subsidiaries has the corporate (or comparable) power and authority to own and operate their respective assets and properties and to conduct their respective business as such businesses are now being conducted. Parent and each of its Subsidiaries has the corporate (or comparable) power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

          (e)    Authority.    Parent has duly executed and delivered this Agreement and has taken all corporate action necessary for it to execute and deliver this Agreement. Each of Parent's Subsidiaries to be party to any document or agreement in connection with the transactions contemplated hereby has taken all corporate (or comparable) action necessary for it to execute and deliver such document or agreement. Subject only to receipt of the affirmative vote of Parent as holder of all outstanding shares of common stock issued by Parent Bank Sub, this Agreement, the Merger and the transactions contemplated hereby have been authorized by all necessary corporate action on the part of Parent and each of its Subsidiaries. This Agreement is Parent's valid and legally binding obligation, enforceable in accordance with its terms. No vote of the holders of Parent securities is required to authorize and issue the aggregate Per Common Share Consideration or to consummate any of the other transactions contemplated in this Agreement.

          (f)    Consents and Approvals.    No notices, applications or other filings are required to be made by Parent or any of its Subsidiaries with, nor are any consents, approvals, registrations, permits, expirations of waiting periods or other authorizations required to be obtained by Parent or any of its Subsidiaries from, any Governmental Authority or third party in connection with the execution, delivery or performance by Parent of this Agreement or the consummation of the transactions contemplated hereby, except for (1) filings of applications and notices with, receipt of approvals or no objections from, and the expiration of related waiting periods, required by federal and state banking authorities, including applications and notices under the BHC Act and the Bank Merger Act with the Board of Governors of the Federal Reserve System (acting through the appropriate Federal Reserve Bank as allowed), applications and notices (including those required under the Illinois Banking Act) to the Illinois Department of Financial and Professional Regulation, and applications and notices (including those required under Wisconsin banking law) to the WDFI (including any qualification to transact business required of Parent or any of its Subsidiaries in connection therewith), (2) filing of the Registration Statement with the SEC, and declaration by the SEC of the effectiveness of the Registration Statement under the Securities Act, (3) filings of any required applications and notices with, and receipt of any required approvals from, any Governmental Authority with responsibility for enforcing any state securities Law, (4) the filing of the Certificate of Merger and Articles of Merger with respect to the Merger and the articles of merger with respect to the Bank Merger, and (5) filings with applicable securities exchanges to obtain the listing authorizations contemplated by this Agreement.

          (g)    No Defaults.    Subject to making the filings and receiving the consents and approvals referred to in Section 5.3(f), and the expiration of the related waiting periods, Parent's execution, delivery and performance of this Agreement and its consummation of the transactions contemplated hereby do not and will not violate or conflict with in any material respect, require a consent or approval under, result in a breach of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the right of termination of, accelerate the performance required by, increase any amount payable under, change the rights or obligations under, or give rise to any Lien or penalty under, the terms, conditions or provisions of (1) Parent's Constituent Documents or those of its Subsidiaries, (2) any contract, commitment, agreement, arrangement, understanding, indenture, lease, policy or other instrument of Parent or any of its Subsidiaries, or by which Parent or any of its Subsidiaries is bound or affected, or to which Parent or any of its Subsidiaries or Parent's or any of its Subsidiaries' respective businesses, operations, assets or properties is subject or receives benefits or (3) any Law.

          (h)    Financial Advisors.    None of Parent, its Subsidiaries or any of Parent's or any of its Subsidiaries' directors, officers or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby, except that, in connection with this Agreement, Parent has retained Sandler O'Neill & Partners, L.P. as its financial advisor.

          (i)    Financial Reports and Regulatory Filings.

            (1)   Parent's Annual Reports on Form 10-K for the years ended December 31, 2017, and 2018, and all other reports, registration statements, definitive proxy statements or information statements filed by it or any of its Subsidiaries subsequent to June 30, 2019, under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed or as thereafter amended prior to the date hereof (collectively, the "Parent SEC Filings") with the SEC as of the date filed or amended prior to the date hereof, as the case may be, (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the statements of financial position contained in or incorporated by reference into any of the Parent SEC Filings (including the related notes and schedules) (the "Parent Financial Statements") fairly presents or will fairly present in all material respects Parent's financial position and that of its Subsidiaries as of the date of such statement, and each of the statements of income, comprehensive income and changes in stockholders' equity and cash flows in the Parent SEC Filings (including any related notes and schedules thereto) fairly presents or will fairly present in all material respects, the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of Parent and its Subsidiaries for the periods to which those statements relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein, and, with respect to the Parent Financial Statements included in any Quarterly Report on Form 10-Q filed with the SEC by Parent prior to the date hereof and any quarter ending after the date hereof, subject to normal year-end audit adjustments and as permitted by Form 10-Q in the case of unaudited statements and the absence of notes to such Company Financial Statements.

            (2)   Parent (A) has designed disclosure controls and procedures to ensure that material information relating to Parent, including its consolidated Subsidiaries, is made known to the management of Parent by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to Parent's auditors and the audit committee of the board of directors of Parent (i) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect Parent's ability to record, process, summarize and report financial data and has identified for Parent's auditors any material weaknesses in internal controls and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent's internal controls.

            (3)   Since January 1, 2016, Parent and each of its Subsidiaries has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any applicable Governmental Authorities. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied with all of the statutes, rules and regulations enforced or promulgated by the Governmental Authority with which they were filed.

          (j)    Absence of Certain Changes.    Since January 1, 2018, no event has occurred or fact or circumstance has arisen that, individually or taken together with all other events, facts, and circumstances, has had or is reasonably likely to have a Material Adverse Effect on Parent.

          (k)    Litigation.    There is no action, suit, claim, hearing, dispute, investigation or proceeding pending or, to Parent's Knowledge, threatened against or affecting Parent or any of its Subsidiaries (and Parent is not aware of any basis for any such action, suit, claim, hearing, dispute, investigation, subpoena or proceeding), nor is there any judgment, order, decree, injunction or ruling of any Governmental Authority or arbitration outstanding against Parent or any of its Subsidiaries (or in the process of being issued), except, in each case, as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on Parent.

          (l)    Compliance with Laws.    Parent and each of its Subsidiaries:

            (1)   conducts its business in all respects in compliance with all Laws applicable thereto or to the employees conducting such businesses, except as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on Parent;

            (2)   currently has a rating of "Satisfactory" or better under the Community Reinvestment Act of 1977;

            (3)   has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its assets and properties and to conduct its business as it is now being conducted, and all such permits, licenses, authorizations, orders and approvals are in full force and effect and, to the Knowledge of Parent, no suspensions or cancellations are threatened, except, in each case, as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on Parent;

            (4)   has not received, since January 1, 2016, written notification from a Governmental Authority (A) asserting that it is not in compliance with any Law that such Governmental Authority enforces, (B) threatening to suspend, cancel, revoke or condition the continuation of any permit, license, authorization, order or approval or (C) restricting or disqualifying, or threatening to restrict or disqualify, its activities, except, in the case of each of clauses (A), (B) and (C), as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on Parent; and

            (5)   is in substantial compliance with all applicable Nasdaq listing and corporate governance standards.

          (m)    Regulatory Matters.    As of the date hereof, neither Parent nor any of its Subsidiaries is subject to, or has been advised that Parent or any of its Subsidiaries is reasonably likely to become subject to, any written order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, or adopted any extraordinary board resolutions at the request of, any Governmental Authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or otherwise involved with the supervision or regulation of Parent or any of its Subsidiaries.

          (n)    Available Funds.    Parent has or will have available to it funds and shares of Parent Common Stock necessary to satisfy its obligations in connection with the Merger and the transactions contemplated hereby.

ARTICLE 6

Covenants

        6.1    Commercially Reasonable Efforts.

          (a)   Subject to the terms and conditions of this Agreement, the Company, and Parent will use commercially reasonable efforts to take, or cause to be taken, in good faith, all actions, and to do, or cause to be done, all things, necessary, proper, desirable or advisable under applicable Law, so as to permit consummation of the Merger and the Bank Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby, and each will cooperate fully with, and furnish information to, the other party to that end.

          (b)   The Company and Parent will give prompt notice to the other of any fact, event or circumstance known to it that (1) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (2) would cause or constitute a breach of any of its representations, warranties, covenants or agreements contained herein that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition in Article 7.

          (c)   From time to time on or prior to the Closing Date, each party shall promptly, after it becomes aware, supplement any of its representations and warranties contained in this Agreement relating to the period after the date hereof by delivering a supplemental Disclosure Schedule ("Supplemental Disclosure Schedule") to the other party with respect to any matter hereafter arising which would render any such representation or warranty after the date of this Agreement inaccurate or incomplete in any material respect. The information contained in any such Supplemental Disclosure Schedule shall not be deemed to have modified any of the representations and warranties of the Company or Parent contained in this Agreement or be considered Previously Disclosed unless it is accepted in writing by the other party.

          (d)   As soon as possible following the date hereof (but in any event no later than five (5) business days following the date hereof), the Company shall (i) cause the board of directors of the Company Bank Sub to unanimously adopt resolutions approving the Bank Merger, the Bank Merger Agreement and the consummation of the transactions contemplated thereby; and (ii) adopt resolutions, in its capacity as the sole shareholder of the Company Bank Sub, approving the Bank Merger, the Bank Merger Agreement and the consummation of the transactions contemplated thereby.

          6.2    Shareholder Approval.    As promptly as practicable following the date upon which the Registration Statement, filed pursuant to Section 6.5, shall have become effective (but in any event within forty-five (45) days thereof), the Company Board will submit to its shareholders this Agreement, the Merger and any other matters required to be approved or adopted by such shareholders in order to carry out the intentions of this Agreement and the transactions contemplated hereby. In furtherance of that obligation, the Company will take, in accordance with applicable Law and its Constituent Documents, all action necessary, proper, desirable or advisable to convene a meeting of its shareholders (including any adjournment or postponement, the "Company Meeting") as promptly as practicable (but in any event within forty-five (45) days of the Registration Statement becoming effective) to consider and vote upon approval of this Agreement, the Merger and any such other matters. The Company and the Company Board, as applicable, will use its reasonable best efforts to obtain from the Company's shareholders a vote approving this Agreement, the Merger and any such other matters, including delivering the Proxy Statement and the prospectus included therein and soliciting proxies through the Proxy Statement in accordance with applicable Law, recommending that the Company's shareholders vote in favor of this Agreement, the Merger and the other transactions contemplated hereby and, if requested by Parent, causing the Company Fairness Opinion to be updated as of the date that the proxy materials are first distributed to the shareholders of the Company. The Company shall provide Parent with a reasonable opportunity to review and comment upon all proxy materials prior to the distribution of such proxy materials to shareholders of the Company, and all such proxy materials shall be reasonably satisfactory to Parent prior to the distribution thereof. However, if the Company Board, after consultation with (and based on the advice of) outside legal counsel, determines in good faith that, because of the receipt of an Acquisition Proposal that the Company Board concludes in good faith constitutes a Superior Proposal, it would result in a violation of its fiduciary duties under applicable Law to continue to recommend this Agreement and the Merger, then, in submitting this Agreement and the Merger to the Company Meeting, the Company Board may submit such items without recommendation (although the resolutions adopting such items prior to the date hereof, described in Section 5.2(e), may not be rescinded or amended), in which event the Company Board may communicate the basis for its lack of a recommendation to the shareholders in the Proxy Statement or an appropriate amendment or supplement thereto to the extent required by Law; provided that the Company Board may not take any actions under this sentence until after giving Parent at least ten (10) business days to respond to such Acquisition Proposal (and after giving Parent notice of the third party in the Acquisition Proposal and the latest material terms and conditions of the Acquisition Proposal) and then taking into account any amendment or modification to this Agreement proposed by Parent.

          6.3    Regulatory Applications; Third-Party Consents.

          (a)   The Company and Parent and their respective Subsidiaries will cooperate and use commercially reasonable efforts to prepare as promptly as practicable all documentation, to make all filings and to obtain all consents, approvals, permits and other authorizations of all Governmental Authorities necessary to consummate the Merger and the other transactions contemplated hereby, including the Bank Merger (the "Requisite Regulatory Approvals"), and to make and obtain all other Required Third-Party Consents; notwithstanding the foregoing, Parent and the Company will use commercially reasonable efforts to cause an application on Form FR Y-3N to be filed with the Board of Governors of the Federal Reserve (acting through the appropriate Federal Reserve Bank as allowed) within thirty (30) days of the date of this Agreement. Each of the Company and Parent will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable Laws relating to the exchange of information, with respect to all material written information submitted to any third party or any Governmental Authority in connection with the Requisite Regulatory Approvals and the Required Third-Party Consents, other than any information which is otherwise confidential. In exercising the foregoing right, each of the parties will act reasonably and as promptly as practicable. Each party agrees that it will consult with the other party with respect to obtaining all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated hereby and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

          (b)   The Company and Parent will, upon request (but subject to applicable confidentiality requirements), furnish the other party with all information concerning itself, its Affiliates, directors, officers and their respective stockholders or shareholders and such other matters as may be reasonably necessary, proper, desirable or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Affiliates with or to any third party or Governmental Authority in connection with the transactions contemplated hereby and to respond to any comment letters received in connection therewith.

          (c)   Notwithstanding the foregoing or anything else in this Agreement:

            (1)   The Company (or any Subsidiary) shall not amend, modify, supplement or waive any of the material terms and conditions of any Material Contract without the prior written consent of Parent, nor shall the Company or any Subsidiary, without the prior written consent of Parent, pay or commit to pay to any person whose consent, waiver or approval is being sought any cash or other consideration or make any accommodation or commitment to incur any liability or other obligation to such person in connection with such consent, waiver or approval, except for immaterial customary fees and expenses expressly imposed by the terms of any such Material Contract; and

            (2)   Nothing shall require Parent to, and the Company and its Subsidiaries shall not, without the prior written consent of Parent, agree to, take any action or commit to take any action in connection with, or agree to any condition on, or request with respect to, any Requisite Regulatory Approval or Required Third-Party Consent that would (i) materially and adversely affect the business, operation or financial condition of Parent (measured on a scale relative to the Company), (ii) require Parent or any of its Subsidiaries to make any covenants or commitments (except commitments required by any Governmental Authority not to enforce any of the covenants set forth in Article 4 of this Agreement), or complete any divestitures, whether prior to or subsequent to the Closing, (iii) have a Material Adverse Effect on Company or its Subsidiaries or (iv) restrict or impose a burden on Parent or any of its Subsidiaries (including, after the Effective Time, the Company and its Subsidiaries) in connection with the transactions contemplated hereby or with respect to the business or operation of Parent or any of its Subsidiaries (including, after the Effective Time, the Company and its Subsidiaries) (a "Burdensome Condition").

        6.4    Exchange Listing.     Parent will use commercially reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on Nasdaq, subject to official notice of issuance, as promptly as practicable, and in any event before the Effective Time.

        6.5    SEC Filings.

          (a)   Parent will prepare a registration statement on Form S-4 or other applicable form (the "Registration Statement") to be filed by Parent with the SEC in connection with the issuance of Parent Common Stock in the Merger (including the notice, proxy statement and prospectus and other proxy solicitation materials of the Company constituting a part thereof (the "Proxy Statement") and all related documents). The parties agree to cooperate, and to cause their Subsidiaries to cooperate, with the other party, its counsel and its accountants, in the preparation of the Registration Statement and the Proxy Statement and to use their commercially reasonable efforts to cause the filing of the Registration Statement with the SEC within sixty (60) days following the date of this Agreement. Parent will use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof and to maintain the effectiveness (including by filing any necessary amendments or supplements) of such Registration Statement until the Effective Time. Parent also agrees to use all reasonable efforts to obtain all necessary state securities Law or "Blue Sky" permits and approvals required to carry out the transactions contemplated hereby. The Company agrees to promptly furnish to Parent all information concerning the Company and its Affiliates, officers, directors and shareholders as may be reasonably requested in connection with the foregoing, in a form appropriate for usage in such document or any such other use.

          (b)   The Company and Parent each agrees, as to itself and its Affiliates, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (1) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (2) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to shareholders and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statement was made, not misleading. The Company and Parent each further agrees that if it becomes aware that any information furnished by it would cause any of the statements in the Proxy Statement or the Registration Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take appropriate steps to correct the Proxy Statement or the Registration Statement.

          (c)   Parent shall promptly provide the Company with all comment letters from the SEC or its staff pertaining to the Registration Statement or the Proxy Statement relating to the Company. The Company will, upon request, promptly furnish Parent with all information concerning itself, its Affiliates, directors, officers and shareholders and such other matters as may be reasonably necessary, proper, desirable or advisable in order for Parent to respond promptly to any comments received from the SEC. Parent will advise the Company, promptly after Parent receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Parent Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

        6.6    Press Releases.     Each party will consult with the other before issuing any press release, employee communication or other shareholder communication with respect to the Merger or this Agreement and will not issue any such communication or make any such public statement without the prior written consent of such other party, which will not be unreasonably withheld or delayed; provided that a party may, without the prior written consent of the other party (but after prior consultation, to the extent practicable in the circumstances), issue such communication or make such public statement as may be required by applicable Law or securities exchange rules. The Company and Parent will cooperate to develop all public communications of the Company and make appropriate members of management available at presentations related to the transactions contemplated hereby as reasonably requested by the other party.

        6.7    Acquisition Proposals.     The Company agrees that it will not, and will cause its Subsidiaries and its and its Subsidiaries' Representatives, agents, advisors and affiliates (including the Company FA) not to, solicit or encourage in any way inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential nonpublic information to, or have any discussions with, any person relating to, any Acquisition Proposal; provided that, in the event the Company receives an unsolicited bona fide Acquisition Proposal and the Company Board concludes in good faith, after consultation with its outside legal counsel and financial advisor, that such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal, the Company may, and may permit its Subsidiaries and its and its Subsidiaries' Representatives to, furnish or cause to be furnished nonpublic information and participate in such negotiations or discussions to the extent that the Company Board concludes in good faith (and based on the advice of such counsel) that failure to take such actions would be inconsistent with its fiduciary duties under applicable Law; provided, further, that, prior to providing any nonpublic information permitted to be provided pursuant to the foregoing proviso, it shall have provided Parent with written notice of its intention to provide such nonpublic information and have entered into a confidentiality agreement with such third party on terms no less favorable to it than the confidentiality provisions set forth in the Confidentiality Agreement (without regard to any modification thereof pursuant hereto or lapse of time). The Company will immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any persons other than Parent with respect to any Acquisition Proposal and will use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal. The Company will within one (1) business day advise Parent following receipt of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal), and will keep Parent apprised of any related developments on a current basis.

        6.8    Takeover Laws and Provisions.     The Company will not take any action that would cause the transactions contemplated hereby to be subject to requirements imposed by any Takeover Law and will take or cause to be taken all commercially reasonable steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated hereby from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect.

        6.9    Access; Information.

          (a)   The Company agrees that upon reasonable notice and subject to applicable Laws relating to the exchange of information, it will (and will cause its Subsidiaries to) afford Parent, and Parent's Representatives, such access during normal business hours throughout the period before the Effective Time to the books, records (including Tax Returns and work papers of independent auditors), properties, personnel and to such other information in its possession or control as Parent may reasonably request and, during such period, it will furnish promptly to Parent (1) a copy of each report, schedule and other document filed by it pursuant to the requirements of federal or state banking or securities Laws, and (2) all other information in its possession or control concerning the business, properties and personnel of it as Parent may reasonably request. In addition, the Company shall provide Parent final monthly general ledger reports and month-end loan tapes, deposit tapes, watchlists identifying rated credits, OREO reports, and matured/maturing loan reports identifying matured loans and loans maturing within ninety (90) days of the end of the then current monthly period, in each case for each monthly period (or such shorter period requested by Parent) beginning for the month which includes the date hereof and for each month through the Effective Time, as promptly as they become available. The Company agrees to promptly notify Parent of any action, suit, claim, hearing, dispute, subpoena, investigation or proceeding commenced or, to Company's Knowledge, threatened against the Company or any of its Subsidiaries that is related to the transactions contemplated by this Agreement. The Company will not be required to afford access or disclose information: (i) that would jeopardize attorney-client privilege; (ii) that would contravene any binding agreement with any third party; or (iii) if such disclosure would violate any Law. The parties will make appropriate substitute arrangements in circumstances where the previous sentence applies.

          (b)   No investigation by Parent of the business and affairs of the Company, pursuant to this Section 6.9 or otherwise, will affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to Parent's obligation to consummate the transactions contemplated hereby.

          (c)   Each of Parent and the Company will hold any information it may obtain from the other in connection with this Agreement and the transactions contemplated hereby which is nonpublic and confidential to the extent required by, and in accordance with, the Confidentiality Agreement.

        6.10    Supplemental Indentures.     At or before the Effective Time, Parent and the Company will execute and deliver, or cause to be executed and delivered, by or on behalf of Parent and the Company, one or more supplemental indentures and other documents and instruments, and take or cause to be taken all such other action, required for the due assumption of the Company's outstanding debt, guarantees, securities, and (to the extent Previously Disclosed by the Company) other agreements to the extent required by the terms of such debt, guarantees, securities or other agreements.

        6.11    Indemnification.

          (a)   Following the Effective Time, to the extent permissible under applicable Law, Parent will indemnify, defend and hold harmless the present directors and officers (when acting in such capacity) of the Company (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") as incurred, and will advance expenses, in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or before the Effective Time (including the transactions contemplated hereby), in accordance with the Constituent Documents of Company in effect on the date hereof, to the extent permitted under applicable Law.

          (b)   Any Indemnified Party wishing to claim indemnification under Section 6.11(a), upon learning of any claim, action, suit, proceeding or investigation described above, will promptly notify Parent; provided that failure so to notify will not affect the obligations of Parent under Section 6.11(a) unless and to the extent that Parent is actually and materially prejudiced as a consequence.

          (c)   Parent may obtain or cause to be obtained, at Parent's sole cost and expense, tail/run-off coverage for any insurance coverage maintained by the Company or any of its Subsidiaries that Parent deems appropriate in its sole discretion. The Company shall cooperate and reasonably assist, and cause its and its Subsidiaries' officers and directors to cooperate and reasonably assist, Parent in obtaining the coverages contemplated by this Section 6.11(c), including, without limitation, cooperating and assisting in any insurance broker of record changes and executing and delivering any documentation necessary to permit Parent to deal with and execute transactions on behalf of the Company with the Company's insurance broker.

          (d)   If Parent or any of its successors or assigns consolidates with or merges into any other entity and is not the continuing or surviving entity of such consolidation or merger or transfers all or substantially all of its assets to any other entity, then and in each case, but only to the extent not effected by operation of Law, Parent will cause proper provision to be made so that the successors and assigns of Parent will assume the obligations set forth in this Section 6.11.

          (e)   The provisions of this Section 6.11 shall survive the Effective Time and are intended to be for the benefit of, and will be enforceable by, each Indemnified Party and his or her heirs and Representatives.

        6.12    Benefits Arrangements.

          (a)    Contributions to Tax-Qualified Retirement Plans.    Prior to Closing, the Company or its Subsidiaries shall have made contributions to the Company's tax-qualified retirement plans with respect to the plan year commencing January 1, 2019 (and if applicable any subsequent plan year commencing prior to the Effective Time) and ending on the date of the plan termination in accordance with the terms of the plan.

          (b)    Eligible Rollover Distributions.    Parent shall permit Parent's tax-qualified defined contribution plan to, following the Closing Date and pursuant to Section 401(a)(31)(D) of the Code, accept rollover contributions of "eligible rollover distributions" (within the meaning of Section 401(a)(31) of the Code) of eligible amounts (including outstanding loans) distributed to employees from the Company's tax qualified retirement plans.

          (c)    Participation in Parent and Parent Bank Sub Benefit Arrangements.    Following the Effective Time, Parent shall maintain or cause to be maintained employee benefit plans for the benefit of employees (as a group) who are employees of the Company or Company Bank Sub on the Closing Date ("Covered Employees") that provide employee benefits which are made available on a uniform and non-discriminatory basis to similarly situated employees of Parent and Parent Bank Sub, as applicable, in accordance with the terms and conditions of such plans in effect from time to time; provided that (i) in no event shall any Covered Employee be eligible to participate in any closed or frozen plan of Parent or Parent Bank Sub; and (ii) until such time as Parent shall cause Covered Employees to participate in the benefit plans that are made available to similarly situated employees of Parent and Parent Bank Sub, a Covered Employee's continued participation in employee benefit plans of the Company or Company Bank Sub shall be deemed to satisfy the foregoing provisions of this sentence (it being understood that participation in Parent or Parent Bank Sub Benefit Arrangements may commence at different times with respect to each such Benefit Arrangement). To the extent that a Covered Employee becomes eligible to participate in a Parent or Parent Bank Sub Benefit Arrangement, other than a cash or equity compensation plan, Parent or Parent Bank Sub shall cause such Benefit Arrangement to take into account for eligibility and vesting purposes thereunder only (and not for benefit accrual) the service of such employees with the Company or Company Bank Sub as if such service were with Parent or Parent Bank Sub, to the same extent that such service was credited under a comparable Benefit Arrangement sponsored or maintained by the Company or Company Bank Sub, and, with respect to welfare benefit plans of Parent or Parent Bank Sub in which Covered Employees are eligible to participate, Parent agrees to cause each such welfare benefit plan to waive any preexisting conditions, waiting periods and actively at work requirements under such plans. In no event shall such recognition of service operate to duplicate any benefits of a Covered Employee with respect to the same period of service. For purposes of each Parent health plan, Parent shall cause any eligible expenses incurred by Covered Employees and their covered dependents during the portion of the plan year of the comparable plan of the Company or Company Bank Sub ending on the date such employee's participation in the corresponding Parent plan begins to be taken into account under such Parent plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his covered dependents for the applicable plan year of the Parent plan.

          (d)    Company Severance and Deferred Compensation.    At the Effective Time, Parent shall, or shall cause Parent Bank Sub, to honor and assume the obligations of the Company under (1) the Company Severance Policies and (2) the Benefit Arrangements that provide for the deferral of compensation or fees for any director, officer, employee, consultant or other service provider of the Company or any of its Affiliates (other than the Company profit sharing plan or money purchase plan), which shall be set forth by the Company on Schedule 6.12(d) of the Company Disclosure Schedule. If the Covered Employee does not incur a Severance Event under the Company Severance Policies within the applicable time period as provided in the Company Severance Policies, the Covered Employee shall not be eligible to receive any Severance Payments or COBRA benefits in accordance with the Company Severance Policies, and shall instead be eligible to participate under the Parent's applicable then current severance plan or policy or any other applicable agreement with Parent or Parent Bank Sub.

          (e)    Employment Arrangements.    Parent and the Company and Company Bank Sub executives set forth in Section 6.12(e) of the Parent Disclosure Schedule have entered into employment agreements relating to the terms of such executives' continued employment after the Closing Date. At the Effective Time, provided such executives are employees of the Company or Company Bank Sub on the Closing Date, Parent shall honor its obligations under such employment agreements.

          (f)    Stay Bonus Arrangements.    Prior to the Effective Time, the Company and Company Bank Sub shall offer and enter into stay bonus agreements with employees of the Company and its Subsidiaries as set forth in Section 4.1(r) of the Company Disclosure Schedule relating to the continuation of such persons' employment through, and in certain instances after, the Closing Date. At the Effective Time, provided such persons are employees of the Company or Company

  Bank Sub on the Closing Date, Parent shall, or shall cause Parent Bank Sub to, as applicable, honor the Company or Company Bank Sub's obligations under such stay bonus agreements.

          (g)    Amendments; No Third Party Rights.    This Section 6.12 shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Section 6.12. In no event shall the terms of this Agreement be deemed to (1) establish, amend, or modify any Benefit Arrangement of the Company or its Subsidiaries or the Parent or its Subsidiaries, (2) alter or limit the ability of Parent or its Subsidiaries to amend, modify or terminate any Benefit Arrangement or any other benefit or employment plan, program, agreement or arrangement after the Closing Date, (3) confer upon any current or former employee or other service provider of the Company or its Subsidiaries, any right to employment or continued employment or continued service with Parent or of its Subsidiaries, or constitute or create an employment, plan, program or agreement with, or modify the at-will status of any, employee or other service provider, (4) permit any payment to be made to an employee or service provider of the Company or its Subsidiaries that requires prior approval or non-objection from a Governmental Authority without obtaining such prior approval or non-objection or (5) alter or limit the ability of Parent or its Subsidiaries to exercise discretion with respect to eligibility, participation, amounts awarded or payable, or benefits provided, under the terms or provisions of any Benefit Arrangement of the Parent or its Subsidiaries.

          (h)    Termination of Tax-Qualified Retirement Plans.    Immediately prior to the Closing Date, the Company shall have taken or caused to be taken all such actions as may be necessary to terminate the Company's or Subsidiaries' tax-qualified retirement plans (i.e., the Bankmanagers Corp.-Profit Sharing Plan and the Bankmanagers Corp.-Money Purchase Plan) effective on the day immediately prior to the Closing Date (contingent on the Closing), and adopt corresponding amendments to such plans in connection therewith, to, among other things: (A) fully vest all participants; and (B) if permitted under applicable Law, provide that the entire balance of a participant's account will be distributable in a single lump sum. Such amendments and any resolutions related to such termination, and otherwise contemplated by this Section 6.12 shall be in form and substance reasonably acceptable to Parent and the Company shall provide a draft of such amendments and resolutions to Parent for an opportunity to comment thereon.

        6.13    Conversion, Data Processing and Related Matters.     The parties agree to cooperate and to employ their commercially reasonable efforts to plan, execute and complete the Conversion in an orderly and efficient manner as of the Effective Time, or at such later time as Parent may determine; provided in no event shall the Conversion become effective prior to the Effective Time. Commencing as of the date of this Agreement, the Company and Parent shall each appoint qualified staff members to act as project managers for the Conversion (each, a "Conversion Project Manager"). Such Conversion Project Managers shall act as the principal contacts between the parties on matters relating to the Conversion, and shall coordinate the assignment of personnel as required and generally facilitate the planning, execution and completion of the Conversion. In addition to any conversion of the data and systems files as part of the Conversion, the parties shall reasonably cooperate in exchanging and providing the information requested and performing such tasks as may be necessary to complete the Conversion, including the collection and input of relevant data, development of new operating procedures and design of forms, in each case, as mutually agreed by the parties. The Company shall, commencing as of the date of this Agreement, provide Parent and Parent Bank Sub with full access to the Company Bank Sub's offices, systems and facilities and all relevant information and personnel at such times and places as Parent Bank Sub shall reasonably request (in connection therewith, the parties shall cooperate towards causing the least possible disruption to the Company's and the Company Bank Sub's employees, customers and operations), allow Parent Bank Sub, at Parent's sole cost and expense, to implement such changes as shall be reasonably necessary to effect the Conversion at the Effective

Time, or at such other time following the Effective Time as Parent may determine, and diligently assist Parent Bank Sub in making and sending notices, information and materials to the customers and service providers of the Company and its Subsidiaries at such times as Parent deems appropriate and otherwise preparing for the Conversion; provided that Parent shall provide the Company with a reasonable opportunity to review and comment upon all such notices, information and materials prior to any distribution thereof.

        6.14    Title Surveys.

          (a)   The Company shall deliver or cause to be delivered to Parent, at the Company's sole cost and expense (which cost and expense shall be considered a Transaction Expense for purposes of this Agreement) within thirty (30) business days after the date of this Agreement, with respect to any real property owned by the Company or any of its Subsidiaries (including real property designated as "other real estate owned" by the Company Bank Sub ("OREO")), (i) an ALTA survey made in accordance with the 2016 minimum standard detail requirements for ALTA/NSPS land title surveys, including the following items from "Table A" of the ALTA/NSPS standards: 1, 2, 3, 4, 6(a), 7(a), 7(b)(1), 7(c), 8, 9, 11, 13, 16, 17, 18 and 19 (each a "Survey"), certified to the Company, the Company Bank Sub, its successors and/or assigns and First American Title Insurance Company (the "Title Company"), (ii) a commitment for issuance of an ALTA 2006 Owner's Policy of Title Insurance (each a "Title Commitment") dated subsequent to the date of this Agreement but prior to the Closing Date issued by the Chicago office of the Title Company in an amount equal to the greater of the value of such real property as shown on the Company's or its Subsidiaries' books and records or the fair market value of such real property, with pro-forma policy to follow including the following endorsements and such other endorsements as Parent deems reasonably necessary: ALTA 9, extended coverage, waiver of arbitration, 3.1 zoning with parking, access, survey, legal same as survey, separate (or multiple) tax lot, contiguity, subdivision, utility, and environmental protection lien and (iii) copies of all documents referenced in the Title Commitment exceptions.

          (b)   For each real property owned by the Company or any of its Subsidiaries, Parent will have a period of ten (10) business days from Parent's receipt of the last of the Survey, the Title Commitment and all documents referenced in the Title Commitment exceptions with respect to such real property ("Title Review Period") in which to review such documents and provide the Company with written notice ("Title Notice") of any condition disclosed in such Survey or Title Commitment that is not reasonably approved by Parent.

          (c)   If a Title Notice is timely given by Parent, the Company shall use its commercially reasonable efforts to promptly (but in any event within thirty (30) days of the date of the Title Notice) cure or remove, to Parent's reasonable satisfaction, each condition set forth on the Title Notice without the payment of any funds. In the event the Company is unable to cure or remove, to Parent's reasonable satisfaction, all conditions listed on all Title Notices without the payment of any funds ("Title Defect Conditions"), Parent and the Company shall reasonably agree prior to the Closing upon the amount (i) necessary to cure or remove, to Parent's reasonable satisfaction, all Title Defect Conditions that are capable of cure or removal and (ii) of the diminution of fair market value resulting from Title Defect Conditions that are not capable of cure or removal (collectively, the "Title Defect Amount").

          (d)   The Company shall cause the Title Company to update each Title Commitment as of the business day immediately prior to the Closing Date. In the event that the updated Title Commitment discloses any defect not included in the original Title Commitment, the procedure set forth in (b) and (c) above shall apply and a new Title Review Period shall begin.

          (e)   The Company shall cause the Title Company to deliver title insurance policies to match the Title Commitments including endorsements on or prior to the Closing Date as requested by Parent.

        6.15    Environmental Assessments.

          (a)   The Company hereby consents to Parent obtaining, in Parent's sole discretion, within forty-five (45) days after the date of this Agreement, a Phase I Environmental Site Assessment ("Phase I") of any Real Property owned or leased by the Company or any of its Subsidiaries, including OREO, at the Company's cost and expense (which costs and expenses shall be considered Transaction Expenses for purposes of this Agreement), conducted by an environmental consultant selected by Parent after consulting the Company's General Counsel ("Environmental Consultant"). The Company shall notify Parent as soon as practicable (but in any event within two (2) business days) of the acquisition of any real property, including OREO, by the Company or any of its Subsidiaries after the date of this Agreement ("After Acquired Real Property"). The Company hereby consents to Parent obtaining, in Parent's sole discretion, a Phase I of any After Acquired Real Property conducted by Environmental Consultant. If Parent elects to obtain a Phase I on any After Acquired Real Property, it shall do so as soon as practicable (but in any event within forty-five (45) days) of the Company notifying Parent of the acquisition of such After Acquired Real Property. The Company shall be responsible for the costs and expenses associated with obtaining all Phase Is on all After Acquired Real Property and such costs and expenses will be considered Transaction Expenses for purposes of this Agreement.

          (b)   In the event any Phase I (including a Previously Disclosed Phase I that the Company or one of its Subsidiaries caused to be performed within three (3) years of the date hereof) discloses any Recognized Environmental Condition (as defined by ASTM E1527-13) or any other potential environmental condition that in the reasonable belief of Parent warrants further review or investigation, Parent shall reasonably promptly give notice of the same to the Company. Parent may then, within an additional forty-five (45) day period and subject to the terms of any applicable lease, have a Phase II Environmental Site Assessment ("Phase II") conducted by Environmental Consultant; provided, however, that such forty-five (45) day period may be extended as Parent deems reasonably necessary in light of relevant weather and ground conditions. The Company shall use its best efforts to obtain any necessary landlord consent for the performance of a Phase II of any leased property in accordance herewith. The scope of the Phase II shall be determined by Parent in its reasonable discretion after reasonable consultation with the Company and all costs and expenses associated with such Phase II testing and report shall be borne by Parent. Parent shall provide copies of the draft and final Phase I reports and Phase II reports, if any, to the Company promptly following the receipt of any such report by Parent.

          (c)   In the event any Phase II assessment discloses the presence of any environmental condition, including the presence of an underground storage tank or Hazardous Materials above levels allowed by applicable Environmental Laws given the commercial use of the real property, that is unsatisfactory to Parent in its reasonable discretion, Parent shall promptly obtain (but in any case within a reasonable time prior to the Closing Date), at the Company's sole cost and expense (which cost and expense shall be considered a Transaction Expense for purposes of this Agreement), from one or more environmental consultants or contractors (mutually acceptable to the parties), as appropriate, a good faith estimate (reasonably acceptable to the parties) of the cost and expense necessary to further investigate, remediate, cleanup, abate, restore and otherwise fully address such environmental condition in accordance with Environmental Laws and to the satisfaction of any relevant Governmental Authority (a "Remediation Estimate"). Parent shall cause all Remediation Estimates to be updated, as needed, through the Closing Date.

          (d)   In the event the sum of the Title Defect Amount, plus the sum of all Remediation Estimates in the aggregate exceeds Seven Hundred Fifty Thousand Dollars ($750,000) (a "Real Property Adjustment Amount"), the Cash Exchange Amount of Company Common Stock shall be reduced prior to the Closing by an amount equal to the result of: (i) the amount of the Real Property Adjustment Amount up to an aggregate amount of One Million Dollars ($1,000,000), divided by (ii) the aggregate number of outstanding shares of Company Common Stock immediately prior to the Effective Time. If the Real Property Adjustment Amount is greater than One Million Dollars ($1,000,000), Parent may, in its sole discretion, elect to (A) reduce the Cash Exchange Amount by an amount equal to (1) One Million Dollars ($1,000,000), divided by (2) the aggregate number of outstanding shares of Company Common Stock immediately prior to the Effective Time and, subject to the satisfaction of all of the conditions set forth in Article 7 hereof, proceed to the Closing, or (B) terminate this Agreement pursuant to Section 8.1(i) of this Agreement.

          (e)   The Company (i) hereby grants, and agrees to cause the Company Bank Sub to grant, both Parent and Environmental Consultant reasonable non-exclusive access to the Real Property for the purpose of conducting the Phase I and any Phase II assessments as set forth above; and (ii) shall reasonably cooperate, and cause its Subsidiaries to cooperate, in connection with the performance of any such assessment.

        6.16    Shareholder Litigation.     The Company shall give Parent the opportunity to participate at its own expense in the defense or settlement of any litigation against the Company and/or its directors or Affiliates relating to the transactions contemplated by this Agreement, and the Company shall not agree to any such settlement without Parent's prior written consent.

        6.17    Tax Covenants.

          (a)   The parties intend that the Merger qualify as a nontaxable reorganization within the meaning of Section 368(a) and related sections of the Code and that this Agreement constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each of the Company and Parent shall use its commercially reasonable efforts, and shall cause their Subsidiaries to use commercially reasonable efforts, to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Following the Effective Time, neither Parent nor any Affiliate of Parent knowingly shall take any action, cause any action to be taken, fail to take any action, or cause any action to fail to be taken, which action or failure to act could prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Prior to the earlier of (i) forty-five (45) days following the Effective Time; and (ii) January 15 of the calendar year following the calendar year in which the Effective Time occurs, the Surviving Corporation shall comply with the reporting requirements of Section 1.6045B-1(a)(2) of the Treasury Regulations. Each of the Company and Parent shall report the Merger as a reorganization within the meaning of Section 368(a) of the Code on its United States federal income Tax Return, unless otherwise required pursuant to a "determination" within the meaning of Section 1313(a) of the Code.

          (b)   As of the date hereof, the Company has no Knowledge of any reason: (i) why it would not be able to deliver to counsel to the Company and counsel to Parent, at the date of the legal opinions referred to in Section 7.2(c) and Section 7.3(c), certificates substantially in compliance with IRS published advance ruling guidelines, with reasonable or customary exceptions and modifications thereto (the "IRS Guidelines"), to enable counsel to Parent and counsel to the

  Company to deliver the legal opinions contemplated by Section 7.2(c) and Section 7.3(c), respectively, and the Company hereby agrees to deliver such certificates effective as of the date of such opinions; or (ii) why counsel to the Company would not be able to deliver the opinion required by Section 7.2(c). The Company will deliver such certificates to counsel to the Company and counsel to Parent.

          (c)   As of the date hereof, Parent has no Knowledge of any reason: (i) why it would not be able to deliver to counsel to Parent and counsel to the Company, at the date of the legal opinions referred to in Section 7.2(c) and Section 7.3(c), certificates substantially in compliance with the IRS Guidelines, to enable counsel to Parent and counsel to the Company to deliver the legal opinions contemplated by Section 7.2(c) and Section 7.3(c), respectively, and Parent hereby agrees to deliver such certificates effective as of the date of such opinions; or (ii) why counsel to Parent would not be able to deliver the opinion required by Section 7.3(c). Parent will deliver such certificates to counsel to Parent and counsel to the Company.

          (d)   Parent shall prepare and timely file, or cause to be prepared and timely filed, all Tax Returns of the Company for taxable periods (or portion thereof) that end on or before the Closing Date and that are required to be filed after the Closing Date ("Pre-Closing Tax Returns"). Such Pre-Closing Tax Returns shall be prepared in a manner consistent with past practices (unless otherwise required by Law) and without a change of any election or any accounting method. To the extent permitted by applicable Law, the Company's shareholders shall include any income, gain, loss, deduction or other tax items for such taxable periods on their Tax Returns in a manner consistent with the Schedule K-1s prepared by the Company's shareholders for such taxable periods. Without limiting the foregoing, Parent shall permit a person designated by the Company in writing prior to the Closing Date to review, on behalf of such shareholders, the Pre-Closing Tax Returns at least five (5) business days prior to the filing of such Pre-Closing Tax Returns, and shall consider any comments of such person with respect thereto.

        6.18    Identified Charitable Contribution.     Prior to Closing the Company shall make the charitable contribution described in Section 6.18 of the Company Disclosure Schedule (the "Identified Charitable Contribution").

        6.19    Company Foundation Contributions.     Through the Closing, an affiliate of the Company, Park Bank Foundation Inc., shall make customary charitable contributions in the ordinary course of business consistent with past practices. Such contributions shall be made solely by Park Bank Foundation Inc. and will not be made directly by the Company or the Company Bank Sub from Company or Company Bank Sub funds. The Company shall provide Parent with a detailed description of such contributions, to be particularly described in Section 6.18 of the Company Disclosure Schedule (the "Company Foundation Contributions").

        6.20    Additional Agreements.     In case at any time after the Effective Time any further action that is reasonably necessary or desirable to carry out the purposes of this Agreement or to vest Parent or the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the then current officers and directors of each party to this Agreement and their respective Subsidiaries shall take, or cause to be taken, all such reasonably necessary action as may be reasonably requested by the other party, at the expense of the party who makes any such request.

        6.21    Authorization and Reservation of Parent Common Stock.     The Board of Directors of Parent shall authorize and reserve the maximum number of shares of Parent Common Stock to be issued pursuant to this Agreement.

        6.22    Certain Charitable Contribution.     Parent agrees to allocate the amount set forth in Section 6.22 of the Parent Disclosure Schedule of the funds available to the First Midwest Charitable Foundation (the "Foundation"), to provide a pool of funds to be used within the market areas of the Company and the Company Bank Sub, consistent with the Foundation's purposes.

ARTICLE 7

Conditions to the Merger

        7.1    Conditions to Each Party's Obligation to Effect the Merger.     The respective obligation of each party to consummate the Merger is subject to the fulfillment or written waiver by each party before the Effective Time of each of the following conditions:

          (a)    Shareholder Approval.    This Agreement and the Merger shall have been duly approved by all requisite votes of the holders of the Company Common Stock.

          (b)    Regulatory Approvals.    All Requisite Regulatory Approvals (1) shall have been obtained and shall remain in full force and effect and all waiting periods in respect thereof shall have expired, and (2) shall not have imposed a Burdensome Condition.

          (c)    Exchange Listing.    The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing on Nasdaq, subject to official notice of issuance.

          (d)    Registration Statement.    The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and be in effect and no proceedings for that purpose shall have been initiated by the SEC and not withdrawn.

          (e)    No Injunction.    No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the Merger, the Bank Merger or any other transaction contemplated hereby. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits or makes illegal the consummation of the Merger, the Bank Merger or any other transaction contemplated hereby.

        7.2    Conditions to the Obligation of the Company.     The Company's obligation to consummate the Merger is also subject to the fulfillment or written waiver by the Company before the Effective Time of each of the following conditions:

          (a)    Representations and Warranties of Parent.    The representations and warranties of Parent in Section 5.3 that are qualified by the words "material" or "Material Adverse Effect" shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date). All other representations and warranties of Parent in Section 5.3 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date). The Company shall have received a certificate, dated the Closing Date, signed on behalf of Parent by the Chief Executive Officer and Chief Financial Officer of Parent affirming the accuracy of the two (2) preceding sentences.

          (b)    Performance of Obligations of Parent.    Parent shall have performed in all material respects all obligations and shall have complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or before the Effective Time, and the Company shall have received a certificate, dated the Closing Date and signed on behalf of Parent by the Chief Executive Officer and Chief Financial Officer of Parent to that effect.

          (c)    Tax Opinion of the Company's Counsel.    The Company shall have received an opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP, dated the Closing Date, reasonably acceptable to Parent and its counsel and based on facts, representations and assumptions described in such opinion, to the effect that: (i) the Merger will be treated as a reorganization within the meaning of

  Section 368(a) of the Code; (ii) the Company and Parent will each be a party to such reorganization within the meaning of Section 368(b) of the Code; and (iii) no gain or loss will be recognized by holders of Company Common Stock upon the receipt of shares of Parent Common Stock in exchange for their shares of Company Common Stock, except to the extent of any cash consideration received in the Merger and any cash received in lieu of fractional shares of Parent Common Stock. In rendering such opinion, Barack Ferrazzano Kirschbaum & Nagelberg LLP will be entitled to receive and rely upon certificates and representations of officers of Parent and the Company.

        7.3    Conditions to the Obligation of Parent.     Parent's obligation to consummate the Merger is also subject to the fulfillment or written waiver by Parent before the Effective Time of each of the following conditions:

          (a)    Representations and Warranties of the Company.    The representations and warranties of the Company in Section 5.2 that are qualified by the words "material" or "Material Adverse Effect" shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date). The representations and warranties of the Company in Section 5.2(b)(1) through (3) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date. All other representations and warranties of the Company in Section 5.2 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date). Parent shall have received a certificate, dated the Closing Date, signed on behalf of the Company by the President and Chairman of the Board of Directors of the Company, the Executive Vice President of the Company, the Vice President, Treasurer and Secretary of the Company, and the Vice President and General Counsel of the Company affirming the accuracy of the three (3) preceding sentences.

          (b)    Performance of Obligations of the Company.    The Company shall have performed in all material respects all obligations and shall have complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or before the Effective Time, and Parent shall have received a certificate, dated the Closing Date and signed on behalf of the Company by the President and Chairman of the Board of Directors of the Company, the Executive Vice President of the Company, the Vice President, Treasurer and Secretary of the Company, and the Vice President and General Counsel of the Company to that effect.

          (c)    Tax Opinion of Parent's Counsel.    Parent shall have received an opinion of Chapman and Cutler LLP, dated the Closing Date, reasonably acceptable to the Company and its counsel, and based on facts, representations and assumptions described in such opinion, to the effect that: (i) the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code; (ii) the Company and Parent will each be a party to such reorganization within the meaning of Section 368(b) of the Code; and (iii) no gain or loss will be recognized by holders of Company Common Stock upon the receipt of shares of Parent Common Stock in exchange for their shares of Company Common Stock, except to the extent of any cash consideration received in the Merger and any cash received in lieu of fractional shares of Parent Common Stock. In rendering such opinion, Chapman and Cutler LLP will be entitled to receive and rely upon certificates and representations of officers of Parent and the Company.

          (d)    Opinion of the Company's Corporate Counsel.    Parent shall have received an opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP, dated the Closing Date, covering the matters set forth in Annex 4 hereto, in a form reasonably satisfactory to Parent and its counsel.

          (e)    Dissenting Common Shares.    The number of Dissenting Common Shares shall not exceed seven and one-half percent (7.5%) of the outstanding shares of Company Common Stock, and Parent shall have received a certificate, dated the Closing Date and signed on behalf of the Company by the President and Chairman of the Board of Directors of the Company, the Executive Vice President of the Company, the Vice President, Treasurer and Secretary of the Company, and the Vice President and General Counsel of the Company to that effect.

          (f)    Third-Party Consents.    The Company shall have obtained all the Required Third-Party Consents, and such consents and approvals shall be in full force and effect, and Parent shall have received a certificate, dated the Closing Date and signed on behalf of the Company by the President and Chairman of the Board of Directors of the Company, the Executive Vice President of the Company, the Vice President, Treasurer and Secretary of the Company, and the Vice President and General Counsel of the Company to that effect.

          (g)    Minimum Tangible Common Equity.    The Closing Tangible Common Equity of the Company shall be greater than or equal to the Minimum Tangible Common Equity.

          (h)    Minimum Deposits.    The ten (10) day average balance of the Company's and its Subsidiaries' consolidated deposits shall be no less than Seven Hundred Sixty Million Dollars ($760,000,000) for the ten (10) day period ending on the day immediately prior to the Closing Date. Parent shall have received a certificate, dated the Closing Date, signed on behalf of the Company by the Chairman of the Board of Directors, President and Chief Executive Officer, Chief Financial Officer and General Counsel of the Company to that effect.

          (i)    Minimum Loans.    The Company's consolidated total loans excluding loans held for sale as reflected in the Final Closing Balance Sheet shall be no less than Six Hundred Forty-Five Million Dollars ($645,000,000). Parent shall have received a certificate, dated the Closing Date, signed on behalf of the Company by the Chairman of the Board of Directors, President and Chief Executive Officer, Chief Financial Officer and General Counsel of the Company to that effect.

          (j)    Environmental Matters.    Each Phase I and Phase II permitted to be performed pursuant to Sections 6.15(a) and (b) hereof shall have been performed, each Remediation Estimate required or permitted to be obtained pursuant to Section 6.15(c) hereof shall have been obtained and if there is a Real Property Adjustment Amount, the Cash Exchange Amount per share of Company Common Stock shall be reduced in accordance with Section 6.15(d).

          (k)    Title Matters.    Each Title Review Period shall have expired and each condition set forth on any Title Notice delivered pursuant to Section 6.14(b) hereof shall have been resolved pursuant to Section 6.14(c) hereof.

          (l)    Resignations.    Parent shall have received the resignations, effective as of the Effective Time, of each director and executive officer of the Company and each director and executive officer of the Company Bank Sub.

          (m)    FIRPTA Certificate.    Parent shall have received from the Company a certificate stating that the Company and each of its Subsidiaries are not and have not been a United States real property holding corporation, dated as of the Closing Date and in form and substance required under Treasury Regulation Section 1.897-2(h) and as reasonably acceptable to Parent.

          (n)    Material Adverse Effect.    Since the date of this Agreement, a Material Adverse Effect with respect to the Company shall not have occurred, and Parent shall have received a certificate, dated as of the Closing Date, and signed on behalf of the Company by the President and Chairman of the Board of Directors of the Company, the Executive Vice President of the Company, the Vice President, Treasurer and Secretary of the Company, and the Vice President and General Counsel of the Company to that effect.

          (o)    Outstanding Share Certification.    Parent shall have received a certificate, in a form and substance satisfactory to Parent in its sole discretion, from the Company certifying that the Company has 164,520 shares of Company Common Stock outstanding as of the Closing Date signed on behalf of the Company by the President and Chairman of the Board of Directors of the Company, the Executive Vice President of the Company, the Vice President, Treasurer and Secretary of the Company, and the Vice President and General Counsel of the Company.

          (p)    Actions Seeking to Prohibit the Contemplated Transactions.    No action, suit, claim, or proceeding shall be pending against or affecting the Company or any of its Subsidiaries or Parent or any of its Subsidiaries that is seeking to prohibit or make illegal the consummation of any of the transactions contemplated by this Agreement.

ARTICLE 8

Termination

        8.1    Termination.     This Agreement may be terminated, and the Merger and the transactions contemplated hereby may be abandoned, at any time before the Effective Time, by the Company or Parent, whether prior to or after approval of this Agreement and the transactions contemplated thereby, including the Merger, by all requisite votes of the holders of Company Common Stock, as follows:

          (a)    Mutual Agreement.    With the mutual written agreement of the other party.

          (b)    Breach.    If there has occurred and is continuing: (1) a breach by the other party of any representation or warranty contained herein or (2) a breach by the other party of any covenant or agreement contained herein; provided that such breach has not been cured within fifteen (15) days of written notice thereof and that such breach (under either clause (1) or (2)) would entitle the non-breaching party not to consummate the Merger under Article 7.

          (c)    Denial of Shareholder Approval.    In the case of Parent only, it will have the right to terminate this Agreement, if this Agreement, the Merger and/or the other transactions contemplated hereby are not approved by the requisite vote of the shareholders of the Company at a duly held meeting of the shareholders.

          (d)    Denial or Withdrawal of Application for Regulatory Approval.    (1) If the approval of any Governmental Authority required for consummation of the Merger, the Bank Merger or the other transactions contemplated hereby is denied by final, non-appealable action of such Governmental Authority or (2) any application, filing or notice necessary in connection with a Requisite Regulatory Approval has been withdrawn at the request or recommendation of the applicable Governmental Authority and such Governmental Authority would not accept the re-filing of such application; provided that the right to terminate this Agreement under this Section 8.1(d) shall not be available to any party whose failure to comply with any provision of this Agreement has been the cause of, or materially contributed to, the foregoing.

          (e)    Outside Date.    If the Effective Time has not occurred by the close of business on the twelve (12) month anniversary of the date hereof (the "Outside Date"); provided that the right to terminate this Agreement under this Section 8.1(e) shall not be available to any party whose failure to comply with any provision of this Agreement has been the cause of, or materially contributed to, the failure of the Effective Time to occur on or before such date.

          (f)    Adverse Action.    In the case of Parent only, it will have the right to terminate this Agreement if (1) the Company Board (A) submits this Agreement, the Merger and the other transactions contemplated hereby to its shareholders without a recommendation for approval or with material and adverse conditions on such approval (or fails to reconfirm its recommendation after request to do so by Parent), or otherwise withdraws or materially and adversely modifies (or discloses its intention to withdraw or materially and adversely modify) its recommendation referred to in Section 5.2(e), (B) recommends to its shareholders an Acquisition Proposal other than the Merger or (C) negotiates or authorizes the conduct of negotiations with a third party regarding an Acquisition Proposal other than the Merger and ten (10) business days elapse without such negotiations being discontinued (it being understood and agreed that "negotiate" will not be deemed to include requesting and receiving information from, or discussing such information with, a person that submits an Acquisition Proposal for the sole purpose of ascertaining the terms of such Acquisition Proposal and determining whether the Company Board will in fact engage in or authorize negotiations) or (2) there is a material breach of Section 6.7.

          (g)    Dissenting Common Shares.    In the case of Parent only, it will have the right to terminate this Agreement if the number of Dissenting Common Shares exceeds seven and one-half percent (7.5%) of the outstanding shares of Company Common Stock.

          (h)    Material Adverse Effect.    If a Material Adverse Effect occurs with respect to the other party.

          (i)    Real Property Adjustment Amount.    In the case of Parent only, if the Real Property Adjustment Amount is greater than One Million Dollars ($1,000,000).

        8.2    Effect of Termination and Abandonment.     Except as otherwise provided herein, a termination of this Agreement pursuant to the terms hereof shall be effective immediately upon delivery of written notice by the terminating party to the other party hereto. If this Agreement is terminated and the Merger and the transactions contemplated hereby are abandoned, no party will have any liability or further obligation under this Agreement, except that (i) Section 6.9(c), this Section 8.2, Section 8.3 and Article 9, as well as any relevant definitions, will survive termination of this Agreement and remain in full force and effect and (ii) termination will not relieve a party from liability for any willful breach by it of this Agreement.

        8.3    Fee.

          (a)   In the event that, after the date hereof and on or before a Fee Termination Date (as defined below), (1) the Company Board submits this Agreement, the Merger and the other transactions contemplated hereby to its shareholders without a recommendation for approval or with material and adverse conditions on such approval (or fails to re-confirm its recommendation after requested to do so by Parent), or otherwise withdraws or materially and adversely modifies (or discloses its intention to withdraw or materially and adversely modify) its recommendation referred to in Section 5.2(e), (2) the Company, without having received Parent's prior written consent, enters into an agreement to engage in an Acquisition Transaction with any person (the term "person" for purposes of this definition having the meaning assigned in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) other than Parent or any of its Subsidiaries, (3) the Company authorizes, recommends or proposes (or publicly announces its intention to authorize, recommend or propose) an agreement to engage in an Acquisition Transaction with any person other than Parent or any of its Subsidiaries, (4) the Company Board recommends to its shareholders an Acquisition Transaction other than the Merger, (5) any person, other than Parent or any of its Subsidiaries, acquires beneficial ownership or the right to acquire beneficial ownership of twenty percent (20%) or more of the outstanding shares of any class or series of Company Common Stock (the term "beneficial ownership" for purposes of this definition having the meaning assigned in Section 13(d) of the Exchange Act, and the rules and regulations of the SEC thereunder), (6) the Company fails to convene a shareholder meeting to approve this Agreement, the Merger and the other transactions contemplated hereby in accordance with Section 6.2 or (7) the Company breaches Section 6.7 of this Agreement (clauses (1) through (7), a "Fee Triggering Event"), then the Company will pay to Parent a cash termination fee (the "Fee") of Eight Million Two Hundred

  Thousand Dollars ($8,200,000) plus all reasonable and documented out-of-pocket expenses incurred by Parent in connection with the transactions contemplated hereby and in connection with enforcing the payment of the Fee. The Fee will be payable, without setoff, by wire transfer in immediately available funds not later than three (3) business days following the first occurrence of a Fee Triggering Event to an account specified by Parent for such purpose. If the Fee has not been received by Parent within three (3) business days following the first occurrence of a Fee Triggering Event, interest shall accrue on the Fee at an annual rate equal to five percent (5%). The Company acknowledges that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated hereby, and that, without these agreements, Parent would not enter into this Agreement. The amount payable by the Company pursuant to this Section 8.3(a) shall constitute liquidated damages and Parent's receipt thereof shall be Parent's sole and exclusive remedy under this Agreement for monetary damages for any breaches of representations or warranties or covenants under this Agreement by the Company except in the case of fraud or for willful and material breaches of this Agreement. Except as specifically provided in the immediately preceding sentence, the parties hereto agree that this provision is without prejudice to any other rights or remedies that the parties hereto may have at law or in equity for any failure to perform, or a breach of a representation or warranty under, this Agreement.

          (b)   For purposes of this Section 8.3, "Fee Termination Date" means the date that the termination of this Agreement is effective; provided, however, if this Agreement is terminated by (1) Parent pursuant to Section 8.1(c) or either the Company or Parent pursuant to Section 8.1(e), or by Parent pursuant to Section 8.1(b) or 8.1(g), and, prior to such termination, an Acquisition Proposal shall have been made or any person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal, or (2) Parent pursuant to Section 8.1(f), then the Fee Termination Date means the twelve (12) month anniversary of the termination of this Agreement.

ARTICLE 9

Miscellaneous

        9.1    Survival.     The representations, warranties, agreements and covenants contained in this Agreement will not survive the Effective Time (other than Article 2, Article 3, Section 6.9(c), Section 6.11 and this Article 9).

        9.2    Expenses.     Except as otherwise provided herein, each party will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that Parent and Company will each bear and pay one-half of the following expenses: (a) the costs (excluding the fees and disbursements of counsel, financial advisors and accountants) incurred in connection with the copying, printing and distributing the Registration Statement and the Proxy Statement for the approval of the Merger and (b) all listing, filing or registration fees, including fees paid for filing the Registration Statement with the SEC and any other fees paid for filings with Governmental Authorities.

        9.3    Notices.     All notices, requests and other communications given or made under this Agreement must be in writing (which shall include facsimile communication and electronic mail) and will be deemed given when personally delivered, facsimile transmitted (with confirmation), sent by electronic mail, mailed by registered or certified mail (return receipt requested) or sent by overnight courier to the persons and addresses set forth below or such other place as such party may specify by written notice to the other parties hereto.

  If to the Company, to:

  BANKMANAGERS CORP.
  330 East Kilbourn Avenue
  Milwaukee, WI 53202
  Attention: Michael Kelly and P. Michael Mahoney
  Facsimile: (414) 223-3022
  E-mail: mikek@parkbankonline.com; mikem@parkbankonline.com with a copy to:

  Barack Ferrazzano Kirschbaum & Nagelberg LLP
  200 West Madison Street, Suite 3900
  Chicago, IL 60606
  Attention: John E. Freechack
  Facsimile: (312) 984-3150
  E-mail: john.freechack@bfkn.com
  Attention: Abdul R. Mitha
  Facsimile: (312) 984-3150
  E-mail: abdul.mitha@bfkn.com

  If to Parent, to:

  FIRST MIDWEST BANCORP, INC.
  8750 West Bryn Mawr Avenue, Suite 1300
  Chicago, IL 60631
  Attention: Nicholas J. Chulos, Executive Vice President, General
                      Counsel and Corporate Secretary
  Facsimile: (872) 207-7188
  E-mail: nick.chulos@firstmidwest.com

  with a copy to:

  Chapman and Cutler LLP
  111 West Monroe Street
  Chicago, IL 60603
  Attention: John J. Martin, Esq.
  Facsimile: (312) 516-1474
  E-mail: jjmartin@chapman.com

        9.4    Waiver; Amendment.

          (a)   Any term, provision or condition of this Agreement may be waived in writing at any time by the party which is entitled to the benefits hereof; provided, however, after the approval of this Agreement and the transactions contemplated hereby, including the Merger, by all requisite votes of the holders of Company Common Stock, no waiver of any term, provision or condition hereof shall be made which by Law requires further approval of the shareholders of the Company unless such further approval is obtained. Each and every right granted to any party hereunder, or under any other document delivered in connection herewith or therewith, and each and every right allowed it by Law or equity, shall be cumulative and may be exercised from time to time. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of a condition or of the breach of any term, agreement, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, agreement, covenant, representation or warranty of this Agreement.

          (b)   This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Subject to the foregoing this Agreement may be amended by the parties hereto by action taken by the board of directors of Parent and the board of directors of the Company at any time before or after the approval of this Agreement and the transactions contemplated thereby, including the Merger, by all requisite votes of the holders of Company Common Stock; provided, however, no amendment shall be made after the receipt of such approval which by Law requires further approval of the shareholders of the Company unless such further approval is obtained; provided, further, Parent and the Company may without approval of their respective boards of directors, make such technical changes to this Agreement, not inconsistent with the purposes hereof, as may be required to effect or facilitate any Requisite Regulatory Approvals or acceptance of the Merger or of this Agreement or to effect or facilitate any filing or recording required for the consummation of any of the transactions contemplated hereby.

        9.5    Alternative Structure.     Notwithstanding anything to the contrary in this Agreement, before the Effective Time, Parent may by notice to the Company at least five (5) business days prior to the approval of this Agreement and the transactions contemplated thereby, including the Merger, by all requisite votes of the holders of Company Common Stock, revise the structure of the Merger or otherwise revise the method of effecting the Merger and the transactions contemplated hereby, provided that (a) such revision does not alter or change the kind or amount of consideration to be delivered to shareholders of the Company, (b) such revision does not adversely affect the tax consequences to the shareholders of the Company, (c) such revised structure or method is reasonably capable of consummation without significant delay in relation to the structure contemplated herein and (d) such revision does not otherwise cause, and could not reasonably be expected to cause, any of the conditions set forth in Article 7 not to be capable of being fulfilled (unless duly waived by the party entitled to the benefits thereof). This Agreement and any related documents will be appropriately amended in accordance with the terms hereof or thereof in order to reflect any such revised structure or method.

        9.6    Governing Law.     This Agreement shall be governed and construed in accordance with the Laws of the State of Delaware applicable to contracts made and to be performed entirely within that State.

        9.7    Waiver of Jury Trial.     EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (d) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.7.

        9.8    Entire Understanding; No Third Party Beneficiaries.     This Agreement, the other agreements and documents contemplated hereby or executed contemporaneous herewith and the Confidentiality Agreement represent the entire understanding of the parties hereto regarding the transactions contemplated hereby and supersede any and all other oral or written agreements previously made or purported to be made. Except for Section 6.11, which is intended to benefit the Indemnified Parties to the extent stated, nothing expressed or implied in this Agreement is intended to confer any rights, remedies, obligations or liabilities upon any person other than the Company and Parent. For the avoidance of doubt, notwithstanding anything in the Confidentiality Agreement to the contrary, the parties hereto hereby agree that the execution and delivery of this Agreement does not result in the termination of the Confidentiality Agreement, which remains in full force and effect in accordance with the terms thereof.

        9.9    Counterparts.     This Agreement may be executed in multiple counterparts, and may be delivered by means of facsimile or email (or any other electronic means such as ".pdf" or ".tiff" files), each of which shall be deemed to constitute an original, but all of which together shall be deemed to constitute one and the same instrument.

        9.10    Severability.     Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but in case any one or more provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, (a) all other provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transaction contemplated hereby is not affected in a manner materially adverse to any party and (b) the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby can be consummated as originally contemplated to the greatest extent possible.

        9.11    Subsidiary and Affiliate Action.     Wherever a party has an obligation under this Agreement to "cause" a Subsidiary or Affiliate of such party or any such Subsidiary's or Affiliate's officers, directors, management or employees to take, or refrain from taking, any action, or such action that may be necessary to accomplish the purposes of this Agreement, such obligation of such party shall be deemed to include an undertaking on the part of such party to cause such Subsidiary or Affiliate to take such necessary action. Wherever this Agreement provides that a Subsidiary or Affiliate of a party has an obligation to act or refrain from taking any action, such party shall be deemed to have an obligation under this Agreement to cause such Subsidiary or Affiliate, or any such Subsidiary's or Affiliate's officers, directors, management or employees, to take, or refrain from taking, any action, or such action as may be necessary to accomplish the purposes of this Agreement. To the extent necessary or appropriate to give meaning or effect to the provisions of this Agreement or to accomplish the purposes of this Agreement, Parent and the Company, as the case may be, shall be deemed to have an obligation under this Agreement to cause any Subsidiary thereof to take, or refrain from taking, any action, and to cause such Subsidiary's officers, directors, management or employees, to take, or refrain from taking, any action otherwise contemplated herein. Any failure by an Affiliate of Parent or the Company to act or refrain from taking any action contemplated by this Agreement shall be deemed to be a breach of this Agreement by Parent or the Company, respectively.

        9.12    Other Remedies; Specific Performance.     Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity.

        9.13    Assignment.     No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding the foregoing, Parent may assign all of its rights and obligations under this Agreement to any of its Affiliates (each a "Permitted Assignee") upon not less than five (5) days prior written notice to the Company, provided that upon such assignment Parent shall nevertheless remain liable for all terms, covenants, obligations and conditions of Parent set forth in this Agreement. Contemporaneously with such assignment, the Permitted Assignee shall execute a counterpart of this Agreement and a certificate containing the representations and warranties set forth in Section 5.3, conformed to be applicable to such Permitted Assignee.

*                    *                    *

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

BANKMANAGERS CORP.
By:	/s/ P. MICHAEL MAHONEY
	Name:	P. Michael Mahoney
	Title:	President and Chairman of the Board
FIRST MIDWEST BANCORP, INC.
By:	/s/ MARK G. SANDER
	Name:	Mark G. Sander
	Title:	President and Chief Operating Officer

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

Annex 1-A

LIST OF PARTIES ENTERING INTO THE COMMON VOTING AGREEMENT

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  [                        ]

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  [                        ]

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  [                        ]

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  [                        ]

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  [                        ]

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  [                        ]

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  [                        ]

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  [                        ]

*
These shareholders will not be subject to the provisions of Section 3(b) of the Common Voting Agreement.

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Annex 1-B

FORM OF COMMON VOTING AGREEMENT

August 27, 2019

First Midwest Bancorp, Inc.
8750 West Bryn Mawr Avenue, Suite 1300
Chicago, IL 60631

Ladies and Gentlemen:

        The undersigned, being a shareholder of BANKMANAGERS CORP., a Wisconsin corporation (the "Company"), hereby acknowledges that the Company and FIRST MIDWEST BANCORP, INC., a Delaware corporation ("Parent"), are concurrently entering into an Agreement and Plan of Merger, dated as of an even date herewith (as amended or modified from time to time, the "Merger Agreement"), pursuant to which the Company will be merged with and into Parent (the "Merger"). A copy of the Merger Agreement has been provided to the undersigned. Capitalized terms used but not defined herein are to be deemed to have the meanings assigned to them in the Merger Agreement.

        The undersigned further acknowledges that the undersigned will benefit directly and substantially from the consummation of the Merger. As an inducement to and condition of Parent's willingness to enter into the Merger Agreement, the undersigned hereby agrees, represents and warrants as follows:

        1.    Owned Shares.     The undersigned owns (of record or beneficially) and has the full power and authority to vote the number of shares of Company Common Stock set forth on the signature page hereof (the "Owned Shares"). For all purposes of this agreement, the Owned Shares will include any shares of Company Common Stock as to which the undersigned acquires beneficial or record ownership after the date hereof.

        2.    Agreement to Vote Owned Shares.     The undersigned agrees that at the Company Meeting or any other meeting or action of the shareholders of the Company, including a written consent solicitation, the undersigned will (a) vote all of the Owned Shares (or otherwise provide a proxy or consent) in favor of, and will otherwise support, approval, and will not initiate any proxy solicitation or undertake any other efforts not to support approval, of the Merger Agreement, the Merger and any other matters required to be approved or adopted in order to effect the Merger and the transactions contemplated by the Merger Agreement, and (b) not vote the Owned Shares (or otherwise provide a proxy or consent) in favor of, or otherwise support, approval of any Acquisition Proposal or any action that is intended to, or could reasonably be expected to, materially impede, interfere with, delay or otherwise materially and adversely affect the Merger or the transactions contemplated by the Merger Agreement. Notwithstanding the foregoing, the parties acknowledge that this agreement is entered into by the undersigned solely in his or her capacity as legal title holder of the Owned Shares and that nothing in this agreement shall prevent the undersigned from discharging his or her fiduciary duties as a member of the Company Board or as an officer of the Company.

        3.    Transfer of Owned Shares.

          (a)   The undersigned agrees that the undersigned will not, without the prior written consent of Parent (which consent shall not be unreasonably withheld) (i) directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option, commitment, derivative or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of the Owned Shares or the voting rights thereunder, unless the undersigned receives (A) an irrevocable proxy, in form and substance identical to the provisions of Section 2 hereof, to vote such Owned Shares with respect to the Merger Agreement and the Merger and otherwise, and the undersigned will vote such proxy as provided in Section 2 hereof

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  and (B) an agreement identical in all material respects to this letter agreement executed by the transferee of the Owned Shares, and (ii) take any action or omit to take any action that would prohibit, prevent or preclude the undersigned from performing its obligations under this letter agreement.

          (b)   [APPLICABLE TO CERTAIN PARTIES] The undersigned agrees that, from the date hereof until ninety (90) days from the date of receipt of Parent Common Stock pursuant to the Merger Agreement, the undersigned will not, without the prior written consent of Parent, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Parent Common Stock or any securities convertible into or exchangeable or exercisable for Parent Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or (ii) enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Parent Common Stock, whether any such swap, hedge or transaction is to be settled by delivery of Parent Common Stock or other securities, in cash or otherwise. Notwithstanding the foregoing, the undersigned may transfer the undersigned's shares of Parent Common Stock or securities convertible into or exercisable for Parent Common Stock: (y) by will or by operation of law (in which case this agreement shall bind the transferee, to the extent permitted); or (z) as Parent may otherwise agree in writing.

        4.    Further Assurances.     The undersigned will take all reasonable actions and make all reasonable efforts, and will execute and deliver all such further documents, certificates and instruments, in order to consummate the transactions contemplated hereby and by the Merger Agreement, including, without limitation, the agreement of the undersigned to vote the Owned Shares in accordance with Section 2 hereof.

        5.    No Solicitation.     The undersigned agrees that the undersigned shall not, and the undersigned shall direct and use its reasonable best efforts to cause the undersigned's agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by the undersigned) not to, knowingly initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any Acquisition Proposal or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal.

        6.    Waiver of Claims.     The undersigned irrevocably agrees to waive and does hereby waive any and all claims (whether past, present or future, and at Law, at equity, through arbitration or otherwise) against the Company, Parent, their respective affiliates and each of their respective officers, employees and directors to the extent arising as a result of the undersigned's ownership of shares in the Company, including without limitation claims relating to, in connection with or arising from the Merger Agreement or the Merger, the due authorization and execution and fairness (to the undersigned or otherwise) of the Merger Agreement or the Merger and the other transactions contemplated by the Merger Agreement, other than the right to receive the consideration provided for in the Merger Agreement upon consummation of the Merger. To avoid doubt, the waiver contained in this Section 6 shall be absolute and perpetual unless and until such time as this agreement is terminated pursuant to Section 8 below.

        7.    Specific Performance.     The undersigned agrees that irreparable damage would occur in the event that any of the provisions of this agreement were not performed by the undersigned in accordance with their specific terms or were otherwise breached. Accordingly, the undersigned agrees that Parent will be entitled to an injunction or injunctions to prevent breaches hereof by the

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undersigned and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Parent is entitled at Law or in equity, and that the undersigned waives the posting of any bond or security in connection with any proceeding related thereto.

        8.    Termination of this Agreement.     This Agreement will terminate automatically upon the earliest to occur of: (a) the termination of the Merger Agreement by either or both of the Company or Parent pursuant to Section 8.1 of the Merger Agreement; (b) the Company Board submitting the Merger Agreement to the Company's shareholders without a recommendation for approval in accordance with Section 6.2 of the Merger Agreement; and (c) August 22, 2024 if the Closing has not occurred prior to that date. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, such termination will not relieve any party from liability for any willful breach of this agreement prior to such termination.

        9.    Certain Representations and Warranties.     The undersigned hereby represents and warrants to Parent that the undersigned has the right, power and authority to execute and deliver this agreement; such execution and delivery does not and will not violate, or require any consent, approval, or notice under any Law or result in the breach of any contract; and this agreement has been duly executed and delivered by the undersigned and constitutes a legal, valid and binding agreement of the undersigned, enforceable in accordance with its terms (except to the extent that enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws or equitable principles or doctrines).

        10.    Appraisal Rights.     To the extent permitted by applicable Law, the undersigned hereby waives and agrees not to exercise any rights of appraisal or rights to dissent from the transactions contemplated by the Merger Agreement that the undersigned may have with respect to the Owned Shares under applicable Law.

        11.    Governing Law.     This agreement is governed by, and will be interpreted in accordance with, the Laws of the State of Delaware applicable to contracts made and to be performed entirely within that State.

        12.    Counterparts.     This agreement may be executed in multiple counterparts, and may be delivered by means of facsimile or e-mail (or any other electronic means such as ".pdf" or ".tiff" files), each of which shall be deemed to constitute an original, but all of which together shall be deemed to constitute one and the same instrument.

        13.    Severability.     Each provision of this agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but in case any one or more provisions contained in this agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, (a) all other provisions of this agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transaction contemplated hereby is not affected in a manner materially adverse to any party and (b) the parties shall negotiate in good faith to modify this agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby can be consummated as originally contemplated to the greatest extent possible.

*                    *                    *

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        The undersigned has executed and delivered this agreement as of the day and year first above written.

Very truly yours,

Name:
Number of Owned Shares:
ACCEPTED AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN:

FIRST MIDWEST BANCORP, INC.
By:
Name:
Title:

[SIGNATURE PAGE TO COMMON VOTING AGREEMENT]

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Annex 2-A

LIST OF PARTIES ENTERING INTO THE RESTRICTIVE COVENANTS AGREEMENT

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  [                        ]

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  [                        ]

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  [                        ]

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  [                        ]

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  [                        ]

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  [                        ]

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  [                        ]

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  [                        ]

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Annex 2-B

FORM OF CONFIDENTIALITY,
NON-SOLICITATION AND NON-COMPETITION AGREEMENT

        CONFIDENTIALITY, NON-SOLICITATION AND NON-COMPETITION AGREEMENT (the "Agreement") dated as of August 27, 2019, between BANKMANAGERS CORP., a Wisconsin corporation (the "Company"), FIRST MIDWEST BANCORP, INC., a Delaware corporation ("Parent"), and                        (the "Covenantor"). Capitalized terms not defined herein shall have the meaning set forth in the Merger Agreement (as defined below).

        WHEREAS, Covenantor is currently an executive officer or member of the Board of Directors of the Company and/or PARK BANK, a wholly-owned subsidiary of the Company ("Company Bank Sub"), and owns (of record or beneficially) the number of shares of Company Common Stock set forth on the signature page hereof ("Owned Shares");

        WHEREAS, Parent and the Company are entering into an Agreement and Plan of Merger on the date hereof (the "Merger Agreement"), upon the terms and subject to the conditions of which the parties intend to effect a strategic business combination pursuant to which the Company will merge with and into Parent, with Parent as the surviving entity (the "Merger"), and the Company will cause Company Bank Sub to merge with and into FIRST MIDWEST BANK, a wholly-owned subsidiary of Parent (the "Parent Bank Sub");

        WHEREAS, Covenantor agrees to enter into this Agreement containing covenants that the parties acknowledge and agree are essential to the sale or transfer of the Company's business to Parent as a result of consummation of the Merger and for other good and valuable consideration, the receipt of which is hereby acknowledged; and

        WHEREAS, Covenantor, Company and Parent acknowledge and agree that the post-Merger covenants contained herein are reasonable and necessary to protect the goodwill of the Company and Company Bank Sub that is being acquired by Parent in the Merger.

        NOW, THEREFORE, in consideration of the foregoing and the mutual commitments contained in this Agreement, the parties hereto agree as follows:

          1.    Effectiveness; Effect on Prior Agreements.    This Agreement shall be effective as of the date hereof. Notwithstanding the foregoing, if the Merger Agreement is terminated in accordance with the provisions thereof, this Agreement shall be null and void.

          2.    Confidential Information.    (a) Covenantor agrees to keep secret and confidential all documents, materials and information about or relating to the Company, Company Bank Sub, any of their respective subsidiaries or any of their respective businesses, including, without limitation, information about customers or prospective customers, business contacts, transactions, contracts, intellectual property, finances, personnel, products and pricing, or corporate affairs of which Covenantor may have become aware, whether or not relating to or arising out of Covenantor's specific duties and all other documents, materials and information that should reasonably be considered confidential under any circumstance ("Confidential Information"), and Covenantor shall not disclose or make known any such Confidential Information or anything relating thereto to any person or entity except (i) in connection with the ordinary course of the Company and/or its subsidiaries' business prior to the Effective Time, consistent with past practices, (ii) officers, directors, employees, agents and advisors of Parent and its subsidiaries and (iii) to such other persons or entities as may be authorized by Parent or to the extent required by Law. Confidential Information is limited to information that is not generally known to the Company's competitors, that has not been voluntarily disclosed to the public by the Company, and that is not otherwise lawfully in the public domain.

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            (b)   Upon Covenantor ceasing to be an executive officer or member of the Board of Directors of the Company and/or Company Bank Sub for any reason, Covenantor shall immediately return to Parent and its Subsidiaries any and all Confidential Information in Covenantor's possession or under Covenantor's control, including, without limitation, all reports, analyses, summaries, notes, or other documents or work papers, containing or based upon any Confidential Information, whether prepared by Parent or any of its subsidiaries or the Company or any of its subsidiaries, Covenantor or any other person or entity.

            (c)   Should any person or entity request in any manner that Covenantor disclose any Confidential Information, Covenantor shall immediately notify Parent of such request and the content of all communications and discussions relating thereto unless otherwise prohibited by Law.

            (d)   Covenantor is hereby notified that the immunity provisions in Section 1833 of Title 18 of the United States Code provide that an individual cannot be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made (1) in confidence to federal, state or local government officials, either directly or indirectly, or to an attorney, and is solely for the purpose of reporting or investigating a suspected violation of the law, (2) under seal in a complaint or other document filed in a lawsuit or other proceeding, or (3) to Covenantor's attorney in connection with a lawsuit for retaliation for reporting a suspected violation of law (and the trade secret may be used in the court proceedings for such lawsuit) as long as any document containing the trade secret is filed under seal and the trade secret is not disclosed except pursuant to court order.

          3.    Covenant not to Compete: Non-Solicitation of Employees and Customers.    (a) Covenantor agrees that for a two (2) year period immediately following the effective time of the Merger as provided by the Merger Agreement (the "Effective Time"), Covenantor will:

            (1)   not, directly or indirectly (whether as principal, agent, independent contractor, director, manager, employee or otherwise), own, manage, operate, join, be employed by, control or otherwise carry on, participate in the ownership, management, operation or control of, or engage in any business offering the same or substantially similar lending, deposit taking or other banking products or services, including without limitation, all trust, fiduciary or agency services provided by Company Bank Sub, as those offered or sold by the Company or Company Bank Sub, or any of their respective subsidiaries, immediately prior to the Effective Time (a "Competing Business"), in any county within the State of Wisconsin where the Company or the Company Bank Sub has banking facilities or within which it conducts business immediately prior to the Effective Time of the Merger (for purposes of the foregoing, a Competing Business shall include any organizational activities with respect to a business that would be a Competing Business once such business is organized and operating); provided, however that Covenantor shall not be prohibited from owning passively less than five percent (5%) of the aggregate of any class of capital stock of any corporation if such stock is publicly traded and listed on any national stock exchange, whether or not such corporation is a Competing Business; provided, further, that Covenantor shall not be prohibited from engaging in any business (other than the Competing Business) in which Covenantor otherwise engages as of the date hereof;

            (2)   inform any Competing Business which seeks to engage the services of Covenantor that Covenantor is bound by this Section 3 and the other terms of this Agreement;

            (3)   not solicit or induce or attempt to solicit or induce, directly or indirectly, any employee of the Company or Company Bank Sub, whether or not such person would commit a breach of any employment agreement by reason of leaving service, to terminate such

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    employee's employment relationship with the Company or Company Bank Sub (or Parent or Parent Bank Sub following the Merger); and

            (4)   not, (x) solicit by mail, by telephone, by personal meeting, or by any other means, either directly or indirectly, any customer of the Company or Company Bank Sub (each, a "Restricted Customer"); or (y) interfere with or damage (or attempt to interfere with or damage) any relationship between Parent, Parent Bank Sub or any affiliates thereof and any such Restricted Customer. For purposes of the non-solicitation restriction contained in Section 3(a)(4)(x) and (y), "Restricted Customer" also includes any individual or entity specifically identified by the Company by written notice to Covenantor at the time of the Merger as a prospective customer of the Company, and with whom Covenantor had contact on behalf of the Company in an attempt to conduct Company business, or about whom Covenantor received Confidential Information. For purposes of clarity, the termination of Covenantor's employment with Parent, if applicable, shall not by itself be treated as a violation of Section 3(a)(4)(y);

            (b)   Covenantor understands and agrees that money damages are an inadequate remedy for any breach or attempted or threatened breach of this Section 3 by Covenantor and that Company and Parent and their respective Subsidiaries shall be entitled to equitable relief, including specific performance and injunctive relief as remedies for any such breach or threatened or attempted breach. Covenantor hereby consents to the granting of an injunction (temporary or otherwise) against Covenantor or to the entering of any other court order against Covenantor prohibiting and enjoining Covenantor from violating, or directing Covenantor to comply with, any provision of this Section 3. Covenantor also agrees and understands that such remedies shall be in addition to any and all remedies, including damages, available to Company, Company Bank Sub, Parent and/or any Subsidiaries or affiliates thereof against Covenantor for such breaches or threatened or attempted breaches. If Covenantor breaches any provision herein, and is not immediately or preliminarily enjoined from such breach, then, upon a court of competent jurisdiction finding such provision enforceable, the time periods relating to the restrictions above shall be tolled during the period of breach and pendency of the lawsuit until all appeal periods have expired.

          4.    Entire Agreement; Modification.    This Agreement contains the entire agreement between Covenantor, Parent and the Company with respect to the subject matter hereof and it is the complete, final and exclusive embodiment of the agreement with regard to this subject matter hereof, provided, however, that this Agreement shall not supersede or otherwise effect any agreement or understanding between the Company or any of its Subsidiaries on the one hand and Covenantor on the other hand that includes any confidentiality, restrictive covenant or other provisions concerning the subject matter hereof on the part of Covenantor. This Agreement is being entered into by Covenantor without reliance on any promise or representation other than those expressly contained herein, and this Agreement cannot be amended except in writing signed by all parties hereto.

          In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be overly broad as to duration, geographical scope, activity or subject, this Agreement shall be construed by limiting and reducing such overly broad provision, so as to be enforceable to the extent compatible with the applicable Law as it shall then appear.

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          5.    Notices.    For the purposes of this Agreement, notices, demands, and all other communications shall be in writing and shall be deemed to have been duly given when delivered either personally or by United States certified or registered mail, return receipt requested, postage prepaid, and if to the Covenantor, delivered to the last address on file with the Company, and if to the Company, to its main offices located at 330 East Kilbourn Avenue, Milwaukee, Wisconsin 53202, and if to Parent, to its main offices located at 8750 West Bryn Mawr Avenue, Suite 1300, Chicago, Illinois 60631 or to such other address as any such party may have furnished to the others, in writing, in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          6.    Waiver.    If either party should waive any breach of any provisions of this Agreement, such party shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

          7.    Assignment.    This Agreement and any rights or obligations hereunder may be assigned by Parent to any Subsidiary of Parent or any successor in interest to Parent's or any of its Subsidiaries' businesses. This Agreement may not be assigned by Covenantor.

          8.    Headings.    The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

          9.    Governing Law.    This Agreement shall be governed by the Laws of the State of Illinois without reference to the choice of Law principles thereof. Any claim, lawsuit or dispute involving the interpretation or enforcement of this Agreement must be held in a court of competent jurisdiction located in Cook County, Illinois. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any state or federal court located in Cook County, Illinois, agrees that process may be served upon term in any manner authorized by the Laws of such jurisdiction and waives and covenants not to assist or plead any objection which they might otherwise have to such jurisdiction and such process.

          10.    Counterparts.    This Agreement may be executed in multiple counterparts, and may be delivered by means of facsimile or email (or any other electronic means such as ".pdf" or ".tiff" files), each of which shall be deemed to constitute an original, but all of which together shall be deemed to constitute one and the same instrument.

*                    *                    *

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        IN WITNESS WHEREOF, each of the parties hereto have duly executed this Agreement as of the date first set forth above.

BANKMANAGERS CORP.
By:
Name:
Title:
FIRST MIDWEST BANCORP, INC.
By:
Name:
Title:

[COVENANTOR]
By:
Number of Owned Shares:

[SIGNATURE PAGE TO CONFIDENTIALITY, NON-SOLICITATION AND NON-COMPETITION AGREEMENT]

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Annex 3

FORM OF BANK MERGER AGREEMENT

AGREEMENT AND PLAN OF MERGER OF
PARK BANK
WITH AND INTO
FIRST MIDWEST BANK

        This Agreement and Plan of Merger (this "Agreement") dated as of                        , 2019, adopted and made by and between PARK BANK ("Company Bank Sub"), a Wisconsin state-chartered bank having its main office at 330 East Kilbourn Avenue, Milwaukee, Wisconsin 53202, and FIRST MIDWEST BANK ("Parent Bank Sub"), an Illinois state-chartered bank having its main office at 8750 West Bryn Mawr Avenue, Suite 1300, Chicago, Illinois 60631.

WITNESSETH:

        WHEREAS, Company Bank Sub is a Wisconsin state-chartered bank organized and existing under the laws of the State of Wisconsin, the authorized, issued and outstanding capital stock of which consists of 100,000 shares of common stock, with a par value of $25.00 each, and all of such authorized, issued and outstanding shares are owned as of the date hereof directly by BANKMANAGERS CORP., a Wisconsin corporation (the "Company");

        WHEREAS, Parent Bank Sub is an Illinois state-chartered bank organized and existing under the laws of the State of Illinois, the authorized capital stock of which consists of 4,000,000 shares of common stock, with a par value of $10.00 each, and all of the issued and outstanding shares of which are owned as of the date hereof by FIRST MIDWEST BANCORP, INC., a Delaware corporation ("Parent");

        WHEREAS, the Company and Parent have entered into an Agreement and Plan of Merger dated as of August 27, 2019 (the "Merger Agreement"), pursuant to which the Company will merge with and into Parent, with Parent as the surviving entity (the "Holding Company Merger");

        WHEREAS, the Merger Agreement contemplates that, following the Holding Company Merger, Company Bank Sub will merge with and into Parent Bank Sub, with Parent Bank Sub as the surviving entity; and

        WHEREAS, the respective Boards of Directors of Company Bank Sub and Parent Bank Sub deem the merger of Company Bank Sub with and into Parent Bank Sub, under and pursuant to the terms and conditions herein set forth or referred to, desirable and in the best interests of the respective banks, and the Boards of Directors of Company Bank Sub and Parent Bank Sub have authorized and approved the execution and delivery of this Agreement by their respective officers;

        WHEREAS, the parties have previously reviewed financial statements which set forth the Tier 1 Capital of Parent Bank Sub and Company Bank Sub as of July 31, 2019 and the projected assets, liabilities, income and Tier 1 Capital of the Surviving Bank (as define hereinafter) following the Effective Date (as defined hereinafter), a copy of which is attached to this Agreement as Annex 1;

        NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto do hereby agree as follows:

ARTICLE I
Bank Merger

        Subject to the terms and conditions of this Agreement, on the Effective Date (as hereinafter defined), at the time designated by Parent Bank Sub following effectiveness of the Holding Company Merger, Company Bank Sub shall be merged with and into Parent Bank Sub pursuant to the provisions

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of, and with the effect provided in, the Illinois Banking Act 205 ILCS 5/1 et seq. (the "Banking Act") (said transaction being hereinafter referred to as the "Bank Merger"). On the Effective Date, the separate existence of Company Bank Sub shall cease, and Parent Bank Sub, as the surviving entity, shall continue unaffected and unimpaired by the Bank Merger, and shall be liable for all of the liabilities of Company Bank Sub existing at the Effective Date (Parent Bank Sub being hereinafter sometimes referred to as the "Surviving Bank"). The business of the Surviving Bank shall be that of an Illinois state-chartered bank and shall be conducted at its main office and its legally established branches.

ARTICLE II
Charter and By-Laws

        The Charter and By-Laws of Parent Bank Sub in effect immediately prior to the Effective Date shall be the Charter and By-Laws of the Surviving Bank, in each case until amended in accordance with applicable laws, rules or regulations.

ARTICLE III
Board of Directors

        On the Effective Date, the Board of Directors of the Surviving Bank shall consist of those persons serving as directors of Parent Bank Sub immediately prior to the Effective Date.

ARTICLE IV
Capital

        The shares of capital stock of Parent Bank Sub issued and outstanding immediately prior to the Effective Date shall, on the Effective Date, continue to be issued and outstanding.

        The shares of capital stock of Company Bank Sub held by Parent immediately after the Holding Company Merger and immediately prior to the Effective Date shall, on the Effective Date, by virtue of the Bank Merger, and without any action on the part of the holder thereof, be canceled and retired, and no cash, new shares of common stock, or other property shall be delivered in exchange therefor.

ARTICLE V
Effective Date of the Bank Merger

        The Bank Merger shall be effective at the time and on the date specified in the certificate of merger issued by the Illinois Department of Financial and Professional Regulation (the "Department") with respect thereto or, at such later time as agreed to by the parties to this Agreement (such date and time being herein referred to as the "Effective Date"). Notwithstanding the foregoing, the consummation and effectiveness of the Holding Company Merger shall be a condition precedent to the effectiveness of the Bank Merger.

ARTICLE VI
Main Office

        The main office of the Surviving Bank shall be 8750 West Bryn Mawr Avenue, Suite 1300, Chicago, Illinois 60631.

ARTICLE VII
Approvals and Fees

        The Bank Merger contemplated by this Agreement is subject to approval by the Department and the Board of Governors of the Federal Reserve System (acting through the applicable Federal Reserve

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Bank to which authority has been delegated). Regardless of whether approval by the Department is granted, Parent Bank Sub and Company Bank Sub agree to pay the Department's expenses of examination. This Agreement is also subject to approval by the shareholders of Parent Bank Sub and Company Bank Sub and in accordance with such requirement, this Agreement has been unanimously ratified and confirmed by the shareholders of Company Bank Sub and Parent Bank Sub in accordance with Section 23 of the Banking Act and Section 221.0702 of the Wisconsin banking law, respectively.

ARTICLE VIII
Further Assurances

        If at any time the Surviving Bank shall consider or be advised that any further assignments, conveyances or assurances are necessary or desirable to vest, perfect or confirm in the Surviving Bank title to any property or rights of Company Bank Sub, or otherwise carry out the provisions hereof, the proper officers and directors of Company Bank Sub, as of the Effective Date, and thereafter the officers of the Surviving Bank acting on behalf of Company Bank Sub shall execute and deliver any and all proper assignments, conveyances and assurances, and do all things necessary or desirable to vest, perfect or confirm title to such property or rights in the Surviving Bank and otherwise carry out the provisions hereof.

ARTICLE IX
Termination

        Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated by the mutual consent of the parties hereto and shall terminate automatically with no further action by either party in the event that the Merger Agreement is terminated in accordance with the provisions thereof prior to the effectiveness of the Holding Company Merger.

ARTICLE X
Dissenting Shareholders

        Pursuant to the unanimous ratification and confirmation of this Agreement by the shareholders of Company Bank Sub and Parent Bank Sub, the rights of dissenting shareholders provided by the banking laws of the State of Illinois, including 205 ILCS 5/29, shall not apply.

ARTICLE XI
Amendments

        Before the Effective Date, any provision of this Agreement may be amended or modified at any time, but only by a written agreement executed in the same manner as this Agreement, except to the extent that any such amendment would violate applicable laws, rules or regulations.

ARTICLE XII
Governing Law

        This Agreement is governed by, and will be interpreted in accordance with, the laws of the State of Illinois applicable to contracts made and to be performed entirely within that State.

ARTICLE XIII
Counterparts

        This Agreement may be executed in multiple counterparts, and may be delivered by means of facsimile or email (or any other electronic means such as ".pdf" or ".tiff" files), each of which shall be deemed to constitute an original, but all of which together shall be deemed to constitute one and the same instrument.

*                    *                    *

A-3-3

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers and attested by their officers thereunto duly authorized, all as of the day and year first above written.

ATTEST:	PARK BANK

Name:	Name:
Title:	Title:
ATTEST:	FIRST MIDWEST BANK

Name:	Name:
Title:	Title:

[SIGNATURE PAGE TO FORM OF BANK MERGER AGREEMENT]

A-3-4

Annex 1: Pro Forma Financial Statements

A-3-5

Annex 4

FORM OF OPINION OF COMPANY COUNSEL

It is our opinion that:

          (1)   The Company has been duly incorporated and is an existing corporation in good standing under the Laws of the State of Wisconsin.

          (2)   The authorized capital stock of the Company consists of 300,000 shares of common stock, $5.00 par value per share ("Company Common Stock"). The Company has outstanding 164,520 shares of Company Common Stock. All of the Company's outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and are not subject to and were not issued in violation of any preemptive rights under the laws of the State of Wisconsin, the Constituent Documents or any agreement between or among shareholders of the Company or between or among the Company and any shareholder or shareholders of the Company.

          (3)   The Agreement, the Merger and the other transactions contemplated by the Agreement have been duly authorized and, to the extent applicable, duly executed and delivered and the Agreement, the Merger and the other transactions contemplated by the Agreement have each been duly approved by the requisite votes of the shareholders consisting of the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock approving the Agreement and the transactions contemplated thereby.

          (4)   The Agreement is a legally binding obligation on the part of the Company and is enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, moratorium, insolvency, reorganization or similar laws affecting conditions generally and to general principals of equity.

          (5)   The execution and delivery by the Company of the Agreement do not, the performance by the Company of its obligations thereunder will not, and the conversion of the Company Common Stock contemplated by the Agreement does not, result in a violation of the Constituent Documents of the Company or Wisconsin law.

          (6)   The Agreement, the Common Voting Agreements and the transactions contemplated hereby and thereby are exempt from and otherwise not effected by the provisions of the Takeover Laws.

          (7)   No approval, authorization or other action by, or filing with, any Governmental Authority is required on or before the date hereof in connection with the execution and delivery by the Company of the Agreement or the consummation of the transactions contemplated thereby except those that have already been made or obtained, as applicable, and that are in full force and effect.

A-4-1

APPENDIX B

August 21, 2019

Board of Directors
Bankmanagers Corp.
7540 West Capitol Drive
Milwaukee, WI 53216

Dear Members of the Board:

        Stephens Inc. ("We" or "Stephens") has acted as your financial advisor in connection with the proposed merger of Bankmanagers Corp. (the "Company") with and into First Midwest Bancorp, Inc. (the "Buyer") (collectively, the "Transaction"). You have requested that we provide our opinion (the "Opinion") to the Board of Directors of the Company as to whether the Transaction is fair to the Company and its shareholders from a financial point of view.

        The terms and conditions of the Transaction are more fully set forth in an Agreement and Plan of Merger (the "Agreement") between the Company and the Buyer. Pursuant to the Agreement and for purposes of our Opinion, we understand that the consideration expected to be exchanged by the Buyer for the outstanding common shares of the Company will consist of 29.9675 shares of Buyer common stock and $623.02 in cash for each share of Company common stock.

        In connection with rendering our Opinion we have:

  (i)
  analyzed certain publicly available financial statements and reports regarding the Company and the Buyer;

  (ii)
  analyzed certain audited financial statements and management reports regarding the Company and the Buyer;

  (iii)
  analyzed certain internal financial statements and other financial and operating data concerning the Company prepared by management of the Company;

  (iv)
  analyzed, on a pro forma basis, the effect of the Transaction on the balance sheet, capitalization ratios, earnings and book value both in the aggregate and, where applicable, on a per share basis of the Buyer;

  (v)
  reviewed the reported prices and trading activity for the common shares of the Buyer;

  (vi)
  compared the financial performance of the Company and the Buyer with that of certain other publicly-traded companies and their securities that we deemed relevant to our analysis of the Transaction;

  (vii)
  reviewed the financial terms, to the extent publicly available, of certain merger or acquisition transactions that we deemed relevant to our analysis of the Transaction;

  (viii)
  reviewed the most recent draft of the Agreement and related documents provided to us by the Company;

  (ix)
  discussed with management of the Company and the Buyer the operations of and future business prospects for the Company and the Buyer and the anticipated financial consequences of the Transaction to the Company and the Buyer;

  (x)
  assisted in your deliberations regarding the material terms of the Transaction and your negotiations with the Buyer; and

  (xi)
  performed such other analyses and provided such other services as we have deemed appropriate.

        We have relied on the accuracy and completeness of the information and financial data provided to us by the Company and the Buyer and of the other information reviewed by us in connection with the preparation of our Opinion, and our Opinion is based upon such information. We have not assumed any responsibility for independent verification of the accuracy or completeness of any of such information or financial data. The managements of the Company and the Buyer have assured us that they are not aware of any relevant information that has been omitted or remains undisclosed to us. We have not assumed any responsibility for making or undertaking an independent evaluation or appraisal of any of the assets or liabilities of the Company or of the Buyer, and we have not been furnished with any such evaluations or appraisals; nor have we evaluated the solvency or fair value of the Company or of the Buyer under any laws relating to bankruptcy, insolvency or similar matters. We have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company or Buyer. With respect to the financial forecasts prepared by the Company, including the forecasts of potential cost savings and potential synergies, we have assumed that such financial forecasts have been reasonably prepared and reflect the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the financial results reflected by such projections will be realized as predicted. We have not received or reviewed any individual credit files nor have we made an independent evaluation of the adequacy of the allowance for loan losses of the Company or the Buyer. We have also assumed that the representations and warranties contained in the Agreement and all related documents are true, correct and complete in all material respects.

        As part of our investment banking business, we regularly issue fairness opinions and are continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. We are familiar with the Company and the Buyer, and issue periodic research reports regarding the Buyer's business activities and prospects. During the two years preceding the date of this letter we received fees from the Buyer in connection with investment banking services provided to the Buyer in a separate transaction related to the Buyer's acquisition of Bridgeview Bancorp, Inc. which was publicly disclosed on December 6, 2018 and completed on May 9, 2019. We serve as financial adviser to the Company in connection with the Transaction, and we are entitled to receive from the Company reimbursement of our expenses and a fee for our services as financial adviser to the Company, a significant portion of which is contingent upon the consummation of the Transaction. We are also entitled to receive a fee from the Company for providing our Opinion to the Board of Directors of the Company. The Company has also agreed to indemnify us for certain liabilities arising out of our engagement, including certain liabilities that could arise out of our providing this Opinion letter. Stephens expects to pursue future investment banking services assignments from participants in this Transaction. In the ordinary course of business, Stephens Inc. and its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt or equity securities or options on securities of the Company or of any other participant in the Transaction.

        We are not legal, accounting, regulatory, or tax experts, and we have relied solely, and without independent verification, on the assessments of the Company and its other advisors with respect to such matters. We have assumed, with your consent, that the Transaction will not result in adverse tax consequences for the shareholders of the Company.

        The Opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on the date hereof and on the information made available to us as of the date hereof. It should be understood that subsequent developments may affect this Opinion and that we do not have any obligation to update, revise or reaffirm this Opinion. We have assumed that the Transaction will be consummated on the terms of the latest draft of the Agreement provided to us, without material waiver or modification. We have assumed that in the course of obtaining the necessary regulatory, lending or other consents or approvals (contractual or otherwise) for the Transaction, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that would have a material adverse effect on the contemplated benefits of the Transaction to the shareholders of the Company. We are not expressing any opinion herein as to the price at which the common shares or any other securities of the Company will trade following the announcement of the Transaction.

        This Opinion is for the use and benefit of the Board of Directors of the Company for purposes of its evaluation of the Transaction. Our Opinion does not address the merits of the underlying decision by the Company to engage in the Transaction, the merits of the Transaction as compared to other alternatives potentially available to the Company or the relative effects of any alternative transaction in which the Company might engage, nor is it intended to be a recommendation to any person as to any specific action that should be taken in connection with the Transaction. This Opinion is not intended to confer any rights or remedies upon any other person. In addition, except as explicitly set forth in this letter, you have not asked us to address, and this Opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company. We have not been asked to express any opinion, and do not express any opinion, as to the fairness of the amount or nature of the compensation to any of the Company's officers, directors or employees, or to any group of such officers, directors or employees, relative to the compensation to other shareholders of the Company. Our Fairness Opinion Committee has approved the Opinion set forth in this letter. Neither this Opinion nor its substance may be disclosed by you to anyone other than your advisors without our written permission. Notwithstanding the foregoing, this Opinion and a summary discussion of our underlying analyses and role as financial adviser to the Company may be included in communications to shareholders of the Company, provided that we approve of the content of such disclosures prior to any filing or publication of such shareholder communications.

        Based on the foregoing and our general experience as investment bankers, and subject to the assumptions and qualifications stated herein, we are of the opinion, on the date hereof, that the consideration to be received by the shareholders of the Company in the Transaction is fair to them from a financial point of view.

Very truly yours,

STEPHENS INC.

By: /s/ Stephens Inc.

APPENDIX C

180.1301 Definitions.

        In ss. 180.1301 to 180.1331:

          (1)   "Beneficial shareholder" means a person who is a beneficial owner of shares held by a nominee as the shareholder.

          (1m)  "Business combination" has the meaning given in s. 180.1130 (3).

          (2)   "Corporation" means the issuer corporation or, if the corporate action giving rise to dissenters' rights under s. 180.1302 is a merger or share exchange that has been effectuated, the surviving domestic corporation or foreign corporation of the merger or the acquiring domestic corporation or foreign corporation of the share exchange.

          (3)   "Dissenter" means a shareholder or beneficial shareholder who is entitled to dissent from corporate action under s. 180.1302 and who exercises that right when and in the manner required by ss. 180.1320 to 180.1328.

          (4)   "Fair value", with respect to a dissenter's shares other than in a business combination, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. "Fair value", with respect to a dissenter's shares in a business combination, means market value, as defined in s. 180.1130 (9) (a) 1. to 4.

          (5)   "Interest" means interest from the effectuation date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all of the circumstances.

          (6)   "Issuer corporation" means a domestic corporation that is the issuer of the shares held by a dissenter before the corporate action.

[History: 1989 a. 303; 1991 a. 16.]

180.1302 Right to dissent.

        (1)   Except as provided in sub. (4) and s. 180.1008 (3), a shareholder or beneficial shareholder may dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

          (a)   Consummation of a plan of merger to which the issuer corporation is a party if any of the following applies:

            1.     Shareholder approval is required for the merger by s. 180.1103 or by the articles of incorporation.

            2.     The issuer corporation is a subsidiary that is merged with its parent under s. 180.1104.

            3.     The issuer corporation is a parent that is merged with its subsidiary under s. 180.1104. This subdivision does not apply if all of the following are true:

              a.     The articles of incorporation of the surviving corporation do not differ from the articles of incorporation of the parent before the merger, except for amendments specified in s. 180.1002 (1) to (9).

              b.     Each shareholder of the parent whose shares were outstanding immediately before the effective time of the merger holds the same number of shares with identical designations, preferences, limitations, and relative rights, immediately after the merger.

              c.     The number of voting shares, as defined in s. 180.1103 (5) (a) 2., outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights or warrants issued pursuant to the merger, do not exceed by more than 20 percent the total number of voting shares of the parent outstanding immediately before the merger.

              d.     The number of participating shares, as defined in s. 180.1103 (5) (a) 1., outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights or warrants issued pursuant to the merger, do not exceed by more than 20 percent the total number of participating shares of the parent outstanding immediately before the merger.

          (b)   Consummation of a plan of share exchange if the issuer corporation's shares will be acquired, and the shareholder or the shareholder holding shares on behalf of the beneficial shareholder is entitled to vote on the plan.

          (c)   Consummation of a sale or exchange of all, or substantially all, of the property of the issuer corporation other than in the usual and regular course of business, including a sale in dissolution, but not including any of the following:

            1.     A sale pursuant to court order.

            2.     A sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale.

        (cm)  Consummation of a plan of conversion.

          (d)   Except as provided in sub. (2), any other corporate action taken pursuant to a shareholder vote to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that the voting or nonvoting shareholder or beneficial shareholder may dissent and obtain payment for his or her shares.

        (2)   Except as provided in sub. (4) and s. 180.1008 (3), the articles of incorporation may allow a shareholder or beneficial shareholder to dissent from an amendment of the articles of incorporation and obtain payment of the fair value of his or her shares if the amendment materially and adversely affects rights in respect of a dissenter's shares because it does any of the following:

          (a)   Alters or abolishes a preferential right of the shares.

          (b)   Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares.

          (c)   Alters or abolishes a preemptive right of the holder of shares to acquire shares or other securities.

          (d)   Excludes or limits the right of the shares to vote on any matter or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights.

          (e)   Reduces the number of shares owned by the shareholder or beneficial shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under s. 180.0604.

        (3)   Notwithstanding sub. (1) (a) to (c), if the issuer corporation is a statutory close corporation under ss. 180.1801 to 180.1837, a shareholder of the statutory close corporation may dissent from a corporate action and obtain payment of the fair value of his or her shares, to the extent permitted under sub. (1) (d) or (2) or s. 180.1803, 180.1813 (1) (d) or (2) (b), 180.1815 (3) or 180.1829 (1) (c).

[Intentionally omitted.]

        (4)   Unless the articles of incorporation provide otherwise, subs. (1) and (2) do not apply to the holders of shares of any class or series if the shares of the class or series are registered on a national securities exchange or quoted on the National Association of Securities Dealers, Inc., automated quotations system on the record date fixed to determine the shareholders entitled to notice of a shareholders meeting at which shareholders are to vote on the proposed corporate action.

        (5)   Except as provided in s. 180.1833, a shareholder or beneficial shareholder entitled to dissent and obtain payment for his or her shares under ss. 180.1301 to 180.1331 may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder, beneficial shareholder or issuer corporation.

[History: 1989 a. 303; 1991 a. 16; 2001 a. 44; 2005 a. 476.]

180.1303 Dissent by shareholders and beneficial shareholders.

        (1)   A shareholder may assert dissenters' rights as to fewer than all of the shares registered in his or her name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of a shareholder who under this subsection asserts dissenters' rights as to fewer than all of the shares registered in his or her name are determined as if the shares as to which he or she dissents and his or her other shares were registered in the names of different shareholders.

        (2)   A beneficial shareholder may assert dissenters' rights as to shares held on his or her behalf only if the beneficial shareholder does all of the following:

          (a)   Submits to the corporation the shareholder's written consent to the dissent not later than the time that the beneficial shareholder asserts dissenters' rights.

          (b)   Submits the consent under par. (a) with respect to all shares of which he or she is the beneficial shareholder.

[History: 1989 a. 303.]

180.1320 Notice of dissenters' rights.

        (1)   If proposed corporate action creating dissenters' rights under s. 180.1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders and beneficial shareholders are or may be entitled to assert dissenters' rights under ss. 180.1301 to 180.1331 and shall be accompanied by a copy of those sections.

        (2)   If corporate action creating dissenters' rights under s. 180.1302 is authorized without a vote of shareholders, the corporation shall notify, in writing and in accordance with s. 180.0141, all shareholders entitled to assert dissenters' rights that the action was authorized and send them the dissenters' notice described in s. 180.1322.

[History: 1989 a. 303.]

180.1321 Notice of intent to demand payment.

        (1)   If proposed corporate action creating dissenters' rights under s. 180.1302 is submitted to a vote at a shareholders' meeting, a shareholder or beneficial shareholder who wishes to assert dissenters' rights shall do all of the following:

          (a)   Deliver to the issuer corporation before the vote is taken written notice that complies with s. 180.0141 of the shareholder's or beneficial shareholder's intent to demand payment for his or her shares if the proposed action is effectuated.

          (b)   Not vote his or her shares in favor of the proposed action.

        (2)   A shareholder or beneficial shareholder who fails to satisfy sub. (1) is not entitled to payment for his or her shares under ss. 180.1301 to 180.1331.

[History: 1989 a. 303.]

180.1322 Dissenters' notice.

        (1)   If proposed corporate action creating dissenters' rights under s. 180.1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders and beneficial shareholders who satisfied s. 180.1321.

        (2)   The dissenters' notice shall be sent no later than 10 days after the corporate action is authorized at a shareholders' meeting or without a vote of shareholders, whichever is applicable. The dissenters' notice shall comply with s. 180.0141 and shall include or have attached all of the following:

          (a)   A statement indicating where the shareholder or beneficial shareholder must send the payment demand and where and when certificates for certificated shares must be deposited.

          (b)   For holders of uncertificated shares, an explanation of the extent to which transfer of the shares will be restricted after the payment demand is received.

          (c)   A form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and that requires the shareholder or beneficial shareholder asserting dissenters' rights to certify whether he or she acquired beneficial ownership of the shares before that date.

          (d)   A date by which the corporation must receive the payment demand, which may not be fewer than 30 days nor more than 60 days after the date on which the dissenters' notice is delivered.

          (e)   A copy of ss. 180.1301 to 180.1331.

[History: 1989 a. 303.]

180.1323 Duty to demand payment.

        (1)   A shareholder or beneficial shareholder who is sent a dissenters' notice described in s. 180.1322, or a beneficial shareholder whose shares are held by a nominee who is sent a dissenters' notice described in s. 180.1322, must demand payment in writing and certify whether he or she acquired beneficial ownership of the shares before the date specified in the dissenters' notice under s. 180.1322 (2) (c). A shareholder or beneficial shareholder with certificated shares must also deposit his or her certificates in accordance with the terms of the notice.

        (2)   A shareholder or beneficial shareholder with certificated shares who demands payment and deposits his or her share certificates under sub. (1) retains all other rights of a shareholder or beneficial shareholder until these rights are canceled or modified by the effectuation of the corporate action.

        (3)   A shareholder or beneficial shareholder with certificated or uncertificated shares who does not demand payment by the date set in the dissenters' notice, or a shareholder or beneficial shareholder with certificated shares who does not deposit his or her share certificates where required and by the date set in the dissenters' notice, is not entitled to payment for his or her shares under ss. 180.1301 to 180.1331.

[History: 1989 a. 303.]

180.1324 Restrictions on uncertificated shares.

        (1)   The issuer corporation may restrict the transfer of uncertificated shares from the date that the demand for payment for those shares is received until the corporate action is effectuated or the restrictions released under s. 180.1326.

        (2)   The shareholder or beneficial shareholder who asserts dissenters' rights as to uncertificated shares retains all of the rights of a shareholder or beneficial shareholder, other than those restricted under sub. (1), until these rights are canceled or modified by the effectuation of the corporate action.

[History: 1989 a. 303.]

180.1325 Payment.

        (1)   Except as provided in s. 180.1327, as soon as the corporate action is effectuated or upon receipt of a payment demand, whichever is later, the corporation shall pay each shareholder or beneficial shareholder who has complied with s. 180.1323 the amount that the corporation estimates to be the fair value of his or her shares, plus accrued interest.

        (2)   The payment shall be accompanied by all of the following:

          (a)   The corporation's latest available financial statements, audited and including footnote disclosure if available, but including not less than a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any.

          (b)   A statement of the corporation's estimate of the fair value of the shares.

          (c)   An explanation of how the interest was calculated.

          (d)   A statement of the dissenter's right to demand payment under s. 180.1328 if the dissenter is dissatisfied with the payment.

          (e)   A copy of ss. 180.1301 to 180.1331.

[History: 1989 a. 303.]

180.1326 Failure to take action.

        (1)   If an issuer corporation does not effectuate the corporate action within 60 days after the date set under s. 180.1322 for demanding payment, the issuer corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

        (2)   If after returning deposited certificates and releasing transfer restrictions, the issuer corporation effectuates the corporate action, the corporation shall deliver a new dissenters' notice under s. 180.1322 and repeat the payment demand procedure.

[History: 1989 a. 303.]

180.1327 After-acquired shares.

        (1)   A corporation may elect to withhold payment required by s. 180.1325 from a dissenter unless the dissenter was the beneficial owner of the shares before the date specified in the dissenters' notice under s. 180.1322 (2) (c) as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

        (2)   To the extent that the corporation elects to withhold payment under sub. (1) after effectuating the corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his or her demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under s. 180.1328 if the dissenter is dissatisfied with the offer.

[History: 1989 a. 303.]

180.1328 Procedure if dissenter dissatisfied with payment or offer.

        (1)   A dissenter may, in the manner provided in sub. (2), notify the corporation of the dissenter's estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate, less any payment received under s. 180.1325, or reject the offer under s. 180.1327 and demand payment of the fair value of his or her shares and interest due, if any of the following applies:

          (a)   The dissenter believes that the amount paid under s. 180.1325 or offered under s. 180.1327 is less than the fair value of his or her shares or that the interest due is incorrectly calculated.

          (b)   The corporation fails to make payment under s. 180.1325 within 60 days after the date set under s. 180.1322 for demanding payment.

          (c)   The issuer corporation, having failed to effectuate the corporate action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set under s. 180.1322 for demanding payment.

        (2)   A dissenter waives his or her right to demand payment under this section unless the dissenter notifies the corporation of his or her demand under sub. (1) in writing within 30 days after the corporation made or offered payment for his or her shares. The notice shall comply with s. 180.0141.

[History: 1989 a. 303.]

180.1330 Court action.

        (1)   If a demand for payment under s. 180.1328 remains unsettled, the corporation shall bring a special proceeding within 60 days after receiving the payment demand under s. 180.1328 and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not bring the special proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

        (2)   The corporation shall bring the special proceeding in the circuit court for the county where its principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall bring the special proceeding in the county in this state in which was located the registered office of the issuer corporation that merged with or whose shares were acquired by the foreign corporation.

        (3)   The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the special proceeding. Each party to the special proceeding shall be served with a copy of the petition as provided in s. 801.14.

        (4)   The jurisdiction of the court in which the special proceeding is brought under sub. (2) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. An appraiser has the power described in the order appointing him or her or in any amendment to the order. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

        (5)   Each dissenter made a party to the special proceeding is entitled to judgment for any of the following:

          (a)   The amount, if any, by which the court finds the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation.

          (b)   The fair value, plus accrued interest, of his or her shares acquired on or after the date specified in the dissenter's notice under s. 180.1322 (2) (c), for which the corporation elected to withhold payment under s. 180.1327.

[History: 1989 a. 303.]

180.1331 Court costs and counsel fees.

        (1)   (a) Notwithstanding ss. 814.01 to 814.04, the court in a special proceeding brought under s. 180.1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court and shall assess the costs against the corporation, except as provided in par. (b).

          (b)   Notwithstanding ss. 814.01 and 814.04, the court may assess costs against all or some of the dissenters, in amounts that the court finds to be equitable, to the extent that the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under s. 180.1328.

        (2)   The parties shall bear their own expenses of the proceeding, except that, notwithstanding ss. 814.01 to 814.04, the court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts that the court finds to be equitable, as follows:

          (a)   Against the corporation and in favor of any dissenter if the court finds that the corporation did not substantially comply with ss. 180.1320 to 180.1328.

          (b)   Against the corporation or against a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this chapter.

        (3)   Notwithstanding ss. 814.01 to 814.04, if the court finds that the services of counsel and experts for any dissenter were of substantial benefit to other dissenters similarly situated, the court may award to these counsel and experts reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

[History: 1989 a. 303.]

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers

        First Midwest Bancorp, Inc. ("First Midwest") is incorporated under the laws of the State of Delaware. Section 145 ("Section 145") of the General Corporation Law of the State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believes to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

        Article Sixth of First Midwest's Restated Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, no director of First Midwest shall be liable to First Midwest or its stockholders for monetary damages arising from a breach of a fiduciary duty owed to First Midwest or its stockholders.

        Article 6 of First Midwest's Amended and Restated By-laws provides that, to the extent permitted by the DGCL, First Midwest shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director, officer, employee or agent of First Midwest or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of First Midwest, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of First Midwest, and with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to First Midwest unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a director, officer, employee or agent of First Midwest has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. Any indemnification (unless ordered by a court) shall be made by First Midwest only upon a determination in the specific case that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth above. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings, (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (3) if such quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel (compensated by First Midwest) in a written opinion, or (4) by the stockholders.

        Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145. Each of the directors and officers of First Midwest are covered by insurance policies maintained and held in effect by First Midwest against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended.

Item 21.    Exhibits and Financial Statement Schedules

Exhibit	Description
2.1	†Agreement and Plan of Merger, dated as of August 27, 2019, between First Midwest Bancorp, Inc. and Bankmanagers Corp. (included as Appendix A to the proxy statement/prospectus contained in this Registration Statement).
3.1	First Midwest Bancorp, Inc.'s Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to First Midwest Bancorp, Inc.'s Annual Report on Form 10-K filed on February 27, 2009).
3.2
Certificate of Amendment to First Midwest Bancorp, Inc.'s Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to First Midwest Bancorp, Inc.'s Quarterly Report on Form 10-Q filed on August 4, 2014).
3.3
Certificate of Amendment to First Midwest Bancorp, Inc.'s Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to First Midwest Bancorp, Inc.'s Current Report on Form 8-K filed May 23, 2017).
3.4	First Midwest Bancorp, Inc.'s Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to First Midwest Bancorp, Inc.'s Current Report on Form 8-K filed on May 24, 2016).
4.1
Form of First Midwest Bancorp, Inc.'s Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the First Midwest Bancorp, Inc.'s Registration Statement on Form S-3 (file no. 333-213587) filed on September 12, 2016).
5.1	Opinion and consent of Chapman and Cutler LLP as to the validity of the securities being registered.*
8.1	Opinion of Chapman and Cutler LLP regarding the federal income tax consequences of the merger.*
8.2	Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP regarding the federal income tax consequences of the merger.*

Exhibit	Description
21.1	Subsidiaries of First Midwest Bancorp, Inc. (incorporated by reference to Exhibit 21 to First Midwest Bancorp, Inc.'s Annual Report on Form 10-K filed on March 1, 2019).
23.1	Consent of Chapman and Cutler LLP (included in Exhibit 5.1).*
23.2	Consent of Chapman and Cutler LLP (included in Exhibit 8.1).*
23.3	Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP (included in Exhibit 8.2).*
23.4	Consent of Ernst & Young LLP.
23.5	Consent of Plante & Moran, PLLC.
23.6	Consent of RSM US LLP.
24.1	Powers of Attorney.*
99.1	Consent of Stephens, Inc.*
99.2	Form of Proxy to be used by Bankmanagers Corp.
99.3
Form of Voting Agreement by and between First Midwest Bancorp, Inc. and certain Bankmanagers Corp. shareholders dated as of August 27, 2019 (included as Annex 1-B to Appendix A to the proxy statement/prospectus contained in this Registration Statement).

†
Certain schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and First Midwest agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

*
Previously filed.

Item 22.    Undertakings

        The undersigned registrant hereby undertakes:

          (a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (1)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

            (2)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (3)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (b)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)   To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

          (d)   For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (e)   That prior to any public reoffering of the securities registered hereunder through use of a prospectus that is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (f)    That every prospectus (1) that is filed pursuant to paragraph (e) immediately preceding, or (2) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (g)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

          (h)   To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (i)    To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on November 7, 2019.

FIRST MIDWEST BANCORP, INC.
By:	/s/ MICHAEL L. SCUDDER Michael L. Scudder Chairman of the Board and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	CAPACITY

/s/ MICHAEL L. SCUDDER Michael L. Scudder	Chairman of the Board and Chief Executive Officer
/s/ PATRICK S. BARRETT Patrick S. Barrett	Executive Vice President, Chief Financial Officer and Principal Accounting Officer
/s/ BARBARA A. BOIGEGRAIN* Barbara A. Boigegrain	Director
/s/ THOMAS L. BROWN* Thomas L. Brown	Director
/s/ PHUPINDER S. GILL* Phupinder S. Gill	Director
/s/ KATHRYN J. HAYLEY* Kathryn J. Hayley	Director
/s/ PETER J. HENSELER* Peter J. Henseler	Director

	SIGNATURE	CAPACITY

	/s/ FRANK B. MODRUSON* Frank B. Modruson	Director
	/s/ ELLEN A. RUDNICK* Ellen A. Rudnick	Director
	/s/ MARK G. SANDER Mark G. Sander	Director
	/s/ MICHAEL J. SMALL* Michael J. Small	Director
	/s/ STEPHEN C. VAN ARSDELL* Stephen C. Van Arsdell	Director
	J. Stephen Vanderwoude	Director
*By	/s/ NICHOLAS J. CHULOS Nicholas J. Chulos, Attorney-in-Fact	Executive Vice President, General Counsel and Corporate Secretary

Date: November 7, 2019

EXHIBIT INDEX

Exhibit	Description
2.1	†Agreement and Plan of Merger, dated as of August 27, 2019, between First Midwest Bancorp, Inc. and Bankmanagers Corp. (included as Appendix A to the proxy statement/prospectus contained in this Registration Statement).
3.1	First Midwest Bancorp, Inc.'s Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to First Midwest Bancorp, Inc.'s Annual Report on Form 10-K filed on February 27, 2009).
3.2
Certificate of Amendment to First Midwest Bancorp, Inc.'s Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to First Midwest Bancorp, Inc.'s Quarterly Report on Form 10-Q filed on August 4, 2014).
3.3
Certificate of Amendment to First Midwest Bancorp, Inc.'s Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to First Midwest Bancorp, Inc.'s Current Report on Form 8-K filed May 23, 2017).
3.4	First Midwest Bancorp, Inc.'s Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to First Midwest Bancorp, Inc.'s Current Report on Form 8-K filed on May 24, 2016).
4.1
Form of First Midwest Bancorp, Inc.'s Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the First Midwest Bancorp, Inc.'s Registration Statement on Form S-3 (file no. 333-213587) filed on September 12, 2016).
5.1	Opinion and consent of Chapman and Cutler LLP as to the validity of the securities being registered.*
8.1	Opinion of Chapman and Cutler LLP regarding the federal income tax consequences of the merger.*
8.2	Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP regarding the federal income tax consequences of the merger.*
21.1	Subsidiaries of First Midwest Bancorp, Inc. (incorporated by reference to Exhibit 21 to First Midwest Bancorp, Inc.'s Annual Report on Form 10-K filed on March 1, 2019).
23.1	Consent of Chapman and Cutler LLP (included in Exhibit 5.1).*
23.2	Consent of Chapman and Cutler LLP (included in Exhibit 8.1).*
23.3	Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP (included in Exhibit 8.2).*
23.4	Consent of Ernst & Young LLP.
23.5	Consent of Plante & Moran, PLLC.
23.6	Consent of RSM US LLP.
24.1	Powers of Attorney.*
99.1	Consent of Stephens, Inc.*
99.2	Form of Proxy to be used by Bankmanagers Corp.

Exhibit	Description
99.3	Form of Voting Agreement by and between First Midwest Bancorp, Inc. and certain Bankmanagers Corp. shareholders dated as of August 27, 2019 (included as Annex 1-B to Appendix A to the proxy statement/prospectus contained in this Registration Statement).

†
Certain schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and First Midwest agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

*
Previously filed.